PROSPECTUS	Filed Pursuant to Rule 424(b)(4) Registration No. 333-286658

VS MEDIA HOLDINGS LIMITED

Class A Ordinary Shares

Minimum Offering: 21,834,061 Shares

Maximum Offering: 65,502,184 Shares

We are offering a minimum of 21,834,061 (the “Minimum Offering Amount”) Class A ordinary shares, no par value (the “Class A Ordinary Shares”) and a maximum of 65,502,184 (the “Maximum Offering Amount”) Class A Ordinary Shares, of VS MEDIA Holdings Limited (the “Company”) at an offering price of US$0.229 per share (the “ Shares”). Our Class A Ordinary Shares are listed on the Nasdaq Capital Market, or Nasdaq, under the symbol “VSME.” On May 2, 2025, the last reported sale price of our Class A Ordinary Shares on Nasdaq was US$0.8805 per share.

The public offering price for the securities in this offering is at a discount to the current market price. The final public offering price was determined through negotiation between us, the Placement Agent, and the investors based upon a number of factors, including our history and our prospects, stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, the industry in which we operate, our past and present operating results, the previous experience of our executive officers and the general condition of the securities markets at the time of this offering. The Placement Agent must sell the Minimum Offering and up to the Maximum Offering, if any securities are sold. We expect this offering to be completed not later than two business days following the commencement of sales in this offering (the effective date of the registration statement of which this prospectus forms a part).

The securities is offered at a fixed price and are expected to be issued in a single closing. We have engaged Joseph Gunnar & Co., LLC (“Joseph Gunnar”) as our exclusive placement agent (the “Placement Agent”) to use its reasonable best efforts to solicit offers to purchase our securities in this offering. The Placement Agent must place the Minimum Offering in order for the Offering to close and may place up to the Maximum Offering. We expect this offering to be completed not later than two business days following the commencement of sales in this offering (the effective date of the registration statement of which this prospectus forms a part). Any proceeds from the sale of Shares offered by us will be available for our immediate use, despite uncertainty about whether we would be able to use such funds to effectively implement our business plan. See “Risk Factors” in this prospectus for more information.

Because this is a best-efforts offering, the Placement Agent has no obligation to arrange for the purchase or sale of any specific number or dollar amount of the securities, and, as a result, there is a possibility that we may not be able to sell the Minimum Offering Amount. If we do not receive a minimum subscription of $5,000,000 (for 21,834,061 Ordinary Shares) by May 23, 2025, all funds will be returned to the investors in this offering promptly after the termination of the offering, without charge, deduction or interest. Prior to May 23, 2025, in no event will funds be returned to the investors unless the offering is terminated. We have agreed to pay the Placement Agent a commission equal to 3.0% of the gross proceeds sold in the Offering and to provide reimbursement of certain expenses and certain other compensation to the Placement Agent. See “Plan of Distribution” of this prospectus for more information regarding these arrangements.

The proceeds from the sale of securities in this offering will be deposited in a separate (limited to funds received on behalf of us) non-interest bearing bank account at Flagstar Bank, N.A. established by our escrow agent (the “Escrow Account”) until the Minimum Offering Amount is raised. If we complete this offering, net proceeds will be delivered to us on the closing date (such closing date being the above mutually acceptable date, provided the minimum offering amount has been sold).

The offering may close or terminate, as the case may be, because there is a Minimum Offering required as a condition to closing in this offering. The actual public offering amount, Placement Agent’s fee and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts set forth above and throughout this prospectus. We have agreed to pay the Placement Agent the placement agent fees set forth in the table below. See “Plan of Distribution” in this prospectus for more information.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 and will be subject to reduced public company reporting requirements. See “Prospectus Summary — Implications of Being an Emerging Growth Company” and “Prospectus Summary — Implications of Being a Foreign Private Issuer.”

This prospectus provides a general description of the securities being offered. You should carefully read this prospectus and the registration statement of which it forms a part before you invest in any of the Shares.

Investing in our Shares involves risks. See “Risk Factors” beginning on page 23.

We were incorporated in the British Virgin Islands on August 30, 2022, as a holding company of our business, which is primarily operated through our indirectly wholly-owned HK SAR subsidiaries, VS Media Limited (“VS Media HK” and GRACE CREATION LIMITED (“Grace Creation”), our indirect wholly-owned Taiwan subsidiary, VS MEDIA LIMITED (“VS Media TW”) and our indirect wholly-owned Singapore subsidiary, VS MEDIA PTE LTD. (“VS Media SG”).

VS MEDIA Holdings Limited is not a Chinese or HK SAR operating company but a British Virgin Islands (“BVI”) holding company with operations conducted by our subsidiaries in HK SAR, Singapore and   Taiwan. You are investing in Class A Ordinary Shares of VS MEDIA Holdings Limited, the BVI holding company.

Neither we nor any of our subsidiaries is required to obtain permission from the government of the People’s Republic of China, including the China Securities Regulatory Commission, or CSRC, to list our shares on the Nasdaq Capital Market.

i

On February 17, 2023, the CSRC released a set of new regulations which consists of the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, and five supporting guidelines. The Trial Measures came into effect on March 31, 2023. The Trial Measures refine the regulatory system by subjecting both direct and indirect overseas offering and listing activities to the CSRC filing-based administration. Requirements for filing entities, time points and procedures are specified. A PRC domestic company that seeks to offer and list securities in overseas markets shall fulfill the filing procedure with the CSRC per the requirements of the Trial Measures. Where a PRC domestic company seeks to indirectly offer and list securities in overseas markets, the issuer shall designate a major domestic operating entity, which shall, as the domestic responsible entity, file with the CSRC. The Trial Measures also lay out requirements for the reporting of material events. Breaches of the Trial Measures, such as offering and listing securities overseas without fulfilling the filing procedures, shall bear legal liabilities, including a fine between RMB 1.0 million (approximately $150,000) and RMB 10.0 million (approximately $1.5 million), and the Trial Measures heighten the cost for offenders by enforcing accountability with administrative penalties and incorporating the compliance status of relevant market participants into the Securities Market Integrity Archives.

The Trial Measures do not apply to us because we are not a PRC domestic company under the Trial Measures. Further, according to our Hong Kong counsel, Loeb & Loeb LLP, the national laws adopted by the PRC are generally not applicable to Hong Kong according to the Basic Law of the Hong Kong Special Administrative Region (the “Basic Law”). The Basic Law came into effect on July 1, 1997. It is the constitutional document of Hong Kong, which sets out the PRC’s basic policies regarding Hong Kong. The principle of “one country, two systems” is a prominent feature of the Basic Law, which dictates that Hong Kong will retain its unique common law and capitalist system for 50 years after the handover in 1997. Under the principle of “one country, two systems,” Hong Kong’s legal system, which is different from that of the PRC, is based on common law supplemented by statutes.

According to Article 18 of the Basic Law, national laws adopted by the PRC shall not be applied in Hong Kong, except for those listed in Annex III to the Basic Law, such as the laws in relation to the national flag, national anthem, and diplomatic privileges and immunities. Further, there is no legislation stating that the laws in Hong Kong should be commensurate with those in the PRC. Despite the foregoing, the legal and operational risks of operating in China also apply to businesses operating in Hong Kong and Macau.

Recently, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Severe and Lawful Crackdown on Illegal Securities Activities, which was available to the public on July 6, 2021. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies. The PRC government also initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are relatively new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list on a U.S. exchange.

The PRC Criminal Law, as newly amended on December 29, 2023, prohibits institutions, companies, and their employees from illegally selling or otherwise disclosing a citizen’s personal information obtained during the course of performing duties or providing services or obtaining such information through theft or other illegal ways. On November 7, 2016, the Standing Committee of the PRC National People’s Congress issued the Cyber Security Law of the PRC, or Cyber Security Law, which became effective on June 1, 2017.

Pursuant to the Cyber Security Law, network operators must not, without users’ consent, collect their personal information, and may only collect users’ personal information necessary to provide their services. Providers are also obliged to provide security maintenance for their products and services and shall comply with provisions regarding the protection of personal information as stipulated under the relevant laws and regulations. The legal consequences of violation of the Cyber Security Law include penalties of warning, confiscation of illegal income, suspension of related business, winding up for rectification, shutting down the websites, and revocation of business license or relevant permits.

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The Civil Code of the PRC (issued by the PRC National People’s Congress on May 28, 2020 and effective from January 1, 2021) provides the main legal basis for privacy and personal information infringement claims under the Chinese civil laws. PRC regulators, including the Cyberspace Administration of China, or the CAC, MIIT, and the Ministry of Public Security have been increasingly focused on regulation in the areas of data security and data protection.

The PRC regulatory requirements regarding cybersecurity are constantly evolving. For instance, various regulatory bodies in China, including the CAC, the Ministry of Public Security and the SAMR, have enforced data privacy and protection laws and regulations with evolving standards and interpretations. On December 28, 2021, the Chinese government promulgated Cybersecurity Review Measures, which came into effect on February 15, 2022. According to the Cybersecurity Review Measures, (i) the use of network products and services purchased by operators of critical information infrastructure, that affect or may affect national security, is subject to the cybersecurity review; (ii) an application for cybersecurity review should be made by the internet platform operator holding personal information of more than one million users before such internet platform operator lists its securities overseas; and (iii) relevant authorities of the cybersecurity review mechanism may initiate cybersecurity review if they determine an operator’s network products or services or data processing activities affect or may affect national security.

On September 30, 2024, the State Council released Regulations on the Management of Network Data Security, or the Network Data Regulation, which came into force on January 1, 2025. The Network Data Regulation is not only the first at the administrative regulation level specifically for network data security, but it also serves as a comprehensive implementing regulation for the compliance requirements set out by the Cybersecurity Law, Data Security Law, and Personal Information Protection Law. The Network Data Regulation introduces several key obligations, including requiring network data handlers to specify the purpose and method of personal information processing, as well as the types of personal information involved, before any personal information is handled. It also clarifies definitions for important data, outlines the obligations of those handling important data, establishes broader contractual requirements for data sharing between data handlers, and introduces a new exemption for regulatory obligations regarding cross-border. We do not know how such regulations will affect us and our continued listing on Nasdaq. In the event that the CAC determines that we are subject to these regulations, we may be subject to fines and penalties.

On June 10, 2021, the Standing Committee of the PRC National People’s Congress promulgated the PRC Data Security Law which came into effect on September 1, 2021. The Data Security Law also sets forth the data security protection obligations for entities and individuals handling personal data, including that no entity or individual may acquire such data by stealing or other illegal means, and that the collection and use of such data should not exceed the necessary limits. The costs of compliance with, and other burdens imposed by, Cyber Security Law and any other cybersecurity and related laws may limit the use and adoption of our products and services and could have an adverse impact on our business. Further, if the relevant laws mandate clearance of cybersecurity review and other specific actions to be completed by companies like us, we face uncertainties as to whether such clearance can be in a timely fashion or at all.

We do not expect to be subject to the cybersecurity review by the CAC, given that: (i) we do not possess more than one million users’ personal information; (ii) we do not place any reliance on collection and processing of any personal information to maintain our business operation; (iii) we have not been notified by any authorities of being classified as an operator of critical information infrastructure; (iv) data processed in our business should not have a bearing on national security nor affect or may affect national security; and (v) we have not been subject to any material administrative penalties, mandatory rectifications, or other sanctions by any competent regulatory authorities in relation to cybersecurity and data protection, nor have there been material cybersecurity and data protection incidents or infringement upon any third parties, or other legal proceedings, administrative or governmental proceedings pending or threatened against or relating to us.

Further, as mentioned above, the national laws adopted by the PRC are generally not applicable to Hong Kong according to the Basic Law.

However, there remains uncertainty as to how these measures and regulations will be interpreted or implemented and whether the PRC regulatory agencies, including the CAC, may adopt new laws, regulations, rules, or detailed implementation and interpretation related to the cybersecurity and data protection. If any such new laws, regulations, rules, or implementation and interpretation comes into effect, we will take all reasonable measures and actions to comply and minimize the adverse effect of such laws on us.

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We cannot assure you that PRC regulatory agencies, including the CAC, would take the same view as we do, and there is no assurance that we can fully or timely comply with such laws. In the event that we are subject to any mandatory cybersecurity review and other specific actions required by the CAC, we face uncertainty as to whether any clearance or other required actions can be timely completed or at all. Given such uncertainty, we may be further required to suspend our relevant business, shut down our website, or face other penalties which could materially and adversely affect our business, financial condition, and results of operations.

We believe that we have been in compliance with the data privacy and personal information requirements of the CAC for the abovementioned reasons. Neither the CAC nor any other PRC regulatory agency or administration has contacted the Company in connection with the Company’s or its subsidiaries’ operations. The Company is currently not required to obtain regulatory approval from the CAC nor any other PRC authorities for its and its subsidiaries’ operations in HK SAR.

As of the date of this prospectus, our Company and its subsidiaries have not received any inquiry, notice, warning or sanctions regarding our overseas listing from the China Securities Regulatory Commission or any other PRC governmental authorities. For more details, see “Risk Factors — Risks Related to Doing Business in Hong Kong SAR — We may be subject to a variety of laws and other obligations regarding cybersecurity and data protection, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations”.

None of our business activities appears to be within the immediate targeted areas of concern identified by the Chinese government. However, because some of our operating subsidiaries are in HK SAR and their operations are there, and given the Chinese government’s significant oversight and discretion over the conduct of our business operations in HK SAR, the Chinese government may intervene or influence our operations at any time, which could result in a material change in our operations and consequently, the value of our Class A Ordinary Shares. The Chinese government could also significantly limit or completely hinder our ability to list on a U.S. or other foreign exchange and to offer future securities to investors and cause the value of such securities to significantly decline or be worthless. Please refer to “Risk Factors – Risks Related to Doing Business in Hong Kong SAR – The recent spate of government interference by the PRC government into business activities of U.S. listed Chinese companies may negatively impact our operations, the value of our securities and/or significantly limit or completely hinder our ability to offer future securities to investors and cause the value of such securities to significantly decline or be worthless”.

Presently, none of the PRC laws and regulations above applies to us because national laws adopted by the PRC are not applicable in HK SAR, except for those listed in Annex III to the Basic Law. Further, there is no legislation stating that the laws in HK SAR should be commensurate with those in the PRC. With regard to the potential regulatory actions related to data security and anti-monopoly in HK SAR, please refer to our disclosures in “Risk Factors – Risks Related to Doing Business in Hong Kong SAR – We may be subject to a variety of laws and other obligations regarding cybersecurity and data protection, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations” on page 38. Apart from the foregoing, there is no other impact on our ability to conduct our business as presently conducted, accept foreign investments, or list on a U.S. or foreign exchange.

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Our Class A Ordinary Shares may be prohibited from trading on a national exchange under the Holding Foreign Companies Accountable Act (the “HFCA Act”) if the Public Company Accounting Oversight Board (the “PCAOB”) is unable to inspect our auditors for two consecutive years beginning in 2021. The HFCA Act was enacted on December 18, 2020 and states if the SEC determines that a company has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit the company’s shares from being traded on a national securities exchange or in over-the-counter trading market in the U.S. On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCA Act. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCA Act, including the listing and trading prohibition requirements described above. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act and on December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by President Biden, which contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act and amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading. On December 2, 2021, the SEC adopted final amendments to its rules implementing the HFCA Act. The rules apply to registrants the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB is unable to inspect or investigate (“Commission-Identified Issuers”) and require Commission-Identified Issuers identified by the SEC to submit documentation and make disclosures required under the HFCA Act. In addition, the final amendments also establish procedures the SEC will follow in (i) determining whether a registrant is a “Commission-Identified Issuer” and (ii) prohibiting the trading on U.S. securities exchanges and in the over-the-counter market of securities of a “Commission-Identified Issuer” under the HFCA Act. The final amendments are effective on January 10, 2022. The SEC will begin to identify and list Commission-Identified Issuers on its website shortly after registrants begin filing their annual reports for 2021. Pursuant to the HFCA Act, the PCAOB issued a Determination Report on December 16, 2021, which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in mainland China or Hong Kong, a Special Administrative Region of the PRC, because of a position taken by one or more authorities in the PRC or Hong Kong. In addition, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations. On August 26, 2022, the PCAOB announced that it had signed a Statement of Protocol (the “SOP”) with the China Securities Regulatory Commission and the Ministry of Finance of China. The SOP, together with two protocol agreements governing inspections and investigations (together, the “SOP Agreement”), establishes a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law. Pursuant to the SOP Agreement, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination.

Our auditor, Assentsure PAC, the independent registered public accounting firm that issues the audit report included in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess Assentsure PAC’s compliance with applicable professional standards. Assentsure PAC is headquartered in Singapore, and it is not subject to the determinations announced by the PCAOB on December 16, 2021.

These developments could add uncertainties to our Offering. Despite that we have a U.S. based auditor that is registered with the PCAOB and subject to PCAOB inspection, there are still risks to the Company and investors if it is later determined that the PCAOB is unable to inspect or investigate completely our auditor because of a position taken by an authority in a foreign jurisdiction. If our Class A Ordinary Shares are prohibited from being traded on a national securities exchange or over-the counter under the HFCA Act in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor at such future time, Nasdaq may determine to delist our Class A Ordinary Shares. If our Class A Ordinary Shares are unable to be listed on another securities exchange by then, such a delisting would substantially impair your ability to sell or purchase our Class A Ordinary Shares when you wish to do so, and the risk and uncertainty associated with a potential delisting would have a negative impact on the price of our Class A Ordinary Shares.

v

We cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or the sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements. It remains unclear what the SEC’s implementation process related to the March 2021 interim final amendments will entail or what further actions the SEC, the PCAOB or Nasdaq will take to address these issues and what impact those actions will have on U.S. companies that have significant operations in the PRC and have securities listed on a U.S. stock exchange (including a national securities exchange or over-the-counter stock market). In addition, the March 2021 interim final amendments and any additional actions, proceedings, or new rules resulting from these efforts to increase U.S. regulatory access to audit information could create some uncertainty for investors, the market price of our Ordinary Shares could be adversely affected, trading in our securities may be prohibited and we could be delisted if we and our auditor are unable to meet the PCAOB inspection requirement or are required to engage a new audit firm, which would require significant expense and management time.

We are headquartered in HK SAR and not mainland China. We do not use variable interest entities in our corporate structure. We, through our indirect wholly-owned subsidiaries in HK SAR and Taiwan, operate a global network of digital Creators who create and publish content to social media platforms such as YouTube, Facebook, Instagram, and TikTok. Because of our corporate structure as a British Virgin Islands holding company with operations conducted by our HK SAR and Taiwanese subsidiaries, it involves unique risks to investors. Furthermore, Chinese regulatory authorities could change the rules and regulations regarding foreign ownership in the industry in which we operate and disallow our structure, which would likely result in a material change in our operations and/or a material change in the value of the securities we are registering for sale, including that it could cause the value of such securities to significantly decline or become worthless. For a more detailed discussion, please refer to “Risk Factors – Risk Related To Doing Business in HK SAR – The recent spate of government interference by the PRC government into business activities of U.S. listed Chinese companies may negatively impact our operations, value of our securities and/or significantly limit or completely hinder our ability to offer future securities to investors and cause the value of such securities to significantly decline or be worthless” on page 41. A summary of the applicable laws and regulations in HK SAR to the Company and its business is found on page 107. Some of the risks and challenges of conducting business in HK SAR include, but are not limited to political considerations involving HK SAR, higher costs of conducting business, changes in the currency peg system, operating in a highly-regulated environment, uncertainties in the interpretation and enforcement of Chinese laws and regulations and the perceived interference by the Chinese government there. Further, there is uncertainty as to whether the courts of the HK SAR would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in the HK SAR against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States. A more detailed discussion of the risks of doing business in HK SAR is found under “Risk Factors – Risks Related to Doing Business in HK SAR” on page 36 and the enforcement of civil liabilities in Hong Kong under “Enforceability of Civil Liabilities” on page 167.

During the normal courses of our business, cash may be transferred between our companies via wire transfer to and from bank accounts to pay certain business expenses, as loans or capital contribution.

Cash is maintained by our subsidiaries in HK SAR, Taiwan and Singapore. VS Media Limited (“VS Media HK”) has two Hong Kong Dollar savings accounts, two Hong Kong Dollar current bank accounts and five foreign currency savings bank accounts in HK SAR. GRACE CREATION LIMITED (“Grace Creation”) has one Hong Kong Dollar savings account, one Hong Kong Dollar current bank account and one foreign currency savings bank account in HK SAR. VS MEDIA LIMITED (“VS Media TW”) has two Taiwan Dollar savings bank accounts and one foreign currency savings bank account in Taiwan. VS MEDIA PTE. LTD. (“VS Media SG”) has one Singapore Dollar bank account in Singapore. VS Media Co Limited (“VS Media BVI”) and its wholly owned subsidiary VSM Holdings Limited (“VSM”) both have no bank accounts. VS MEDIA Holdings Limited has one Hong Kong Dollar savings account, one Hong Kong Dollar current bank account and one foreign currency savings bank account in HK SAR. For a more detailed summary of cash transactions between our subsidiaries, please refer to “Transfers of Cash to and from Our Subsidiaries” on page 15.

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We currently have not maintained any cash management policies that dictate the purpose, amount and procedure of cash transfers between the Company, our subsidiaries, or investors. Rather, the funds can be transferred in accordance with the applicable laws and regulations and on an “as-needed” basis. To the extent cash or assets in the business is in Hong Kong or in a Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC or Hong Kong governments to transfer cash or assets. See “Risk Factors – Risk Related to Doing Business in HK SAR – To the extent cash or assets in the business is in HK SAR or an HK SAR entity, the funds or assets may not be available to fund operations or for other use outside of HK SAR due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets” on page 45.

As of the current date, none of our companies has distributed any cash dividends or made any cash distributions. There are no restrictions for the transfer or distribution of cash between the companies. Please refer to the condensed consolidating schedule and the consolidated financial statements on page F-1.

Neither the Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We will deliver Class A Ordinary Shares being issued to the investors electronically sold in this offering, upon closing and receipt of investor funds for the purchase of the securities offered pursuant to this prospectus.

	Per Class A Ordinary Share	Total (Minimum Offering)	Total (Maximum Offering)

Public offering price
Placement Agent commissions (1)
Proceeds to us, before expenses

(1)	We have agreed to pay the Placement Agent a commission equal to 3.0% of the gross proceeds sold in the Offering. We have also agreed to reimburse the Placement Agent for certain of its offering related expenses. For a description of the compensation to be received by the Placement Agent, see “Plan of Distribution” for more information.

No dealer, salesperson or any other person is authorized to give any information to make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us.

Placement Agent:

Joseph Gunnar & Co., LLC

Prospectus dated May 14, 2025

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You should rely only on the information contained in this prospectus and any related free-writing prospectus that we authorize to be distributed to you. We and the Placement Agent have not authorized any person, including any underwriter, to provide you with information different from that contained in this prospectus or any related free-writing prospectus that we authorize to be distributed to you. This prospectus is not an offer to sell, nor is it seeking an offer to buy, our Shares in any state or jurisdiction where such offer or sale is not permitted. The information in this prospectus speaks only as of the date of this prospectus unless the information specifically indicates that another date applies, regardless of the time of delivery of this prospectus or of any sale of the Shares offered hereby. Our business, financial condition, results of operations and prospects may have changed since that date. We do not take any responsibility for, nor do we provide any assurance as to the reliability of, any information other than the information in this prospectus and any free writing prospectus prepared by us or on our behalf. Neither the delivery of this prospectus nor the sale of our Shares means that information contained in this prospectus is correct after the date of this prospectus.

You may lose all of your investment in our Shares. If you are uncertain as to our business and operations or you are not prepared to lose all of your investment in our Shares, we strongly urge you not to purchase any of our Shares. We recommend that you consult legal, financial, tax, and other professional advisors or experts for further guidance before participating in the offering of our Shares as further detailed in this prospectus.

We do not recommend that you purchase our Shares unless you have prior experience with investments in capital markets, possess basic knowledge of the human resources and staffing solutions industry, and have received independent professional advice.

We were incorporated under the laws of the British Virgin Islands as a business company established under the BVI Act with limited liability and a majority of our issued and outstanding securities are owned by non-U.S. residents. Under the rules of the SEC, we currently qualify for treatment as a “foreign private issuer.” As a foreign private issuer, we will not be required to file periodic reports and financial statements with the SEC as frequently or as promptly as domestic registrants whose securities are registered under the Securities Exchange Act of 1934.

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COMMONLY USED DEFINED TERMS

Unless otherwise indicated or the context requires otherwise, references in this prospectus to:

●	“Amended Memorandum and Articles” are to our amended and restated memorandum and articles of association currently in effect;

●	“Board” refers to the board of directors of VS MEDIA Holdings Limited;

●	“Brand” refers to a product, service or concept that is publicly distinguished from other products, services or concepts so that it can be easily communicated and usually marketed. Brands are used in business, marketing, and advertising for recognition and, importantly, to create and store value as brand equity for the object identified, to the benefit of the brand’s customers, its owners and shareholders. Branding is the process of creating and disseminating the brand name, its qualities and personality. Branding could be applied to the entire corporate identity as well as to individual products and services or concepts;

●	“BVI” refers to the British Virgin Islands;

●	“BVI Act” is to the BVI Business Companies Act (As Revised) as the same may be amended from time to time.

●	“China” or the “PRC” are to the People’s Republic of China, excluding Taiwan and includes the special administrative regions of Hong Kong and Macau for the purposes of this prospectus only. The only instances when “PRC” or “China” does not include Hong Kong or Macau are when specific laws and regulations are adopted by the PRC;

●	“Class A Ordinary Shares” are to the Class A ordinary shares of no par value of VS MEDIA Holdings Limited;

●	“Class B Ordinary Shares” are to the Class B ordinary shares of no par value of VS MEDIA Holdings Limited;
●	“Creator” is to a content creator who creates entertaining or educational material to be expressed through any media or channel, usually social media;
●	“Creator Economy” is to the class of businesses built by independent content creators, curators, and community builders including social media influencers, bloggers, and videographers, plus the software and finance tools designed to help them with growth and monetization;

●	“HK SAR” is to Hong Kong, Special Administrative Region, People’s Republic of China;

●	“MLINK” refers to MLINK LIMITED, a company established under the laws of Macau and a wholly-owned subsidiary of VS Media HK.

●	“Placement Agent” refers to Joseph Gunnar & Co., LLC. which is acting as exclusive placement agent for this Offering.

●	“Placement Agent Agreement” refers to the Placement Agent Agreement dated May 13, 2025 entered into between our Company and Joseph Gunnar & Co., LLC, pursuant to which the Placement Agent has agreed to arrange for the sale of Shares offered in this prospectus on a “best-efforts” basis, as described in the sections titled “Plan of Distribution” of this prospectus

●	“SEC” means the U.S. Securities and Exchange Commission;

●	“shares,” “Shares,” “ordinary shares” or “Ordinary Shares” are to the Class A Ordinary Shares and Class B Ordinary Shares;

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●	“VSM BVI”, the “Company”, “we,” “us,” “our company,” and “our,” refer to VS MEDIA Holdings Limited, incorporated with limited liability under the laws of the BVI and its subsidiaries, VSM and VS Media SG, Grace Creation, VS Media TW and VS Media BVI and VS Media HK, and, in the context of describing our operations and consolidated financial information

●	“VSM” refers to VSM Holdings Limited, a company established under the laws of BVI and a wholly-owned subsidiary of VSM BVI;

●	“VS Media SG” refers to VS MEDIA PTE. LTD., a company established under the laws of Singapore and a wholly-owned subsidiary of VSM;

●	“VS Media TW” refers to VS MEDIA LIMITED., a company established under the laws of Taiwan and a wholly-owned subsidiary of VSM;

●	“VS Media BVI” refers to VS Media Co Limited, a company established under the laws of BVI and a wholly-owned subsidiary of VSM;

●	“VS Media HK” refers to VS Media Limited, a company established under HK SAR and a wholly-owned subsidiary of VS Media BVI;

●	“Taiwan” is to Taiwan, Republic of China.

●	All references to “H.K. dollars,” “HKD” or “HK$” are to the legal currency of HK SAR;

●	All references to “RMB,” or “CNY” are to the legal currency of the PRC;

●	All references to “TWD,” “NT$” or “New Taiwan Dollars” are to the legal currency of Taiwan, Republic of China;

●	All references to “U.S. dollars,” “dollars,” “USD,” “US$” or “$” are to the legal currency of the United States.

Our business is conducted by our indirect wholly-owned entities in HK SAR, using HK$, the currency of HK SAR, and our indirect wholly-owned subsidiary in Taiwan, using NT$. Our consolidated financial statements are presented in United States dollars. In this prospectus, we refer to assets, obligations, commitments and liabilities in our consolidated financial statements in United States dollars. These dollar references are based on the exchange rate of HK$ and NT$ to United States dollars, determined as of a specific date or for a specific period. Changes in the exchange rate will affect the amount of our obligations and the value of our assets in terms of United States dollars which may result in an increase or decrease in the amount of our obligations (expressed in dollars) and the value of our assets, including accounts receivable (expressed in dollars).

This prospectus contains translations of certain HK$, NT$ and SG$ amounts into US$ amounts at specified rates solely for the convenience of the reader. The relevant exchange rates are listed below:

	December 31,
US$ Exchange Rate	2024	2023
Year ended HK$: US$ exchange rate	7.7655	7.8081
Annual average HK$: US$ exchange rate	7.8014	7.8260

Year ended NT$: US$ exchange rate	32.7515	30.5106
Annual average NT$: US$ exchange rate	32.1557	31.0906

Year ended SG$: US$ exchange rate	1.3625	1.3192
Annual average SG$: US$ exchange rate	1.3376	1.3410

Year ended CNY$: US$ exchange rate	N/A	N/A
Annual average CNY$: US$ exchange rate	N/A	N/A

Numerical figures shown as totals in various tables may not be arithmetic aggregations of the figures that precede them.

For the sake of clarity, this prospectus follows the English naming convention of first name followed by last name, regardless of whether an individual’s name is Chinese or English. For example, the name of our Chairman will be presented as “Nga Fan Wong,” even though, in Chinese, Ms. Wong’s name is presented as “Wong Nga Fan.”

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We have relied on statistics provided by a variety of publicly-available sources regarding HK SAR’s and China’s expectations of growth. We did not, directly or indirectly, sponsor or participate in the publication of such materials, and these materials are not incorporated in this prospectus other than to the extent specifically cited in this prospectus. We have sought to provide current information in this prospectus and believe that the statistics provided in this prospectus remain up-to-date and reliable, and these materials are not incorporated in this prospectus other than to the extent specifically cited in this prospectus. Except where otherwise stated, all ordinary share accounts provided herein are on a pre-share-increase basis.

MARKET AND INDUSTRY DATA

Unless otherwise indicated, information contained in this prospectus concerning our industry, our market share and the markets that we serve is based on information from independent industry and research organizations, other third-party sources (including industry publications, surveys and forecasts) and management estimates. Management estimates are derived from publicly available information released by independent industry analysts and third-party sources, as well as data from our internal research, and are based on assumptions made by us upon reviewing such data and our knowledge of such industry and markets that we believe to be reasonable. Although we believe the data from these third-party sources is reliable, we have not independently verified any such information. In addition, projections, assumptions and estimates of the future performance of the industry in which we operate and our future performance are necessarily subject to uncertainty and risk due to a variety of factors, including those described in “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.” These and other factors could cause results to differ materially from those expressed in the estimates made by third parties and by us.

TRADEMARKS, SERVICE MARKS, AND TRADE NAMES

Solely for convenience, the trademarks, service marks, and trade names referred to in this prospectus are without the ® and ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, service marks and trade names. This prospectus contains additional trademarks, service marks, and trade names of others, which are the property of their respective owners. We do not intend our use or display of other companies’ trademarks, service marks, or trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties, such as statements related to future events, business strategy, future performance, future operations, backlog, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management. All statements other than statements of historical fact may be forward-looking statements. Forward-looking statements are often, but not always, identified by the use of words such as “seek,” “anticipate,” “plan,” “continue,” “estimate,” “expect,” “may,” “will,” “project,” “predict,” “potential,” “targeting,” “intend,” “could,” “might,” “should,” “believe” and similar expressions or their negative. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on management’s belief, based on currently available information, as to the outcome and timing of future events. These statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results or events to differ materially from those expressed in such forward-looking statements. When evaluating forward-looking statements, you should consider the risk factors and other cautionary statements described in “Risk Factors.” We believe the expectations reflected in the forward-looking statements contained in this prospectus are reasonable, but no assurance can be given that these expectations will prove to be correct. Forward-looking statements should not be unduly relied upon.

Important factors that could cause actual results or events to differ materially from those expressed in forward-looking statements include, but are not limited to:

●	our goals and growth strategies;
●	our future business development, financial condition and results of operations;
●	trends in the Internet facilitator industry in HK SAR, Taiwan and globally;
●	competition in our industry;
●	fluctuations in general economic and business conditions in HK SAR, Taiwan and other regions where we operate;
●	the regulatory environment in which we and companies integral to our ecosystem operate;
●	our proposed use of proceeds from this Offering; and
●	assumptions underlying or related to any of the foregoing

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These factors are not necessarily all of the important factors that could cause actual results or events to differ materially from those expressed in forward-looking statements. Other unknown or unpredictable factors could also cause actual results or events to differ materially from those expressed in the forward-looking statements. Our future results will depend upon various other risks and uncertainties, including those described in “Risk Factors.” All forward-looking statements attributable to us are qualified in their entirety by this cautionary statement. Forward-looking statements speak only as of the date hereof. We undertake no obligation to update or revise any forward-looking statements after the date on which any such statement is made, whether as a result of new information, future events or otherwise.

Cautionary Statement Regarding Doing Business in China

We are subject to certain legal and operational risks associated with being based in China. PRC laws and regulations governing our current business operations are sometimes vague and uncertain, and as a result these risks may result in material changes in our operations, completely hinder of our ability to offer or continue to offer our securities to investors and cause the value of our securities to significantly decline or become worthless.

Recently, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Severe and Lawful Crackdown on Illegal Securities Activities, which was available to the public on July 6, 2021. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies. The PRC government also initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are relatively new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list on a U.S. exchange.

The PRC Criminal Law, as newly amended on December 29, 2023, prohibits institutions, companies, and their employees from illegally selling or otherwise disclosing a citizen’s personal information obtained during the course of performing duties or providing services or obtaining such information through theft or other illegal ways. On November 7, 2016, the Standing Committee of the PRC National People’s Congress issued the Cyber Security Law, which became effective on June 1, 2017.

Pursuant to the Cyber Security Law, network operators must not, without users’ consent, collect their personal information, and may only collect users’ personal information necessary to provide their services. Providers are also obliged to provide security maintenance for their products and services and shall comply with provisions regarding the protection of personal information as stipulated under the relevant laws and regulations. The legal consequences of violation of the Cyber Security Law include penalties of warning, confiscation of illegal income, suspension of related business, winding up for rectification, shutting down the websites, and revocation of business license or relevant permits.

The Civil Code of the PRC (issued by the PRC National People’s Congress on May 28, 2020 and effective from January 1, 2021) provides the main legal basis for privacy and personal information infringement claims under the Chinese civil laws. PRC regulators, including the CAC, MIIT, and the Ministry of Public Security have been increasingly focused on regulation in the areas of data security and data protection.

The PRC regulatory requirements regarding cybersecurity are constantly evolving. For instance, various regulatory bodies in China, including the CAC, the Ministry of Public Security and the SAMR, have enforced data privacy and protection laws and regulations with evolving standards and interpretations. On December 28, 2021, the Chinese government promulgated Cybersecurity Review Measures, which came into effect on February 15, 2022. According to the Cybersecurity Review Measures, (i) the use of network products and services purchased by operators of critical information infrastructure, that affect or may affect national security, is subject to the cybersecurity review; (ii) an application for cybersecurity review should be made by the internet platform operator holding personal information of more than one million users before such internet platform operator lists its securities overseas; and (iii) relevant authorities of the cybersecurity review mechanism may initiate cybersecurity review if they determine an operator’s network products or services or data processing activities affect or may affect national security.

On September 30, 2024, the State Council released Regulations on the Management of Network Data Security, or the Network Data Regulation, which came into force on January 1, 2025. The Network Data Regulation is not only the first at the administrative regulation level specifically for network data security, but it also serves as a comprehensive implementing regulation for the compliance requirements set out by the Cybersecurity Law, Data Security Law, and Personal Information Protection Law. The Network Data Regulation introduces several key obligations, including requiring network data handlers to specify the purpose and method of personal information processing, as well as the types of personal information involved, before any personal information is handled. It also clarifies definitions for important data, outlines the obligations of those handling important data, establishes broader contractual requirements for data sharing between data handlers, and introduces a new exemption for regulatory obligations regarding cross-border. We do not know how such regulations will affect us and our continued listing on Nasdaq. In the event that the CAC determines that we are subject to these regulations, we may be subject to fines and penalties.

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On June 10, 2021, the Standing Committee of the PRC National People’s Congress promulgated the PRC Data Security Law which came into effect on September 1, 2021. The Data Security Law also sets forth the data security protection obligations for entities and individuals handling personal data, including that no entity or individual may acquire such data by stealing or other illegal means, and that the collection and use of such data should not exceed the necessary limits. The costs of compliance with, and other burdens imposed by, Cyber Security Law and any other cybersecurity and related laws may limit the use and adoption of our products and services and could have an adverse impact on our business. Further, if the relevant laws mandate clearance of cybersecurity review and other specific actions to be completed by companies like us, we face uncertainties as to whether such clearance can be in a timely fashion or at all.

We do not expect to be subject to the cybersecurity review by the CAC, given that: (i) we do not possess more than one million users’ personal information; (ii) we do not place any reliance on collection and processing of any personal information to maintain our business operation; (iii) we have not been notified by any authorities of being classified as an operator of critical information infrastructure; (iv) data processed in our business should not have a bearing on national security nor affect or may affect national security; and (v) we have not been subject to any material administrative penalties, mandatory rectifications, or other sanctions by any competent regulatory authorities in relation to cybersecurity and data protection, nor have there been material cybersecurity and data protection incidents or infringement upon any third parties, or other legal proceedings, administrative or governmental proceedings pending or threatened against or relating to us.

According to our Hong Kong counsel, Loeb & Loeb LLP, the national laws adopted by the PRC are generally not applicable to Hong Kong according to the Basic Law of the Hong Kong Special Administrative Region (the “Basic Law”). The Basic Law came into effect on July 1, 1997. It is the constitutional document of Hong Kong, which sets out the PRC’s basic policies regarding Hong Kong. The principle of “one country, two systems” is a prominent feature of the Basic Law, which dictates that Hong Kong will retain its unique common law and capitalist system for 50 years after the handover in 1997. Under the principle of “one country, two systems,” Hong Kong’s legal system, which is different from that of the PRC, is based on the common law supplemented by statutes.

According to Article 18 of the Basic Law, national laws adopted by the PRC shall not be applied in Hong Kong, except for those listed in Annex III to the Basic Law, such as the laws in relation to the national flag, national anthem, and diplomatic privileges and immunities. Further, there is no legislation stating that the laws in Hong Kong should be commensurate with those in the PRC. Despite the foregoing, the legal and operational risks of operating in China also apply to businesses operating in Hong Kong and Macau.

However, there remains uncertainty as to how these measures and regulations will be interpreted or implemented and whether the PRC regulatory agencies, including the CAC, may adopt new laws, regulations, rules, or detailed implementation and interpretation related to the cybersecurity and data protection. If any such new laws, regulations, rules, or implementation and interpretation comes into effect, we will take all reasonable measures and actions to comply and to minimize the adverse effect of such laws on us.

We cannot assure you that PRC regulatory agencies, including the CAC, would take the same view as we do, and there is no assurance that we can fully or timely comply with such laws. In the event that we are subject to any mandatory cybersecurity review and other specific actions required by the CAC, we face uncertainty as to whether any clearance or other required actions can be timely completed in timely fashion or at all. Given such uncertainty, we may be further required to suspend our relevant business, shut down our website, or face other penalties which could materially and adversely affect our business, financial condition, and results of operations.

We believe that we have been in compliance with the data privacy and personal information requirements of the CAC for the abovementioned reasons. Neither the CAC nor any other PRC regulatory agency or administration has contacted the Company in connection with the Company’s or its subsidiaries’ operations. The Company is currently not required to obtain regulatory approval from the CAC nor any other PRC authorities for its and its subsidiaries’ operations in HK SAR.

As of the date of this prospectus, our Company and its subsidiaries have not received any inquiry, notice, warning or sanctions regarding our overseas listing from the China Securities Regulatory Commission or any other PRC governmental authorities. For more details, see “Risk Factors — Risks Related to Doing Business in Hong Kong SAR — We may be subject to a variety of laws and other obligations regarding cybersecurity and data protection, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations”.

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Presently, none of the PRC laws and regulations above applies to us because national laws adopted by the PRC are not applicable in HK SAR, except for those listed in Annex III to the Basic Law. Further, there is no legislation stating that the laws in HK SAR should be commensurate with those in the PRC. With regard to the potential regulatory actions related to data security and anti-monopoly in HK SAR, please refer to our disclosures in “Risk Factors – Risks Related to Doing Business in Hong Kong SAR – We may be subject to a variety of laws and other obligations regarding cybersecurity and data protection, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations” on page 38. Apart from the foregoing, there is no other impact on our ability to conduct our business as presently conducted, accept foreign investments, or list on a U.S. or foreign exchange.

All of the statements and regulatory actions referenced are relatively newly published, and official guidance and related implementation rules have not been issued. It is highly uncertain what the potential impact of such modified or new laws and regulations might be on our daily business operation, the ability to accept foreign investments and list on a U.S. exchange. PRC regulatory authorities may in the future promulgate laws, regulations or rules that require us and/or our subsidiaries to obtain regulatory approval from Chinese authorities for our continued listing in the U.S.

Cautionary Statement Regarding Holding Foreign Companies Accountable Act

Our Class A Ordinary Shares may be prohibited from trading on a national exchange under the Holding Foreign Companies Accountable Act (the “HFCA Act”) if the Public Company Accounting Oversight Board (the “PCAOB”) is unable to inspect our auditors for two consecutive years beginning in 2021. The HFCA Act was enacted on December 18, 2020 and states if the SEC determines that a company has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit the company’s shares from being traded on a national securities exchange or in over-the-counter trading market in the U.S. On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCA Act. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCA Act, including the listing and trading prohibition requirements described above. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act and on December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by President Biden, which contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act and amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading. On December 2, 2021, the SEC adopted final amendments to its rules implementing the HFCA Act. The rules apply to registrants the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB is unable to inspect or investigate (“Commission-Identified Issuers”) and require Commission-Identified Issuers identified by the SEC to submit documentation and make disclosures required under the HFCA Act. In addition, the final amendments also establish procedures the SEC will follow in (i) determining whether a registrant is a “Commission-Identified Issuer” and (ii) prohibiting the trading on U.S. securities exchanges and in the over-the-counter market of securities of a “Commission-Identified Issuer” under the HFCA Act. The final amendments are effective on January 10, 2022. The SEC will begin to identify and list Commission-Identified Issuers on its website shortly after registrants begin filing their annual reports for 2021. Pursuant to the HFCA Act, the PCAOB issued a Determination Report on December 16, 2021, which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in mainland China or Hong Kong, a Special Administrative Region of the PRC, because of a position taken by one or more authorities in the PRC or Hong Kong. In addition, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations. On August 26, 2022, the PCAOB announced that it had signed a Statement of Protocol (the “SOP”) with the China Securities Regulatory Commission and the Ministry of Finance of China. The SOP, together with two protocol agreements governing inspections and investigations (together, the “SOP Agreement”), establishes a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law. Pursuant to the SOP Agreement, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination.

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Our auditor, Assentsure PAC, the independent registered public accounting firm that issues the audit report included in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess Assentsure PAC’s compliance with applicable professional standards. Assentsure PAC is headquartered in Singapore, and it is not subject to the determinations announced by the PCAOB on December 16, 2021.

These developments could add uncertainties to our Offering. Despite that we have a U.S. based auditor that is registered with the PCAOB and subject to PCAOB inspection, there are still risks to the Company and investors if it is later determined that the PCAOB is unable to inspect or investigate completely our auditor because of a position taken by an authority in a foreign jurisdiction. If our Class A Ordinary Shares are prohibited from being traded on a national securities exchange or over-the counter under the HFCA Act in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor at such future time, Nasdaq may determine to delist our Class A Ordinary Shares. If our Class A Ordinary Shares are unable to be listed on another securities exchange by then, such a delisting would substantially impair your ability to sell or purchase our Class A Ordinary Shares when you wish to do so, and the risk and uncertainty associated with a potential delisting would have a negative impact on the price of our Class A Ordinary Shares.

We cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements. It remains unclear what the SEC’s implementation process related to the March 2021 interim final amendments will entail or what further actions the SEC, the PCAOB or Nasdaq will take to address these issues and what impact those actions will have on U.S. companies that have significant operations in the PRC and have securities listed on a U.S. stock exchange (including a national securities exchange or over-the-counter stock market). In addition, the March 2021 interim final amendments and any additional actions, proceedings, or new rules resulting from these efforts to increase U.S. regulatory access to audit information could create some uncertainty for investors, the market price of our Class A Ordinary Shares could be adversely affected, trading in our securities may be prohibited and we could be delisted if we and our auditor are unable to meet the PCAOB inspection requirement or we are required to engage a new audit firm, which would require significant expense and management time. See “Risk Factors — Risks Related to Doing Business in Hong Kong SAR — The recent joint statement by the SEC, proposed rule changes submitted by Nasdaq, and an act passed by the U.S. Senate and the U.S. House of Representatives, all call for additional and more stringent criteria to be applied to U.S.-listed companies with significant operations in China. These developments could add uncertainties to our future offerings, business operations share price and reputation” on page 43.

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PROSPECTUS SUMMARY

This summary highlights information contained in greater detail elsewhere in this prospectus. This summary is not complete and does not contain all of the information you should consider in making your investment decision. You should read the entire prospectus carefully before making an investment in our Class A Ordinary Shares. You should carefully consider, among other things, our consolidated financial statements and the related notes and the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

Overview

We are a British Virgin Islands business company incorporated on August 30, 2022, as a holding company of our business, which is primarily operated through our indirect wholly-owned HK SAR subsidiary, VS Media Limited (“VS Media HK”), our indirect wholly-owned HK SAR subsidiary, GRACE CREATION LIMITED (“Grace Creation”), and our indirect wholly-owned Taiwan subsidiary, VS MEDIA LIMITED (“VS Media TW”) and our indirect wholly-owned Singapore subsidiary, VS MEDIA PTE LTD. (“VS Media SG”).

Founded in 2013, our company manage a global network of digital Creators who create and publish content to social media platforms such as YouTube, Facebook, Instagram, and TikTok. Our Creators include influencers, KOLs—Key Opinion Leaders, bloggers, and other content creators who cultivate fanbases on social media platforms.

Our business provides value to two major business stakeholders: Creators and Brands.

●	Our Value to Creators: We empower and support Creators by (i) providing them with production facilities, training, and funding to produce quality content; (ii) helping them expand their social media influence and fanbase by assisting with marketing, public relations and audience analytics; and (iii) most importantly, enabling them to monetize their influence by working effectively with Brands, platforms, and fans.

●	Our Value to Brands: We bridge the divide between Brands and Creators through helping Brands reach their target audience effectively by (i) advising on content strategy and budget and recommending specific Creators; (ii) communicating with and managing selected Creators; (iii) producing engaging and relevant content with Creators to promote key messages for Brands; (iv) publishing branded content on Creators’ social media channels; (v) amplifying the reach of Creators’ and Brands’ content through precise media planning and buying on social media platforms; (vi) providing optimization and retainer services through data analysis and reporting.

We have developed two distinct but complementary business models: Marketing Services and Social Commerce.

●	Marketing Services Model: We help Creators to generate revenue by working with Brands and social media platforms. We do this in two ways: (1) We assist Brands in developing their content and social media strategy and guide them in selecting relevant Creators to create engaging content, publish content on social media platforms, and attract fans’ attention and increase their responsiveness to the Brand’s message. We bridge the divide between Brands and Creators by offering Brands local, relevant, and effective solutions from Creators. We also provide advice on marketing strategies and services on performance optimization to Brands to improve the effectiveness of their branded content and ads, all of which are highly interrelated and not separately identifiable. (2) We assist Creators in earning advertising revenue by creating and publishing content on social media platforms, like YouTube and Facebook.

●	Social Commerce Model: We purchase products from Brands and re-sell them to Creators to help Creators build their own eCommerce businesses. In some cases, we also help Creators sell products and merchandise directly to their fanbase/customers.

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Below is a brief summary of our relevant business models and corresponding pricing models:

BUSINESS MODELS	DESCRIPTION	PRINCIPAL COST MODEL	PRINCIPAL REVENUE MODEL
Marketing Services from Brands	We provide affiliate marketing, product placement and Brand sponsorship deals for Creators to promote Brands messages. Creators are paid to create branded content and publish it on their social media channels to promote Brands’ products and services.	Creators are paid each piece of content that they generate and publish on their social media channel.	Brands pay us a fixed and pre-determined service fee per campaign.

Marketing Services from Social Media Platforms	We generate advertising revenue through creating and publishing content on social media platforms.	We pay Creators based on users’ views generated from the content they created and published through our content network.	YouTube and Facebook pay us advertising revenues every month based on total advertising revenue generated through our content network based on views from users.

Social Commerce from Customers	We resell Brands’ products to our Creators and help them to build their own eCommerce businesses. We also sell products directly to customers.	Product cost	Product cost + fixed margin

Total revenue increased from $7.99 million in 2023 to $8.25 million in 2024, with an increase of 3.2%. Our gross profit increased from $1.6 million in 2023 to $1.7 million in 2024 with an increase of 3.3%.

By leveraging our management team’s experience and strengthening our relationships with media resources, we have grown from an HK SAR start-up to managing an innovative and global network of Creators. We are proud of our ability to discover, incubate, and grow a large number of Creators while empowering them to make a living as full-time Creators. We have over 1,500 Creators in our network who provide content to a fanbase of approximately 100 million. Since 2013, we have cooperated with over 1,000 Brands to promote and sell their products and services through our Creators’ solutions.

Our Vision

Our vision is to disrupt the 2-trillion-dollar media industry by empowering and developing Creators and revolutionizing Brands’ marketing spending behaviors.

Our mission is to “EMPOWER CREATORS,” and our motto is “ME VS ME,” with each Creator striving to become a better “ME.”

Our Competitive Strengths

We believe that the following competitive strengths contribute to our success and set us apart from our competitors:

●	Our Company was founded in 2013, less than one year after the Creator Economy emerged in 2012[1]. As a forerunner in this space, we possess extensive experience representing both Creators and Brands.

●	We are skilled in discovering and incubating talented Creators. Working with more than 1,500 Creators has provided us with ample data and experience to help us identify up-and-coming Creators and tailor-make partnerships so we can grow together.

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●	We have established strategic partnerships with social media platforms to help us grow our Creators systematically and effectively. These platforms enable us to discover up-and-coming Creators through their data analytics and recommendations. By leveraging platforms to grow Creators faster, we can minimize costs and maximize earnings more efficiently.

●	Bridging Creators and Brands for their mutual growth is one of our top strengths. Even within the same geographical market, Creators and Brands communicate and function very differently, so it is crucial that we truly understand and effectively communicate with both parties to protect and balance their interests. By representing both Creators and Brands in multiple geographical markets, we can bridge the divide between these groups and help them achieve their business goals together.

●	As a recognized leader in the Creator Economy in HK SAR and Taiwan, we are one of the first independent digital media networks to provide Brands with unparalleled access to a wide range of Influencer Marketing and Social Commerce opportunities in Asia. We provide tailor-made solutions that cater to Brands of different sizes and industries. Our solid and diverse client base ranges from Skincare and Cosmetics to Retail, Gaming, and E-commerce. As of December 31, 2024, we have provided services to over 1,000 Brands ranging from multinationals to small and medium-sized enterprises.

●	We have demonstrated our ability to diversify our business in tandem with changing circumstances and trends. As eCommerce flourished in 2020 and 2021, we quickly adjusted our operations to capture this opportunity. We leveraged our relationships with Brands to procure attractive product offerings and engaged with Creators to kickstart live shopping within a mere two months.

●	Our visionary and experienced management team is passionate about revolutionizing the digital media world and retail industry by empowering Creators. Our Company’s success also reflects the energy and talents of our young and dynamic operational team who grew up in the digital age.

Our Growth Strategy

Our goal is to help Creators and Brands maximize their earnings by establishing and managing one of the leading Creator networks in Asia. Accomplishing this goal depends on the following strategies:

●	Developing a systematic Creator incubation program to discover and grow more Creators, particularly in the Asia Pacific region;
●	Deepening our existing relationships with Creators;
●	Expanding and optimizing our Brand portfolio;
●	Expanding our Social Commerce business;
●	Extending our geographical reach in Asia and North America;
●	Strengthening our data analytic capabilities;
●	Selectively pursuing strategic alliances and acquisition opportunities;
●	Expanding our talent pool to support future business growth.

1 The “formal” Creator Economy emerged around 2012 (https://www.springboard.com/blog/business-and-marketing/creator-economy/).

Our Challenges

Our ability to execute our strategies and realize our vision is subject to risks and uncertainties that could impede our progress in the following key areas:

●	Maintaining our relationships with our business stakeholders, mainly Creators and Brands;
●	Continuing to attract gifted Creators to join our network;
●	Generating and maintaining sufficient net cash inflows through our operating activities;
●	Attracting new clients, retaining existing clients, and deepening client relationships;
●	Competing effectively in the Creator Economy;
●	Improving our services to keep pace with rapidly changing demands, preferences, marketing trends, and technologies in digital marketing and social commerce;
●	Enhancing cooperation with social media platforms and other partners;
●	Expanding and operating our business to encompass additional Asian countries;
●	Expanding our business in North America;
●	Expanding our social Commerce business;
●	Innovating and growing new service offerings;
●	Recruiting and retaining talented and passionate employees.

We also face additional challenges, risks, and uncertainties that could materially and adversely affect our business, financial condition, results of operations, and prospects. The section on “Significant Risk Factors” (pages 12–14) provides a more detailed discussion of the risks associated with investing in our shares.

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Significant Risk Factors

An investment in our Class A Ordinary Shares involves a number of risks. You should carefully read and consider all of the information contained in this prospectus (including in “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the notes thereto) before making an investment decision. These risks could adversely affect our business, financial condition and results of operations, and cause the trading price of our Class A Ordinary Shares to decline. You could lose part or all of your investment. In reviewing this prospectus, you should bear in mind that past results are no guarantee of future performance. See “Cautionary Statement Regarding Forward-Looking Statements” for a discussion of forward-looking statements and the significance of forward-looking statements in the context of this prospectus.

The following is a summary of what our management views as our most significant risk factors:

Risks Related to Our Marketing Services and Social Commerce Models

●	We are involved in the highly competitive advertising industry and may not be able to compete successfully with our competitors, which could reduce our market share and adversely affect our financial condition.

●	Cutbacks on advertising budgets by our Brand clients and failure to maintain and grow our Brand client base could materially and adversely affect our business and harm our financial condition.

●	Any fluctuations in the prices of products sourced from suppliers could adversely affect our operation and profitability.

●	Delay in delivery of products by courier service providers and failure of payment service providers may affect our results of operations and financial condition.

●	We are subject to credit risks for accounts receivable and liquidity gap due to mismatches in time between receipts of payment from clients and issuance of payments to suppliers.

For a detailed description of the risks above and other related risk factors under this section, please refer to pages 12–14.

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Risks Related to Doing Business in HK SAR

●	We could be affected by political considerations involving HK SAR.

●	Our business solely operates in a limited geographical market, and any adverse economic, social and/or political developments affecting the market may have a material adverse impact on our operations.

●	There is no assurance that the currency peg system in HK SAR will not be changed.

●	We operate our business in a regulated industry in HK SAR.

●	HK SAR legal systems are evolving and have inherent uncertainties that could limit the legal protections available to you.

●	Uncertainties in the interpretation and enforcement of Chinese laws and regulations, which could change at any time with little advance notice, could limit the legal protections available to us.

●	We may be subject to a variety of laws and other obligations regarding cybersecurity and data protection, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations.

●	The recent spate of government interference by the PRC government into business activities of U.S. listed Chinese companies may negatively impact our operations, value of our securities and/or significantly limit or completely hinder our ability to offer future securities to investors and cause the value of such securities to significantly decline or be worthless.

●	It may be difficult for overseas shareholders and/or regulators to conduct investigation or collect evidence within China.

●	Our Class A Ordinary Shares may be delisted under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditors for two consecutive years beginning in 2021. The delisting of our shares, or the threat of their being delisted, may materially and adversely affect the value of your investment.

●	The recent joint statement by the SEC, proposed rule changes submitted by Nasdaq, and an act passed by the U.S. Senate and the U.S. House of Representatives, all call for additional and more stringent criteria to be applied to U.S.-listed companies with significant operations in China. These developments could add uncertainties to our future offerings, business operations share price and reputation.

●	Nasdaq may apply additional and more stringent criteria for our continued listing.

●	To the extent cash or assets in the business is in HK SAR or an HK SAR entity, the funds or assets may not be available to fund operations or for other use outside of HK SAR due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets

For a detailed description of the risks above and other related risk factors under this section, please refer to pages 36-45.

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Risks Related to Doing Business in Taiwan

●	Rising cross-strait confrontations may result in business disruption and/or may materially and adversely affect our business prospects, financial condition, and results of operations.

●	Due to the lack of jurisdiction and the legal basis, it may be difficult for overseas shareholders and/or regulators to conduct investigations or collect evidence within Taiwan.

For a detailed description of the risks above, please refer to pages 45-46.

Risks Related to Our Offering and Ownership of Our Class A Ordinary Shares

●	This offering requires a Minimum Offering Amount of $5,000,000 of securities (21,834,061 Ordinary Shares) to be sold, and if we fail to raise Minimum Offering Amount on or before May 23, 2025, we will terminate the offering, and investors in this offering receive a refund.

●	If we are able to raise the Minimum Offering Amount for this offering, we may not be able to raise the amount of capital we believe is required for our business plans, including our near-term business plans and business goals outlined in this prospectus.

●	An active trading market for our Class A Ordinary Shares may not continue and the trading price for our Class A Ordinary Shares may fluctuate significantly.

●	Our share price has been, and could continue to be, volatile. You may lose all or part of your investment, and litigation may be brought against us.

●	Our Class A Ordinary Shares currently trade at less than $1.00. The last trading that date on which our Class A Ordinary Shares closed over $1.00 was April 1, 2025. Recent SEC amendments to the Nasdaq listing rules provide that the Company may not effect a reverse stock split until June 18, 2025 in order to be eligible for any compliance period to address a bid price deficiency relating to the Class A Ordinary Shares.

●	Our dual-class voting structure will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class B Ordinary Shares may view as beneficial.

●	We cannot predict the effect our dual-class structure may have on the market price of our Class A Ordinary Shares.

●	We cannot guarantee that we will declare or distribute any dividend in the future.

●	Investors in our Class A Ordinary Shares will face immediate and substantial dilution in the net tangible book value per Share and may experience future dilution.

●	We will have broad discretion in the use of proceeds of this Offering.

For a detailed description of the risks above and other related risk factors under this section, please refer to pages 46-59.

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List of Approvals/Permits

We and our subsidiaries have received all requisite permissions or approvals and no permissions or approvals have been denied.

If we or our subsidiaries: (i) do not receive or maintain such permissions or approvals, (ii) inadvertently conclude that such permissions or approvals are not required, or (iii) applicable laws, regulations, or interpretations change and we and/or our subsidiaries are required to obtain such permissions or approvals in the future, the relevant governmental authorities would have broad discretion in dealing with such violation, including levying fines, confiscating our and/or our subsidiaries’ income, revoking our or our subsidiaries’ business licenses or operating licenses, discontinuing or placing restrictions or onerous conditions on our operations, requiring us to undergo a costly and disruptive restructuring, restricting or prohibiting our use of proceeds from our Offering to finance our or our subsidiaries’ business and operations, and taking other regulatory or enforcement actions that could be harmful to our or our subsidiaries’ business. Any of these actions could cause significant disruption to our or our subsidiaries’ business operations and severely damage our or our subsidiaries’ reputation, which would in turn materially and adversely affect our or our subsidiaries’ business, financial condition and results of operations.

Transfers of Cash to and from Our Subsidiaries

Our business is primarily operated through our indirect wholly-owned HK SAR subsidiaries, VS Media Limited VS Media HK, and Grace Creation, our indirect wholly-owned Taiwan subsidiary, VS Media TW and our indirect wholly-owned Singapore subsidiary, VS Media SG. VS MEDIA Holdings Limited, the BVI holding company will rely on dividends paid by its subsidiaries, namely VSM, our wholly-owned BVI subsidiary and the latter’s wholly-owned HK SAR, Taiwan and Singapore subsidiaries for VS MEDIA Holdings Limited’s working capital and cash needs, including the funds necessary to pay any dividends. VS MEDIA Holdings Limited, VSM and VS Media BVI are essentially British Virgin Islands holding companies. Only VS Media HK and Grace Creation operate in HK SAR and VS Media TW operates in Taiwan. VS Media SG has no operations for now.

Cash is maintained by our subsidiaries in HK SAR, Taiwan and Singapore. VS Media Limited (“VS Media HK”) has two Hong Kong Dollar savings accounts, two Hong Kong Dollar current bank accounts and five foreign currency savings bank accounts in HK SAR. GRACE CREATION LIMITED (“Grace Creation”) has one Hong Kong Dollar savings account, one Hong Kong Dollar current bank account and one foreign currency savings bank account in HK SAR. VS MEDIA LIMITED (“VS Media TW”) has two Taiwan Dollar savings bank accounts and one foreign currency savings bank account in Taiwan. VS MEDIA PTE. LTD. (“VS Media SG”) has one Singapore Dollar bank account in Singapore. VS Media Co Limited (“VS Media BVI”) and VSM Holdings Limited (“VSM”) both have no bank accounts. VS MEDIA Holdings Limited has one Hong Kong Dollar savings account, one Hong Kong Dollar current bank account and one foreign currency savings bank account in HK SAR. VS MEDIA Holdings Limited has not been, to date, any transfers, dividends, or distributions between the holding company to or from VSME and its subsidiaries, or to its shareholders.

VS MEDIA Holdings Limited is permitted under the laws of the BVI to provide funding to its subsidiaries through loans or capital contributions without restrictions on the amount of the funds. VS Media HK, VS Media TW, Grace Creation, VS Media SG, VS Media BVI and VSM are permitted under the relevant laws of HK SAR, Singapore, Taiwan and BVI to provide funding through dividend distribution without restrictions on the amount of the funds. There are no restrictions on dividends transfers from HK SAR, Taiwan and Singapore to the BVI and to U.S. investors.

We currently have not maintained any cash management policies that dictate the purpose, amount and procedure of cash transfers between the Company, our subsidiaries, or investors. Rather, the funds can be transferred in accordance with the applicable laws and regulations and on an “as-needed” basis. To the extent cash or assets in the business is in HK SAR or in an HK SAR entity, the funds or assets may not be available to fund operations or for other use outside of HK SAR due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC or Hong Kong governments to transfer cash or assets. See “Risks Related to Doing Business in HK SAR - To the extent cash or assets in the business is in HK SAR or an HK SAR entity, the funds or assets may not be available to fund operations or for other use outside of HK SAR due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets” on page 45.

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Below is the record of our intercompany transactions involving cash during the year ended December 31, 2024:

	VS Media Holdings Limited	VSM Holdings Limited	VS MEDIA PTE. LTD.	VS Media Co Limited	VS Media Limited (VS Media HK)	VS MEDIA LIMITED (VS Media TW)	GRACE CREATION LIMITED
	Dr/(Cr.)	Dr/(Cr.)	Dr/(Cr.)	Dr/(Cr.)	Dr/(Cr.)	Dr/(Cr.)	Dr/(Cr.)
VS Media Holdings Limited	N/A	-	-	-	(736,398)	-	(359,455)
VSM Holdings Limited	-	N/A	-	-	128,916	-	-
VS MEDIA PTE. LTD.	-	-	N/A	-	-	-	-
VS Media Co Limited	-	-	-	N/A	2,639	-	-
VS Media Limited (VS Media HK)	736,398	(128,916)	-	(2,639)	N/A	105,054	(57,634)
VS MEDIA LIMITED (VS Media TW)	-	-	-	-	(105,054)	N/A	-
GRACE CREATION LIMITED	359,455	-	-	-	57,634	-	N/A

Below is the record of our intercompany transactions involving cash during the year ended December 31, 2023:

	VSM Holdings Limited	VS MEDIA PTE. LTD.	VS Media Co Limited	VS Media Limited (VS Media HK)	VS MEDIA LIMITED (VS Media TW)	GRACE CREATION LIMITED
	Dr/(Cr.)	Dr/(Cr.)	Dr/(Cr.)	Dr/(Cr.)	Dr/(Cr.)	Dr/(Cr.)
VSM Holdings Limited	N/A	-	-	1,221,451	-	-
VS MEDIA PTE. LTD.	-	N/A	-	1,491	-	-
VS Media Co Limited	-	-	N/A	-	-	-
VS Media Limited (VS Media HK)	(1,221,451)	(1,491)	-	N/A	-	(1,148,000)
VS MEDIA LIMITED (VS Media TW)	-	-	-	-	N/A	-
GRACE CREATION LIMITED	-	-	-	1,148,000	-	N/A

No dividends or distribution from subsidiary to holding company have been made. No dividends or distributions have been made to our shareholders. We have no present plans to declare dividends, and we plan to retain our earnings to continue to grow our business. See “Dividend Policy” and “Taxation”. There are no restrictions on foreign exchange and our ability to transfer cash between entities, across borders, and to U.S. investors. There are no restrictions and limitations on our ability to distribute earnings from the Company, including our subsidiaries, and to the parent company and investors as well as the ability to settle amounts owed.

Our Corporate History

We commenced operations to build a digital media network with Creators in 2013 through VS Media Limited (“VS Media HK”), a Hong Kong company incorporated on June 7, 2013. VS Media HK presently focuses on building our digital media network through incubating and developing Creators and growing our Marketing Services business in HK SAR.

VS Media Co Limited (“VS Media BVI”) was incorporated on August 22, 2013, in the BVI with limited liability and is the parent of VS Media HK.

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With the growth of our business, VSM Holdings Limited (“VSM”) was incorporated on March 23, 2015 in the BVI with limited liability and is the parent of VS Media BVI.

We have since grown and incorporated various subsidiaries throughout the world and operate our various business segments through these subsidiaries.

On November 7, 2014, we incorporated GRACE CREATION LIMITED (“Grace Creation”) in HK SAR as an indirect wholly-owned subsidiary of VSM to focus on our Social Commerce business in HK SAR.

On June 26, 2013, we incorporated VS MEDIA LIMITED (“VS Media TW”) in Taiwan, Republic of China, as an indirect wholly-owned subsidiary of VSM to focus on building our digital media network and Marketing Services in Taiwan.

On July 23, 2019, we incorporated VS MEDIA PTE. LTD. (“VS Media SG”) in Singapore as an indirect wholly-owned subsidiary of VSM. VS Media SG has been dormant since July 2020 because of the COVID-19 pandemic.

On August 30, 2022, we incorporated our holding company, VS MEDIA Holdings Limited (“VSM BVI”) in the BVI with limited liability as the proposed listing entity, and it is the parent of VSM.

On December 30, 2024, VS Media HK entered into a Share Purchase Agreement to acquire 100% of the entire issued share capital of MLINK, a limited liability company incorporated in Macau. The acquisition closed on Dec 31, 2024. After the acquisition, MLINK became an indirect wholly subsidiary of VSM.

On January 27, 2025, VS Media SG entered into a Share Purchase Agreement to acquire 21% of the entire issued share capital of S T Meng PTE LTD, a limited liability company incorporated in Republic of Singapore. The acquisition closed on February 21, 2025. After the acquisition, VS Media SG currently owns a 21% minority equity interest of ST Meng.

Our Corporate Structure

We are a British Virgin Islands business company incorporated on August 30, 2022, as a holding company of our business, which is primarily operated through our indirect wholly-owned HK SAR subsidiaries VS Media HK and Grace Creation, our indirect wholly-owned Taiwan subsidiary VS Media TW, and our indirect wholly-owned Singapore subsidiary VS Media SG. As of the date of this prospectus: our corporate structure is as follows

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VS MEDIA Holdings Limited
(BVI)
100%
VSM Holdings Limited
(BVI)
100%
100%
100%
100%
VS MEDIA PTE. LTD.
(Singapore)
VS Media Co Limited
(BVI)
VS MEDIA LIMITED
(Taiwan)
GRACE CREATION LIMITED
(Hong Kong)
21%
100%
S.T. MENG PTE. LTD.#
(Singapore)
VS Media Limited
(Hong Kong)
100%
MLINK LIMITED
(Macau)

VS MEDIA PTE. LTD. owned 21% equity interest of S.T. MENG PTE. LTD. since February 21, 2025

Corporate Information

Our principal executive office is located at 6/F, KOHO, 75 Hung To Road, Kwun Tong, Hong Kong. Our phone number is +852 2865-9992. Our registered offices in the British Virgin Islands are located at Kingston Chambers, PO Box 173, Road Town, Tortola, British Virgin Islands.

Investors should submit any inquiries to the address and telephone number of our principal executive offices. We maintain a corporate website at https://www.vs-media.com/. The information contained in, or accessible from, our website or any other website does not constitute a part of this prospectus. Our agent for service of process in the United States is Cogency Global Inc., 122 East 42nd Street, 18th Floor, New York, NY 10168.

The SEC maintains a website at www.sec.gov that contains reports, proxy, and information statements, and other information regarding issuers that file electronically with the SEC using its EDGAR system.

Implications of Our Being an “Emerging Growth Company”

As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise generally applicable to public companies. In particular, as an emerging growth company, we:

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations;

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●	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

●	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●	are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency” and “say-on-golden-parachute” votes);

●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

●	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

●	will not be required to conduct an evaluation of our internal control over financial reporting for two years.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

Certain of these reduced reporting requirements and exemptions were already available to us due to the fact that we also qualify as a “smaller reporting company” under SEC rules. For instance, smaller reporting companies are not required to obtain an auditor attestation and report regarding management’s assessment of internal control over financial reporting, are not required to provide a compensation discussion and analysis, are not required to provide a pay-for-performance graph or CEO pay ratio disclosure, and may present only two years of audited financial statements and related MD&A disclosure.

Implications of Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

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THE OFFERING

Issuer	VS MEDIA Holdings Limited

Securities offered by us

A minimum of 21,834,061 of Class A Ordinary Shares at an offering price of US $0.229 per Class A Ordinary Share.

A maximum of 65,502,184 of Class A Ordinary Shares at an offering price of US $0.229 per Class A Ordinary Share.

Ordinary Shares Issued and Outstanding Prior to Completion of Offering	We have 9,207,676 Class A Ordinary Shares and 285,715 Class B Ordinary Shares issued and outstanding. See “Description of Share Capital” for more information.

Ordinary Shares Issued and Outstanding Immediately After Completion of this Offering	31,041,737 Class A Ordinary Shares (assuming a Minimum Offering Amount) and 74,709,860 Class A Ordinary Shares (assuming a Maximum Offering Amount) and 285,715 Class B Ordinary Shares.

Offering price per Share	$0.229 per Share

Best Efforts

We are offering the Shares on a best-efforts basis. We have engaged Joseph Gunnar & Co., LLC as our placement agent to use its reasonable best efforts to solicit offers to purchase the securities in this offering. The Placement Agent is not required to arrange for the purchase of a specific amount of the securities offered hereby, but it will use its reasonable best efforts to solicit offers to purchase the securities offered by this prospectus to achieve the Minimum Offering Amount up to the Maximum Offering Amount. See “Plan of Distribution” for additional information.

We will deliver the securities being issued to the investors electronically, upon closing and receipt of investor funds for the purchase of the securities offered pursuant to this prospectus, if any.

Listing	Our Ordinary Shares are listed on Nasdaq under the symbol “VSME”

Use of proceeds	We intend to use the net proceeds from this offering for business expansion and for working capital and other general corporate purposes. See “Use of Proceeds.”

Escrow Account	The proceeds from the sale of the securities in this offering will be payable to “Flagstar Bank, N.A.” and will be deposited in an escrow account (limited to funds received on our behalf) until the Minimum Offering Amount is raised. No interest will be available for payment to either us or the investors (since the funds are being held in a non-interest-bearing account). All subscription funds will be held in escrow pending the raising of the Minimum Offering Amount and no funds will be released to us until the completion of the offering. We have appointed Flagstar Bank, N.A., an independent third party, as our escrow agent (the “Escrow Agent”). See “Plan of Distribution.”

Risk Factors	Investing in our Class A Ordinary Shares offered hereby involves a high degree of risk. Purchasers of our Class A Ordinary Shares may lose part or all of their investment. See “Risk Factors” for a discussion of factors you should carefully consider before deciding to invest in our Class A Ordinary Shares (pages 23–59).

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Summary Financial Data

The following summary consolidated statements of operations and cash flow data for the years ended December 31, 2024 and 2023 and the summary consolidated balance sheet data as of December 31, 2024 and 2023 have been derived from our consolidated financial statements included elsewhere in this prospectus. You should read the summary consolidated financial data in conjunction with those financial statements and the accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Our consolidated financial statements are prepared and presented in accordance with United States generally accepted accounting principles, or U.S. GAAP, our consolidated financial statements have been prepared as if the current corporate structure had been in existence throughout the periods presented.

The summary of consolidated statements of cash flows

	For the years ended December 31
	2024	2023
Net cash provided by (used in)
Operating activities	$(1,487,388)	$(7,246,896)
Investing activities	(71,871)	(2,810)
Financing activities	971,483	7,662,494
Net (decrease) increase in cash and cash equivalents	(587,776)	412,788
Effect of foreign currency translation	(137,126)	266,790
Cash and cash equivalents, beginning of year	1,500,148	820,570
Cash and cash equivalents, end of year	$775,246	$1,500,148

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The summary of consolidated balance sheets as at

	December 31,
	2024	2023

Total assets	$7,182,658	$10,082,747
Total liabilities	(5,902,740)	(5,889,724)
Surplus (Deficit)	$1,279,918	$4,193,023

Our management believes that the assumptions underlying our financial statements and the above allocations are reasonable. Our financial statements, however, may not necessarily reflect our results of operations, financial position and cash flows as if we had operated as a separate, stand-alone company during the periods presented. You should not view our historical results as an indicator of our future performance.

The following table presents our summary of consolidated statements of operations and comprehensive loss for the fiscal years ended December 31, 2024 and 2023:

	For the years ended December 31
	2024	2023
Revenues	$8,248,108	$7,991,103
Cost of revenues	(6,554,925)	(6,351,394)
Gross profit	1,693,183	1,639,709

Operating expenses	(8,597,914)	(8,053,972)
Other expenses	(388,191)	(180,179)
Loss before income taxes	(7,292,922)	(6,594,442)
Provision for income taxes	-	-
Net loss	$(7,292,922)	$(6,594,442)
Other comprehensive loss
Foreign currency translation adjustment	(137,033)	259,131
Total comprehensive loss	$(7,429,955)	$(6,335,311)

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RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks described below together with all of the other information included in this prospectus before making an investment decision. The risks and uncertainties described below represent our known material risks to our business. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer. In that case, you may lose all or part of your investment. You should not invest in this offering unless you can afford to lose your entire investment.

Risks Related to Our Marketing Services Model

We are involved in the highly competitive advertising industry and may not be able to compete successfully with our competitors, which could reduce our market share and adversely affect our financial condition.

Our Marketing Services model competes with other companies in providing quality advertising services to clients. The advertising industry in HK SAR, Taiwan and Singapore is rapidly evolving and extremely competitive, and competition for clients is expected to intensify in the future. Increased competition may lead to price reductions for advertising services, smaller profit margins, and erosion of our market share. We compete with other advertising companies in HK SAR, Taiwan and Singapore primarily on (a) audience recognition of Brands and Creators; (b) quality of advertising services; (c) effectiveness of sales and marketing efforts; (d) creativity of design and content; (e) price; (f) strategic relationships with advertisers; and (g) hiring and retention of talented staff. Our current competitors may achieve greater market acceptance and recognition in the future and gain a greater market share in the advertising industry. If our existing or potential competitors develop or offer services that offer advantages over our Company in terms of effectiveness, price, creativity, or other qualities, then our business, results of operations, and financial conditions could be negatively affected. We also compete indirectly with providers of advertising and creative content on platforms beyond social media, such as newspapers, magazines, radio, and television. Our existing and potential competitors may possess additional competitive advantages over us, such as a longer operating history, greater name recognition, larger audience base, and greater financial, technical, and marketing resources. If we fail to compete successfully, we could lose our Brand clients. Increased competition within our industry could result in pricing pressure and loss of our market share, which could have a material adverse effect on our results of operations and financial conditions.

Cutbacks on advertising budgets by our Brand clients and failure to maintain and grow our Brand client base could materially and adversely affect our business and harm our financial condition.

We derive our revenue by procuring Brand clients to engage our Marketing Services, which are usually determined by the advertising spend of our Brand clients. Accordingly, our revenue base and our profitability reflect allocations in the advertising budgets of our Brand clients. The willingness of Brand clients to spend their advertising budget through us is critical to our business and our ability to generate revenue. Our Brand clients’ demand for Marketing Services can be influenced by a variety of factors, including but not limited to: (i) macro-economic and social factors such as domestic, regional, and global social, economic, and political conditions, economic and geopolitical challenges, and economic, monetary, and fiscal policies; (ii) industry-related factors such as changing trends, preferences, and habits of audiences in regard to advertisements and their receptiveness to advertising as well as the development of emerging and varying forms of advertising content; (iii) Brand client-specific factors such as an advertiser’s specific development strategies, business performance, financial condition, and sales and marketing plans. Changes in any of the above factors may result in significant cutbacks in advertising budgets by our Brand clients, which would reduce our revenue and profit. As a result, our business, results of operations, and financial condition could be materially and adversely affected.

If we fail to maintain good relationships with our Creators, then our business, results of operations, financial condition, and business prospects could be materially and adversely affected.

We regard our business value as revolving around our ability to identify and maintain good relationships with our Creators. We have developed relationships with various Creators who may serve as the director, producer, host, or major actor/actress in advertising and creative content created for our Brand clients. Also, our engagement with our Creators is generally not exclusive. Accordingly, our business growth will depend on our ability to continue sourcing new Creators and to maintain our relationships with existing Creators. There is no assurance that we will be able to maintain stable business relationships with any of our Creators. In addition, our relationships with our Creators may be adversely affected if we cannot meet their monetary or other service terms in our advertising projects, and our business, results of operations, financial condition, and business prospects could be materially and adversely affected.

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If the complexities and challenges faced by Brand clients seeking to advertise in HK SAR, Taiwan and Singapore diminish, or if our Brand clients increase their in-house advertising capabilities as an alternative to our Marketing Services, demand for our services could be adversely affected.

One of the key attractions of our services to our Brand clients is our ability to help them address the complexities and difficulties they face in the advertising market in HK SAR, Taiwan and Singapore. If the level of such complexities and difficulties declines as a result of changes in the advertising landscape or otherwise, or if our Brand clients choose to enhance their in-house support capabilities as an alternative to our Marketing Services, our Marketing Services may become less important or attractive to our Brand clients, resulting in reduced demand for our services, in which case our business could be adversely affected.

We may be unable to successfully implement or implement in full and effectively our future business plans and business strategies.

Our success is dependent on, among other things, our proper and timely execution of our future business plans. It is our aim to solidify our market position in the advertising industry. We expect to achieve increasing penetration in existing markets. Our rapid expansion may expose us to various risks depending on the extent to which we are able to effectively manage our growth or implement our business strategies. As our operations grow in size, scope, and complexity, we will incur significant costs and allocate additional resources to strengthen and develop relationships with our existing and potential Brand clients; expand our sales and marketing efforts; hire and retain experienced employees; enhance our technological infrastructure; stabilize our operational efficiency; and improve our financial systems and internal control. However, our returns on such investments may not be achieved for a few years, or possibly at all. Our current and future expansion plans will also require significant managerial attention and resources for us to flourish. Moreover, our future business plans may be hindered by factors beyond our control, such as competition within our industry, our ability to cope with financial risk, operational risk, and market risk as our business expands, and our ability to provide, maintain, and improve the level of human and other resources involved in serving our Brand clients. As a result, we cannot be certain that our future business plans will materialize in accordance with our desired timetable, or at all, or that our objectives will be accomplished fully or partially, or that our business strategies will generate the intended benefits that we initially contemplated. If we fail to implement our expansion plans and business development strategies successfully, our business performance, financial condition, and future prospects and growth could be materially and adversely affected

Our operating results depend on our ability to respond quickly to changes in the marketing preferences of our Brand clients.

The advertising industry experiences rapid changes in Brand client preferences and tastes. Our Marketing Services business and reputation may be negatively affected if the Creators that we use are unable to meet the expectations of our Brand clients. Given the subjective nature of the advertising business and rapid changes in marketing trends, there is no assurance that our services or creative content will continue to anticipate or respond quickly to the changing preferences of our Brand clients. If we fail to adapt, our business, results of operations and financial condition could be materially affected. Furthermore, the advertising industry is characterized by rapidly evolving technologies. We rely on the Internet and Creators’ social media platforms to disseminate advertisements and creative content. If there is a decline in the use of such platforms or a material change in viewer behaviors to which we are unable to adapt, we could lose our Brand clients and our revenue and growth could be adversely affected.

Our business is highly sensitive to changing preferences of audiences.

Our Marketing Services business focuses on providing branded content that reflects market trends and the social environment. Therefore, demand for our Marketing Services may be adversely affected by changes in the preferences of the ultimate audience for our advertisements and creative content. We strive to deliver creative content featuring our Creators’ distinctive style that will be embraced by various viewers. If viewer preferences change, our target audience may opt for advertisements and content from competing companies that are more responsive to trends. If our audience loses interest in the advertisements and content we create for our Brand clients, then our business, results of operations, and financial conditions could be adversely affected.

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The advertising industry is subject to uncertainties that could affect our Marketing Services business and results of operations.

Most of our revenue is generated by providing Marketing Services to Brand clients. The growth of the advertising industry in HK SAR, Taiwan and Singapore is subject to some uncertainties. Some of our existing or potential Brand clients may not have previously devoted a significant portion of their budget to advertising and therefore may have a limited understanding of advertising. They may not find Creators’ social media channels to be effective in promoting or showcasing their products and services compared with more traditional venues such as print and broadcast media. Our ability to generate and maintain certain levels of revenue will depend on a number of factors, many of which are beyond our control, including but not limited to: (a) the maintenance and enhancement of audience recognition of our Brand clients’ products or services in a cost-effective manner; (b) intensifying competition in the advertising industry and potential downward pressure on advertising prices; (c) limitations in the availability of quality Creators and social media platforms; (d) changes in governmental policy that would restrict and regulate advertising practices; (e) acceptance and/or attractiveness of our Creators’ channels as an effective way for Brands to place advertisements; and (f) the effectiveness of our marketing strategy and technology systems, any unfavorable change in which would affect adversely our business and results of operations.

If we fail to keep pace with rapidly changing technologies, we could lose our Brand clients, and our Marketing Services business and results of operations could be adversely affected.

As a provider of Marketing Services, we must keep pace with the changing technological expectations of our Brand clients and the ultimate audience. Our Brand clients may require us to use new technologies in the design, shooting, editing, and cutting of advertisements. We will need to quickly and cost-effectively adapt if our Brand clients begin to shift to the use of new technologies, but we cannot assure you that we will be able to do so. We may not be able to respond quickly, or at all, to these changing technological preferences to ensure that our services will continue to be competitive. If we fail to implement such changes or fail to do so in a timely manner, we could lose our Brand clients, and our business and results of operations could be adversely affected.

Our Marketing Services business depends on the public image of our Company and of our Brand clients, and any unfavorable Brand client feedback or negative publicity could adversely affect our business.

Our effectiveness may be reduced if the public image or reputation of our Company or our Brand clients is damaged by negative publicity. Complaints from our Brand clients or the target audience or negative publicity about our Creators’ content could have a significant impact on our reputation and the popularity of our Creators’ content. We cannot guarantee that negative feedback will not occur in the future, and such feedback could result in serious damage to our reputation and business operations. If we are unable to maintain, protect, or enhance our image against negative publicity or if Creators’ content is not accepted by our Brand clients or target audience, this could have a material adverse effect on our business, financial position, and results of operations.

The success of our Marketing Services depends on the volume of viewer traffic to our Creators’ social media channels.

Our Marketing Services business relies on Creators’ social media channels to attract audiences by publishing advertisements and creative content featuring up-to-date products/services of Brands that appeal to the Creators’ audiences. Through the Internet and our Creators’ social media channels, the products and services of our Brand clients are marketed to audiences browsing on our Creators’ channels. As such, the success of our Marketing Services depends upon our Creators’ ability to attract sufficient Internet traffic to their online social media channels. If our Creators are unable to maintain or increase viewer traffic to their channels, we may be unable to meet the expectations of our existing Brand clients or attract new Brand clients for our Marketing Services. In view of the importance of viewer traffic, if there is: (i) any reduction in the audiences for our Creators’ channels; (ii) any decrease in the popularity of the Creators’ channels in which the advertisements and creative contents are displayed; (iii) any failure to make improvements, upgrades, or enhancements to our Creators’ channels in a timely manner; (iv) any lasting or prolonged server interruption due to network failures or other factors; or (v) any other adverse developments specific to our Creators’ channels, then our Marketing Services business, financial condition, and results of operations could be adversely affected.

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Our Marketing Services are generally project-based, and we generally do not enter into long-term agreements with our Brand clients. If we fail to retain existing Brand clients or attract new Brand clients, our results of operations could be materially affected.

Our Marketing Services business model is mostly project-based, so our revenue tends to be non-recurring. Since we generally do not enter into long-term agreements with our Brand clients, our success depends on our ability to maintain our relationships with existing Brand clients and to develop new opportunities with potential Brand clients. Because our contracts with Brand clients are generally entered into on a project basis, our revenue may fluctuate depending on the number of advertising projects we are able to secure, and therefore we may have limited ability to forecast our future revenue streams. We cannot assure you that our Brand clients will continue to procure our Marketing Services or that we will be able to replace, in a timely or effective manner, departing Brand clients with potential Brand clients that deliver comparable levels of revenue. If we fail to retain our existing Brand clients or to increase advertisers’ utilization of our services, or provide innovative Marketing Services and pricing structures that attract new Brand clients, the demand for our Marketing Services will not grow and may even decrease, which could materially and adversely affect our ability to maintain or increase our revenue and profitability. In addition, we cannot assure that we will be able to sustain our growth of revenue and profit in the future, as it is highly dependent on our ability to attract Brand clients to utilize our Marketing Services while also holding down our costs of operations. Our operations and financial results could be adversely affected if we are not able to secure a sufficient number of new advertising projects.

If we are unable to secure engagements from our Brand clients, our business and financial performance may be adversely affected.

We provide our Marketing Services to a number of well-established Brands. Our ability to secure engagements with these clients is an important factor in our success, as these prominent Brand clients form an integral part of our Brand client base and project portfolio. Being able to retain and maintain our business relationships with these Brand clients would promote and strengthen our Brand image and reputation in the industry, thereby enabling us to capture more revenue, build a wider spectrum of Brand clientele, and expand our market share. There is no guarantee that we will be able to continuously secure engagements with well-established Brands. In the event that we are unable to maintain business relationships with our existing Brand clients or to secure business opportunities from new Brand clients, our results of operations may be adversely affected. Our ability to secure large-scale and/or high-profile projects could be materially and adversely impacted, thereby affecting our business, financial performance, and results of operations.

If we fail to achieve the marketing objectives of our Brand clients, we could lose our Brand clients and our revenue could decline.

We offer Marketing Services to serve the advertising objectives of our Brand clients. In general, the advertising objectives of our Brand clients will be discussed among our execution team before the commencement of a project and our Marketing Services may be fine-tuned in response to feedback from our Brand clients. We are expected to provide effective Marketing Services that can achieve the desired advertising objectives of our Brand clients, such as reaching a specific number of visitors within a given timeframe. To attract the target audience, we keep ourselves abreast of constantly changing audience preferences. If our Marketing Services are not able to achieve the desired advertising objectives, our relationships with our Brand clients and our reputation and revenue will be adversely affected. In addition, we may not be able to manage the growth of our business effectively and in a controlled manner. Over-expansion of Marketing Services may strain our limited managerial, operational, and financial resources, which may have a material adverse impact on the stability of our operation and financial conditions.

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The marketing industry is highly schedule driven, and our failure to meet the schedule requirements of our Brand clients could adversely affect our reputation and/or expose us to financial liability.

In some instances, we guarantee that we will complete a campaign by a certain date. Any failure to meet the contractual schedule or completion requirements set forth in our contracts with our Brand clients could subject us to responsibility for costs resulting from the delay, generally in the form of contractually agreed-upon liquidated damages and liability for our Brand clients’ actual costs arising out of our delay. Negative consequences of our failure to meet a contractual schedule could include reduced profits or a loss on that project, damage to our reputation, and a material adverse impact on our financial position, results of operations, cash flows and liquidity.

We are subject to credit risk in collecting the accounts receivables due from our Brand clients.

If our Brand clients fail to settle their trade receivables due to us, our business and financial condition could be adversely affected. We conduct periodic reviews on the aging condition of our trade receivables and evaluate the likelihood of collection based on each individual Brand client’s situation and ability to pay in full. However, there is no assurance that all such amounts due to us will be settled on time or at all. Accordingly, delay or default in payments from our Brand clients may pose difficulties for us to manage our working capital and/or adversely impact our liquidity. Our Brand clients’ settlement day may be affected by their internal policies. Our efforts to strengthen our trade receivable collection and management may be in vain, and we cannot assure you that we will be able to fully recover the outstanding amounts due from our Brand clients, if at all, or that our Brand clients will settle the amounts in a timely manner. We might have to raise funds by resorting to internal resources and/or additional banking facilities in order to meet our payment obligations in full and on time, and our cash flows and results of financial position may be materially and adversely affected. Our performance, liquidity, and profitability will be adversely affected if significant amounts due to us experience prolonged delay and are not settled on time or at all. The bankruptcy or deterioration of the credit condition of any of our major Brand clients could also materially and adversely affect our business.

The quality of work performed by our independent suppliers may affect our sales and damage our reputation.

We may engage third-party suppliers to assist in producing content for some of our advertising projects, including photo and video shooting and subsequent video editing. Our execution team conducts reviews and collects feedback from our Brand clients to assess the quality of work performed by these suppliers. However, the provision of these services could be interrupted by unforeseen events beyond our control, such as natural disasters, social unrest, and labor strikes. We cannot assure you that there will be no delays in the dissemination of our advertisements as a result of material disruptions in the operations of third-party suppliers. If there is any delay in dissemination, it may cause damage to our Brands and we may not be able to publish our Brand clients’ advertisements in time. This would materially affect our relationships with our Brand clients and our business operations. Occurrence of any such events could materially and adversely affect our reputation, business, financial conditions, and results of operations.

Non-compliance with laws and regulations on the part of any third parties with which we conduct business could expose us to legal expenses, compensations to third parties, penalties, and disruption of our business, which may adversely affect our results of operations and financial performance.

Third parties with which we conduct business may be subject to regulatory penalties or punishments because of their regulatory compliance failures or infringements of other parties’ legal rights, which may directly or indirectly disrupt our business. We cannot be certain whether such third party has violated any regulatory requirements or infringed or will infringe upon any other parties’ legal rights, which could expose us to legal expenses, compensation to third parties, or other compensation. We, therefore, cannot rule out the possibility of incurring liabilities or suffering losses due to any non-compliance by third parties. There is no assurance that we will be able to identify irregularities or non-compliance in the business practices of third parties with which we conduct business, or that such irregularities or non-compliance will be corrected in a prompt and proper manner. Any legal liabilities and regulatory actions affecting third parties involved in our business may affect our business activities and reputation, and may, in turn, affect our business, results of operations, and financial performance. Moreover, regulatory penalties or punishments against our business stakeholders (i.e., Brands and Creators), even without resulting in any legal or regulatory implications upon us, may nonetheless cause business interruptions or even suspension of these business stakeholders of ours, and may result in abrupt changes in their business emphasis, such as changes in advertising strategies, any of which could disrupt our usual course of business with them and result in material negative impact on our business operations, results of operations, and financial condition.

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Some of the advertisements and creative content published through our Creators’ social media channels may expose us to potential liabilities and litigations.

We publish advertisements and creative content through our Creators’ channels. Some of the advertisements and creative content we publish may include parody works, cinematic adaptations, lyrics modifications, and adaptations of photographs and/or content from the public domain. We cannot assure you that we will not receive complaints or face any disputes or litigations raised by third parties in relation to intellectual property matters. There is also no assurance that we will be able to defend ourselves in such disputes or litigations or that we will not be found liable for copyright and/or trademark infringement or accused of defamation or infringement of other third parties’ rights. In addition, we cannot assure you that our advertisements and creative content will appeal to our audience. We cannot fully ascertain our target audience’s preferences and/or their receptiveness to our content, and we may not be able to produce advertisements and creative content that appeal to all of our target audience. If, in the future, we are threatened or involved in litigation proceedings, other administrative proceedings or arbitration, if any, in relation to the infringement of intellectual property rights of others or other issues, then such proceedings, regardless of their merits, could be time-consuming and costly to defend and may divert our management’s attention and resources. Any negative views or feedback might affect our reputation and cause our Brand clients not to opt for our Marketing Services in the future, which will adversely affect our financial performance.

Any unauthorized use of our brand names or any other intellectual property rights by our competitors or third parties, and the expenses incurred in protecting such intellectual property rights, may adversely affect our business reputation and financial performance.

We believe that our Company’s brand and intellectual property rights are critical to our success and that many of our Brand clients are attracted to us because of our brand names and reputation. The continuing success and growth of our Marketing Services therefore depend on our ability to protect and promote our brands, trademarks, copyrights, and other intellectual property rights. Depending on the terms of our Brand client engagement, our Creators and Brands generally own the copyrights for all of the branded content. Any unauthorized use of our intellectual property by our competitors and third parties may adversely affect our business and reputation. Our competitors and other third parties may imitate our brands or infringe our trademarks by using our brand names and trademarks on their services or products. In addition, infringers may use our copyrighted materials, such as advertisements published on various platforms, without authorization. Preventing such unauthorized use of intellectual property is difficult, and significant amounts of resources have been put in to prevent infringements. We generally rely on trademarks and copyrights laws to protect our intellectual property rights. However, the laws in certain countries may not offer intellectual property protection to the same extent as the laws of U.S., HK SAR, Taiwan and Singapore. If any suspected infringement arises in U.S., HK SAR, Taiwan and Singapore, and/or overseas, litigation may be necessary to enforce our rights and protect our intellectual property rights. Such litigation could result in substantial costs and diversion of resources.

Our Brand clients may be exposed to intellectual property infringement claims by third parties and counterfeit products, which could disrupt our business, cause us to incur substantial legal costs, or damage our reputation.

Our Brand clients who allow us to use their brands and related intellectual properties may face claims of infringement of third parties’ intellectual property rights and claims for indemnification resulting from such infringement. In addition, our Brand clients may be unaware of intellectual property registrations or applications involving their services, products, and brands that may give rise to potential infringement claims against them. Parties making infringement claims may be able to obtain an injunction to prevent our Brand clients and us from advertising or delivering the subject Brands’ services and products or using relevant intellectual properties. Intellectual property litigation is expensive and time-consuming and could divert management’s attention from our business. A successful infringement claim against our Brand clients and us could, among other things, prohibit us from continuing to promote services, products, and Brands that have infringed a third party’s intellectual property rights. Any intellectual property claim or litigation, regardless of whether we or our Brand clients ultimately win or lose, could damage our reputation and adversely affect our business, results of operations, and financial condition.

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In addition, the right to use intellectual properties granted to us by our Brand clients may be used or infringed upon by unrelated third parties. Any occurrence of counterfeiting or imitation could impact negatively on our advertisements and content created for our Brand clients and could incur costs related to detection and prosecution. Preventing intellectual property infringement is difficult, costly and time-consuming, and continued unauthorized use of our Brand clients’ intellectual properties by unrelated third parties may damage the advertisements and content created for our Brand clients. The measures our Brand clients take to protect their intellectual property rights may be inadequate to prevent unauthorized use by third parties. If our Brand clients are unable to adequately protect their intellectual property rights, our Brand clients may lose these rights, the Brand image of our advertisements and content may be harmed, and our competitive position and business may be adversely affected.

We rely on the availability of Creators’ channels for the promotion of our Brand clients’ advertisements.

We make use of various Creators’ channels on social media platforms such as Facebook and Instagram to promote the advertisements and creative content that we and our Creators create for our Brand clients. While our Creators strive to comply with the display policies established by social media platforms, we cannot guarantee that these platforms will continue to allow our Creators to operate their accounts and display our advertisements and creative content. If our Creators’ accounts are blocked or banned, we will lose a channel for publishing our advertisements and creative content, and our Marketing Services may be adversely impacted. Further, if these platforms increase their fees for maintaining our Creators’ accounts, we will experience increased operational costs and our financial performance may be adversely affected.

If we experience information and technological system failures, our business operations could be significantly disrupted.

The business operations and success of our Marketing Services depend on the stable performance of the information and technological systems that we utilize to perform functions such as the following: communicate with suppliers and Brand clients; design, execute, and place advertisements; monitor the performance of our advertising results; and monitor the sufficiency of our advertising platform. Any system failure that affects our ability to provide services to Brand clients could significantly reduce the attractiveness of our Marketing Services to Brand clients and hence reduce our revenue. Our systems are vulnerable to a variety of events, including, among others, telecommunications failures, power shortages, malicious human acts, and natural disasters. In addition, any steps to increase reliability and avoid the redundancy of our information and technological systems may not be effective and may be unsuccessful in preventing system failures.

Our financial statements have been prepared on a going concern basis, and we must raise additional capital beforehand to fund our operations in order to continue as a going concern. If we are unable to do so or on terms commercially acceptable to us and we are unable to improve our liquidity position, we may be required to realize our assets and discharge our liabilities other than in the normal course of business, which could cause investors to suffer the loss of all or a substantial portion of their investment.

As of December 31, 2024, we had a working capital deficit of $933,247 and had an accumulated deficit $28,501,074. Our net cash used in operating activities for the year ended December 31, 2024 was $1,487,388. As we have an accumulated deficit and net cash outflows from operating activities, our auditor, Assentsure has raised substantial doubt about our ability to continue as going concern.

Management plans to focus its resources on projects that generate sustainable positive profit margins with faster cash turnover to enhance the cashflow situation. The projected funding we require to run our next 12 months’ operations is approximately US$2,000,000. We plan to raise capital via private placement or financial borrowings or bank loans in the event that we do not have adequate liquidity to meet our current obligations. If we are unable to improve our liquidity position, we may not be able to continue as a going concern, and therefore, be required to realize our assets and discharge our liabilities other than in the normal course of business which could cause investors to suffer the loss of all or a substantial portion of their investment.

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We may not be able to obtain the additional capital we need in a timely manner or on acceptable terms, or at all.

There is no assurance that we will not require additional capital and cash resources for our growth and expansion plan. We may also need additional cash resources in the future if we find and wish to pursue opportunities for investment, acquisition, capital expenditure, or similar actions. If we determine that our cash requirements exceed the amount of cash and cash equivalents we have on hand at the time, we may seek to issue equity or debt securities or obtain credit. The issuance and sale of additional equity would result in further dilution to our shareholders. The incurrence of indebtedness would result in increased fixed obligations and could result in operating covenants that would restrict our operations. We cannot assure you that additional financing will be available in amounts or on terms acceptable to us, if at all. If additional financing is not available, our business and financial condition could be adversely affected.

Seasonality in our Marketing Services may affect our business and operating results.

Our revenue from Marketing Services is subject to seasonal fluctuations. We record higher revenue in the fourth quarter of each year. We believe our Brand clients tend to allocate a larger portion of their marketing budget during this period, which may coincide with increased consumer purchases at that time. We may not be able to satisfy the high demand of service engagement received from our Brand clients during the peak season, and this may result in loss of business opportunities or delays in completion of our Marketing Services for our Brand clients. In the event that we fail to meet the high demand for service engagement at any time, our business, financial condition, and results of operations may be adversely affected.

Our earnings are affected by the application of accounting standards and our critical accounting policies, which involve subjective judgments and estimates by our management. Our actual results could differ from the estimates and assumptions used to prepare our financial statements.

The accounting standards we use in preparing our financial statements are often complex and require us to make significant estimates and assumptions in interpreting and applying those standards. These estimates and assumptions affect the reported values of assets, liabilities, revenues and expenses, and the disclosure of contingent liabilities. We make critical estimates and assumptions involving accounting matters, including our revenue recognition, accounts receivable, and income taxes. These estimates and assumptions involve matters that are inherently uncertain and require our subjective and complex judgments. If we used different estimates and assumptions or used different ways to determine these estimates, our financial results could differ. Our actual business and financial results could differ from our estimates of such results, which could have a material negative impact on our financial condition and reported results of operations.

Risks Related to Our Social Commerce Model

We face significant competition in our business, and our profitability and prospects for future growth depend on our ability to compete effectively with our competitors.

In our Social Commerce business, we compete with our competitors for social commerce services to Creators as clients and, potentially, as Brand owners who supply their goods for us to sell. There are a number of competing companies with substantial financial, technical, marketing, and other resources in the sales markets in which we operate. Our current or potential competitors include major online sales platforms in HK SAR, Taiwan and Singapore that offer Creators social commerce services as well as goods in a wide range of merchandise product categories. Additional competitors may enter the industry of social commerce in the future, and less competitive companies are likely to be gradually eliminated. Our competitors may have advantages over us with respect to factors such as operational costs, greater brand recognition, better suppliers, existing and potential relationships with Brands, and knowledge of our target markets. Such companies may be able to adapt more quickly than we do to market changes, technological developments, or Brands’ demands, or they may respond more effectively to market opportunities. Our failure to compete effectively by adapting to changing market conditions may have an adverse impact on our business and financial position. In addition, some of our competitors may be able to secure more favorable terms from suppliers, devote greater resources to marketing and promotional campaigns, adopt more aggressive pricing structures, and devote substantially more resources to their websites, mobile apps, and systems development than we can. Moreover, since there are no pricing guidelines or restrictions set on products in the free market, some of our competitors may attract more Creators by offering similar, if not identical, Social Commerce services at a lower price. We cannot assure you that we will be able to compete successfully with current or future competitors and maintain our current market position in the Social Commerce market in HK SAR, Taiwan and Singapore. These competitive pressures may have a material and adverse effect on our business, financial condition, and results of operations.

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Our business depends on our ability to maintain our relationships with existing Creators and attract new Creators.

As a Social Commerce company, we must respond effectively to changes in consumer preferences and industry conditions. Our future growth will depend on our ability to attract existing and new Creators to utilize our Social Commerce services to enhance their e-commerce operations. To maintain our attractiveness to Creators, our Social Commerce services are constantly enhanced to satisfy consumer demands in a timely and cost-effective fashion. If we fail to enhance our Social Commerce services, Creators may discontinue their use of our services. We attempt to predict consumers’ preference using historical records and determine the scope of our service and marketing strategy accordingly. We cannot guarantee that our predictions of market trends and consumer needs will be accurate. If our prediction deviates from consumers’ actual preferences, our business may be adversely affected. We must stay abreast of constantly changing market trends and consumer needs and anticipate service trends that will appeal to existing and new Creators, and any failure to identify and respond to such trends could lead to significant adverse effects on our business, financial condition, and results of operations.

We may not be able to execute our strategies effectively, which may materially and adversely affect our business and prospects.

To continue to expand our business, increase our market share, and accomplish our business objectives, we plan to implement a number of strategies. Implementation of these strategies will require significant managerial, financial, and human resources. However, we cannot assure you that we will be able to deploy all of the managerial, financial, and human resources required to execute our strategies for business optimization and expansion successfully, nor that our net proceeds from this offering will allow us to implement all of these strategies. If we are not able to execute our business strategies effectively, or at all, our business, financial condition, and results of operations may be adversely affected.

If we fail to keep up with the rapidly changing technology that will be required to successfully introduce new Social Commerce services, our competitive position and our ability to generate revenue and achieve growth could be affected.

Social Commerce is a quickly evolving industry. Our success depends on our ability to adapt to rapidly changing technologies and to enhance the quality of our existing services. We may experience difficulties that could delay or prevent the successful introduction or marketing of our Social Commerce services. Any services we introduce must meet the preferences of our existing and potential Creator clients. If we fail to keep pace with changing technologies and to introduce effective and well-accepted services for our existing or potential Creator clients, we could lose them and our revenue and growth could be adversely affected.

Any fluctuations in the prices of products sourced from suppliers could adversely affect our operation and profitability.

Products sold by our Creators and sourced from suppliers are subject to price volatility caused by external conditions, such as commodity price fluctuations, supply and demand dynamics, logistics and processing costs, our bargaining power with the relevant suppliers, inflation, governmental regulations and policies, i.e. international tariffs, and other factors over which we have no control. We may be unable to offset all price increases by raising the prices of products sold to our Creator clients. If the prices of the products increase in the future and we are unable to manage those costs or increase the selling prices of our products to offset those increased costs, our profit margins and overall profitability may decrease, which could adversely affect our business, results of operations, and financial condition.

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We may not be able to sustain the revenue growth we achieved, and our profit margins may continue to decrease.

The major factors affecting our financial conditions and results of operations include, among other things, industry competition and our ability to remain competitive. It has been our strategy to solidify our Social Commerce business to meet the market demands, notwithstanding the fact that the revenue derived from our Social Commerce business largely depends on the difference between the costs of products obtained from the suppliers and the prices at which we sell these products to our Creators. Because the profit margin of each product is affected by factors such as market competition, consumer preferences, our relationship with the relevant supplier, and availability of stock, changes in any of these factors may result in fluctuation in our Company’s overall profit margin and thereby affect our profitability. We cannot guarantee that we will be able to procure and offer products that generate relatively high demand from our Creator clients. We cannot guarantee that our strategic relationships with suppliers and our bargaining power in negotiating for more favorable terms in relation to the procurement of products from the suppliers can be maintained. We cannot guarantee that we will be able to maintain our competitiveness in the industry or implement our business strategies effectively to improve our profitability going forward and hence maintain the revenue growth of our Social Commerce business model in the future. We also cannot guarantee that our profit margins will not continue to decrease in the future. If we fail to maintain our competitiveness in the industry, are unable to implement our business strategies effectively to improve our profitability going forward and hence maintain our revenue growth, and if profit margins continue to decrease in the future, our business, financial condition, and results of operation may be adversely affected.

Incidents involving counterfeit products could adversely affect demand for our products to Creator clients, our brand, reputation and profitability

We supply a wide variety of products to our Creator clients who are involved in Social Commerce, and counterfeit versions of these products may be offered by competitors. If a significant number of our Creator clients turn to counterfeit products for reasons such as lower prices, we could lose our Creator clients in our Social Commerce business, and our revenue and growth could be adversely affected. In addition, the quality of counterfeit products cannot be guaranteed, and poor quality or defects in such products would affect the reputation of the Brands of such products and, in turn, that of our products of the same Brands arranged for our Creator clients, which may materially and adversely affect our business, financial condition, and operating results. We cannot guarantee that incidents of counterfeit products will not happen in the future.

We generally do not enter into long-term business contracts with our suppliers.

We typically do not enter into any long-term contracts with our suppliers because we want to have the flexibility to choose the Brands and the types of products to procure for our Creator clients for certain periods. This flexibility allows us to respond to forthcoming market trends and fluctuations in the popularity of the Brands as revealed by the market analysis we perform for our Creators. We may experience delays that prevent us from replenishing popular items for our Creator clients if they are sold out quickly, and our suppliers may impose a maximum order size for our orders. We cannot guarantee that our suppliers will provide goods in an amount that is sufficient to meet the demand of our Creator clients. Even if we maintain good relationships with our suppliers, they may be unable to remain in business due to adverse economic conditions, labor actions, regulatory or legal decisions, natural disasters or other causes. In the event that we are unable to procure products for our Creator clients on favorable terms or at all, our business, financial condition, and results of operations may be adversely affected.

We generally do not enter into long-term business contracts with our Creator clients.

As our contracts with our Creator clients are created on individual basis, we typically do not enter into any long-term business contracts with our Creator clients. Accordingly, we may have limited ability to predict our future revenue streams and we cannot guarantee that we will maintain or increase the level of our business with existing or new Creator clients. Should we fail to attract new Creator clients or retain our existing Creator clients, the demand for our services may not grow or may even decline, and our business, financial condition, and results of operations may be adversely affected.

We may need to order products from our suppliers from time to time to fill orders from our Creator clients, and any material delay in delivery of goods from our suppliers to Creator clients may lead to their dissatisfaction and damage our reputation.

We generally procure products from suppliers in HK SAR. When an ordered item is in stock, we arrange for the item to be delivered to the Creator client’s designated address. Any material delay in delivery by our suppliers will render our Creator clients unable to meet the expected delivery schedule provided to their end-consumers. If the delivery date has to be postponed due to a delay in delivery by the relevant supplier, we may, at the request of the Creator client affected, permit cancellation of the order and issue a full refund. We cannot guarantee that our suppliers will adhere to the agreed delivery schedule for every order placed by our Creator clients, and any material delay in delivery of products from our suppliers to our Creator clients may lower our competitiveness as a Social Commerce service provider and damage our relationships with our Creator clients and our reputation in the industry. In such events, our sales, including both purchases by new Creator clients and repeat purchases by existing Creator clients, could be adversely affected.

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Our business and results of operations may be materially and adversely affected if we are unable to maintain the security of our Social Commerce technology and systems.

Satisfactory performance, reliability, and consistent availability of our information technology systems is critical to our success in retaining existing Creator clients and attracting new Creator clients, as well as our ability to maintain a satisfactory Creator client experience and effectively serve our Creator clients. We rely on our internal resources to maintain our IT systems continuously. However, our IT systems may be vulnerable to computer viruses, physical or electronic breakdowns, and similar disruptions that could lead to system interruptions, website slowdown or unavailability, delays in data processing, or loss of data. We cannot guarantee that we will never experience such unexpected interruptions or breakdowns or that our current security mechanisms will be sufficient to protect our IT systems from any third-party intrusions, viruses or hacker attacks, information or data theft, or other similar activities. Such disruptions and intrusions could damage our reputation and adversely affect our business, financial condition, and results of operations.

Delay in delivery of products by courier service providers and failure of payment service providers may affect our results of operations and financial condition.

We rely on courier services to deliver the products ordered by our Creator clients. Interruptions to or failures in these delivery services could prevent the timely or proper delivery of goods from our suppliers to Creator clients. These interruptions may be due to events that are beyond our control or the control of these courier companies, such as inclement weather, natural disasters, transportation disruptions, labor unrest. or global and/or regional disruptions caused by trade wars, international conflicts or pandemics, among other things. If these courier service providers fail to deliver the products, we may not be able to find alternative courier companies to provide delivery services in a timely and economical fashion or at all. If products are not delivered in proper condition or on a timely or economical basis to our Creator clients, then our business, financial condition, and results of operations may be adversely affected.

We may be liable for data privacy being compromised, which may materially and adversely affect our reputation and business.

As a Social Commerce service provider, we may possess certain personal information from our Creator clients. Although we do not place any reliance on collection and processing of personal information to maintain our business operation, we have adopted internal control measures for data privacy risk management. Personal information is maintained in our systems, and only a limited number of our employees are authorized with different levels of rights of access to the system, allowing them to access a designated scope of personal information of our Creator clients stored in our systems commensurate with their respective duties. Despite our efforts to employ security measures to safeguard such information, there is still a risk that we may not fully protect such from inappropriate behavior, offensive contact, or other acts of third parties that violate the privacy of our users by illegally obtaining confidential or private information regarding our Creator clients’ visits or purchases on our platforms. Upon leakage, such personal information may be misused in a way that causes our Creator clients to suffer damages and losses. Any failure or perceived failure by us or our employees to (i) prevent our Creator clients’ exposure to such infiltration; and (ii) comply with our privacy policies, our privacy-related obligations to Creator clients, or any privacy laws or regulations, or any compromise of security that results in the unauthorized release or transfer of personally identifiable information or Creator clients’ personal information, may result in governmental enforcement actions, litigation or public statements against us by our Creator clients, which would detrimentally affect our reputation and adversely affect our business, financial condition, and results of operations.

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We are subject to potential claims related to product liability, description, warnings, and labelling as well as reviews of the products sold.

We make arrangements with our suppliers to deliver products for our Creator clients to sell to their end-consumers through the Creator clients’ social media channels. We cannot guarantee that the products delivered by our suppliers to our Creator clients will be free of any patent or latent defects. The products provided by our suppliers may be defective or of inferior quality or may lack appropriate descriptions, warnings, or labels, because the product descriptions, claims, and labeling are typically provided by the suppliers. We cannot assure you that the product descriptions, instructions, claims, or labeling are completely accurate and adequate. Arrangements for sourcing and sales of such products could expose us to claims involving personal injury or property damage, property description, warnings or labeling, or may require product recalls or other actions. Third parties subject to such injury or damage may bring claims or legal proceedings against us as the arranger or wholesaler of the product. In addition, the end-consumers’ reviews of products sold by the Creator clients may contain illegal or unfounded accusations that could expose us to claims or legal proceedings against us related to defamation by the suppliers of the products. Any such claim or litigation could have a material and adverse effect on our business, financial condition, and results of operations. We cannot assure you that, in the future, we will not be required to incur material expenses regarding such claims. We could be required to pay substantial damages or to refrain from the arrangement of sales of relevant products in the event that a claimant prevails in any proceedings against us. Even unsuccessful claims could result in material expenses as well as efforts in defending them and could have a negative impact on our reputation. Any inadvertent sales of products related to such claims, or public perception of such incidents, may adversely affect Creator clients’ and end-consumers’ perceptions of our Company, which could harm our reputation, impair our ability to attract and retain Creator clients, and hence adversely affect our business, financial condition, and results of operations.

We are subject to product returns and exchange risk for the goods sold.

We arrange sales of products by our Creator clients through their social media channels. We cannot guarantee that the goods delivered by our suppliers to our Creator clients are free of any patent or latent defects. Product failure or defects, and any complaints or negative publicity resulting therefrom, could result in decreased sales of products by our Creator clients, product returns and exchanges or claims or litigation against us regarding the quality of such products. Such outcomes may adversely affect our business, reputation, financial condition, and results of operations.

We are exposed to the risk of infringement of intellectual property rights owned by third parties.

A Creator’s social media channel may display images, photos, or videos of products as marketing materials for sale. However, there may be a possibility that such photos or videos used by Creators as marketing materials are owned by third parties. In such cases, we cannot guarantee that the copyright owner will not object to the use of the relevant copyrighted materials on the Creator’s channel. We may also be held liable for infringing intellectual property rights if copyrighted pictures or videos are posted on the Creator’s channel. We cannot assure you that we will not be threatened or sued in relation to the infringement of third parties’ intellectual property rights in the future. In the event that we are subjected to any infringement claims, irrespective of the validity or the successful assertion of such claims, we would incur substantial costs, time, and resources in defending against them. Further, should there be a successful infringement claim against us, we may be required to pay substantial damages, to pay ongoing royalties, or to be subject to injunctions prohibiting the use of the photos or videos. Any intellectual property claims or litigation, regardless of whether we ultimately win or lose, would have material adverse effects on our business, financial condition, and results of operations.

We may not have adequate insurance coverage to cover our potential losses and claims in connection with our business.

To the best of our knowledge, certain risks associated with the operation of our business cannot be fully covered by insurance. We have been maintaining statutory employees’ compensation for our operations in HK SAR, Taiwan and Singapore, which we believe is in line with the industry practice in HK SAR, Taiwan and Singapore. As such, we cannot assure you that our insurance coverage is sufficient to cover all of our potential losses, and we may be exposed to liability in excess of our insurance coverage. For example, the occurrence of certain incidents such as business interruptions, labor disputes, and acts of God, and the consequences resulting from them, may not be adequately covered by our insurance policies, if at all. We also cannot guarantee that we will be able to maintain or renew our existing insurance coverage on commercially reasonable terms. In the event that we are subject to substantial claims, losses, or liabilities that are not covered by our insurance, we may incur expenses that could materially and adversely affect our financial condition and results of operations.

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We are subject to credit risks for accounts receivable and liquidity gap due to mismatches in time between receipts of payment from clients and issuance of payments to suppliers.

We generally grant credit terms of 30 days to our Creator clients. As of December 31, 2024 and 2023, we had accounts receivable of approximately $1.4 million and $2.1 million, respectively. We cannot assure you that we will be able to recover all of the accounts receivable. Should we fail to recover all the accounts receivable, it will adversely affect our business, financial condition, and results of operations.

Our revenue is affected by market trends.

The revenue and growth of the Social Commerce industry are sensitive to corresponding market trends. Our Social Commerce services would be adversely affected if end-consumers are less willing to spend money on the products being sold by our Creator clients due to changes in the corresponding market trends. This would have an adverse impact on our business, financial condition, and results of operations.

We may be subject to a liquidity gap due to mismatches in time between receipt of payments from our Creator clients and issuance of payments to our suppliers.

We rely on prompt payment from our Creator clients to fund our payments to suppliers. When we experience a mismatch in time between receipt of payments from our Creator clients and payments to our suppliers, we have to rely on our internal resources and bank borrowing to maintain our cash flow and to fund our daily operations. If we fail to manage the cash flow mismatch or if the mismatch enlarges, we may have higher funding requirements either from our internal resources or from bank borrowings to meet our payment obligations, and our results of operations and financial condition may be materially and adversely affected.

Our business, financial conditions, and results of operations could be affected if we fail to attract and retain our key personnel, management team, and our employees.

The operations and future success of our Social Commerce business depend on our ability to attract and retain our key personnel, management team, and employees. As such, it is important for us to continue to attract and motivate a sufficient number of key personnel to maintain our financial condition and results of operations. We cannot assure you that there will be no departures of our key personnel. If one or more of our key personnel are unwilling to continue in their present position(s) in our Company, we may not be able to replace them instantly or at all. We may also need to offer higher compensation and other benefits in order to attract and recruit new personnel and may also incur additional expenses in the training of new personnel. If any of our key personnel join a competing company or form a competing business, we may lose business secrets, technological know-how, and business relationships with major Creator clients. This would subsequently disrupt our business and would have a material adverse impact on our business, financial condition, and results of operations.

Unauthorized disclosure, destruction or modification of data, through cybersecurity breaches, computer viruses or otherwise or disruption of our services could expose us to liability, protracted and costly litigation and damage our reputation.

Our business involves the collection, storage, processing and transmission of customers’ business data. An increasing number of organizations, including large merchants and businesses, other large technology companies, financial institutions and government institutions, have disclosed breaches of their information technology, or IT, systems, some of which have involved sophisticated and highly targeted cybersecurity attacks, including on portions of their websites or infrastructure. We may also be subjected to breaches of cybersecurity by hackers. Threats may derive from human error, fraud or malice on the part of employees or third parties, or may result from accidental technological failure. Concerns about cybersecurity are increased when we transmit information. Electronic transmissions can also be subjected to cybersecurity attacks, interception or loss. Also, computer viruses and malware can be distributed and spread rapidly over the internet and could infiltrate our systems or those of our associated participants, which can impact the confidentiality, integrity and availability of information, and the integrity and availability of our products, services and systems, among other effects. Denial of service or other cybersecurity attacks could be targeted against us for a variety of purposes, including interfering with our products and services or creating a diversion for other malicious activities. These types of actions and attacks could disrupt our delivery of products and services or make them unavailable, which could damage our reputation, force us to incur significant expenses in remediating the resulting impacts, expose us to uninsured liabilities, subject us to lawsuits, fines or sanctions, distract our management or increase our costs of doing business.

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Our encryption of data and other protective measures may not prevent unauthorized access or use of sensitive data. A breach of our system or that of one of our associated participants may subject us to material losses or liability. A misuse of such data or a cybersecurity breach could harm our reputation and deter customers from using our products and services, thus reducing our revenue. In addition, any such misuse or breach could cause us to incur costs to correct the breaches or failures, expose us to uninsured liabilities, increase our risk of regulatory scrutiny, subject us to lawsuits, result in the imposition of material penalties and fines under applying laws or regulations.

We cannot assure that there are written agreements in place with every associated participant or that such written agreements will prevent the unauthorized use, modification, destruction or disclosure of data or enable us or our customers to obtain reimbursement in the event we should suffer incidents resulting in unauthorized use, modification, destruction or disclosure of data. Any unauthorized use, modification, destruction or disclosure of data could result in protracted and costly litigation, which could have a material and adverse effect on our business, financial condition and results of operations.

Cybersecurity attack incidents are increasing in frequency and evolving in nature and include, but are not limited to, installation of malicious software, unauthorized access to data and other electronic security breaches that could lead to disruptions in systems, unauthorized release of confidential or otherwise protected information and the corruption of data. Given the unpredictability of the timing, nature and scope of information technology disruptions, there can be no assurance that the procedures and controls we employ will be sufficient to prevent security breaches from occurring and we could be subject to manipulation or improper use of our systems and networks or financial losses from remedial actions, any of which could have a material and adverse effect on our business, financial condition and results of operations.

Risks Related to Doing Business in HK SAR

We could be affected by political considerations involving HK SAR.

As HK SAR is a special administrative region of the People’s Republic of China, the PRC may, by its legal and economic policies, exert influence on corresponding aspects of HK SAR. The PRC economy features a high degree of governmental involvement. In recent years, the PRC government has implemented various measures to guide the allocation of resources and thereby narrow the gaps between economic development in different regions in the country. We cannot offer any assurance that the PRC government will not, in the near future, adopt policies that will adversely affect social, legal, and economic conditions in HK SAR, which may in turn materially affect our business. Moreover, because our operations are principally based in HK SAR, our business operations and financial conditions will be affected by political and legal developments in HK SAR. Any adverse economic, social and/or political conditions, material social unrest, strikes, riots, civil disturbances or disobedience, as well as significant natural disasters may adversely affect our business operations. For example, the HK SAR protests that lasted from 2019 to 2020 were triggered by the introduction of the Fugitive Offenders amendment bill by the HK SAR government. Despite not being enacted, similar incidents may cause large-scale protests or riots that could materially and adversely affect various sectors of the HK SAR economy. Our business operations are susceptible to the effects of similar protests as well as any other incidents or factors that affect the stability of social, economic, and political conditions in HK SAR. We cannot guarantee that similar protests or social unrest will not occur in the future or that there will be no other events that could disrupt economic, political, and social conditions in HK SAR. If such events persist for a prolonged period of time, our overall business, financial condition, and results of operations may be adversely affected.

Our business solely operates in a limited geographical market, and any adverse economic, social and/or political developments affecting the market may have a material adverse impact on our operations.

Our business operations are substantially based in HK SAR, Taiwan and Singapore, and we do not have a diversified geographical coverage in terms of operations. Our business is therefore susceptible to any incidents or factors which may affect the stability of economic, social, and political conditions in these regions. Any adverse incidents, such as economic recession, extensive social unrest, strike, riot, civil disturbance or disobedience, may cast uncertainty over the stability of the business environment in these regions. Given the relatively small geographical size of HK SAR, Taiwan and Singapore, such incidents may have a widespread effect on our Marketing Services and Social Commerce business operations. As a result, our business, results of operations, and financial condition may be materially and adversely affected.

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Macroeconomic factors have had and may continue to have a material adverse effect upon our business, results of operations, and financial condition.

The Marketing Services and Social Commerce industries are affected by various macroeconomic factors, including changes in international, national, regional, and local economic conditions, gross domestic product growth, inflation, interest rates, availability of and access to capital markets, employment levels, disposable income levels, consumer spending patterns, and effects of governmental initiatives to manage economic conditions that are beyond the control of our company. In particular, some of our major Brand clients are well-established Brands in HK SAR. As a result, any deterioration of the HK SAR economy, decrease in disposable consumer income, fear of a recession, and decrease in consumer confidence may reduce demand for our services by our Brand clients and materially and adversely affect our business, results of operations, and financial condition. In addition, the general lack of available credit and confidence in the financial markets associated with any market volatility or downturn could adversely affect our access to capital as well as our suppliers’ and Brand clients’ access to capital, which in turn could adversely affect our ability to fund our working capital requirements and capital expenditures. Our continued success will depend upon our ability to anticipate, identify, and respond to changing economic and other conditions in a timely manner, and our failure to do so could adversely affect our business, results of operations, and financial condition.

We incur higher than average costs due to conducting business in HK SAR.

The costs of doing business in HK SAR are higher than in surrounding regions. We rent our office spaces in HK SAR, and the majority of our workforce is also based in HK SAR. In view of the high rental price and high labor cost in HK SAR, we need to exercise careful control over our expenditures in these areas. Should we fail to control our costs, the financial performance of our Company may be adversely affected.

There is no assurance that the currency peg system in HK SAR will not be changed.

Our business is conducted in HK SAR with our books and records maintained in Hong Kong dollars but the financial statements that we file with the SEC and provide to our shareholders are presented in U.S. dollars. Changes in the exchange rate between HKD and USD affect the value of our assets and the results of our operations. Since 1983, Hong Kong dollars have been pegged to U.S. dollars at the rate of approximately HK$7.80 to US$1.00. There is no assurance that this policy will not change in the near future. If the pegging system collapses, our business may be adversely affected. The exchange rate between HKD and USD may be affected by, among other things, changes in HK SAR’s political and economic conditions and perceived changes in the economies of HK SAR and the United States. Any significant fluctuation in the exchange rate between HKD and USD may materially and adversely affect our cash flows, revenue, and financial condition. Also, changes in the exchange rate between HKD and USD will affect the amount of proceeds we will have available for our business.

We operate our business in a regulated industry in HK SAR.

Our Marketing Services and Social Commerce operations are subject to a range of laws, rules, and regulations enacted by governmental authorities. We are subject to codes of conduct and practice guidelines implemented by those authorities. Given our obligations to comply with the relevant mandatory requirements with respect to our operations, we may incur ongoing costs involving our compliance with the laws and regulations. Any non-compliance, depending on the nature and severity of the incident, may result in penalties and private or public reprimand. Legal proceedings may be instigated against us with respect to any non-compliance, which may divert our managerial and financial resources while we are dealing with the investigations. In addition, any non-compliance may also be reported by media, and such negative media coverage will heavily damage our reputation and affect our image with our existing and potential Brand clients. We may not be able to respond to changes in the regulatory regime in a timely manner, and any unfavorable changes or tightening of government policies in HK SAR may significantly affect our operations. Any of the above may have a material and adverse impact on our business prospects, results of operations, and financial condition.

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HK SAR legal systems are evolving and have inherent uncertainties that could limit the legal protections available to you.

We have substantial operations in HK SAR. The HK SAR legal system may embody uncertainties that could limit the legal protections available to you and to us. The Hong Kong Basic Law provides that the socialist system and policies shall not be practiced in the HK SAR, and the capitalist system and way of life shall remain unchanged for fifty years from 1997. HK SAR has a high degree of autonomy and enjoys executive, legislative and independent judicial power. HK SAR also has the authority to issue its own currency (the Hong Kong Dollar). If HK SAR’s ability to function autonomously cannot be maintained for any reason, this could potentially impact HK SAR’s common law legal system and lead to legal and political instability. This could, in turn, materially and adversely affect our business and operations. Accordingly, we cannot predict the effects of future developments in HK SAR’s legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the preemption of local regulations by national laws. These uncertainties could limit the legal protections available to us, including our ability to enforce our agreements with our suppliers and clients. Moreover, we cannot assure that governmental authorities will not interpret or implement the laws or regulations in ways that negatively affect us. We may be subject to investigations and inspections by governmental authorities regarding our compliance with laws and regulations, and we cannot assume you that our practices will always fully comply with all applicable rules and regulatory requirements. In addition, laws, regulations, and industry standards continue to develop and may vary from jurisdiction to jurisdiction. Complying with emerging and changing international requirements may cause us to incur substantial costs or require us to change our business practices in a way that could adversely affect our business, results of operations, and financial condition.

Uncertainties in the interpretation and enforcement of Chinese laws and regulations, which could change at any time with little advance notice, could limit the legal protections available to us.

The PRC legal system is based on written statutes and prior court decisions have limited value as precedents. Since these laws and regulations are relatively new and the PRC legal system continues to rapidly evolve, interpretations of many laws, regulations and rules, which could change at any time with little advance notice, are not always uniform and enforcement of these laws, regulations and rules involves uncertainties.

We may have to resort to administrative and court proceedings to enforce our legal rights from time to time. However, since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. Furthermore, the PRC legal system is based partly on government policies and internal rules (some of which are not published in a timely manner or at all) that may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until time has passed since the violation. Such uncertainties, including uncertainty over the scope and effect of our contractual, property (including intellectual property) and procedural rights, could materially and adversely affect our business and impede our ability to continue our operations.

We may be subject to a variety of laws and other obligations regarding cybersecurity and data protection, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations.

We may become subject to a variety of laws and regulations in the PRC regarding privacy, data security, cybersecurity, and data protection. These laws and regulations are continuously evolving and developing. The scope and interpretation of the laws that are or may be applicable to us are often uncertain and may be conflicting, particularly with respect to foreign laws. In particular, there are numerous laws and regulations regarding privacy and the collection, sharing, use, processing, disclosure, and protection of personal information and other user data. Such laws and regulations often vary in scope, may be subject to differing interpretations, and may be inconsistent among different jurisdictions.

We do not place any reliance on collection and processing of any personal information to maintain our business operation, but if we are required to collect and process any type of personal information to maintain the operation of our business, the integrity and protection of such personal information is critical to our business. It is expected that we will adequately protect their personal information. We are required by applicable laws to keep strictly confidential the personal information that we collect, and to take adequate security measures to safeguard such information.

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The PRC Criminal Law, as newly amended on December 29, 2023, prohibits institutions, companies, and their employees from illegally selling or otherwise disclosing a citizen’s personal information obtained during the course of performing duties or providing services or obtaining such information through theft or other illegal ways. On November 7, 2016, the Standing Committee of the PRC National People’s Congress issued the Cyber Security Law, which became effective on June 1, 2017.

Pursuant to the Cyber Security Law, network operators must not, without users’ consent, collect their personal information and may only collect users’ personal information to the extent necessary to provide their services. Providers are also obliged to maintain the security of their products and services and shall comply with provisions regarding the protection of personal information as stipulated under the relevant laws and regulations. The legal consequences of violation of the Cyber Security Law include penalties of warning, confiscation of illegal income, suspension of related business, winding up for rectification, shutting down the websites, and revocation of business license or relevant permits.

The Civil Code of the PRC (issued by the PRC National People’s Congress on May 28, 2020 and effective since January 1, 2021) provides the main legal basis for privacy and personal information infringement claims under the Chinese civil laws. PRC regulators, including the CAC, MIIT, and the Ministry of Public Security have been increasingly focused on regulation in the areas of data security and data protection.

The PRC regulatory requirements regarding cybersecurity are constantly evolving. For instance, various regulatory bodies in China, including the CAC, the Ministry of Public Security and the SAMR, have enforced data privacy and protection laws and regulations with evolving standards and interpretations. On December 28, 2021, the Chinese government promulgated Cybersecurity Review Measures which became effective on February 15, 2022. According to the Cybersecurity Review Measures, (i) the use of network products and services purchased by operators of critical information infrastructure, that affect or may affect national security, is subject to the cybersecurity review; (ii) an application for cybersecurity review should be made by the internet platform operator holding personal information of more than one million users before such internet platform operator lists its securities overseas; and (iii) relevant authorities of the cybersecurity review mechanism may initiate cybersecurity review if they determine an operator’s network products or services or data processing activities affect or may affect national security.

On September 30, 2024, the State Council released Regulations on the Management of Network Data Security, or the Network Data Regulation, which came into force on January 1, 2025. The Network Data Regulation is not only the first at the administrative regulation level specifically for network data security, but it also serves as a comprehensive implementing regulation for the compliance requirements set out by the Cybersecurity Law, Data Security Law, and Personal Information Protection Law. The Network Data Regulation introduces several key obligations, including requiring network data handlers to specify the purpose and method of personal information processing, as well as the types of personal information involved, before any personal information is handled. It also clarifies definitions for important data, outlines the obligations of those handling important data, establishes broader contractual requirements for data sharing between data handlers, and introduces a new exemption for regulatory obligations regarding cross-border. We do not know how such regulations will affect us and our continued listing on Nasdaq. In the event that the CAC determines that we are subject to these regulations, we may be subject to fines and penalties.

On June 10, 2021, the Standing Committee of the PRC National People’s Congress promulgated the PRC Data Security Law which came into effect on September 1, 2021. The Data Security Law also sets forth the data security protection obligations for entities and individuals handling personal data, including that no entity or individual may acquire such data by stealing or other illegal means, and that the collection and use of such data should not exceed the necessary limits. The costs of compliance with, and other burdens imposed by, Cyber Security Law and any other cybersecurity and related laws may limit the use and adoption of our products and services and could have an adverse impact on our business. Further, if the relevant laws mandate clearance of cybersecurity review and other specific actions to be completed by companies like us, we face uncertainties as to whether such clearance can be in a timely fashion or at all.

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We do not expect to be subject to cybersecurity review by the CAC, given that: (i) we do not possess more than one million users’ personal information; (ii) we do not place any reliance on collection and processing of any personal information to maintain our business operation; (iii) we have not been notified by any authorities of being classified as an operator of critical information infrastructure; (iv) data processed in our business should not have a bearing on national security nor affect or may affect national security; and (v) we have not been subject to any material administrative penalties, mandatory rectifications, or other sanctions by any competent regulatory authorities in relation to cybersecurity and data protection, nor have there been material cybersecurity and data protection incidents or infringement upon any third parties, or other legal proceedings, administrative or governmental proceedings, pending or threatened against or relating to us.

However, there remains uncertainty as to how these measures and regulations will be interpreted or implemented and whether the PRC regulatory agencies, including the CAC, may adopt new laws, regulations, rules, or detailed implementation and interpretation related to the cybersecurity and data protection. If any such new laws, regulations, rules, or implementation and interpretation comes into effect, we will take all reasonable measures and actions to comply and to minimize the adverse effect of such laws on us.

We cannot assure you that PRC regulatory agencies, including the CAC, would take the same view as we do, and there is no assurance that we can fully or timely comply with such laws. In the event that we are subject to any mandatory cybersecurity review and other specific actions required by the CAC, we face uncertainty as to whether any clearance or other required actions can be completed in a timely fashion or at all. Given such uncertainty, we may be further required to suspend our relevant business, shut down our website, or face other penalties which could materially and adversely affect our business, financial condition, and results of operations.

We believe that we have been in compliance with the data privacy and personal information requirements of the CAC. Neither the CAC nor any other PRC regulatory agency or administration has contacted the Company in connection with the Company’s or its subsidiaries’ operations. The Company is currently not required to obtain regulatory approval from the CAC nor any other PRC authorities for its and its subsidiaries’ operations in HK SAR.

Because part of our operations take place in HK SAR, we are subject to a variety of similar laws and other obligations regarding data protection in HK SAR. The Personal Data (Privacy) Ordinance (Chapter 486 of the Laws of Hong Kong) (the “PDPO”) came into force on December 20, 1996. The PDPO states that any person who controls the collection, holding, processing or use of personal data (the “data user”) shall not do any act, or engage in a practice, that contravenes any of the data protection principles set out in Schedule 1 to the PDPO (the “Data Protection Principles”) unless the act or practice, as the case may be, is required or permitted under the PDPO.

We believe that we have been in compliance with the data privacy and personal information requirements of the PDPO. Moreover, we do not expect to be subject to any cybersecurity review by other governmental authority for the reasons stated above. We are currently not required to obtain regulatory approval from any governmental authorities for our subsidiaries’ operations in HK SAR.

We operate in a competitive industry and a highly competitive market. We may be subject to a variety of laws and other obligations regarding competition law in HK SAR, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition, and results of operations.

We face high levels of competition in the Marketing Services and Social Commerce industries due to a large number of similar service providers in HK SAR. We may be subject to laws and regulations that are intended to prevent and discourage anti-competitive conduct in HK SAR. We have not adopted any anti-competitive conduct and will continue to act in compliance with laws and regulations governing competition in HK SAR. However, we may face difficulties and may need to incur legal costs in ensuring our compliance with the laws and regulations against anti-competition. We may also inadvertently infringe such laws and regulations, and under such circumstances, we may be subject to fines and/or other penalties or incur substantial legal costs, resulting in business disruption and/or negative media coverage that could adversely affect our business, results of operations, and reputation.

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The recent spate of government interference by the PRC government into business activities of U.S. listed Chinese companies may negatively impact our operations, value of our securities and/or significantly limit or completely hinder our ability to offer future securities to investors and cause the value of such securities to significantly decline or be worthless.

Recently, the Chinese government announced that it would step up the supervision of Chinese firms listed offshore. Under the new measures, China will improve regulation of cross-border data flows and security, crack down on illegal activity in the securities market and punish fraudulent securities issuance, market manipulation and insider trading. China will also check sources of funding for securities investment and control leverage ratios. The CAC has also opened a cybersecurity probe into several U.S.-listed tech giants focusing on anti-monopoly, financial technology regulation and more recently, with the passage of the Data Security Law, how companies collect, store, process and transfer data. If we are subject to such a probe or if we are required to comply with stepped-up supervisory requirements, valuable time from our management and money may be expended in complying and/or responding to the probe and requirements, thus diverting valuable resources and attention away from our operations. This may, in turn, negatively impact our operations.

Further, given the Chinese government’s significant oversight and discretion over the conduct of our business operations in HK SAR, the PRC laws and regulation issued by Chinese government may disallow our ownership structure, intervene or influence our operations at any time, which could result in a material change in our operations and consequently, the value of our Class A Ordinary Shares. The Chinese government could also significantly limit or completely hinder our ability to offer future securities to investors and cause the value of such securities to decline significantly or be worthless.

It may be difficult for overseas shareholders and/or regulators to conduct investigation or collect evidence within China.

Shareholder claims or regulatory investigation common in the United States are generally difficult to pursue as a matter of law or practicality in China. For example, there are significant legal and other obstacles to providing information needed for regulatory investigations or litigation initiated outside China in China. Although the authorities in China may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration, such cooperation with the securities regulatory authorities in the Unities States may not be efficient in the absence of mutual and practical cooperation mechanism. Furthermore, according to Article 177 of the PRC Securities Law, or Article 177, which became effective in March 2020, no overseas securities regulator is allowed to directly conduct investigation or evidence collection activities within the territory of the PRC. While detailed interpretation or implementation of rules under Article 177 have yet to be promulgated, the inability for an overseas securities regulator, such as the Department of Justice, the SEC, the PCAOB and other authorities, to directly conduct investigation or evidence collection activities within China may further increase difficulties faced by you in protecting your interests.

Our principal business operations are conducted in HK SAR. In the event that the U.S. regulators carry out an investigation on us and there is a need to conduct investigation or collect evidence within the territory of the PRC, the U.S. regulators may not be able to carry out such investigation or evidence collection directly in the PRC under the PRC laws. However, U.S. regulators may consider cross-border cooperation with securities regulatory authority of the PRC by way of judicial assistance, diplomatic channels or regulatory cooperation mechanism established with the securities regulatory authority of the PRC.

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Our Class A Ordinary Shares may be delisted under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditors for two consecutive years beginning in 2021. The delisting of our shares, or the threat of their being delisted, may materially and adversely affect the value of your investment.

Our Class A Ordinary Shares may be prohibited from trading on a national exchange under the Holding Foreign Companies Accountable Act (the “HFCA Act”) if the Public Company Accounting Oversight Board (the “PCAOB”) is unable to inspect our auditors for two consecutive years beginning in 2021. The HFCA Act was enacted on December 18, 2020 and states if the SEC determines that a company has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit the company’s shares from being traded on a national securities exchange or in over-the-counter trading market in the U.S. On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCA Act. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCA Act, including the listing and trading prohibition requirements described above. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act and on December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by President Biden, which contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act and amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading. On December 2, 2021, the SEC adopted final amendments to its rules implementing the HFCA Act. The rules apply to registrants the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB is unable to inspect or investigate (“Commission-Identified Issuers”) and require Commission-Identified Issuers identified by the SEC to submit documentation and make disclosures required under the HFCA Act. In addition, the final amendments also establish procedures the SEC will follow in (i) determining whether a registrant is a “Commission-Identified Issuer” and (ii) prohibiting the trading on U.S. securities exchanges and in the over-the-counter market of securities of a “Commission-Identified Issuer” under the HFCA Act. The final amendments are effective on January 10, 2022. The SEC will begin to identify and list Commission-Identified Issuers on its website shortly after registrants begin filing their annual reports for 2021. Pursuant to the HFCA Act, the PCAOB issued a Determination Report on December 16, 2021, which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in mainland China or Hong Kong, a Special Administrative Region of the PRC, because of a position taken by one or more authorities in the PRC or Hong Kong. In addition, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations. On August 26, 2022, the PCAOB announced that it had signed a Statement of Protocol (the “SOP”) with the China Securities Regulatory Commission and the Ministry of Finance of China. The SOP, together with two protocol agreements governing inspections and investigations (together, the “SOP Agreement”), establishes a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law. The SOP Agreement remains unpublished and is subject to further explanation and implementation. Pursuant to the Protocol, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. The However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainties and depends on a number of factors out of our, and our auditor’s, control. The PCAOB continues to demand complete access in mainland China and Hong Kong moving forward and resumed regular inspections since March 2023.

Our financial statements contained in this prospectus for the fiscal year ended December 31, 2024 and 2023 have been audited by Assentsure PAC (“Assentsure”). Assentsure is an independent registered public accounting firm headquartered in Singapore and are among the public accounting firms that are registered with the PCAOB. Such PCAOB-registered accounting firms are subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess their compliance with the applicable professional standards. On December 16, 2021, the PCAOB issued its determination that the PCAOB is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong, because of positions taken by PRC authorities in those jurisdictions, and the PCAOB included in the report of its determination a list of the accounting firms that are headquartered in mainland China or Hong Kong. This list does not include our auditors, Assentsure.

Despite that we have a U.S. based auditor that is registered with the PCAOB and subject to PCAOB inspection, there are still risks to the Company and investors if it is later determined that the PCAOB is unable to inspect or investigate completely our auditor because of a position taken by an authority in a foreign jurisdiction. If our Class A Ordinary Shares are prohibited from being traded on a national securities exchange or over-the counter under the HFCA Act in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor at such future time, Nasdaq may determine to delist our Class A Ordinary Shares. If our Class A Ordinary Shares are unable to be listed on another securities exchange by then, such a delisting would substantially impair your ability to sell or purchase our Class A Ordinary Shares when you wish to do so, and the risk and uncertainty associated with a potential delisting would have a negative impact on the price of our Class A Ordinary Shares.

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The SEC may propose additional rules or guidance that could impact us if our auditor is not subject to PCAOB inspection. For example, on August 6, 2020, the President’s Working Group on Financial Markets, or the PWG, issued the Report on Protecting United States Investors from Significant Risks from Chinese Companies to the then-President of the United States. This report recommended the SEC implement five recommendations to address companies from jurisdictions that do not provide the PCAOB with sufficient access to fulfill its statutory mandate. Some of the concepts of these recommendations were implemented with the enactment of the HFCA Act. However, some of the recommendations were more stringent than the HFCA Act. For example, if a company’s auditor was not subject to PCAOB inspection, the report recommended that the transition period before a company would be delisted would end on January 1, 2022.

The SEC had announced that the SEC staff was preparing a consolidated proposal for the rules regarding the implementation of the HFCA Act and addressing the recommendations in the PWG report. The implications of potential regulation in addition to the requirements of the HFCA Act and what was recently adopted on December 2, 2021 are uncertain. Such uncertainty could cause the market price of our Class A Ordinary Shares to be materially and adversely affected, and our securities could be delisted or prohibited from being traded on the national securities exchange earlier than would be required by the HFCA Act. If our Class A Ordinary Shares cannot be listed on another securities exchange by then, such a delisting would substantially impair your ability to sell or purchase our Class A Ordinary Shares when you wish to do so, and the risk and uncertainty associated with a potential delisting would have a negative impact on the price of our Ordinary Shares.

The recent joint statement by the SEC, proposed rule changes submitted by Nasdaq, and an act passed by the U.S. Senate and the U.S. House of Representatives, all call for additional and more stringent criteria to be applied to U.S.-listed companies with significant operations in China. These developments could add uncertainties to our future offerings, business operations, share price and reputation.

U.S. public companies that have substantially all of their operations in HK SAR have been the subject of intense scrutiny, criticism, and negative publicity by investors, financial commentators and regulatory agencies such as the SEC. Much of the scrutiny, criticism and negative publicity has centered on financial and accounting irregularities and mistakes, a lack of effective internal controls over financial accounting, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud.

On December 7, 2018, the SEC and the PCAOB issued a joint statement highlighting the continued challenges faced by U.S. regulators in their oversight of financial statement audits of U.S.-listed companies with significant operations in HK SAR. On April 21, 2020, SEC Chairman Jay Clayton and PCAOB Chairman William D. Duhnke III, along with other senior SEC staff, released a joint statement highlighting the risks associated with investing in companies based in or have substantial operations in emerging markets including HK SAR, reiterating past SEC and PCAOB statements on matters including the difficulty associated with inspecting accounting firms and audit work papers in HK SAR and higher risks of fraud in emerging markets and the difficulty of bringing and enforcing SEC, Department of Justice and other U.S. regulatory actions, including in instances of fraud, in emerging markets generally.

On May 20, 2020, the U.S. Senate passed the Holding Foreign Companies Accountable Act requiring a foreign company to certify it is not owned or controlled by a foreign government if the PCAOB is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. In addition, if the PCAOB is unable to inspect the company’s auditors for three consecutive years, the issuer’s securities are prohibited from being traded on a national exchange. On December 2, 2020, the U.S. House of Representatives approved the Holding Foreign Companies Accountable Act.

On May 21, 2021, Nasdaq filed three proposals with the SEC to (i) apply minimum offering size requirement for companies primarily operating in a “Restrictive Market,” (ii) prohibit Restrictive Market companies from directly listing on Nasdaq Capital Market and only permit them to list on Nasdaq Global Select or Nasdaq Global Market in connection with a direct listing and (iii) apply additional and more stringent criteria to an applicant or listed company based on the qualifications of the company’s auditors.

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On December 2, 2021, the SEC adopted amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act. The rules apply to registrants the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB is unable to inspect or investigate Commission-Identified Issuers. The final amendments require Commission-Identified Issuers to submit documentation to the SEC establishing that, if true, it is not owned or controlled by a governmental entity in the public accounting firm’s foreign jurisdiction. The amendments also require that a Commission-Identified Issuer that is a “foreign issuer,” as defined in Exchange Act Rule 3b-4, provide certain additional disclosures in its annual report for itself and any of its consolidated foreign operating entities. Further, the release provides notice regarding the procedures the SEC has established to identify issuers and to impose trading prohibitions on the securities of certain Commission-Identified Issuers, as required by the HFCA Act.

The SEC will identify Commission-Identified Issuers for fiscal years beginning after December 18, 2020. A Commission-Identified Issuer will be required to comply with the submission and disclosure requirements in the annual report for each year in which it was identified. If a registrant is identified as a Commission-Identified Issuer based on its annual report for the fiscal year ended December 31, 2021, the registrant will be required to comply with the submission or disclosure requirements in its annual report filing covering the fiscal year ended December 31, 2022.

In August 2022, the PCAOB, the China Securities Regulatory Commission (the “CSRC”) and the Ministry of Finance of the PRC signed a Statement of Protocol (the “Statement of Protocol”), which establishes a specific and accountable framework for the PCAOB to conduct inspections and investigations of PCAOB-governed accounting firms in mainland China and Hong Kong. On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong completely in 2022. The PCAOB Board vacated its previous 2021 determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainties and depends on a number of factors out of our, and our auditor’s, control. The PCAOB continues to demand complete access in mainland China and Hong Kong moving forward and resumed regular inspections since March 2023. The PCAOB is continuing pursuing ongoing investigations and may initiate new investigations as needed. The PCAOB has indicated that it will act immediately to consider the need to issue new determinations with the HFCA Act if needed.

These recent developments could add uncertainties to our continued listing and we cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements.

It remains unclear what further actions the SEC, the PCAOB, or Nasdaq will take to address these issues and what impact those actions will have on U.S. companies that have significant operations in China and have securities listed on a U.S. stock exchange (including a national securities exchange or over-the-counter stock market). In addition, the March 2021 interim final amendments and any additional actions, proceedings, or new rules resulting from these efforts to increase U.S. regulatory access to audit information could create some uncertainty for investors, the market price of our ordinary shares could be adversely affected, and we could be delisted if we and our auditor are unable to meet the PCAOB inspection requirement or we are required to engage a new audit firm, which would require significant expense and management time.

As a result of the scrutiny, criticism, and negative publicity, the publicly traded stock of many U.S. listed Chinese companies sharply decreased in value and in some cases became virtually worthless. In addition, many of these companies are now subject to shareholder lawsuits and SEC enforcement actions and are conducting internal and external investigations into the allegations. It is unclear what effect this sector-wide scrutiny, criticism, and negative publicity will have on us, our future offerings, business, and share price. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we will have to expend significant resources to investigate such allegations and/or defend our Company. This situation would be costly and time-consuming and would distract our management from developing our growth. If such allegations are not proven to be groundless, we and our business operations would be severely affected and you could sustain a significant decline in the value of our shares.

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Nasdaq may apply additional and more stringent criteria for our continued listing.

Nasdaq Listing Rule 5101 provides Nasdaq with broad discretionary authority over the initial and continued listing of securities in Nasdaq and Nasdaq may use such discretion to deny initial listing, apply additional or more stringent criteria for the initial or continued listing of particular securities, or suspend or delist particular securities based on any event, condition, or circumstance that exists or occurs that makes initial or continued listing of the securities on Nasdaq inadvisable or unwarranted in the opinion of Nasdaq, even though the securities meet all enumerated criteria for initial or continued listing on Nasdaq. In addition, Nasdaq has used its discretion to deny initial or continued listing or to apply additional and more stringent criteria to instances, including but not limited to, circumstance in which: (i) the company engaged an auditor that has not been subject to an inspection by PCAOB, an auditor that PCAOB cannot inspect, or an auditor that has not demonstrated sufficient resources, geographic reach, or experience to adequately perform the company’s audit; (ii) a company planned a small public offering, which would result in insiders holding a large portion of the company’s listed securities, Nasdaq was concerned that the offering size was insufficient to establish the company’s initial valuation, and there would not be sufficient liquidity to support a public market for the company; and (iii) where the company did not demonstrate sufficient nexus to the U.S. capital market, including having no U.S. shareholders, operations, or members of the board of directors or management. For any aforementioned concerns, we may be subject to the additional and more stringent criteria of Nasdaq for our continued listing, which could lead to delay or even denial of our listing application for our Class A Ordinary Shares.

To the extent cash or assets in the business is in HK SAR or an HK SAR entity, the funds or assets may not be available to fund operations or for other use outside of HK SAR due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets.

As of the date of this prospectus, there are no restrictions or limitations imposed by the HK SAR government on the transfer of capital within, into and out of HK SAR, except for the transfer of funds involving money laundering and criminal activities. However, there is no guarantee that the HK SAR government will not promulgate new laws or regulations that may impose such restrictions in the future. As a result, to the extent cash or assets in the business is in HK SAR or an HK SAR entity, the funds or assets may not be available to fund operations or for other use outside of HK SAR due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the HK SAR or PRC governments to transfer cash or assets.

Risks Related to Doing Business in Taiwan

Rising cross-strait confrontations may result in business disruptions and/or may materially and adversely affect our business prospects, financial condition, and results of operations.

Our operations in Taiwan are an integral part of our business. Accordingly, the geopolitical stability and security of Taiwan’s periphery are imperative to us.

The PRC has claimed sovereignty over Taiwan since 1949 and has never renounced its determination to unify Taiwan by force, which has led to the persisting presence of potential conflicts between the two sides of the Taiwan Strait.

Notwithstanding the political confrontation, cross-strait relations have evolved over the past three decades. There are direct flights and shipping links across the Taiwan Strait, two-way trade, investment, and tourism, and a significant number of Taiwanese studying and working in China. This was the case until 2016, when the Democratic Progressive Party won the presidential election in Taiwan and PRC restricted official cross-strait connections dramatically.

Since 2020, incursions by PLA aircraft into Taiwan’s Air Defense Identification Zone have become an almost daily occurrence. On August 2 and 3, 2022, U.S. House Speaker Nancy Pelosi led a House delegation to Taiwan. PRC officials issued repeated warnings to the U.S. government, and the PLA conducted military exercises and demonstrations in various waters around Taiwan. The U.S. government sent USS Ronald Reagan and USS Tripoli to guard the eastern part of Taiwan and the surrounding Philippine Sea before and after the visit. After Pelosi’s arrival in Taiwan, PRC held a series of military exercises against Taiwan and also launched ballistic missiles against the waters surrounding Taiwan.

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The PRC has often used its market advantage for political purposes. For example, to prevent Pelosi’s visit to Taiwan, China announced the night before her arrival that it had listed nearly 200 food factories and more than 600 agricultural products in Taiwan as banned imports. The PRC also exerting media pressure to force Taiwanese artists working in China to publicly state their support for the “One China” policy by exerting media pressure.

As described above, the cross-strait situation has a significant impact on the overall economy of Taiwan. Escalation of confrontations between Taiwan and China may lead to catastrophic losses. Accordingly, to some extent, our future success depends on the future stability of the geopolitics of Taiwan. Any major conflicts between Taiwan and China may result in business disruption and/or may materially and adversely affect our business prospects, financial condition, and results of operations.

Due to a lack of jurisdiction and legal ambiguity, it may be difficult for overseas shareholders and/or regulators to conduct investigations or collect evidence within Taiwan.

Cross-border surveillance and evidence collection are inherently challenging due to the lack of jurisdiction and legal ambiguity. Although the “Agreement on Mutual Legal Assistance in Criminal Matters between the Taipei Economic and Cultural Representative Office and the American Institute in Taiwan” was entered into on March 26, 2002, mutual legal assistance between the relevant authorities of the United States and Taiwan is limited to the investigation, prosecution, and prevention of offenses, and involvement in proceedings related to criminal matters. For civil proceedings or administrative investigations, there are significant obstacles to providing the information required by U.S. regulators and shareholders.

Operations in Taiwan are an integral part of our business, but U.S. regulators are unable to carry out investigations on us directly. They may seek cross-border cooperation with the competent authorities in Taiwan based on the legal assistance agreement when criminal investigations are involved. However, there are numerous challenges that impede conducting investigations and collecting evidence within the territory of Taiwan for regulatory purposes or civil proceedings.

Risks Relating to Our Class A Ordinary Shares and Ownership of Our Class A Ordinary Shares

This offering requires a Minimum Offering Amount of $5,000,000 of securities (21,834,061 Ordinary Shares) to be sold, and if we fail to raise the Minimum Offering Amount on or before May 23, 2025, we will terminate the offering, and investors in this offering receive a refund.

The Placement Agent has no obligation to buy any of the Class A Ordinary Shares from us or to arrange for the purchase or sale of any specific number or dollar amount of the Class A Ordinary Shares. If the Placement Agent is unable to arrange for the purchase of the Minimum Offering Amount, the offering will be terminated, and investors who have already funded their purchase amount will receive a refund.

If we are able to raise the Minimum Offering Amount for this offering, we may not be able to raise the amount of capital we believe is required for our business plans, including our near-term business plans and business goals outlined in this prospectus.

There is a Minimum Offering Amount of $5,000,000 that must be raised as a condition to completion of this Offering. Even if this Minimum Offering Amount if sold, the actual offering amount, Placement Agent fees and proceeds to us are not presently determinable and may be substantially less than the maximum amount set forth in this prospectus. We may sell fewer than all of the Class A Ordinary Shares offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this Offering will not receive a refund in the event that we do not sell an amount of securities sufficient to support our business goals and continued operations, including our near-term continued operations. Thus, we may not raise the amount of capital we believe is required for our operations in the short-term and may need to raise additional funds to complete such short-term operations. Such additional capital may not be available or available on terms acceptable to us, or at all.

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Our offering price of $0.229 per Share constitutes a significant discount to the current market price of our Shares, our Share price may suffer immediate decline and existing Shareholders may suffer significant dilution after completion of this offering.

On May 2, 2025, the last reported sale price of our Class A Ordinary Shares on Nasdaq was $0.8805 per share. Our offering price of $0.229 per Share constitutes a significant discount to our last reported sale price. The public offering price for the securities in this offering is at a discount to the current market price, which is at a figure that constitutes a significant discount to the market price of our Shares, such significant discount may have immediate negative impact on the market price of our Shares, causing our Share price to immediately decline after completion of the offering.

The final public offering price was determined through negotiation between us, the Placement Agent, and the investors based upon a number of factors, including our history and prospects, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, the industry in which we operate, our past and present operating results, the previous experience of our executive officers and the general conditions of the securities markets at the time of the offering. In particular, we believe that the final offering price ultimately depended on our assessment of investors’ sentiment in our Shares and we consider, weigh and prioritize this factor as the utmost important factor in determining our final offering price.

As of the date of this prospectus, we had 9,207,676 Class A Ordinary Shares issued and outstanding. Our existing Shareholders may suffer significant dilution after completion of this offering.

Although our Shares currently trade at a market price well above the offering price of $0.229 per Share, the daily trading volume and turnover is insignificant when compared to the number of Class A Ordinary Shares we are offering to potential investors under this offering. It was therefore essential for us to determine an offering price that matches with our assessment of the investors’ sentiment given the significant number of Shares we are offering as opposed to our current market price which has low correlation to the actual value of our securities given the thin trading volume and turnover. After deducting the estimated Placement Agent commissions and estimated offering expenses payable by us, we expect to receive net proceeds of approximately $4.3 million from this offering if the Minimum Offering Amount is raised and $14.0 if the Maximum Offering Amount is raised, in each case, based on an offering price of $0.229 per Share. Even if we raise the Maximum Offering Amount, we may not be able to fully implement our future business plans.

An active trading market for our Class A Ordinary Shares may not continue and the trading price for our Class A Ordinary Shares may fluctuate significantly.

We cannot assure you that a liquid public market for our Class A Ordinary Shares will develop or continue. If an active public market for our Class A Ordinary Shares does not continue following the completion of this Offering, the market price and liquidity of our Class A Ordinary Shares may be materially and adversely affected. The public offering price for our Class A Ordinary Shares in this Offering was determined by negotiation between us and the Placement Agent based upon several factors, and we can provide no assurance that the trading price of our Class A Ordinary Shares after this Offering will not decline below the public offering price. As a result, investors in this Offering may experience a significant decrease in the value of their Class A Ordinary Shares.

Our share price has been, and could continue to be, volatile. You may lose all or part of your investment, and litigation may be brought against us.

There has been significant volatility in the market price and trading volume of equity securities, which may be unrelated to the financial performance of the companies issuing the securities. These broad market fluctuations could negatively affect the market price of our stock. The market price and volume of our Class A Ordinary Shares could fluctuate, and in the past has fluctuated, more dramatically than the stock market in general. Since our IPO, the market price of our Class A Ordinary Shares has ranged from a high of $60.48 per share (or $8.64 per share, before giving effect to a one-for-seven reverse split of its Class A Ordinary Shares in June 2024) to a low of $0.65 per share. There is no assurance that the market price for our Shares will not decline below the Offer Price. The Offer Price was determined after consultation between our Company and the Placement Agent, after taking into consideration, among others, market conditions and estimated market demand for our Shares. The Offer Price may not necessarily be indicative of the market price for our Shares after the completion of this Offering. Investors may not be able to sell their Shares at or above the Offer Price. The prices at which our Shares will trade after this Offering may fluctuate significantly and rapidly as a result of, among others, the following factors, some of which are beyond our control:

●	variation in our results of operations;

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●	perceived prospects and future plans for our business and the general outlook of our industry;

●	changes in securities analysts’ estimates of our results of operations and recommendations;

●	announcements by us of significant contracts, acquisitions, strategic alliances or joint ventures or capital commitments;

●	the valuation of publicly-traded companies that are engaged in business activities similar to ours;

●	additions or departures of key personnel;

●	fluctuations in stock market prices and volume;

●	involvement in litigation;

●	general economic and stock market conditions; and

●	discrepancies between our actual operating results and those expected by investors and securities analysts.

There is no guarantee that our Shares will appreciate in value after this Offering or even maintain the price at which you purchased the Shares. You may not realize a return on your investment in our Shares and you may even lose your entire investment in our Shares.

In addition, the stock markets have from time to time experienced significant price and volume fluctuations that have affected the market prices of securities. These fluctuations often have been unrelated or disproportionate to the operating performance of publicly-traded companies. In the past, following periods of volatility in the market price of a particular company’s securities, an investor may lose all or part of his or her investment, and litigation has sometimes been brought against that company. If similar litigation is instituted against us, it could result in substantial costs and divert our senior management’s attention and resources from our core business.

Furthermore, since this Offering is being conducted on a “best-efforts” basis and the actual public offering price per Class A Ordinary Share was determined through negotiations by and among the Placement Agent, the investors, and us at the time of pricing and, as is typical, is at a discount to the then-current, per-share market price of our Class A Ordinary Shares, these factors may also negatively affect the market price of our Class A Ordinary Shares.

Our Class A Ordinary Shares may be subject to extreme volatility that is seemingly unrelated to the underlying performance of our business. Recently, companies with comparable public floats have experienced instances of extreme stock price run-ups followed by rapid price declines, and such stock price volatility was seemingly unrelated to the respective company’s underlying performance. Although the specific cause of such volatility is unclear, our anticipated public float may amplify the impact the actions taken by a few shareholders have on the price of our Class A Ordinary Shares, which may cause our share price to deviate, potentially significantly, from a price that better reflects the underlying performance of our business. Should our Class A Ordinary Shares experience run-ups and declines that are seemingly unrelated to our actual or expected operating performance and financial condition or prospects, prospective investors may have difficulty assessing the rapidly changing value of our Class A Ordinary Shares. In addition, investors of our Class A Ordinary Shares may experience losses, which may be material, if the price of our Class A Ordinary Shares declines after this offering or if such investors purchase shares of our Class A Ordinary Shares prior to any price decline.

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Holders of our Class A Ordinary Shares may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our Class A Ordinary Shares. As a result of this volatility, investors may experience losses on their investment in our Class A Ordinary Shares. Furthermore, the potential extreme volatility may confuse the public investors of the value of our stock, distort the market perception of our stock price and our Company’s financial performance and public image and negatively affect the long-term liquidity of our Class A Ordinary Shares, regardless of our actual or expected operating performance. If we encounter such volatility, including any rapid stock price increases and declines seemingly unrelated to our actual or expected operating performance and financial condition or prospects, it will likely make it difficult and confusing for prospective investors to assess the rapidly changing value of our Class A Ordinary Shares and understand the value thereof.

Volatility in our Share price may subject us to securities litigation.

The market for our Shares may have, when compared to seasoned issuers, significant price volatility and we expect that our Share price may continue to be more volatile than that of a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation, which could result in substantial costs and liabilities and could divert management’s attention and resources.

Investors in our Class A Shares will face immediate and substantial dilution in the net tangible book value per Share and may experience future dilution.

If you purchase Class A Ordinary Shares in this Offering, you will pay more for your shares than the net tangible book value of your shares. As a result, you will incur immediate dilution of $0.019 per share, representing the difference between the public offering price of $0.229 per share and our estimated as adjusted net tangible book value as of December 31, 2024 of $0.210 per share. Accordingly, should we be liquidated at our book value, you would not receive the full amount of your investment. Please refer to the section titled “Dilution” of this prospectus for more information.

Our Class A Ordinary Shares currently trade at less than $1.00. The last trading that date on which our Class A Ordinary Shares closed over $1.00 was April 1, 2025. Recent SEC amendments to the Nasdaq listing rules provide that the Company may not effect a reverse stock split until June 18, 2025 as part of a plan to address a bid price deficiency relating to the Class A Ordinary Shares.

Under Nasdaq Listing Rule 5810(c)(3)(A), if a company’s security closes below the $1.00 minimum bid price requirement for 30 consecutive business days, the company will receive a Nasdaq deficiency notice. Companies are then granted an initial 180-day period to regain compliance. If compliance is not regained during this 180-day period, then the company may be eligible for an additional 180-day compliance period if it satisfies certain conditions, including being listed on (or transferring to) the Nasdaq Capital Market and notifying Nasdaq of its intent to cure the deficiency (e.g., by effecting a reverse stock split).

In January 2025, the SEC approved amendments, both of which are now effective, to the Nasdaq listing rules that will significantly affect companies seeking to use reverse stock splits to regain or maintain compliance with Nasdaq’s minimum bid price requirements. The changes to the Nasdaq rules include a restriction on the frequency of reverse stock splits to prevent companies from repeatedly using them as part of their minimum bid price compliance strategy.

Under amended Nasdaq Listing Rule 5810(c)(3)(A)(iv) (the “Nasdaq Excessive Reverse Stock Split Rule”), companies are now limited by how many times they can effect reverse stock splits within a certain time period to regain compliance with the minimum bid price requirement. Under the Nasdaq Excessive Reverse Stock Split Rule, if a company’s security fails to meet the minimum bid price requirement and the company has effected a reverse stock split within the prior one-year period, it will not be eligible for any compliance period to address a bid price deficiency. This restriction applies even if the company was in compliance with the minimum bid price requirement at the time of its prior reverse stock split. Accordingly, if a company effects a reverse stock split but its security subsequently falls out of compliance with the minimum bid requirement within a one-year period, it will be issued a delisting determination rather than being granted a compliance period. Under these circumstances, the company can appeal the delisting determination to a Nasdaq hearings panel, during which time any suspension or delisting action will be stayed.

Our Class A Ordinary Shares currently trade under $1.00. The last trading that date on which our Class A Ordinary Shares closed over $1.00 was April 1, 2025. The Company effected a one for seven reverse stock split on June 18, 2024; therefore, if the Company receives a deficiency notice from Nasdaq for a minimum bid price deficiency, the Company will not be granted a compliance period under the Nasdaq rules if the deficiency notice is received prior to June 18, 2025.

We cannot assure you that our plans to raise capital will be successful.

The offering may close or terminate, as the case may be, because there is a Minimum Offering Amount of $5,000,000 required as a condition to closing in this offering. As of December 31, 2024, we had working deficit of $933,247. If we are not successful in raising capital, it could have an adverse effect on our continued and future growth. Management’s plans to address this need for capital are discussed in the section of this prospectus titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” We cannot assure you that our plans to raise capital will be successful.

Our dual-class voting structure will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class B Ordinary Shares may view as beneficial.

We have a dual-class voting structure consisting of Class A Ordinary Shares and Class B Ordinary Shares. Based on our dual-class voting structure, on a poll, holders of Class A Ordinary Shares will be entitled to one vote per share in respect of matters requiring the votes of shareholders, while holders of Class B Ordinary Shares will be entitled to 18 votes per share. Due to the disparate voting powers associated with our two classes of ordinary shares, Amazing Grace Limited currently beneficially owns 40.86% of the aggregate voting power of our Company. Immediately after this offering, Amazing Grace Limited will continue to hold 720,655 Class A Ordinary Shares and 285,715 Class B Ordinary Shares, which would represent approximately 16.20% and 7.34% of the aggregate voting power of all our voting stock, 2.32% and 0.96% of the aggregate voting power of our outstanding Class A Ordinary Shares, and 100% and 100% of the aggregate voting power of our outstanding Class B Ordinary Shares, in each instance assuming the Minimum Offering Amount and the Maximum Offering Amount, respectively. The interests of Amazing Grace Limited may not coincide with your interests, and it may make decisions with which you disagree, including decisions on important topics such as the composition of the board of directors, compensation, management succession, and our business and financial strategy. To the extent that the interests of Amazing Grace Limited differ from your interests, you may be disadvantaged by any action that they may seek to pursue. This concentrated control could also discourage others from pursuing any potential merger, takeover or other change of control transactions, which could have the effect of depriving the holders of our Class A Ordinary Shares of the opportunity to sell their shares at a premium over the prevailing market price.

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We cannot predict the effect our dual-class structure may have on the market price of our Class A Ordinary Shares.

We cannot predict whether our dual-class structure will result in a lower or more volatile market price of our Class A Ordinary Shares, adverse publicity or other adverse consequences. For example, certain index providers have announced and implemented restrictions on including companies with multiple-class share structures in certain of their indices. In July 2017, FTSE Russell announced that it would require new constituents of its indices to have greater than 5% of the company’s voting rights in the hands of public stockholders, and S&P Dow Jones announced that it would no longer admit companies with multiple-class share structures to certain of its indices. Affected indices include the Russell 2000 and the S&P 500, S&P MidCap 400 and S&P SmallCap 600, which together make up the S&P Composite 1500. Also in 2017, MSCI, a leading stock index provider, opened public consultations on its treatment of no-vote and multi-class structures and temporarily barred new multi-class listings from certain of its indices; however, in October 2018, MSCI announced its decision to include equity securities “with unequal voting structures” in its indices and to launch a new index that specifically includes voting rights in its eligibility criteria. Under such announced and implemented policies, the dual-class structure of our ordinary shares would make us ineligible for inclusion in certain indices and, as a result, mutual funds, exchange-traded funds and other investment vehicles that attempt to passively track those indices would not invest in our Class A Ordinary Shares. These policies are relatively new and it is unclear what effect, if any, they will have on the valuations of publicly-traded companies excluded from such indices, but it is possible that they may adversely affect valuations, as compared to similar companies that are included. Due to the dual-class structure of our ordinary shares, we will likely be excluded from certain indices and we cannot assure you that other stock indices will not take similar actions. Given the sustained flow of investment funds into passive strategies that seek to track certain indices, exclusion from certain stock indices would likely preclude investment by many of these funds and could make our Class A Ordinary Shares less attractive to other investors. As a result, the market price of our Class A Ordinary Shares could be adversely affected.

If we fail to meet applicable listing requirements, Nasdaq Capital Market may delist our Shares from trading, in which case the liquidity and market price of our Shares could decline.

Although our Shares are listed on Nasdaq Capital Market, we cannot assure you we will be able to meet the continued listing standards of Nasdaq Capital Market in the future. We completed a one for seven reverse share split on June 18, 2024, and therefore, pursuant to the Nasdaq Excessive Reverse Stock Split Rule, we will not be able to be granted a compliance period under the revised Nasdaq rules if we receive a deficiency notice prior to June 18, 2025. If we fail to comply with the applicable listing standards and Nasdaq Capital Market delists our Shares, we and our shareholders could face significant material adverse consequences, including: See “Our Class A Ordinary Shares currently trade at less than $1.00. The last trading that date on which our Class A Ordinary Shares closed over $1.00 was April 1, 2025. Recent SEC amendments to the Nasdaq listing rules provide that the Company may not effect a reverse stock split until June 18, 2025 as part of a plan to address a bid price deficiency relating to the Class A Ordinary Shares.”

●	a limited availability of market quotations for our Shares;

●	reduced liquidity for our Shares;

●	a determination that our Shares are “penny stock,” which would require brokers trading in our Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Shares;

●	a limited amount of news about us and analyst coverage of us; and

●	a decreased ability for us to issue additional equity securities or obtain additional equity or debt financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because we expect that our Shares will be listed on Nasdaq Capital Market, such securities will be covered securities. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. Further, if we were no longer listed on Nasdaq Capital Market, our securities would not be covered securities and we would be subject to regulations in each state in which we offer our securities.

Our significant shareholder has considerable influence over our corporate matters.

Our significant shareholder will hold considerable influence over corporate matters requiring shareholder approval and will independently control the operations of our Company, including without limitation electing directors and approving material mergers, acquisitions, or other business combination transactions. This concentrated control will limit your ability to influence corporate matters and could also discourage others from pursuing any potential merger, takeover, or other change of control transactions, which could have the effect of depriving other shareholders of the opportunity to sell their shares at a premium over the prevailing market price.

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Our significant shareholder may have potential conflicts of interest with us, which may materially and adversely affect our business and financial condition.

Because our significant shareholder has, considerable influence over our corporate matters, its interests may differ from the interests of our other shareholders. This shareholder could, for example, appoint directors and management without the requisite experience or knowledge to steer our Company properly because of their affiliations or loyalty, and such actions may materially and adversely affect our business and financial condition. Currently, we do not have any arrangements to address potential conflicts of interest between this shareholder and our Company. If we cannot resolve any conflict of interest or dispute between this shareholder and us, we would have to rely on legal proceedings, which could disrupt our business and subject us to substantial uncertainty as to the outcome of any such legal proceedings.

Our significant shareholder will continue to have the ability to exercise a controlling influence on our management, policies, and business, including matters related to our management and policies and certain matters requiring the approval of our shareholders, including election of directors, approval of significant corporate transactions, and the timing and distribution of dividends. The significant shareholder may take actions that you may not agree with or that are not in our public shareholders’ best interests, and there is no assurance that our significant shareholder will always take actions that will benefit our other shareholders. Except as otherwise described herein, there are no restrictions imposed on our significant shareholder that will prevent them from disposal of their shares. If our significant shareholder decides to dispose of the shares, the market price of our shares may fall. In addition, any disposal of shares by our significant shareholder may make it more difficult for us to issue new shares in the future at a time and price we deem appropriate, thereby limiting our ability to raise capital.

We cannot guarantee that we will declare or distribute any dividend in the future.

Our board has complete discretion as to whether to distribute dividends. All dividends are subject to certain restrictions under British Virgin Islands law and provided that in no circumstances may a dividend be paid if this would result in our Company being unable to pay its debts as they fall due or having the value of the Company’s liabilities exceed the value of the Company’s assets. Any decision to pay any dividend will be made with regard to factors such as our results of operations, financial condition, payment by our subsidiaries of cash dividends to us, and other factors which our board may deem relevant at such time. As a result, we cannot guarantee whether, when, and in what form we will pay dividends in the future.

We will have broad discretion in the use of proceeds of this Offering.

We currently intend to use the net proceeds from this Offering for business expansion, working capital and other general corporate purposes. Our management will have broad discretion over the use and investment of the net proceeds of this Offering within and also potentially among those categories. Accordingly, investors in this Offering have only limited information concerning management’s specific intentions and will need to rely upon the judgment of our management with respect to the use of proceeds.

We have not determined a specific use for a portion of the net proceeds of this Offering now earmarked for working capital and other general corporate purposes, and our management will have considerable discretion in deciding how to apply these proceeds, including for any of the purposes described in the section entitled “Use of Proceeds”. Because of the number and variability of factors that will determine our full use of our net proceeds from this Offering, their ultimate use may vary substantially from their currently intended use. This creates uncertainty for our Shareholders and could adversely affect our Company’s business, prospects, financial condition and results of operations. You will not have the opportunity to assess whether the proceeds are being used appropriately before you make your investment decision. You must rely on the judgment of our management regarding the application of the net proceeds of this Offering. We cannot assure you that the net proceeds will be used in a manner that would improve our results of operations or increase the share price, nor that these net proceeds will be placed only in investments that generate income or appreciate in value.

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We are a holding company whose principal source of operating cash is the income received from our subsidiaries.

We are dependent on the income generated by our subsidiaries in order to make distributions and dividends on the shares. The amount of distributions and dividends, if any, which may be paid to us from our operating subsidiaries will depend on many factors, including such subsidiaries’ results of operations and financial condition, limits on dividends under applicable law, constitutional documents, documents governing any indebtedness, foreign exchange and remittance restrictions, and other factors that may be outside our control. If our operating subsidiaries do not generate sufficient cash flow, we may be unable to make distributions and dividends on the shares.

We may grant share incentives in the future, which may result in increased share-based compensation expenses and negatively impact our results of operations, and our shareholders’ interest may be diluted as a result.

We believe the granting of share-based compensation is of significant importance to our ability to attract and retain key personnel, and we may adopt a share incentive plan in the future. As a result, our expenses associated with share-based compensation may increase substantially, which could materially and adversely affect our business, financial condition, and results of operations, and our shareholders’ interest may be diluted as a result of the issuance of new shares to our key personnel under the share incentive plan.

Future financing may cause a dilution in your shareholding or place restrictions on our operations.

We may need to raise additional funds in the future to finance further expansion of our capacity and business related to our existing operations, acquisitions, or strategic partnerships. If additional funds are raised through the issuance of new equity or equity-linked securities of the company other than on a pro-rata basis to existing shareholders, the percentage ownership of such shareholders in the Company may be reduced, and such new securities may confer rights and privileges that take priority over those conferred by the shares. Alternatively, if we meet such funding requirements by way of additional debt financing, we may have restrictions placed on us through such debt financing arrangements which may: (a) further limit our ability to pay dividends or require us to seek consent for the payment of dividends; (b) increase our vulnerability to general adverse economic and industry conditions; (c) require us to dedicate a substantial portion of our cash flows from operations to service our debt, thereby reducing the availability of our cash flow to fund capital expenditures, working capital requirements, and other general corporate needs; and (d) limit our flexibility in planning for, or reacting to, changes in our business and our industry.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments, or bringing original actions in the British Virgin Islands, Taiwan or HK SAR based on U.S. or other foreign laws against us, our management, or the experts named in the prospectus.

Although we are a BVI incorporated company, we conduct substantially all of our operations in HK SAR, Taiwan and Singapore, and substantially all of our assets are located in HK SAR, Taiwan and Singapore. In addition, a majority of our directors and executive officers reside within HK SAR, and most of the assets of these persons are located within HK SAR. As a result, it may be difficult for you to effect service of process within the United States upon us or these individuals, or to bring an action against us or against these individuals in the United States in the event that you believe your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the British Virgin Islands, Taiwan, Singapore and HK SAR may render you unable to enforce a judgment against our assets or the assets of our directors and officers.

HK SAR is a Special Administrative Region of the People’s Republic of China. Foreign judgments can be enforced under the Foreign Judgments (Reciprocal Enforcement) Ordinance (Cap. 319 of the Laws of Hong Kong) or under common law. Foreign judgments can be enforced through a statutory registration scheme under the Foreign Judgments (Reciprocal Enforcement) Ordinance based on reciprocal recognition of judgment between Hong Kong and the foreign courts. The United States is not a designated country under the Foreign Judgments (Reciprocal Enforcement) Ordinance. As a result, a judgment rendered by a court in the United States, including as a result of administrative actions brought by regulatory authorities, such as the SEC, and other actions, cannot be registered and may only be enforced at common law. With respect to enforcing a judgment of the U.S. court at common law, the U.S. court judgment will not be enforced directly by execution or any other process. The U.S. court judgment itself may form the basis of a cause of action and the judgment will be regarded as creating a debt between the parties to it. The judgment debtors liability arises on an implied promise to pay the amount of U.S. court judgment under a simple contract. Being a promise under a contract, it is subject to the usual limitation period of 6 years for such legal action. For a U.S. court judgment to be enforceable at common law in HK SAR, certain requirements must be met: (i) such a judgment must be for a debt or a definite sum of money other than a sum payable in respect of taxes, penalties or similar charges; (ii) the judgment creditor has to prove, among other things, that the U.S. court judgment is a final judgment conclusive upon the merits of the claim in the U.S. jurisdiction; (iii) the U.S. court judgment must come from a “competent” court (as determined by the private international law rules applied by the HK SAR courts); (iv) the U.S. court judgment was not obtained by fraud; (v) the U.S. court judgment was not contrary to Hong Kong rules of public policy or notions of natural justice; (vi) the U.S. court judgment is not irreconcilable with the prior decision of the Hong Kong court in an action between the same parties; and (vii) the judgment debtor submitted or agreed to submit to the jurisdiction of the U.S. court.

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You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under British Virgin Islands law.

We are incorporated in the British Virgin Islands and conduct substantially all of our operations in HK SAR, Taiwan and Singapore through our indirect wholly-owned HK SAR, Taiwan and Singapore subsidiaries. Most of our directors and substantially all our executive officers reside outside the United States and a substantial portion of their assets are located outside of the United States. As a result, it may be difficult for our shareholders to effect service on these persons or bring an action against us or against these individuals in the BVI or in HK SAR in the event that they believe that their rights have been infringed under the securities laws of the United States or otherwise. Even if shareholders are successful in bringing an action of this kind, the laws of the BVI and HK SAR may render them unable to enforce a judgment against our assets or the assets of our directors and officers. There is no statutory recognition in the BVI of judgments obtained in the United States or HK SAR, although the courts of the BVI will in certain circumstances recognize such a foreign judgment and treat it as a cause of action in itself which may be sued upon as a debt at common law so that no retrial of the issues would be necessary. For more information, see “Enforceability of Civil Liabilities.”

Under the provisions of the BVI Act, the memorandum and articles of association of a company are binding as between the company and its members and between the members. In general, members are bound by the decision of the majority or special majorities as set out in the articles of association or in the BVI Act. As for voting, the usual rule is that with respect to normal commercial matters members may act from self-interest when exercising the right to vote attached to their shares. If the majority members have infringed a minority member’s rights, the minority may seek to enforce its rights either by derivative action or by personal action. The BVI Act provides that any member of a company is entitled to payment of the fair value of his shares upon dissenting from certain matters. Generally any other claims against a company by its members must be based on the general laws of contract or tort applicable in the BVI or their individual rights as members as established by the company’s memorandum and articles of association, which are more limited than the rights afforded investors under the laws of many states in the United States. In particular, the BVI has a less developed body of securities laws as compared to the United States, and some states (such as Delaware) have more fully developed and judicially interpreted bodies of corporate law. As a result of the foregoing, holders of our Ordinary Shares may have more difficulty in protecting their interests through actions against our management, directors or major shareholders than they would as shareholders of a U.S. company and whose management, directors and/or major shareholders were also incorporated, resident, or otherwise established in a United States jurisdiction.

A member of the Company is entitled, on giving written notice to the Company, to inspect (a) the Memorandum and Articles of Association of the Company; (b) the register of members; (c) the register of directors; and (d) the minutes of meetings and resolutions of members and of those classes of members of which he is a member; and to make copies of or take extracts from the documents and records. Subject to the Memorandum and Articles of Association of the Company, the directors may, if they are satisfied that it would be contrary to the Company’s interests to allow a member to inspect any document, or part of a document, specified in (b), (c) and (d) above, refuse to permit the member to inspect the document or limit the inspection of the document, including limiting the making of copies or the taking of extracts from the records. Where a company fails or refuses to permit a member to inspect a document or permits a member to inspect a document subject to limitations, that member may apply to the BVI High Court for an order that he should be permitted to inspect the document or to inspect the document without limitation. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

Certain corporate governance practices in the BVI, which is our home country, differ significantly from requirements for companies incorporated in other jurisdictions such as the United States. To the extent we choose to follow home country practice with respect to corporate governance matters, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

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As a result of all of the above, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States.

As a result of the foregoing, our public shareholders may have more difficulty in protecting their interests through actions against us, our management, our directors or our major shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States.

It may be difficult to enforce a judgment of U.S. courts for civil liabilities under U.S. federal securities laws against us, our directors or officers in the British Virgin Islands.

There is no statutory enforcement in the BVI of judgments obtained in the U.S., however, the courts of the BVI will in certain circumstances recognize such a foreign judgment and treat it as a cause of action in itself which may be sued upon as a debt at common law so that no retrial of the issues would be necessary, provided that:

●	the U.S. court issuing the judgment had jurisdiction in the matter and the company either submitted to such jurisdiction or was resident or carrying on business within such jurisdiction and was duly served with process;

●	the judgment is final and for a liquidated sum;

●	the judgment given by the U.S. court was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations of the company;

●	in obtaining judgment there was no fraud on the part of the person in whose favor judgment was given or on the part of the court;

●	recognition or enforcement of the judgment in the British Virgin Islands would not be contrary to public policy; and

●	the proceedings pursuant to which judgment was obtained were not contrary to natural justice.

The BVI courts are unlikely:

●	to recognize or enforce against the Company, judgments of courts of the U.S. predicated upon the civil liability provisions of the securities laws of the U.S.; and

●	to impose liabilities against the Company, predicated upon the certain civil liability provisions of the securities laws of the U.S. so far as the liabilities imposed by those provisions are penal in nature.

We employ a mail forwarding service, which may delay or disrupt our ability to receive mail in a timely manner.

Mail addressed to the Company and received at its registered office will be forwarded unopened to the forwarding address supplied by Company to be dealt with. None of the Company, its directors, officers, advisors, or service providers (including the organization which provides registered office services in the BVI) will bear any responsibility for any delay in mail reaching the forwarding address.

Our management team lacks experience in managing a U.S.-listed company and complying with laws applicable to such company, the failure of which may adversely affect our business, financial condition, and results of operations.

Our current management team lacks experience in managing a company publicly traded in the United States, interacting with public company investors, and complying with the increasingly complex laws pertaining to U.S.-listed public companies. Prior to the completion of our IPO in October 2023, we have mainly operated our businesses as a private company in HK SAR, Taiwan and Singapore. As a result of our IPO, our Company became subject to significant regulatory oversight and reporting obligations under the U.S. federal securities laws and the scrutiny of securities analysts and investors, and our management currently has limited experience in complying with such laws, regulations, and obligations. Our management team may not successfully or efficiently continue to manage a U.S.-listed public company. These new obligations and constituents require significant attention from our senior management and could divert their attention away from the day-to-day management of our business, which could adversely affect our business, financial condition, and results of operations.

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The obligation to disclose information publicly may put us at a disadvantage to competitors that are private companies.

We are a publicly traded company listed on the Nasdaq Capital Market in the United States. As a public company, we file periodic reports with the Securities and Exchange Commission upon the occurrence of matters that are material to our company and shareholders. Although we may be able to attain confidential treatment of some of our developments, in some cases we will need to disclose material agreements or results of financial operations that we would not be required to disclose if we were a private company. Our competitors may have access to this information, which would otherwise be confidential. This may give them advantages in competing with our company. Similarly, as a U.S. public company, we are governed by U.S. laws that our competitors, which are mostly private HK SAR companies, are not required to follow. To the extent that compliance with U.S. laws increases our expenses or decreases our competitiveness against such companies, our public company status could affect our results of operations.

We will continue to incur additional costs as a result of being a public company, which could negatively impact our net income and liquidity.

As a public company, we have incurred and will continue to incur significant legal, accounting, and other expenses that we did not incur as a private company. In addition, Sarbanes-Oxley and rules and regulations implemented by the Securities and Exchange Commission and the Nasdaq require significantly heightened corporate governance practices for public companies. As a result, to comply with these rules and regulations we expect to continue to incur significant legal, accounting and financial compliance costs and make many corporate activities more time-consuming and costly.

We do not expect to incur materially greater costs as a result of being a public company than those incurred by similarly sized U.S. public companies. If we fail to comply with these rules and regulations, we could become the subject of a governmental enforcement action, investors may lose confidence in us, and the market price of our Ordinary Shares could decline.

After we are no longer an “emerging growth company,” we expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and the other rules and regulations of the Securities and Exchange Commission. We also expect that operating as a public company will continue to make it difficult and expensive for us to obtain director and officer liability insurance. We may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. In addition, we will incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers. We continue to monitor developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

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In the past, shareholders of a public company often brought securities class action suits against the company following periods of instability in the market price of that company’s securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations, which could harm our results of operations and require us to incur significant expenses to defend the suit. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

We are a “foreign private issuer” and a British Virgin Islands company, and our disclosure obligations differ from those of U.S. domestic reporting companies. As a result, we may not provide you the same information as U.S. domestic reporting companies or we may provide information at different times, which may make it more difficult for you to evaluate our performance and prospects.

We are a foreign private issuer and, as a result, we are not subject to the same requirements as U.S. domestic issuers. Under the Exchange Act, we will be subject to reporting obligations that, to some extent, are more lenient and less frequent than those of U.S. domestic reporting companies. For example, we will not be required to issue quarterly reports or proxy statements. In addition, we will not be required to disclose detailed individual executive compensation information. Furthermore, our directors and executive officers will not be required to report equity holdings under Section 16 of the Exchange Act and will not be subject to the insider short swing profit disclosure and recovery regime.

As a foreign private issuer, we will also be exempt from the requirements of Regulation FD (Fair Disclosure) which, generally, are meant to ensure that select groups of investors are not privy to specific information about an issuer before other investors. However, we will still be subject to the anti-fraud and anti-manipulation rules of the SEC, such as Rule 10b-5 under the Exchange Act. Since many of the disclosure obligations imposed on us as a foreign private issuer differ from those imposed on U.S. domestic reporting companies, you should not expect to receive the same information about us and at the same time as the information provided by U.S. domestic reporting companies.

The information we are required to file with or furnish to the SEC will be less extensive and less timely as compared to that required to be filed with the SEC by U.S. domestic issuers.

As a British Virgin Islands company listed on the Nasdaq Capital Market, we are subject to the Nasdaq Capital Market corporate governance listing standards. However, Nasdaq Capital Market rules permit a foreign private issuer like us to follow the corporate governance practices of its home country. Certain corporate governance practices in the British Virgin Islands, which is deemed our home country, may differ significantly from the Nasdaq Capital Market corporate governance listing standards. For example:

●	our independent directors do not need to hold regularly scheduled meetings in executive session (rather, all board members may attend all meetings of the board of directors);

●	the compensation of our executive officers is recommended but not determined by an independent committee of the board or by the independent members of the board of directors; and our Chief Executive Officer is not prevented from being present in the deliberations concerning his compensation;

●	related party transactions are not required to be reviewed and we are not required to solicit member approval of stock plans, including: those in which our officers or directors may participate; share issuances that will result in a change in control; the issuance of our shares in related party acquisitions or other acquisitions in which we may issue 20% or more of our issued and outstanding shares; or below market issuances of 20% or more of our issued and outstanding shares to any person; and

●	we are not required to hold an in-person annual meeting to elect directors and transact other business customarily conducted at an annual meeting (rather, we complete these actions by written consent of holders of a majority of our voting securities).

Although we do not currently plan to utilize the home country exemption for corporate governance matters, to the extent that we choose to do so in the future, our shareholders may be afforded less protection than they otherwise would under the Nasdaq Capital Market corporate governance listing standards applicable to U.S. domestic issuers. As a result, you may not be afforded the same protections or information which would be made available to you if you were investing in a U.S. domestic issuer.

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We are an “emerging growth company,” and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our Class A Ordinary Shares less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an emerging growth company for up to five years, although we could lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three-year period, or if the market value of our shares held by non-affiliates exceeds $700 million as of any December 31 before that time, in which case we would no longer be an emerging growth company as of the following December 31. We cannot predict whether investors will find our Class A Ordinary Shares less attractive because we may rely on these exemptions. If some investors find our shares less attractive as a result, there may be a less active trading market for our shares and our stock price may be more volatile.

Under the JOBS Act, emerging growth companies can also delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail our company of this exemption from new or revised accounting standards. Therefore, we will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

Our Shares are trading under $5.00 per share as of the date of this prospectus and thus would be known as “penny stock”. Trading in penny stocks has certain restrictions and these restrictions could negatively affect the price and liquidity of our Shares.

Our Class A Ordinary Shares are trading below $5.00 per share. As a result, our Shares would be known as “penny stock”, which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The SEC has adopted regulations which generally define a “penny stock” to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our Shares could be considered to be “penny stock”. A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, a broker/dealer must receive the purchaser’s written consent to the transaction prior to the purchase and must also provide certain written disclosures to the purchaser. Consequently, the “penny stock” rules may restrict the ability of broker/dealers to sell our Shares, and may negatively affect the ability of holders of our Shares to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks generally do not have a very high trading volume. Consequently, the price of the shares is often volatile and you may not be able to buy or sell your shares when you want to.

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Future issuances or sales, or perceived issuances or sales, of substantial amounts of Class A Ordinary Shares in the public market could materially and adversely affect the prevailing market price of the Class A Ordinary Shares and our ability to raise capital in the future.

The market price of our Class A Ordinary Shares could decline as a result of future sales of substantial amounts of shares or other securities relating to the shares in the public market, including by the Company’s substantial shareholders, or the issuance of new shares by the Company, or the perception that such sales or issuances may occur. Future sales, or perceived sales, of substantial amounts of the shares could also materially and adversely affect our ability to raise capital in the future at a time and at a price favorable to us, and our shareholders will experience dilution in their holdings upon our issuance or sale of additional securities in the future. In addition, these factors could make it more difficult for us to raise funds through future offerings of our Class A Ordinary Shares. A few shareholders hold a significant portion of our ordinary shares and these are “restricted securities” as defined in Rule 144. These ordinary shares may be sold in the future without registration under the Securities Act to the extent permitted by Rule 144 or other exemptions under the Securities Act.

If we fail to implement and maintain an effective system of internal controls or fail to remediate the material weaknesses in our internal control over financial reporting that have been identified, we may fail to meet our reporting obligations or be unable to accurately report our results of operations or prevent fraud, and investor confidence and the market price of our Ordinary Shares may be materially and adversely affected.

We are subject to reporting obligations under U.S. securities laws. The SEC adopted rules pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 requiring every public company to include a management report on such company’s internal control over financial reporting in its annual report, which contains management’s assessment of the effectiveness of its internal control over financial reporting.

Prior to the completion of our IPO in October 2023, we have been a private company with limited accounting personnel and other resources with which to address our internal control and procedures involving financial reporting. In preparing our consolidated financial statements as of and for the fiscal year ended December 31, 2024, we have identified material weaknesses in our internal control over financial reporting, as defined in the standards established by the Public Company Accounting Oversight Board, and other control deficiencies. The material weaknesses identified included (i) a lack of accounting staff and resources with appropriate knowledge of Generally Accepted Accounting Principles (“U.S. GAAP”) and SEC reporting and compliance requirements; and (ii) certain audit adjustments proposed by the auditor and recorded by our Company into the financial statements. Following the identification of the material weaknesses and control deficiencies, we plan to continue to take remedial measures including (i) hiring more qualified accounting personnel with relevant U.S. GAAP and SEC reporting experience and qualifications to strengthen the financial reporting function and to set up a financial and system control framework; (ii) implementing regular and continuous U.S. GAAP accounting and financial reporting training programs for our accounting and financial reporting personnel; and (iii) engaging an external consulting firm to assist us with assessment of Sarbanes-Oxley compliance requirements and improvement of overall internal control. However, the implementation of these measures may not fully address the material weaknesses in our internal control over financial reporting. Our failure to correct the material weaknesses or our failure to discover and address any other material weaknesses or control deficiencies could result in inaccuracies in our financial statements and could also impair our ability to comply with applicable financial reporting requirements and related regulatory filings on a timely basis. As a result, our business, financial condition, results of operations and prospects, and the trading price of our Ordinary Shares, may be materially and adversely affected. Moreover, ineffective internal control over financial reporting significantly hinders our ability to prevent fraud.

There can be no assurance that we will not be a passive foreign investment company, or PFIC, for U.S. federal income tax purposes for any taxable year, which could subject United States investors in our Ordinary Shares to significant adverse U.S. federal income tax consequences.

In general, we will be treated as a passive foreign investment company (“PFIC”) for any taxable year in which either (1) at least 75% of our gross income (looking through certain 25% or more-owned subsidiaries) is passive income or (2) at least 50% of the average value of our assets (looking through certain 25% or more-owned subsidiaries) is attributable to assets that produce, or are held for the production of, passive income. Passive income generally includes, without limitation, dividends, interest, rents, royalties, and gains from the disposition of passive assets. If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder (as defined in the Section of this prospectus captioned “Material United States Federal Income Tax Considerations”) of our securities, the U.S. Holder may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements. The determination of whether we are a PFIC is a fact-intensive determination made on an annual basis applying principles and methodologies that in some circumstances are unclear and subject to varying interpretation. Our actual PFIC status for any taxable year will not be determinable until after the end of such taxable year. Accordingly, there can be no assurance with respect to our status as a PFIC for our current taxable year or any subsequent taxable year. We urge U.S. Holders to consult their own tax advisors regarding the possible application of the PFIC rules in light of their individual circumstances.

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We are subject to changing law and regulations regarding regulatory matters, corporate governance and public disclosure that have increased both our costs and the risk of non-compliance.

We are subject to rules and regulations by various governing bodies, including, for example, the Securities and Exchange Commission, which are charged with the protection of investors and the oversight of companies whose securities are publicly traded, and to new and evolving regulatory measures under applicable law, including the laws of the British Virgin Islands. Our efforts to comply with new and changing laws and regulations have resulted in and are likely to continue to result in, increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities.

Moreover, because these laws, regulations and standards are subject to varying interpretations, their application in practice may evolve over time as new guidance becomes available. This evolution may result in continuing uncertainty regarding compliance matters and additional costs necessitated by ongoing revisions to our disclosure and governance practices. If we fail to address and comply with these regulations and any subsequent changes, we may be subject to penalties and our business may be harmed.

Securities analysts may not publish favorable research or reports about our business or may publish no information at all, which could cause our stock price or trading volume to decline.

If a trading market for our securities develops, the trading market will be influenced to some extent by the research and reports that industry or financial analysts publish about us and our business. We do not control these analysts. As a newly public company, we may be slow to attract research coverage and the analysts who publish information about our securities will have had relatively little experience with us or our industry, which could affect their ability to accurately forecast our results and could make it more likely that we fail to meet their estimates. In the event we obtain securities or industry analyst coverage, if any of the analysts who cover us provide inaccurate or unfavorable research or issue an adverse opinion regarding our stock price, our stock price could decline. If one or more of these analysts cease coverage of us or fail to publish reports covering us regularly, we could lose visibility in the market, which in turn could cause our stock price or trading volume to decline and result in the loss of all or a part of your investment in us.

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USE OF PROCEEDS

After deducting the estimated Placement Agent fee and offering expenses payable by us, and based on an offering price of $0.229 per Share, we expect to receive net proceeds of approximately $4.3 million from this offering if we raise the Minimum Offering Amount, or approximately $14.0 million if we raise the Maximum Offering Amount. We intend to use the net proceeds of this offering as follows, and we have listed the specific uses of proceeds below. We do not expect that our priorities for fund allocation would change if the amount we raise in this offering exceeds the Minimum Offering Amount but is less than the Maximum Offering Amount.

Description of Use	Minimum Offering (%)	Maximum Offering (%)
Business expansion	70	70
Working capital and other general corporate purposes	30	30
Total	100	100

We believe the net proceeds and our current cash resources are sufficient to fund our use of proceeds allocations.

The precise amounts and percentage of proceeds we devote to particular categories of activity, and their priority of use, will depend on prevailing market and business conditions as well as on the nature of particular opportunities that may arise from time to time. Accordingly, we reserve the right to change the use of proceeds that we presently anticipate and describe herein.

The foregoing is set forth based on the order of priority of each purpose and represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus.

To the extent the net proceeds we receive from this offering are not immediately used for the above purposes, we intend to invest our net proceeds in short-term, interest-bearing bank deposits or debt instruments.

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DIVIDEND POLICY

Since our inception, we have not declared or paid cash dividends on our Ordinary Shares. We currently intend to retain most, if not all, of our available funds and any future earnings after this Offering to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future.

The holders of our Class A Ordinary Shares are entitled to dividends out of funds legally available when and as declared by our board of directors. Our board of directors has never declared a dividend and does not anticipate declaring a dividend in the foreseeable future. Should we decide in the future to pay dividends, as a holding company, our ability to do so and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiaries and other holdings and investments. In addition, our operating subsidiaries may, from time to time, be subject to restrictions on their ability to make distributions to us, including as a result of restrictive covenants in loan agreements, restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions. In the event of our liquidation, dissolution or winding up, holders of our Ordinary Shares are entitled to receive, ratably, the net assets available to shareholders after payment of all creditors.

Subject to the BVI Act and our Amended Memorandum and Articles, our directors may, by resolution, declare dividends at a time and amount as they think fit if they are satisfied, based on reasonable grounds, that, immediately after distribution of the dividend, the value of our assets will exceed our liabilities and we will be able to pay our debts as they fall due. There is no further BVI law restriction on the amount of funds which may be distributed by us by dividend, including all amounts paid by way of the subscription price for Class A Ordinary Shares regardless of whether such amounts may be wholly or partially treated as share capital or share premium under certain accounting principles. Shareholder approval is not (except as otherwise provided in our Amended Memorandum and Articles) required to pay dividends under BVI law. In accordance with, and subject to, our Amended Memorandum and Articles, no dividend shall bear interest as against the Company (except as otherwise provided in our Amended Memorandum and Articles).

If we determine to pay dividends on any of our Class A Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our indirect wholly-owned SG subsidiary, VS Media SG, indirect wholly-owned HK SAR subsidiaries, VS Media HK and Grace Creation and our indirect wholly-owned Taiwan subsidiary, VS Media TW.

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CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2024:

●	On an actual basis;.

●	on an as adjusted basis to reflect the issuance and sale of a minimum of $5,000,000 (21,834,061 shares) and a maximum of $15,000,000 (65,502,184 shares) of Class A Ordinary Shares by us in this offering at the offering price of US$0.229 per Class A Ordinary Share, after deducting the Placement Agent fees and the estimated offering expenses payable by us.

You should read this capitalization table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the related notes appearing elsewhere in this prospectus.

	As of December 31, 2024
(in thousands except share data, U.S. dollars)	Actual	As adjusted
		(Maximum)	(Minimum)
Cash:	$775	$14,837	$5,139
Equity:
Ordinary shares, 7,993,391 ordinary shares outstanding on an actual basis; and 73,495,575 ordinary shares (assuming the Maximum Offering) or 29,827,452 ordinary shares (assuming the Minimum Offering) outstanding on an as adjusted basis(1)	8,048	8,048	8,048
Additional paid-in capital	21,592	35,654	25,956
Accumulated comprehensive income	141	141	141
Accumulated deficit	(28,501)	(28,501)	(28,501)
Total Shareholders’ Equity	1,280	15,342	5,644
Total Capitalization	$1,280	$15,342	$5,644

(1)	Pro forma additional paid in capital reflects the net proceeds we expect to receive, after deducting the placement agent fee, placement agent expense allowance and other expenses. We expect to receive net proceeds of approximately $14.0 million (offering proceeds of $15.0 million, less placement agent commissions of $0.5 million and offering expenses of $0.5 million) assuming the Maximum Offering or approximately $4.3 million (offering proceeds of $5.0 million, less placement agent commissions of $0.2 million and offering expenses of $0.5 million) assuming the Minimum Offering. The Class A Ordinary Shares reflect the net proceeds we expect to receive, after deducting the placement agent commissions, placement agent expense allowance and other expenses.

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DILUTION

If you invest in our Shares, your interest will be diluted to the extent of the difference between the Offer Price per share and our net tangible book value per share after this Offering. Dilution results from the fact that the Offering Price per ordinary share is substantially in excess of the book value per ordinary share attributable to the existing Shareholders for our presently outstanding shares.

Net tangible book value represents the amount of our total assets, excluding goodwill and other intangible assets, less our total liabilities. Our net tangible book value as of December 31, 2024 was approximately US$0.160, or US$0.166 per Class A ordinary share.

After giving effect to the issuance and sale of 21,834,061 and 65,502,184 Class A Ordinary Shares (assuming the Minimum Offering Amount and the Maximum Offering Amount, respectively) in this Offering at an public offering price of US$0.229 per share, and after deducting placement agent commissions and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of December 31, 2024 would have been US$0.077 and US$0.210, respectively, per outstanding Class A ordinary share. This represents an immediate increase (decrease) in net tangible book value of US$(0.089) and US$0.044, respectively, per share to existing shareholders and an immediate dilution in net tangible book value of US$0.152 and US$0.019, respectively, per ordinary share to investors purchasing Shares in this Offering. The following table illustrates such dilution:

	Post-Offering
	(Maximum)		(Minimum)
Offering price per Class A Ordinary Share	US$	0.229	US$	0.229
Net tangible book value per Class A Ordinary Share as of December 31, 2024	US$	0.166	US$	0.166
Increase (decrease) in pro forma as adjusted net tangible book value per Class A Ordinary Share attributable to new investors purchasing Class A Ordinary Shares in this offering and closing of private placement	US$	0.044	US$	(0.089)
Pro forma as adjusted net tangible book value per Class A Ordinary Share attributable to payments by new investors	US$	0.210	US$	0.077
Amount of dilution in net tangible book value per Class A Ordinary Share to new investors in the offering and closing of private placement	US$	0.019	US$	0.152

Post-Offering Ownership

The following charts illustrate our pro forma proportionate ownership, upon completion of this offering by present shareholders and investors in this offering, compared to the relative amounts paid by each. The charts reflect payment by present shareholders as of the date the consideration was received and by investors in this Offering at the offering price without deduction of commissions or expenses. The charts further assume no changes in net tangible book value other than those resulting from the offering.

	Class A Ordinary Shares purchased		Total consideration		Average price per Class A Ordinary
	Number	Percent	Amount	Percent	Share
			(US$ in thousands)
	(Maximum)		(Maximum)
Existing shareholders	0	0%	0	0%	$0
New investors	65,502,184	100%	15,000,000	100%	$0.229
Total	65,502,184	100%	15,000,000	100%	$0.229

	Class A Ordinary Shares purchased		Total consideration		Average price per Class A Ordinary
	Number	Percent	Amount	Percent	Share
			(US$ in thousands)
	(Minimum)		(Minimum)
Existing shareholders	0	0	0	0%	$0
New investors	21,834,061	100%	5,000,000	100%	$0.229
Total	21,834,061	100%	5,000,000	100%	$0.229

The as adjusted information as discussed above is illustrative only.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our results of operations and financial condition should be read together with our unaudited condensed consolidated financial statements and the notes thereto and other financial information, which are included elsewhere in this registration statement. Our financial statements have been prepared in accordance with U.S. GAAP. In addition, our financial statements and the financial information included in this registration statement reflect our organizational transactions and have been prepared as if our current corporate structure had been in place throughout the relevant periods.

This section contains forward-looking statements. These forward-looking statements are subject to various factors, risks and uncertainties that could cause actual results to differ materially from those reflected in these forward-looking statements. Further, as a result of these factors, risks and uncertainties, the forward-looking events may not occur. Relevant factors, risks and uncertainties include, but are not limited to, those discussed in the section entitled “Business,” “Risk Factors” and elsewhere in this registration statement. Readers are cautioned not to place undue reliance on forward-looking statements, which reflect management’s beliefs and opinions as of the date of this registration statement. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. See “Cautionary Note Regarding Forward-Looking Statements.”

Overview

We are a British Virgin Islands business company incorporated on August 30, 2022, as a holding company of our business, which is primarily operated through our indirect wholly-owned HK SAR subsidiaries, VS Media Limited (“VS Media HK”) and GRACE CREATION LIMITED (“Grace Creation”), and our indirect wholly-owned Taiwan subsidiary, VS MEDIA LIMITED (“VS Media TW”) and our indirect wholly-owned Singapore subsidiary, VS MEDIA PTE LTD. (“VS Media SG”).

Founded in 2013, our company manages a global network of digital Creators who create and publish content to social media platforms such as YouTube, Facebook, Instagram, and TikTok. Our Creators include influencers, KOLs—Key Opinion Leaders, bloggers, and other content creators who cultivate fanbases on social media platforms.

Total revenue increased from $7.99 million in 2023 to $8.25 million in 2024, an increase of 3.2%. Our gross profit margin remained stable at 20.52% in 2023 and 20.53% in 2024.

By leveraging our management team’s experience and strengthening our relationships with media resources, we have grown from an HK SAR start-up to managing an innovative and global network of Creators. We are proud of our ability to discover, incubate, and grow a large number of Creators while empowering them to make a living as full-time Creators. We have over 1,500 Creators in our network who provide content to a fanbase of approximately 100 million. Since 2013, we have cooperated with over 1,000 Brands to promote and sell their products and services through our Creators’ solutions.

GOING CONCERN

As of December 31, 2024, the Company had a working capital deficit of $933,247 and a net loss of $7,292,922 and had an accumulated deficit $28,501,074 and its net cash used in operating activities for the year ended December 31, 2024 was $1,487,388. These circumstances gave rise to substantial doubt that the Company would continue as a going concern subsequent to December 31, 2024. Accordingly, as of the date of this report, there still exist substantial doubt that the Company will continue as going concern. Management plans to focus its resources on projects that generate sustainable positive profit margins. The Company plans to raise capital via private placement or follow-on offering in the event that the Company does not have adequate liquidity to meet its current obligations.

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The accompanying audited consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. These audited consolidated financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Factors Affecting Our Results of Operations and Trend Information

Our results of operations are affected by factors driving Brands’ marketing spending and consumers’ online retail activity, including the following:

●	Marketing Spending Fluctuations

We earn Marketing Services revenue from Brands to promote and sell their products and services. Their willingness to spend their marketing budget through us is critical to our ability to generate revenue.

Marketing spending can be influenced by a variety of factors, including the following:

(i)	Domestic, regional, and global social, economic, and political conditions such as concerns over a severe or prolonged slowdown in HK SAR, changes in Taiwan’s economy, or threats of political unrest; economic and geopolitical challenges such as trade disputes between the United States and China; or economic, monetary, and fiscal policies such as the introduction and winding-down of qualitative easing programs.

(ii)	Industry-related factors such as the trends, preferences, and habits of consumers regarding social media platforms and their receptiveness to Influencer Marketing, as well as the development of emerging and varying forms of Creators’ solutions.

(iii)	Brand-specific factors such as a Brand’s specific development strategies, business performance, financial condition, and sales and marketing plans.

Changes in any of the above factors may result in significant cutbacks on marketing budgets by our clients, which would not only reduce our revenue from Brands but also weaken our negotiating position with Creators on pricing policies.

●	Seasonality

We tend to experience seasonal fluctuations in revenue. The fourth quarter of each calendar year generally contributes the largest portion of our annual revenue because Brands tend to allocate a significant portion of their marketing budget to that quarter, which coincides with Chinese consumers’ increased purchases around the holidays and shopping events in that quarter, such as Singles Day on November 11 and Christmas on December 25.

The first quarter of each calendar year generally contributes the smallest portion of our revenue, primarily because Brands spend less money when commercial activity slows down during the Chinese New Year. We expect our revenue to continue fluctuating based on seasonal factors that affect Brands’ marketing spending and consumers’ online purchases.

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●	Our Ability to Optimize Our Client Base and Increase Client Spending

Our growth and profitability depend upon our ability to optimize our client base and increase clients’ marketing spending on our services. We initiated a comprehensive review of our client base in 2024 and terminated relationships with clients who had relatively long account receivable cycles and yielded relatively low operating profit margins. We have strengthened our relationships with direct Brand clients, which tend to command higher gross profit margins than agency clients. Our growth and profitability also depend on our ability to attract more clients and to further diversify our client base to capture growth of industry verticals and geographic markets. Our ability to increase clients’ marketing spend with us depends on whether our solutions can effectively address clients’ evolving and diverse needs in a cost-efficient manner. To that end, we plan to develop and offer more tailor-made, innovative, and user-friendly solutions and services that will enhance our sales, marketing, and project management efforts.

●	Our Ability to Grow Our Social Commerce Business

Our growth area is Social Commerce, which primarily involves product sales to Creators who want to build their own eCommerce business. Increasing our revenue depends on our ability to attract more Creators to buy from us by expanding our product offerings and providing better services for growing their eCommerce business. Our success in Social Commerce depends on helping Creators to capture opportunities through providing Creators with resources such as product sourcing through our close partnerships with Brands, our capability for producing live shopping events, and our expertise in eCommerce operations.

In addition, our future growth will depend on our ability to expand our product sales to consumers through our own VS Stores that operate on major online marketplaces such as Amazon, Shopee, Lazada, Taobao, and TikTok.

●	Our Ability to Grow Our Business Models

By leveraging our expertise in the Creator Economy, we can identify market trends and business potential faster than our competition. We must diversify our services to include more business models.

●	Our Ability to Successfully Extend and Operate Our Business in Asia and North America

Almost all of our revenues are generated in HK SAR, Taiwan and Singapore. Extending our geographical reach will increase our revenue.

●	Our Ability to Innovate

Our ability to innovate and introduce new value-added Influencer Marketing and Social Commerce solutions through improved technologies and marketing know-how is key to better serving our Brands by improving their return on investment (“ROI”) and helping our Creators enhance their eCommerce success, which will enhance our ability to maintain and attract Brand partners, sell more solutions, and generate more revenue.

●	Our Ability to Manage Growth, Control Costs, and Manage Working Capital

Our expansion into new areas will increase demands on our management, operational, technological, financial, and other resources. Our effectiveness in controlling costs and managing working capital is key to our success. Our continued success depends on our ability to leverage our scale to obtain better credit terms and faster payment from our Brands, marketplaces, platform partners, service providers, and product suppliers.

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Results of Operations

For the years ended December 31, 2024 and 2023

	For the years ended December 31,
	2024	2023
Revenues, net
Marketing services	$8,114,980	$7,991,103
Social commerce	133,128	—
Total revenues, net	8,248,108	7,991,103
Cost of revenues
Marketing services	(5,997,406)	(6,338,434)
Social commerce	(557,519)	(12,960)
Total cost of revenues	(6,554,925)	(6,351,394)
Gross profit	1,693,183	1,639,709

Operating expenses
Marketing expenses	(488,516)	(218,895)
Share-based compensation	(946,444)	(861,551)
General and administrative expenses	(7,162,954)	(6,973,526)
Total operating expenses	(8,597,914)	(8,053,972)

Loss from operations	(6,904,731)	(6,414,263)

Other income (expense)
Other income	15,086	103,006
Interest income	6,607	7,560
Interest expense	(409,884)	(290,745)
Total other expenses, net	(388,191)	(180,179)

Loss before income taxes	(7,292,922)	(6,594,442)

Provision for income taxes	—	—

Loss from continuing operations	(7,292,922)	(6,594,442)

Discontinued operations:
Loss from discontinued operations	—	—
Gain on disposal	—	—

Net (loss) income	$(7,292,922)	$(6,594,442)

Revenue

We primarily generate our revenue by providing Marketing Services to Brands and social media platforms and by selling products to our Creators and customers. We recognize all our revenue on a gross basis, comprising (i) Marketing Services—service fees from Brands and advertising revenue from social media platforms, which are essentially the exact amount Brands and social media platforms pay us; and (ii) Social Commerce—product sales to Creators and customers. Marketing Services are further subdivided into Campaign-Based Marketing Services, Optimization-Based Marketing Services and Marketing Services from Social Media Platforms.

We use revenue to assess our business growth, evaluate our market share, and review our scale of operations; measure our performance, identify trends affecting our business; establish our budgets, measure the effectiveness of sales and marketing, and determine our operational efficiencies.

	For the years ended December 31,				Variance
	2024	%	2023	%	Amount	%
Campaign-Based Marketing Services	4,885,294	59.2	4,401,097	55.1	484,197	11.0
Optimization-Based Marketing Services	2,458,420	29.8	2,723,341	34.1	(264,921)	(9.7)
Marketing Services from Social Media Platforms	771,266	9.4	866,665	10.8	(95,399)	(11.0)
Social Commerce	133,128	1.6	-	-	133,128	N/A
Total	8,248,108	100.0	7,991,103	100.0	257,005	3.2

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During the fiscal year ended December 31, 2024, we and our subsidiaries recorded revenue of $8,248,108, representing a slight increase of 3.2% from revenue of $7,991,103 for the fiscal year ended December 31, 2023. The increase in revenue was mainly attributable to increased revenue from our Campaign-Based Marketing Services and Social Commerce businesses. The increase was mainly due to our strategy of focusing our efforts on growing several major clients to increase their overall spending and a commercial carnival event, VS Lounge, held in February 2024.

Revenue derived from Campaign-Based Marketing Services was $4,885,294 for the fiscal year ended December 31, 2024, compared with $4,401,097 for the fiscal year ended December 31, 2023, representing an increase of 11.0%. This was due to our strategy of focusing our efforts on growing several major clients to increase their overall spending.

Revenue derived from Optimization-Based Marketing Services was $2,458,420 for the fiscal year ended December 31, 2024, compared with approximately $2,723,341 for the fiscal year ended December 31, 2023, representing a decrease of 9.7%. The decrease in revenue was mainly due to the weaken market sentiment, and the decrease in overall spending by major Optimization-Based Marketing Services clients in Hong Kong.

Revenue derived from Marketing Services from Social Media Platforms was $771,266 for the fiscal year ended December 31, 2024, compared with $866,665 for the fiscal year ended December 31, 2023, representing a decrease of 11.0%.

Revenue derived from our Social Commerce segment, created by product sales to Creators and direct customers, was $133,128 for the fiscal year ended December 31, 2024, compared with $0 for the fiscal year ended December 31, 2023. The increase was mainly attributed to admission fee and food and beverages sales from the VS Lounge, a commercial carnival event held in February 2024.

We carried out our business through our indirect wholly-owned HK SAR subsidiaries, VS Media HK, and Grace Creation, and our indirect wholly-owned Taiwan subsidiary, VS Media TW. The analysis of revenues by category of activity and geographical market for fiscal years ended December 31, 2024 and 2023 are summarized as below:

	For the year ended December 31, 2024				Total
	HK SAR	%	Taiwan	%	Amount	%
Campaign-Based Marketing Services	2,106,029	41.0	2,779,265	89.3	4,885,294	59.2
Optimization-Based Marketing Services	2,458,420	47.9	-	-	2,458,420	29.8
Marketing Services from Social Media Platforms	442,013	8.6	329,253	10.6	771,266	9.4
Social Commerce	128,111	2.5	5,017	0.1	133,128	1.6
Total	5,134,573	100.0	3,113,535	100.0	8,248,108	100.0

We operate in HK SAR and Taiwan. In HK SAR, the overall revenue generated in 2024 slightly decreased by 5.7% as compared to 2023. In Taiwan, the overall revenue generated in 2024 increased by 22.1% as compared to 2023. The increase in Taiwan was primarily due to our strategy of focusing our efforts on growing several major clients to increase their overall spending.

Campaign-Based Marketing Services is the biggest category in Taiwan as they contributed 89.3% revenue in 2024 and 87.6% revenue in 2023.

Optimization-Based Marketing Services is the biggest category in HK SAR as they contributed 47.9% of revenue in 2024 and 49.9% of revenue in 2023.

	For the year ended December 31, 2023				Total
	HK SAR	%	Taiwan	%	Amount	%
Campaign-Based Marketing Services	2,169,106	39.9	2,231,991	87.6	4,401,097	55.1
Optimization-Based Marketing Services	2,716,908	49.9	6,433	0.2	2,723,341	34.1
Marketing Services from Social Media Platforms	555,751	10.2	310,914	12.2	866,665	10.8
Social Commerce	-	-	-	-	-	-
Total	5,441,765	100.0	2,549,338	100.0	7,991,103	100.0

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Cost of Revenues

	For the years ended December 31,				Variance
	2024	%	2023	%	Amount	%
Campaign-Based Marketing Services	3,207,686	48.9	3,097,669	48.8	110,017	3.6
Optimization-Based Marketing Services	2,183,080	33.3	2,538,485	40.0	(355,405)	(14.0)
Marketing Services from Social Media Platforms	606,640	9.3	702,280	11.0	(95,640)	(13.6)
Social Commerce	557,519	8.5	12,960	0.2	544,559	4,201.8
Total	6,554,925	100.0	6,351,394	100.0	203,531	3.2

Cost of Revenues for the fiscal year ended December 31, 2024 increased to $6,554,925 compared with $6,351,394 for the fiscal year ended December 31, 2023. The increase was mainly because of our strategy of focusing our efforts on growing several major clients to increase their overall spending and a commercial carnival event held in February 2024.

Cost of Revenues from Campaign-Based Marketing Services was $3,207,686 for the fiscal year ended December 31, 2024, compared with $3,097,669 for the fiscal year ended December 31, 2023, representing a slight increase of 3.6%. The increase was mainly associated with the growth of our Campaign-Based Marketing Services business in 2024.

Cost of Revenues from Optimization-Based Marketing Services was $2,183,080 for the fiscal year ended December 31, 2024, compared with $2,538,485 for the fiscal year ended December 31, 2023, representing a decrease of 14.0%. The decrease was directly associated with the decrease in revenue from Optimization-Based Marketing Service business.

Cost of Revenues from Marketing Services from Social Media Platforms was $606,640 for the fiscal year ended December 31, 2024, compared with $702,280 for the fiscal year ended December 31, 2023, representing a decrease of 13.6%. The decrease was in line with the decrease in revenue from Social Media Platforms.

Cost of Revenues from Social Commerce was $557,519 for the fiscal year ended December 31, 2024, compared with approximately $12,960 for the fiscal year ended December 31, 2023, representing an increase of 4,201.8%. The increase was mainly attributed to the rental of venue, worker salaries, insurance, costs of food and beverages, etc. incurred for the commercial carnival event held in February 2024.

Gross Profit

	For the years ended December 31,		Variance
	2024	2023	Amount
Campaign-Based Marketing Services
Revenues	4,885,294	4,401,097	484,197
Cost of Revenues	(3,207,686)	(3,097,669)	110,017
Gross Profit	1,677,608	1,303,428	374,180
Gross Profit Margin	34.3%	29.6%	4.7%

	For the years ended December 31,		Variance
	2024	2023	Amount
Optimization-Based Marketing Services
Revenues	2,458,420	2,723,341	(264,921)
Cost of Revenues	(2,183,080)	(2,538,485)	(355,405)
Gross Profit	275,340	184,856	90,484
Gross Profit Margin	11.2%	6.8%	4.4%

	For the years ended December 31,		Variance
	2024	2023	Amount
Marketing Services from Social Media Platforms
Revenues	771,266	866,665	(95,399)
Cost of Revenues	(606,640)	(702,280)	(95,640)
Gross Profit	164,626	164,385	241
Gross Profit Margin	21.3%	19.0%	2.3%

	For the years ended December 31,		Variance
	2024	2023	Amount
Social Commerce
Revenues	133,128	-	133,128
Cost of Revenues	(557,519)	(12,960)	544,559
Gross Loss	(424,391)	(12,960)	411,431
Gross Loss Margin	(318.8)%	N/A %	(318.8)%

	For the years ended December 31,		Variance
	2024	2023	Amount
Total
Revenues	8,248,108	7,991,103	257,005
Cost of Revenues	(6,554,925)	(6,351,394)	203,531
Gross Profit	1,693,183	1,639,709	53,474
Gross Profit Margin	20.53%	20.52%	0.0%

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Gross Profit was $1,693,183 for the year ended December 31, 2024, as compared to $1,639,709 for the year ended December 31, 2023, a slight increase of $53,474.

Operating Expenses

	For the years ended December 31,		Variance
	2024	2023	Amount	%
Operating Expenses
Marketing Expenses	488,516	218,895	269,621	123.2
Share-based compensation	946,444	861,551	84,893	9.9
General and Administrative Expenses	7,162,954	6,787,727	375,227	5.5
Listing Fee	-	185,799	(185,799)	(100.0)
Total	8,597,914	8,053,972	543,942	6.8

Marketing expenses for the fiscal year ended December 31, 2024 were $488,516 compared with $218,895 in 2023, representing a 123.2% increase. Such an increase was mainly attributable to the marketing consultancy services purchased during the period. During the year ended December 31, 2024, prior to the effective date of the reverse share split, the Company issued 172,000 shares of Class A Ordinary Share to a consultant to compensate its marketing services rendered and recorded a fair value of $66,330 at the current market price. With effect of the reverse share split on June 18, 2024, 24,572 shares of Class A Ordinary Share were issued.

Share-based compensation for the fiscal year ended December 31, 2024 were $946,444 compared with $861,551 in 2024, representing a 9.9% increase. In April and May 2024, prior to the effective of the reverse share split, the Company issued aggregated 600,000 shares of Class A Ordinary Share to a consultant to compensate its services rendered. With effect of the reverse share split on June 18, 2024, 85,714 shares of Class A Ordinary Share were issued. In December 2024, the Company issued 506,303 shares of Class A Ordinary Share to certain consultants to compensate their services rendered.

Our general and administrative expenses primarily consist of payroll and welfare expenses incurred by the administration as well as management, operating lease expenses for office rentals, depreciation and amortization expenses, travel and entertainment expenses, consulting and professional service fees, and allowance for expected credit loss on accounts receivable and other receivables. General and administrative expenses increased by $375,227 or 5.5%, from $6,787,727 for the fiscal year ended December 31, 2023 to $7,162,954 for the fiscal year ended December 31, 2024. The increase was primarily due to (i) an increase in consultancy services incurred associated with operating as a public company, including costs related to compliance and reporting obligations pursuant to the rules and regulations of the SEC and stock exchange listing standards, public relations, and (ii) an aggregated allowance for expected credit loss was provided on accounts receivable and other receivables for the year ended December 31, 2024. Among the aggregated allowance for expected credit loss, a full provision was provided on consideration receivable under deposits, prepayments and other receivables, net.

Other Income (Expenses)

	For the years ended December 31,		Variance
	2024	2023	Amount	%
Bank Interest Income	6,607	7,560	(953)	(12.6)
Sundry Income	15,086	103,006	(87,920)	(85.3)
Interest Expenses	(409,884)	(290,745)	119,139	41.0
Total	(388,191)	(180,179)	208,012	115.5

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Interest expense primarily was paid on loans we obtained from banks, financial institutions and shareholders. Interest expense increased by $119,139, or 41.0%, from $290,745 for the fiscal year ended December 31, 2023 to $409,884 for the fiscal year ended December 31, 2024, which was mainly attributable to a new loan of approximately $321,000 from a financial institution during the year ended December 31, 2024. The effective interest rate of the Company’s bank loans ranged from 3.375% to 3.5% per annum for the years ended December 31, 2024 and 2023.

Net Loss

	For the years ended December 31,		Variance
	2024	2023	Amount	%
Net Loss	(7,292,922)	(6,594,442)	698,480	10.6

As a result of the foregoing, we reported a net loss of $7,292,922 for the fiscal year ended December 31, 2024, as compared with $6,594,442 for the fiscal year ended December 31, 2023, an increase of $698,480 or 10.6%.

Capital Structure and Liquidity

	As of December 31,		Variance
	2024	2023	Amount	%
Total Shareholders’ Equity	1,279,918	4,193,023	(2,913,105)	(69.5)

As of December 31, 2024, our total shareholders’ equity decreased by 69.5% to $1,279,918 compared to $4,193,023 as of December 31, 2023. The decrease was primarily due to the operating loss during 2024.

The shareholders’ equity includes share capital, additional paid-in capital, accumulated deficit and accumulated other comprehensive income. It is computed by deducting a firm’s overall liabilities from its total assets.

	As of December 31,				Variance
	2024	%	2023	%	Amount	%
Non-current Assets	2,418,115	33.7	91,085	0.8	2,327,030	2,554.8
Current Assets	4,764,543	66.3	9,991,662	99.2	(5,227,119)	(52.	)
Total Assets	7,182,658	100.0	10,082,747	100.0	(2,900,089)	(28.8)

	As of December 31,				Variance
	2024	%	2023	%	Amount	%
Non-current Liabilities	204,950	3.5	208,116	3.1	(3,166)	(1.5)
Current Liabilities	5,697,790	96.5	5,681,608	96.9	16,182	0.3
Total Liabilities	5,902,740	100.0	5,889,724	100.0	13,016	0.2

Total assets amounted to $7,182,658 as of December 31, 2024, compared with $10,082,747 as of December 31, 2023, representing a 28.8% decrease. Current assets amounted to $4,764,543 as of December 31, 2024, compared with $9,991,662 as of December 31, 2023. Current liabilities were $5,697,790 as of December 31, 2024, compared with $5,681,608 as of December 31, 2023. The current ratio in 2024 was 0.84, compared with 1.76 in 2023. The current ratio represents current assets divided by current liabilities and is a liquidity ratio used to measure a company’s ability to pay short-term obligations or those liabilities that are due within one year.

We have ability to pay short-term obligations or those liabilities that are due within one year.

	As of December 31,		Variance
	2024	2023	Amount	%
Current Assets	4,764,543	9,991,662	(5,227,119)	(52.3)
Current Liabilities	(5,697,790)	(5,681,608)	16,182	0.3
Working (Deficit) Capital	(933,247)	4,310,054	(5,243,301)	(121.7)

As of December 31, 2024, our working deficit was $933,247. Our working capital needs are influenced by the size of our operations, the volume, dollar value, and performance of our sales contracts, and the timing for collecting accounts receivable and media deposits and repayment of accounts payable.

On April 28, 2024, we obtained a short-term loan from a finance company in Hong Kong, which bears interest at a fixed rate of 36% per annum, is repayable in April 2025 and guaranteed by our director, Ms. Nga Fan Wong. These funds were made available for our working capital. To date, we have financed our operations primarily through cash flow from operations, loans from third parties, issuance of shares to compensate services rendered, and bank financing. We plan to support our future operations from new funding raised from private placement or public offering, cash generated from our operations and cash on hand.

On August 4, 2024, we issued a convertible promissory note of $230,800 to an independent third party bearing an interest of 20% per annum with a maturity of twenty-four months after the issuance date. In December 2024, we issued 311,466 Class A Ordinary Shares to settle the outstanding convertible promissory note at the conversion price of $0.78 per share.

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On September 25, 2024, we issued convertible promissory note of $90,136 to an independent third party bearing an interest of 20% per annum with a maturity of twelve months after the issuance date. In December 2024, we issued 118,860 Class A Ordinary Shares to settle the outstanding convertible promissory note at the conversion price of $0.78 per share.

On December 19, 2024, we entered into the binding term sheet of private placement among five individual investors pursuant to which we received the aggregate gross proceeds of $1,000,000 by issuing 1,030,927 Class A Ordinary Share at a fixed price of $0.97 per share.

We believe that our current cash and cash equivalents, together with the borrowing capacity under our revolving credit facilities since 2023 and the term loan facility and anticipated proceeds from this Offering will be sufficient to meet our anticipated working capital requirements and capital expenditures for the 12 months following this Offering. We may, however, need additional capital in the future to fund our continued operations. If we determine that our cash requirements exceed our available financial resources, we may seek to issue equity or debt securities or obtain credit facilities. The issuance and sale of additional equity would result in further dilution to our shareholders. The incurrence of indebtedness would result in increased fixed obligations and could result in operating and financial covenants that might restrict our operations. We cannot assure you that financing will be available in amounts or on terms acceptable to us.

Contractual Obligations

As of December 31, 2024, our contractual obligation to repay outstanding debt and loans from related parties totaled $1,784,140 and $1,491,227, respectively. As of December 31, 2023, our contractual obligation to repay outstanding bank debt (non-current) and loans from related parties totaled $2,228,037 and $1,312,019, respectively.

We lease offices through operating leases in accordance with ASC Topic 842. As of December 31, 2024 and 2023, our future lease payments totaled $258,967 and $34,143, respectively.

The following table summarizes our cash flow data for the years presented:

	For the years ended December 31
	2024	2023
Net cash provided by (used in)
Operating activities	(1,487,388)	(7,246,896)
Investing activities	(71,871)	(2,810)
Financing activities	971,483	7,662,494
Net increase in cash and cash equivalents	(587,776)	412,788
Effect of foreign currency translation	(137,126)	266,790
Cash and cash equivalents, beginning of year	1,500,148	820,570
Cash and cash equivalents, end of year	775,246	1,500,148

Operating Activities

Net cash used in operating activities for the year ended December 31, 2024 was primarily the result of net loss of $7,292,922, an increase in accounts payable, related party of $30,648 and accruals and other payables of $742,938, a decrease in accounts receivable of $748,178, deposits, prepayments, and others receivable of $2,011,708, accounts payables of $856,009, receipt in advance of $47,357, and operating lease liabilities of $64,419, with non-cash adjustments consisting of share-based compensation of $946,444, allowance for expected credit losses of $2,132,724, non-cash marketing expense of $66,330, and depreciation and amortization of $94,349.

Net cash used in operating activities for the year ended December 31, 2023 was primarily the result of net loss of $6,594,442, an increase in accounts receivable of $213,639, deposits, prepayments, and others receivable of $1,812,753, a decrease in accruals and other payables of $515,308 and operating lease liabilities of $66,446. These amounts were partially offset by a decrease in deposit paid for acquisition of intangible assets of $115,601, an increase in accounts payable of $801,005, receipt in advance of $80,272, and non-cash adjustments consisting of share-based compensation of $861,551, depreciation and amortization of $97,263.

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We do not believe we have a material collection risk under our business model that will have a negative impact on collectability. Our business has continued to grow and the demand for our services has been increasing. We believe that the outstanding balance of accounts receivable will be collected within the credit terms.

Investing Activities

Net cash used in investing activities amounted to $71,871 for the year ended December 31, 2024, representing the purchase of plant and equipment of $4,888, purchase of long-term investments of $100,444, and offset by the cash proceeds from acquisition of a subsidiary of $33,461.

Net cash used in investing activities amounted to $2,810 for the year ended December 31, 2023, representing purchase of plant and equipment.

Financing Activities

Net cash provided by financing activities amounted to $971,483 for the year ended December 31, 2024 was primarily comprised of proceeds from private placements of $1,004,439 and convertible promissory notes of $335,415, and advances from related parties of $207,893, offset by repayments of short-term bank loans and other borrowings in aggregate of $443,897 and repayments to related parties of $132,367.

Net cash provided by financing activities amounted to $7,662,494 for the year ended December 31, 2023 was primarily comprised of proceeds from IPO offering of $8,047,695 and advances from related parties of $5,455, offset by repayments of short-term bank loans of $40,368 and repayments to related parties of $350,288.

OFF-BALANCE-SHEET ARRANGEMENTS

We have not entered into any derivative contracts that are indexed to our shares and classified as shareholders’ equity or that are not reflected in our consolidated financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity, or market risk support to such entity. We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support or that engages in leasing, hedging, or research and development services with us.

INFLATION

We monitor changes in price levels. Historically, inflation has not materially impacted our business; however, significant increases in the price of labor that cannot be passed to our customers could adversely impact our results of operations.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

Our discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements. These financial statements are prepared in accordance with U.S. GAAP, which requires the Company to make estimates and assumptions that affect the reported amounts of our assets and liabilities and revenues and expenses, to disclose contingent assets and liabilities on the dates of the consolidated financial statements, and to disclose the reported amounts of revenues and expenses incurred during the financial reporting periods. The most significant estimates and assumptions include the valuation of accounts receivable, useful lives of property and equipment and intangible assets, recoverability of long-lived assets, provisions necessary for contingent liabilities, and revenue recognition. We continue to evaluate these estimates and to make assumptions that we believe are reasonable under the circumstances. We rely on these evaluations as the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Since the use of estimates is an integral component of the financial reporting process, actual results could differ from those estimates as a result of changes in our estimates. Some of our accounting policies require higher degrees of judgment than others in their application. We believe critical accounting policies as disclosed in this prospectus reflect the more significant judgments and estimates used in preparing our consolidated financial statements.

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The following critical accounting policies were used in preparing our consolidated financial statements:

Basis of presentation

The accompanying audited consolidated financial statements include the accounts of the Company and its subsidiaries. The Company eliminates all significant intercompany balances and transactions in its audited consolidated financial statements.

Management has prepared the accompanying audited consolidated financial statements and these notes in accordance to generally accepted accounting principles in the United States (“US GAAP”). The Company maintains its general ledger and journals with the accrual method accounting.

Use of estimates

The preparation of the audited consolidated financial statements in conformity with U.S. GAAP, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the audited consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Management makes these estimates using the best information available when the calculations are made; however, actual results could differ materially from those estimates.

Cash and cash equivalents

The Company considers cash, bank deposit and all highly liquid investments with original maturities of three months or less when purchased to be cash and cash equivalents. Cash consists primarily of cash in accounts held at a financial institution.

Deposits and prepayments

The Company makes a deposit payment to suppliers for the procurement of products and services. Upon physical receipt and inspection of products or provision of services from suppliers, the applicable amount is recognized from deposits and prepayments to cost of revenues.

Plant and equipment, net

Plant and equipment are carried at cost less accumulated depreciation. Depreciation is provided over their estimated useful lives, using the straight-line method. The Company typically applies a salvage value of 0%. The estimated useful lives of the plan and equipment are as follows:

Leasehold improvements	the lesser of useful life or term of lease
Furniture and fixtures	3-5 years
Equipment	3-5 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts, and any gain or loss are included in the Company’s results of operations. The costs of maintenance and repairs are recognized as incurred; significant renewals and betterments are capitalized.

Intangible assets, net

Intangible assets are carried at cost less accumulated amortization. Amortization is provided over their useful lives, using the straight-line method. The estimated useful lives of the intangible assets are as follows:

Software platform	5 years

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Goodwill

Goodwill represents the excess of the purchase price over the fair value of assets acquired and liabilities assumed. The Company reviews goodwill for impairment at least annually at the reporting unit level or when a triggering event occurs that indicates that the fair value of the reporting unit may be below its carrying amount.

The Company performs its annual impairment test of goodwill in the end of each fiscal year. First, the Company assesses qualitative factors to determine whether a quantitative impairment test is necessary. If that qualitative assessment indicates that it is more likely than not that goodwill is impaired, the Company performs a quantitative test to compare the fair value of the reporting unit with the carrying amount, including goodwill, of the reporting unit. If the qualitative assessment indicates that it is not more likely than not that goodwill is impaired, no further testing is necessary. The goodwill impairment loss, if any, represents the excess of the carrying amount of the reporting unit over the fair value of the reporting unit. There have been no impairment charges recorded on goodwill in any of the periods presented in the consolidated financial statements.

Accounting for the impairment of long-lived assets

The Company annually reviews its long-lived assets for impairment or whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. Impairment may become obsolete from a difference in the industry, introduction of new technologies, or if the Company has inadequate working capital to utilize the long-lived assets to generate adequate profits. Impairment is present if the carrying amount of an asset is less than its expected future undiscounted cash flows.

If an asset is considered impaired, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the asset. Assets to be disposed of are reported lower the carrying amount or fair value fewer costs to selling.

Lease

Effective January 1, 2019, the Company adopted ASU 2016-02, “Leases” (Topic 842), and elected the practical expedients that do not require us to reassess: (1) whether any expired or existing contracts are, or contain, leases, (2) lease classification for any expired or existing leases and (3) initial direct costs for any expired or existing leases. For lease terms of twelve months or fewer, a lessee is permitted to make an accounting policy election not to recognize lease assets and liabilities. The Company also adopted the practical expedient that allows lessees to treat the lease and non-lease components of a lease as a single lease component.

Lease terms used to calculate the present value of lease payments generally do not include any options to extend, renew, or terminate the lease, as the Company does not have reasonable certainty at lease inception that these options will be exercised. The Company generally considers the economic life of its operating lease ROU assets to be comparable to the useful life of similar owned assets. The Company has elected the short-term lease exception, therefore operating lease ROU assets and liabilities do not include leases with a lease term of twelve months or less. Its leases generally do not provide a residual guarantee. The operating lease ROU asset also excludes lease incentives. Lease expense is recognized on a straight-line basis over the lease term.

Commitments and contingencies

From time to time, the Company is a party to various legal actions arising in the ordinary course of business. The majority of these claims and proceedings related to or arise from commercial disputes. The Company first determine whether a loss from a claim is probable, and if it is reasonable to estimate the potential loss. The Company accrues costs associated with these matters when they become probable, and the amount can be reasonably estimated. Legal costs incurred in connection with loss contingencies are expensed as incurred. Also, the Company disclose a range of possible losses, if a loss from a claim is probable but the amount of loss cannot be reasonably estimated, which is in line with the applicable requirements of Accounting Standard Codification 450. The Company’s management does not expect any liability from the disposition of such claims and litigation individually or in the aggregate would have a material adverse impact on the Company’s consolidated financial position, results of operations and cash flows.

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Related parties

The Company adopted ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

Foreign currency translation

The accompanying audited consolidated financial statements are presented in United States dollar (“$”). The functional currency of the Company is Hong Kong dollar (“HK$”), New Taiwanese dollar (“NT$”) and Singaporean dollar (“SG$”). VS Media HK and Grace Creation’s assets and liabilities are translated into $ from HK$ at year-end exchange rates. VS Media TW and VS Media SG’s assets and liabilities are translated into $ from NT and SG, respectively. Their revenues and expenses are translated at the respective average exchange rate during the period. Capital accounts are translated at their historical exchange rates when the capital transactions occurred.

Revenue Recognition

The Company adopted ASC 606 “Revenue Recognition.” It recognizes revenue when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration we expect to be entitled to in exchange for those goods or services. The Company recognizes revenue based on the consideration specified in the applicable agreement.

Revenue from contracts with customers is recognized using the following five steps:

1.	Identify the contract(s) with a customer;
2.	Identify the performance obligations in the contract;
3.	Determine the transaction price;
4.	Allocate the transaction price to the performance obligations in the contract; and
5.	Recognize revenue when (or as) the entity satisfies a performance obligation.

Generally, revenues are recognized when the Company has negotiated the terms of the transaction, which includes determining either the overall price, or price for each performance obligation in the form of a service or a product, the service or product has been delivered to the customer, no obligation is outstanding regarding that service or product, and the Company is reasonably assured that funds have been or will be collected from the customer.

A summary of each of the Company’s revenue streams under ASC 606 is as follows:

Marketing services from clients

The Company offers clients a comprehensive suite of digital marketing services to grow their social media presence and reach their target audiences to achieve marketing goals. Clients can leverage the Company’s experience in building content and fanbases with creators, their creators’ creativity, engagement, and trust among creators’ loyal fanbases to increase their brand awareness and sell products. The Company provides custom-made digital product offerings, including (i) advising on content strategy and budget and recommending specific creators; (ii) communicating with and managing selected creators; (iii) producing and engaging relevant content with creators to promote key messages for clients; (iv) uploading branded content on creators’ social media channels; (v) amplifying the reach of creators’ and clients’ content through precise media planning and buying via boosting marketing services on social media platforms, such as Google; and (vi) providing optimization services through data analysis and reporting.

For campaign-based marketing services, the Company provides (i) advising on content strategy and budget and recommending specific creators; (ii) communicating with and managing selected creators; (iii) producing and engaging relevant content with creators to promote key messages for clients; (iv) uploading branded content on creators’ social media channels; and (v) amplifying the reach of creators’ and clients’ content through precise media planning and buying via boosting marketing services on social media platforms, such as Google. The performance obligation under the campaign-based marketing services is a promise to place a branded content on certain social media platforms and is satisfied upon delivery of related services to clients. Such revenue is recognized at a point in time, for the amount the Company is entitled to receive, when the marketing services are provided. For optimization-based marketing services, the performance obligation is identified at the contract level as it represents a promise to deliver services under an agreed period. Each performance obligation is satisfied over time as clients receive and consume benefits when its services are performed. Such revenue is recognized over the scheduled period on the straight-line basis.

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Digital marketing solutions may include third-party creators and websites, such as Google or Facebook, which can be included in a digital marketing social media campaign. The Company may contract directly with a third-party, however, the Company is responsible for delivering the campaign results to its clients with or without the third-party. The Company is responsible for any payments due to the third-party regardless of the campaign results and without regard to the status of payment from its clients. The Company has discretion in setting the price for its clients without input or approval from third parties. Accordingly, revenue is reported gross, as principal, as the performance obligation is delivered.

Marketing services from social media platforms

The company monetizes its contents by receiving the advertising revenue generated from its channel pages and posts on social media platforms, such as YouTube and Facebook. The Company recognizes revenue as performance obligations are satisfied as the creation of contents are published on the social media platforms. The advertisements are delivered primarily based on impressions of contents on social media platforms, hence the Company provided the advertising services by an on-going basis during the publication period and the outcome of the services can be received and consumed by the social media platform simultaneously. The Company pays certain third parties a percentage of advertising revenue for their service of the creation of contents. The Company controls the advertising service as the Company is primarily responsible for providing the service. Accordingly, revenue is recorded gross, as principal, and is recognized over the period in which the advertising is transmitted.

Social commerce from customers

The Company recognizes revenue from the sale of products at the point in time when control of the asset is transferred to the customer. In certain sales arrangements, although the Company did not bear inventory risk, the Company has separate agreements with its customers and suppliers. The Company has primary responsibility for products meeting customers’ specifications, instead of suppliers, and has discretion in establishing the price for the specified products that sold to customers without suppliers’ involvement. As a result, suppliers are neither party to the contractual arrangements with the Company’s customers, nor are the beneficiaries of the Company’s customer agreements. Accordingly, the Company has control over the products that are sold to customers before the products are transferred to the customers and hence revenue is reported gross, as principal, as the performance obligation is delivered.

For marketing services from clients and social media platforms, payments are usually received within 30 days upon completion of performance obligation. For social commerce from customers, customers need to make full payment before shipments.

Management does not believe that its contracts include a significant financing component because the period between delivery or the contracting services to the customers and the time of payment do not typically exceed one year.

Significant balance sheet accounts related to the revenue cycle are as follows:

Accounts receivable, net

Accounts receivable, net includes amounts billed under the contract terms, less the allowance for expected credit losses.

Accounts receivable, net are recorded at the invoiced amount and do not bear interest, which are due within contractual payment terms. The normal settlement terms of accounts receivable are within 30 days upon the invoice issued. The Company maintains an allowance for expected credit losses to provide for the estimated number of receivables that will not be collected. The Company considers several factors in its estimate of the allowance, including knowledge of a client’s financial condition, its historical collection experience, and other factors relevant to assessing the collectability of such receivables. Bad debts are written off against allowances.

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Expected credit losses

Accounting Standard Updates (“ASU”) No. 2016-13, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments requires entities to use a current lifetime expected credit loss methodology to measure impairments of certain financial assets. Using this methodology will result in earlier recognition of losses than under the current incurred loss approach, which requires waiting to recognize a loss until it is probable of having been incurred. There are other provisions within the standard that affect how impairments of other financial assets may be recorded and presented, and that expand disclosures.

Income taxes

The Company recognizes deferred income tax assets or liabilities for expected future tax consequences of events recognized in the audited consolidated financial statements or tax returns. Under this method, deferred income tax assets or liabilities are determined based upon the difference between the audited consolidated financial statement and income tax bases of assets and liabilities using enacted tax rates expected to apply when the differences settle or become realized. Valuation allowances are provided when it is more likely than not that a deferred tax asset is not realizable or recoverable in the future.

The Company determines that the tax position is more likely than not to be sustained and records the largest amount of benefit that is more likely than not to be realized when the tax position is settled. The Company recognizes interest and penalties, if any, related to uncertain tax positions in income tax expense.

Comprehensive income (loss)

The Company presents comprehensive income (loss) in accordance with ASC Topic 220, Comprehensive Income. ASC Topic 220 states that all items that are required to be recognized under accounting standards as components of comprehensive income (loss) be reported in the consolidated financial statements. The components of comprehensive income (loss) were the net income for the years and the foreign currency translation adjustments.

Income (loss) per share

The Company computes income/(loss) per share following ASC Topic 260, “Earnings per share.” Basic income/(loss) per share is measured as the income/(loss) available to common shareholders divided by the weighted average common shares outstanding for the period. Diluted loss per share presents the dilutive effect on a per-share basis from the potential conversion of convertible securities or the exercise of options and or warrants; the dilutive impacts of potentially convertible securities are calculated using the as-if method; the potentially dilutive effect of options or warranties are computed using the treasury stock method. Potentially anti-dilutive securities (i.e., those that increase income per share or decrease loss per share) are excluded from diluted income/(loss) per share calculation. For the years ended December 31, 2024 and 2023, there were no dilution impact.

Segment reporting

ASC 280, “Segment Reporting”, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for detailing the Company’s business segments. The Company uses the “management approach” in determining reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker (“CODM”) for making operating decisions and assessing performance as the source for determining the Company’s reportable segments. The Company’s CODM has been identified as the Chief Executive Officer (“CEO”), who reviews consolidated results when making decisions about allocating resources and assessing performance of the Company. Based on management’s assessment, the Company had two operating and reportable segments during the periods as presented.

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Financial instruments

The Company’s financial instruments, including cash and cash equivalents, accounts receivable, deposits, prepayments, and other receivables, accounts payable, accruals and other payables, receipt in advance, amounts due from (to) related parties, and bank and other loans, have carrying amounts that approximate their fair values due to their short maturities. ASC Topic 820, “Fair Value Measurements and Disclosures” requires disclosing the fair value of financial instruments held by the Company. ASC Topic 825, “Financial Instruments” defines fair value and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The carrying amounts reported in the audited consolidated balance sheets for cash and cash equivalents, accounts and other receivables, accounts and other payables, accrued liabilities, amounts due from (to) related parties, promissory notes payable and bank loans each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period between the origination of such instruments and their expected realization and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

●	Level 1 - inputs to the valuation methodology used quoted prices for identical assets or liabilities in active markets.

●	Level 2 - inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets and information that are observable for the asset or liability, either directly or indirectly, for substantially the financial instrument’s full term.

●	Level 3 - inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The Company analyzes all financial instruments with features of both liabilities and equity under ASC 480, “Distinguishing Liabilities from Equity” and ASC 815.

Recent accounting pronouncements

From time to time, new accounting pronouncements are issued by the FASB or other standard setting bodies and adopted by the Company as of the specified effective date. Unless otherwise discussed, the Company believes that the impact of recently issued standards that are not yet effective will not have a material impact on its financial position or results of operations upon adoption.

In November 2023, the FASB amended guidance in ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. The revised guidance requires that a public entity disclose significant segment expenses regularly reviewed by the chief operating decisionmaker (CODM), including public entities with a single reportable segment. The amended guidance is effective for fiscal years beginning in January 2024 and interim periods beginning January 2025 on a retrospective basis. Early adoption is permitted. The Company is currently evaluating the impact on its consolidated financial statements.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. The ASU requires the annual financial statements to include consistent categories and greater disaggregation of information in the rate reconciliation, and income taxes paid disaggregated by jurisdiction. ASU 2023-09 is effective for the Company’s annual reporting periods beginning in January 2025. Adoption is either with a prospective method or a fully retrospective method of transition. Early adoption is permitted. The Company is currently evaluating the impact on its consolidated financial statements.

In March 2024, the FASB issued ASU 2024-01, Compensation – Stock Compensation (Topic 718): Scope Application of Profits Interest and Similar Awards, which adds an illustrative example aimed at clarifying the scope application of a profit interest award in accordance with Topic 718. The update will be effective for annual periods beginning after December 15, 2024, and interim periods within those annual periods. Upon adoption, the new standard is not expected to have an impact on the Company’s financial position or results of operations.

Except for the above-mentioned pronouncements, there are no new recent issued accounting standards that will have a material impact on the consolidated balance sheets, statements of operations and cash flows.

EXPOSURE TO FLUCTUATIONS IN EXCHANGE RATES AND RELATED HEDGES

Our exposure to foreign currencies mainly arises from trade receipts from overseas clients. To mitigate the potential impact of currency fluctuations, we closely monitor our foreign currency exposures and use suitable hedging instruments when necessary. As of December 31, 2024 and 2023, we have no outstanding foreign currency hedge contracts.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Foreign Exchange Risk

Foreign currency risk is the risk that the holding of foreign currency assets will affect the Company’s financial position as a result of a change in foreign currency exchange rates.

The Company’s monetary assets and liabilities are mainly denominated in HK$ and NT$, which are the same as the functional currencies of the relevant group entities. Hence, in the opinion of the directors of the Company, the currency risk is considered insignificant. The Company currently does not have a foreign currency hedging policy to eliminate the currency exposures. However, the directors monitor the related foreign currency exposure closely and will consider hedging significant foreign currency exposures should the need arise.

Credit Risk

Accounts Receivable

In order to minimize the credit risk, the management of the Company has delegated a team responsible for determination of credit limits and credit approvals. Other monitoring procedures are in place to ensure that follow-up action is taken to recover overdue debts. Internal credit rating has been given to each category of debtors after considering aging, historical observed default rates, repayment history and past due status of respective accounts receivable. Estimated loss rates are based on probability of default and loss given default with reference to an external credit report and are adjusted for reasonable and supportable forward-looking information that is available without undue costs or effort while credit-impaired trade balances were assessed individually. In this regard, the directors consider that the Company’s credit risk is significantly reduced. The maximum potential loss of accounts receivable for the years ended December 31, 2024 and 2023 was $1,360,656 and $2,131,371.

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Bank Balances

The credit risk on liquid funds is limited because the counterparties are banks with high credit ratings assigned by international credit-rating agencies. The Company is exposed to concentration of credit risk on liquid funds which are deposited with several banks with high credit ratings.

Deposits and Other Receivables

The Company assessed the impairment for its other receivables individually based on internal credit rating and ageing of these debtors which, in the opinion of the directors, have no significant increase in credit risk since initial recognition. Based on the impairment assessment performed by the Company, the directors consider the loss allowance for deposits and other receivables as of December 31, 2024 and 2023 is $1,749,619 and $0, respectively.

Interest Rate Risk

The Company is exposed to cash flow interest rate risk through the changes in interest rates related mainly to the Company’s variable-rates short-term bank loans and bank balances.

The Company currently does not have any interest rate hedging policy in relation to fair value interest rate risk and cash flow interest rate risk. The directors monitor the Company’s exposures on an ongoing basis and will consider hedging the interest rate should the need arises. The sensitivity analysis below has been determined assuming that a change in interest rates had occurred at the end of the reporting period and had been applied to the exposure to interest rates for financial instruments in existence at that date. 1% increase or decrease is used when reporting interest rate risk internally to key management personnel and represents management’s assessment of the reasonably possible change in interest rates. If interest rates had been 1% higher or lower and all other variables were held constant, the Company’s post tax loss for the years ended December 31, 2024 and 2023 would have increased or decreased by approximately $17,841 and $7,920 respectively.

Economic and Political Risks

The Company’s operations are mainly conducted in HK SAR. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by changes in the political, economic, and legal environments in HK SAR.

The Company’s operations in HK SAR are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company’s results may be adversely affected by changes in the political and social conditions in HK SAR, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things.

Inflation Risk

Our management monitors changes in prices levels. Historically inflation has not materially impacted the Company’s audited consolidated financial statements; however, significant increases in the price of labor that cannot be passed to the Company’s customers could adversely impact the Company’s results of operations.

CONTINGENT LIABILITIES

We have no material contingent liabilities as of December 31, 2024 and 2023.

Off-Balance Sheet Arrangements

We did not have any off-balance sheet arrangements as of December 31, 2024 and 2023.

INDUSTRY

The Creator Economy

The Creator Economy is a software-facilitated economy that allows Creators to earn revenue from their creations.2 The Creator Economy refers to the numerous businesses built by independent Creators, from vloggers to influencers to writers, to monetize themselves, their skills, or their creations. It also encompasses the companies serving these Creators, from content creation tools to analytics platforms.3

The Creator Economy is emerging as a potential disruptor to the $2 trillion entertainment and media industry. 4 The Internet has decentralized media and shifted the way content is produced and consumed. Content is no longer owned solely by the traditional big media companies; instead, much of it is written, photographed, filmed, or otherwise created by individual Creators. Goldman Sachs Research expects the 50 million global creators to grow at a 10-20% compound annual growth rate during the next five years. As the ecosystem grows, the total addressable market of the creator economy could roughly double in size over the next five years to $480 billion by 2027 from $250 billion in 2023.5 Major marketers continue to shift budget to creators. Unilever, one of the world’s largest advertisers, said it plans to invest half of its ad budget (some $8.5 billion globally in 2023, per Statista) on social media and work with 20 times more influencers, increasing social spending from 30% to 50% of its total ad dollars.6 This momentum is only expected to continue, putting the Creator Economy on a path to further growth. 7

2 https://en.wikipedia.org/wiki/Creator_economy

3 https://www.cbinsights.com/research/report/what-is-the-creator-economy/

4 https://www.forbes.com/councils/forbesbusinesscouncil/2022/01/11/to-succeed-in-the-creator-economy-startups-should-address-creators-needs/

5 https://www.goldmansachs.com/insights/articles/the-creator-economy-could-approach-half-a-trillion-dollars-by-2027

6 https://digiday.com/marketing/forget-celebrity-versus-creator-its-about-the-hybrid-strategy-in-a-10b-creator-economy/

7 https://www.forbes.com/sites/garydrenik/2022/08/23/the-creator-economy-is-booming-heres-how-businesses-can-tap-into-its-potential/

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Platforms such as YouTube, Instagram, and TikTok have been at the forefront of revolutionizing the way content is created, distributed, consumed, and monetized. New business models are emerging in which Brands partner with Creators to raise brand awareness and increase participation in affiliate campaigns through the use of content. Brand marketing is facilitated by compelling personalities who can make an emotional connection with their fans.8

In recent surveys, 86% of Gen Z and Millennials said they would happily get paid to create online content.9 Marketers, social media platforms and Brands are spending billions on those who do. More than 50 million people worldwide consider themselves Creators, with the vast majority being amateurs.10 In addition, a staggering 29% of American high school students mention “Creator” as their preferred career choice. They want to be their own boss by immersing themselves in a world where they love creating content for their fans and are able to earn income from it, no matter where they live. The 9-5 job is no longer as popular as it used to be.11

Brands recognize the benefits of working with Creators who are trusted by their fans. Brands can piggyback on a Creator’s credibility, creativity, and relevance to fans to enhance their Brand image and increase product awareness. Brands recognize the importance of working with not only top-tier Creators, but also with micro- and nano-Creators who further grow and fuel the Creator Economy.12

In 2025, influencer marketing remains a powerful tool, and micro-influencers have emerged as a highly effective and affordable option for small businesses.13 On average, Brands spend around $174 for each piece of content that a Creator generates.14

While fan-counts were once the prime metric businesses used to select Creators, today advertisers use more sophisticated evaluation criteria to understand a Creator’s audience and decide how to engage these consumers.15

Global Influencer Marketing Potential and Size

Our Marketing Services business model serves to bridge Creators and Brands and fall within the category of “Influencer Marketing” within the industry. According to Fortune Business Insights, the global influencer marketing platform market size was valued at USD 20.24 billion in 2024. The market is projected to grow from USD 23.60 billion in 2025 to USD 71.04 billion by 2032, exhibiting a CAGR of 17% during the forecast period.16 Looking further out, Grand View Research expects that figure to balloon to $97.55 billion by 2030.17

8 https://www.feedough.com/Creator-economy-guide/

9 https://www.forbes.com/sites/forbesbusinesscouncil/2022/07/26/the-creator-economy-is-finally-maturing-and-that-could-mean-better-pay/?sh=387002792dae

10 https://influencermarketinghub.com/state-of-the-creator-economy/

11 https://www.antler.co/blog/the-creator-economy-boom-what-it-is-whats-driving

12 Generally, Creators are broken down into four size categories: hero, macro, micro and nano. Generally, we define these as the following: Hero Creators are those with over 1 million followers, Macros are those with over 100,000, Micros are those with over 10,000, and Nanos are those with over 1,000 followers. (Source: https://www.smartinsights.com/online-pr/micro-macro-nano-hero-creators-influencers/)

13 https://marketingtogether.com.au/micro-influencers-small-business-growth-2/

14 https://www.tribegroup.co/blog/influencer-statistics-to-know

15 https://www.springboard.com/blog/business-and-marketing/creator-economy/

16 https://www.fortunebusinessinsights.com/influencer-marketing-platform-market-108880

17 https://www.grandviewresearch.com/press-release/global-influencer-marketing-platform-market

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Influencer Marketing is fast becoming an essential component in a brand’s marketing arsenal. In 2021, almost 70% of US marketers in companies larger than 100 employees were expected to use influencer marketing. That percentage has been steadily climbing ever since and is expected to reach 86% in 2025. As of February 2024, 26% of the world’s marketing agencies and brands have allocated more than 40% of their marketing budgets to influencer partnerships.18

According to survey responses in the Buying Behaviors section of the 2024 Influencer Marketing Report, 16% of consumers rank influencer marketing as having the most impact on their buying decisions, but the reality is that influencer content drives almost half (49%) of consumers’ daily, weekly or monthly purchases. And almost all (86%) of consumers make a purchase inspired by an influencer at least once per year.19

In 2025, there are estimated to be 5.42 billion total social media users worldwide. The average person uses 6.83 different social networks per month. Nearly half (48%) of consumers said they interact with brands more often on social media than six months ago. Ninety percent of consumers rely on social media to keep up with trends and cultural moments.20 Brands tend to use a variety of social media platforms for Influencer Marketing, with Facebook, YouTube, Instagram, Tik Tok, LinkedIn, X and Snapchat are the most popular one.21

18 https://sproutsocial.com/insights/influencer-marketing-statistics/

19 https://sproutsocial.com/insights/influencer-marketing-statistics/

20 https://sproutsocial.com/insights/social-media-statistics/

21 https://sproutsocial.com/insights/influencer-marketing-statistics/

Influencer Marketing Potential in HK SAR

Strategically located at the heart of Asia, Hong Kong is one of the world’s best places to do business. As one of Asia’s leading trade hubs, Hong Kong is ASEAN’s second-largest trading partner, trailing only mainland China.22 In this highly urbanized market, Internet users represent 96% of the population, with a cellular mobile phone connection rate of 235% compared with the total population, according to data from Meltwater and We Are Social.23

FEB 2025

HONG KONG - ESSENTIAL DIGITAL HEADLINES

OVERVIEW OF THE ADOPTION AND USE OF CONNECTED DEVICES AND SERVICES

HONG KONG

TOTAL POPULATION	CELLULAR MOBILE CONNECTIONS	INDIVIDUALS USING THE INTERNET	SOCIAL MEDIA USER IDENTITIES
7.40 MILLION	17.4 MILLION	7.10 MILLION	6.15 MILLION
URBANISATION	vs. POPULATION	vs. POPULATION	vs. POPULATION
100%	235%	96%	83.1%

Source: https://datareportal.com/reports/digital-2025-hong-kong (Slide 13)

Source: https://datareportal.com/reports/digital-2025-hong-kong

HK SAR presents Brands with a unique opportunity to reach a cosmopolitan audience through Influencer Marketing, with high numbers of active social media users (83.1% penetration rate, or 6.15 million users). Hong Kong residents spend an average of 5.5 hours everyday on the internet. 24

22 https://www.business.hsbc.com/en-gb/insights/international/hong-kong-unleashing-opportunities-in-asias-premier-business-hub

23 https://datareportal.com/reports/digital-2025-hong-kong

24 https://www.statista.com/statistics/694339/hong-kong-daily-online-minutes-type/

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FEB 2025

HONG KONG - OVERVIEW OF SOCIAL MEDIA USE

HEADLINES FOR SOCIAL MEDIA ADOPTION AND USE (NOTE: USERS MAY NOT REPRESENT UNIQUE INDIVIDUALS)

HONG KONG

NUMBER OF SOCIAL MEDIA USER IDENTITIES	SOCIAL MEDIA USER IDENTITIES vs. TOTAL POPULATION	SOCIAL MEDIA USER IDENTITIES AGED 18+ vs. POPULATION AGED 18+	SOCIAL MEDIA USER IDENTITIES vs. INDIVIDUALS USING THE INTERNET
6.15 MILLION	83.1%	85.5%	86.6%

AVERAGE DAILT TIME SPENT USING SOCIAL MEDIA	AVERAGE NUMBER OF SOCIAL PLATFORMS USED EACH MONTH	FEMALE SOCIAL MEDIA USERS vs. TOTAL SOCIAL MEDIA USERS	MALE SOCIAL MEDIA USERS vs. TOTAL SOCIAL MEDIA USERS
1H 42M	6.4	54.1%	45.9%

Source: https://datareportal.com/reports/digital-2025-hong-kong (Slide 86)

Source: https://datareportal.com/reports/digital-2025-hong-kong

Based on an industry report commissioned by us and prepared by InSites Consulting, a third-party research firm, 73% of respondents trusted Creators’ recommendations or reviews even if their content contained ads or involved paid partnerships. In addition, 96% of respondents said they were interested in products and services recommended by Creators. Regarding the credibility of influencers, the survey found that 77% of respondents trusted Creators’ product and service recommendations more than those from celebrities, while 40% said they made purchase decisions based on Creators’ recommendations.25 This report highlights the effectiveness of Creators in influencing consumers’ purchasing decisions and explains why Brands are spending greater proportions of their marketing budgets on Influencer Marketing.

According to advertising intelligence company admanGo, 2024’s ad spends peaked at $3.82 billion. In the media sector, Social Media adspend recorded a 15% YOY increase in 2024, making it the best-performing media. Among them, Instagram adspend saw a significant YOY rise of 31%, while facebook also recorded a 6% YOY increase. The data indicated that Social Media continued to be highly valued by advertisers in 2024.26 Admango’s report also found that Hong Kong’s social media has experienced a notable 15% YOY surge in ad spend during January and February 2024, marking the most significant increase among all media platforms.27

Ad spending in the Advertising market in Hong Kong is forecasted to reach US$ 3.6B in 2025. 75% of total spending expected to be generated through digital channels by 2030.28

25 https://www.marketing-interactive.com/study-hongkongers-open-to-indirect-advertising-from-influencers?utm_source=newsletter_98&utm_medium=email&utm_campaign=20210914_hong_kong_daily_bulletin_

26 https://blog.admango.com/blog/forms/pdf/admanGo-Adspend-Report-2024e.pdf

27 https://www.marketing-interactive.com/are-industry-players-optimistic-about-the-growth-of-hk-ad-spend-in-2024

28 https://www.statista.com/outlook/dmo/digital-advertising/hong-kong

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With increased consumer engagement with social platforms and higher marketing spending in social media, there will be a $663.39 million social media advertising market in HK SAR in 2025. The ad spending in this region is expected to exhibit an annual growth rate (CAGR 2025-2030) of 9.39%, leading to a projected market volume of $1.04 billion by 2030 according to Statista Research.29 Influencer Marketing is part of this social media advertising market.

Influencer Marketing Potential in Taiwan

The Taiwanese population is highly digitally literate and enjoys a 95.3% penetration rate in terms of Internet usage. Furthermore 79.4% of the total population are active social media users.30

FEB 2025

TAIWAN - ESSENTIAL DIGITAL HEADLINES

OVERVIEW OF THE ADOPTION AND USE OF CONNECTED DEVICES AND SERVICES

TAIWAN

TOTAL POPULATION	CELLULAR MOBILE CONNECTIONS	INDIVIDUALS USING THE INTERNET	SOCIAL MEDIA USER IDENTITIES
23.2 MILLION	30.4 MILLION	22.1 MILLION	18.4 MILLION
URBANISATION	vs. POPULATION	vs. POPULATION	vs. POPULATION
80.6%	131%	95.3%	79.4%

Source: https://datareportal.com/reports/digital-2025-taiwan (Slide 13)

Source: https://datareportal.com/reports/digital-2025-taiwan

According to We Are Social’s January 2025 Report, Taiwanese people spent an average of 1 hours and 57 minutes on social media per day in 2025.31

29 https://www.statista.com/outlook/amo/advertising/social-media-advertising/hong-kong

30 https://datareportal.com/reports/digital-2025-taiwan

31 https://datareportal.com/reports/digital-2025-taiwan

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FEB 2025

TAIWAN - OVERVIEW OF SOCIAL MEDIA USE

HEADLINES FOR SOCIAL MEDIA ADOPTION AND USE (NOTE: USERS MAY NOT REPRESENT UNIQUE INDIVIDUALS)

TAIWAN

NUMBER OF SOCIAL MEDIA USER IDENTITIES

18.4
MILLION

SOCIAL MEDIA USER IDENTITIES vs. TOTAL POPULATION

79.4%

SOCIAL MEDIA USER IDENTITIES AGED 18+ vs. POPULATION AGED 18+

85.8%

SOCIAL MEDIA USER IDENTITIES vs. INDIVIDUALS USING THE INTERNET

83.3%

AVERAGE DAILT TIME SPENT USING SOCIAL MEDIA

1H 57M

AVERAGE NUMBER OF SOCIAL PLATFORMS USED EACH MONTH

6.2

FEMALE SOCIAL MEDIA USER IDENTITIES vs. TOTAL SOCIAL MEDIA USER IDENTITIES

49.7%

MALE SOCIAL MEDIA USER IDENTITIES vs. TOTAL SOCIAL MEDIA USER IDENTITIES

50.3%

Source: https://datareportal.com/reports/digital-2025-taiwan (Slide 84)

Source: https://datareportal.com/reports/digital-2025-taiwan

With the continuous growth of digital marketing spending in Taiwan, it is estimated that there will be an $961.56 million social media advertising market in Taiwan in 2025, according to Statista Research. This spending is expected to exhibit an annual growth rate (CAGR 2025-2030) of 6.67%, leading to a projected market volume of $1.33 billion by 2030.32 Influencer Marketing is part of this social media advertising market.

32 https://www.statista.com/outlook/amo/advertising/social-media-advertising/taiwan

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Global Social Commerce Potential and Size

Social Commerce is the use of social media platforms like Facebook and Instagram to market and sell products and services.33 The entire process occurs on a social media platform, from product discovery and browsing to research, interacting with customer supports, checking users’ product reviews, and purchasing. Commerce is a growing and changing field of online marketing that works in conjunction with social media and online shopping growth.34

Major social media like Instagram, YouTube, Facebook and TikTok are tapping into this revenue stream. A YouTube partnership lets merchants pin products next to videos so followers can like, subscribe, and buy. There’s also a live-shopping feature designed to help retailers livestream on the social commerce platform.35 With more people now preferring to shop from home using their phones, Social Commerce is a more convenient and interactive shopping experience than traditional shopping, which explains why it is becoming increasingly popular. Worldwide, social commerce generated an estimated revenue of US $571 billion in 2023. With an expected compound annual growth rate (CAGR) of 13.7 percent from 2023 to 2028, revenues in this segment are forecast to surpass one trillion dollars in the latter year.36

THE VALUE OF SOCIAL COMMERCE SALES IN 2025 ESTIMATED TO BE $1.59 TRILLION AND WILL REACH $3.37 TRILLION BY 2028

4,000
3,500
3,000
2,500
2,000
1,500
1,000
500
0
in billion U.S. dollars
475
585
751
964
1,240
1,590
2,040
2,620
3,370
2020
2021
2022
2023
2024
2025
2026
2027
2028

Source: Statista

Source: https://www.statista.com/statistics/1231944/social-commerce-global-market-size/

According to Shopify, US social shoppers grew from roughly 96 million to around 104 million between 2023 and 2025.37 By 2025, Social Commerce is expected to account for 17.11% of all eCommerce spending. This figure is expected to continue growing in the coming years. 38 In the US, Social Commerce retail earnings are predicted to reach nearly $80 billion by 2025.39

Social Commerce is booming because social media usage continues to grow. Analysis from Kepios showed that there were 5.24 billion social media users around the world in January 2025, equating to 63.9% of the total global population. The latest figures indicate that 94.2% of the world’s internet users now use social media each month.40

People no longer use social media solely to connect with friends—it’s also become a way for brands to promote and sell products. For example, while scrolling on Instagram, you may see a nice dress, tap “Shop Now,” add it to your shopping cart, and check out—all within the app.

33 https://www.shopify.com/enterprise/social-commerce-trends

34 https://www.investopedia.com/terms/s/social-commerce.asp

35 https://www.shopify.com/enterprise/blog/social-commerce-trends

36 https://www.statista.com/statistics/1231944/social-commerce-global-market-size/

37 https://www.shopify.com/enterprise/blog/social-commerce-trends

38 https://www.statista.com/statistics/1251145/social-commerce-share-worldwide/

39 https://www.shopify.com/enterprise/social-commerce-trends

40 https://datareportal.com/social-media-users

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In addition to the potential boost in eCommerce sales, using Social Commerce brings retail businesses plenty of other benefits. Here are the top five benefits of Social Commerce over traditional marketing:

1.	Access to a larger target audience
2.	Frictionless shopping experience
3.	Capacity to gather data on their audiences
4.	Persuasiveness of social proof
5.	Ease of obtaining customer feedback

It is estimated that 89% of online shoppers check reviews before purchasing. People need to trust Brands before they make the decision to purchase a product, so they will look at past customer reviews, compare products, and even talk to other customers before making a decision.41 Social Commerce comes with integrated social proof in the form of user-generated content. Comments, likes, shares, and follows all help potential shoppers trust a Brand’s products and services.42 Influencer marketing works because people trust recommendations from people they follow. When someone you admire uses and recommends a product, you are more likely to buy it. In fact, 74% of shoppers make buying decisions based on what influencers suggest.43

Three major elements of Social Commerce are video, livestreaming, and Influencer Marketing.

1. Video: 87% of people have been convinced to buy a product or service by watching a video – not quite an all-time high, but another increase.44 Video content has become a crucial part of a successful Social Commerce strategy, and the content’s effectiveness reflects fans’ loyalty to Creators. The biggest component of Social Commerce is the trust an audience of potential customers has in the person selling the product, which is now funneled through the Creators they follow. Peer influence is more effective than putting explicit trust in a Brand. Customers have ample opportunity to engage with Creators in a variety of ways, including via stories or sponsored posts, Q&As on Instagram Live, or live shopping channels.

2. Livestreaming: According to Klarna, 60% of shoppers who used livestream shopping reported a better purchase experience than the conventional method. Companies also reported live commerce conversion rates are up to 15x higher than conventional e-commerce.45 Live shopping uses social media platforms to blend livestreaming and commerce. This venue that showcases shoppable content and allows Brands to bring the in-store experience online. Rather than potential customers having to read product descriptions and scour the Internet for customer reviews, they can now join a video live-shopping show and have real-time conversations about products before buying directly through the live event. Live shopping gives customers an interactive and engaging personal experience with Brands, Creators, and experts. And the fact that the event is live creates a time sensitivity that motivates customers to buy quickly. In 2023, livestreaming e-commerce generated nearly $682.5 billion in sales, an increase from $57.12 billion in 2019. This growth trajectory is set to continue, with projections suggesting a market size of $1.11 trillion by 2026.46 McKinsey & Company analysis also indicates that if China’s experience is any guide, live-commerce-initiated sales could account for as much as 10 to 20% of all eCommerce by 2026.47 Retail businesses that are prepared to tap into livestream shopping can expect large rewards. Brands report live shopping conversion around the 30% mark – a rate that is 10 times higher than conventional commerce.48 Since April 2024, London-based luxury reseller Luxe Collective, which sells brands like Hermès and Bottega Veneta, has been livestreaming on TikTok at least twice a day. Around 70 percent of its viewers that buy during those live broadcasts tend to make repeat purchases with the company through the live or on its site — one customer has spent around $82,000 during the company’s livestreams since May, said Ben Gallagher, Luxe Collective’s co-founder and chief executive. The company generated €2 million from live shopping on TikTok in 2024, accounting for more than 20 percent of its overall sales, and it expects that to jump to €3 million in 2025, Gallagher said. 49

41 https://www.oberlo.com/blog/online-review-statistics

42 https://www.shopify.com/enterprise/social-commerce-trends

43 https://www.shopify.com/enterprise/blog/social-commerce-trends

44 https://www.wyzowl.com/video-marketing-statistics/

45 https://www.xgate.com/social-commerce-revolutionizing-online-shopping-in-the-digital-era/

46 https://www.forbes.com/councils/forbestechcouncil/2025/02/03/how-live-shopping-is-changing-the-retail-landscape-across-the-globe/

47 https://www.mckinsey.com/capabilities/mckinsey-digital/our-insights/its-showtime-how-live-commerce-is-transforming-the-shopping-experience

48 https://www.mckinsey.com/capabilities/mckinsey-digital/our-insights/its-showtime-how-live-commerce-is-transforming-the-shopping-experience

49 https://www.businessoffashion.com/articles/retail/the-live-shopping-boom-doesnt-stop-with-tiktok/

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Live shopping comes close to replicating the in-store shopping experience, providing direct contact with customers who can ask questions and interact with the Creator host. The experience allows Brands to exhibit their products in unique ways, such as a fashion show, a sales pitch like QVC, or a personal fitting experience at the mall. Products are displayed in real-world settings, and audiences can even invite friends to join them on the same live shopping event so they can give their input and shop together virtually, providing a more authentic shopping experience.

Whether people join live shopping events for entertainment, to pass the time, or to enjoy a more interactive shopping experience, the current climate has accelerated live shopping’s appeal to online and brick-and-mortar shoppers alike.

With this fast-growing potential, Facebook, Amazon, TikTok, Twitter, and other tech giants like Pinterest are plunging into live shopping eagerly. Amazon is investing large amounts of money in Amazon Live. Google offers live shopping on YouTube. Twitter, which has put innovation around Creators and monetization in overdrive lately, is working on live shopping. Facebook is investing as well, particularly on Instagram.

3. Influencer Marketing is expected to reach $23.6 billion in 2025.50 Smaller retail businesses in particular may find that working with micro-influencers makes their marketing budget go further while helping them engage with larger segments of their target audiences. A survey conducted by Influencer Marketing Hub report, 83.8% of marketers reported gaining a better quality of customers from influencer marketing compared to other types of marketing. This is largely owing to influencers’ ability to reach a niche audience that’s likely to be interested in what marketers have to sell. Moreover, influencers can attract high-intent customers who are most likely to convert since they often share informative content that guides buying decisions.51 Data showed that the majority of consumers found influencers’ content appropriate and helpful, and they expressed an overwhelming trust in influencer content over posts from brands, impacting purchasing behaviors. The benefit of Influencer Marketing is evident in the fact that 82% of consumers either purchased, researched, or considered purchasing a product or services after seeing friends, family or influencers post about it.52 Brands can get a social commerce storm on their hands by combining Influencer Marketing with live shopping.

Recognizing these trends, our company is focusing on growing influencer marketing and live shopping in tandem through our two business models, Marketing Services and Social Commerce.

Social Commerce in HK SAR

According to We Are Social’s January 2025 Report, 3.84 Million of HK SAR residents shops online. The total annual spend on online consumer goods is estimated at $4.77 billion in 2025, with annual growth of 9.2%. The key spending categories are Fashion, Electronics, Furniture, Toys, Beauty and Personal Care.53

50 https://www.fortunebusinessinsights.com/influencer-marketing-platform-market-108880

51 https://influencermarketinghub.com/influencer-marketing-statistics/

52 https://www.businesswire.com/news/home/20200526005058/en/Matter-Survey-Reveals-Consumers-Find-Influencers-More-Helpful-and-Trustworthy-than-Brands-During-the-Pandemic

53 https://datareportal.com/reports/digital-2025-hong-kong

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FEB 2025

HONG KONG - OVERVIEW OF CONSUMER GOODS ECOMMERCE

HONG KONG

HEADLINES FOR THE ADOPTION AND USE OF CONSUMER GOODS ECOMMERCE (B2C ONLY)

NUMBER OF PEOPLE PURCHASING CONSUMER GOODS VIA ONLINE CHANNELS IN 2024	ESTIMATED TOTAL ANNUAL SPEND ON ONLINE CONSUMER GOODS PURCHASES (USD, 2024)	AVERAGE ANNUAL REVENUE PER CONSUMER GOODS ECOMMERCE SHOPPER (USD, 2024)	SHARE OF 2024 CONSUMER GOODS ECOMMERCE SPEND ATTRIBUTABLE TO PURCHASES MADE VIA MOBILE PHONES
3.84 MILLION	$4.77 BILLION	$1,242	45.0%
YEAR-ON-YEAR CHANGE	YEAR-ON-YEAR CHANGE	YEAR-ON-YEAR CHANGE	YEAR-ON-YEAR CHANGE
+9.7% (+340 THOUSAND)	+9.2% (+$402 MILLION)	-0.6% (-$8)	+7.1% (+299 BPS)

Source: https://datareportal.com/reports/digital-2025-hong-kong (Slide 55)

Source: https://datareportal.com/reports/digital-2025-hong-kong

FEB 2025

HONG KONG ECOMMERCE: CONSUMER GOODS CATEGORIES

HONG KONG

ESTIMATED ANNUAL SPEND IN EACH CONSUMER GOODS ECOMMERCE CATEGORY (B2C ONLY, U.S DOLLARS, FULL-YEAR 2022)

FASHION	ELECTRONICS	FURNITURE	TOYS, HOBBY	BESUTY & PERSONAL CARE	OVER-THE-COUNTER PHARMACEUTICALS
$2.31 BILLION	$540 MILLION	$529 MILLION	$98.9 MILLION	$247 MILLION	$23.6 MILLION

HOUSEHOLD ESSENTIALS	FOOD	BEVERAGES	PHYSICAL MEDIA	DIY & HARDWARE	EYEWEAR
$59.4 MILLION	$462 MILLION	$185 MILLION	$77.3 MILLION	$187 MILLION	$20.4 MILLION

Source: https://datareportal.com/reports/digital-2025-hong-kong (Slide 56)

Source: https://datareportal.com/reports/digital-2025-hong-kong

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BUSINESS

Overview

We are a British Virgin Islands business company incorporated on August 30, 2022, as a holding company of our business, which is primarily operated through our indirect wholly-owned HK SAR subsidiaries, VS Media HK, and Grace Creation, and our indirect wholly-owned Taiwan subsidiary, VS Media TW and our indirect wholly-owned Singapore subsidiary, VS Media SG.

Founded in 2013, our company manages a global network of digital Creators who create and publish content to social media platforms such as YouTube, Facebook, Instagram, and TikTok. Our Creators include influencers, KOLs—Key Opinion Leaders, bloggers, and other content creators who cultivate fanbases on social media platforms.

Our business provides value to two major business stakeholders: Creators and Brands.

●	Our Value to Creators: We empower and support Creators by (i) providing them with production facilities, training, and funding to produce quality content; (ii) helping them expand their social media influence and fanbase by assisting with marketing, public relations and audience analytics; and (iii) most importantly, enabling them to monetize their influence by working effectively with Brands, social media platforms, and fans.

●	Our Value to Brands: We bridge the divide between Brands and Creators through helping Brands reach their target audience effectively by (i) advising on content strategy and budget and recommending specific Creators; (ii) communicating with and managing selected Creators; (iii) producing engaging and relevant content with Creators to promote key messages for Brands; (iv) publishing branded content on Creators’ social media channels; (v) amplifying the reach of Creators’ and Brands’ content through precise media planning and buying on social media platforms; (v) providing optimization and retainer services through data analysis and reporting.

We have developed two distinct but complementary business models: Marketing Services and Social Commerce.

Marketing Services Model: We help Creators to generate revenue by working with Brands and social media platforms. We do this in two ways: (1) we assist Brands in developing their content and social media strategy and guide them in selecting relevant Creators to create engaging content, publish content on social media platforms, and attract fans’ attention and increase their responsiveness to the Brand’s message. We bridge the divide between Brands and Creators by offering Brands local, relevant, and effective solutions from Creators. We also provide advice on marketing strategies and services on performance optimization to Brands to improve the effectiveness of their branded content and ads, all of which are highly interrelated and not separately identifiable; and (2) we assist Creators in earning advertising revenue by creating and publishing contents on social media platforms, like YouTube and Facebook.

Social Commerce Model: We purchase products from Brands and re-sell them to Creators to help Creators build their own eCommerce businesses. In some cases, we also help Creators sell products and merchandises directly to their fanbase/customers.

Below is a brief summary of our relevant business models and corresponding pricing models:

BUSINESS MODELS	DESCRIPTION	PRINCIPAL COST MODEL	OUR PRINCIPAL REVENUE MODEL
Marketing Services from Brands	We provide affiliate marketing, product placement and Brand sponsorship deals for Creators to promote Brands’ messages. Creators are paid to create branded content and publish it on their social media channels to promote Brands’ products and services.	Creators are paid each piece of content that they generate and publish on their social media channel.	Brands pay us a fixed and pre-determined service fee per campaign.

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Marketing Services from Social Media Platforms	We generate advertising revenue through creating and publishing content on social media platforms.	We pay Creators based on users’ views generated from the content they created and published through our content network.	YouTube and Facebook pay us advertising revenues every month based on total advertising revenue generated through our content network based on views from users.

Social Commerce from Customers	We resell Brands’ products to our Creators and help them to build their own eCommerce businesses. We also sell products directly to customers.	Product cost	Product cost + fixed margin

Total revenue increased from $7.99 million in 2023 to $8.25 million in 2024, an increase of 3.2%. Our gross profit margin remained stable at 20.52% in 2023 and 20.53% in 2024.

By leveraging our management team’s experience and strengthening our relationships with media resources, we have grown from an HK SAR start-up to managing an innovative and global network of Creators. We are proud of our ability to discover, incubate, and grow a large number of Creators while empowering them to make a living as full-time Creators. We have over 1,500 Creators in our network who provide content to a fanbase of approximately 100 million. Since 2013, we have cooperated with over 1,000 Brands to promote and sell their products and services through our Creators’ solutions.

Our Vision

Our vision is to disrupt the 2-trillion-dollar media industry by empowering and developing Creators and revolutionizing Brands’ marketing spending behaviors.

Our mission is to “EMPOWER CREATORS,” and our motto is “ME VS ME,” with each Creator striving to become a better “ME.”

Our Competitive Strengths

We believe that the following competitive strengths contribute to our success and set us apart from our competitors:

●	Our Company was founded in 2013, less than one year after the Creator Economy emerged in 2012[1]. As a forerunner in this space, we possess extensive experience representing both Creators and Brands.

●	We are skilled in discovering and incubating talented Creators. Working with more than 1,500 Creators has provided us with ample data and experience to help us identify up-and-coming Creators and tailor-make partnerships so we can grow together.

●	We have established strategic partnerships with social media platforms to help us grow our Creators systematically and effectively. These platforms enable us to discover up-and-coming Creators through their data analytics and recommendations. By leveraging platforms to grow Creators faster, we can minimize costs and maximize earnings more efficiently.

●	Bridging Creators and Brands for their mutual growth is one of our top strengths. Even within the same geographical market, Creators and Brands communicate and function very differently, so it is crucial that we truly understand and effectively communicate with both parties to protect and balance their interests. By representing both Creators and Brands in multiple geographical markets, we can bridge the divide between these groups and help them achieve their business goals together.

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●	As a recognized leader in the Creator Economy in HK SAR and Taiwan, we are one of the first independent digital media networks to provide Brands with unparalleled access to a wide range of Influencer Marketing and Social Commerce opportunities in Asia. We provide tailor-made solutions that cater to Brands of different sizes and industries. Our solid and diverse client base ranges from Skincare and Cosmetics to Retail, Gaming, and E-commerce. As of December 31, 2024, we have provided services to over 1,000 Brands ranging from multinationals to small and medium-sized enterprises.

●	We have demonstrated our ability to diversify our business in tandem with changing circumstances and trends. As eCommerce flourished in 2020 and 2021, we quickly adjusted our operations to capture this opportunity. We leveraged our relationships with Brands to procure attractive product offerings and engaged with Creators to kickstart live shopping within a mere two months.

●	Our visionary and experienced management team is passionate about revolutionizing the digital media world and retail industry by empowering Creators. Our Company’s success also reflects the energy and talents of our young and dynamic operational team who grew up in the digital age.

Our Growth Strategy

Our goal is to help Creators and Brands maximize their earnings by establishing and managing one of the leading Creator networks in Asia. Accomplishing this goal depends on the following strategies:

●	Developing a systematic Creator incubation program to discover and grow more Creators, particularly in the Asia Pacific region;
●	Deepening our existing relationships with Creators;
●	Expanding and optimizing our Brand portfolio;
●	Expanding our Social Commerce business;
●	Extending our geographical reach in Asia and North America;
●	Strengthening our data analytic capabilities;
●	Selectively pursuing strategic alliances and acquisition opportunities;
●	Expanding our talent pool to support future business growth.

1 The “formal” Creator Economy emerged around 2012 (https://www.springboard.com/blog/business-and-marketing/creator-economy/).

Our Challenges

Our ability to execute our strategies and realize our vision is subject to risks and uncertainties that could impede our progress in the following key areas:

●	Maintaining our relationships with our business stakeholders, mainly Creators and Brands;
●	Continuing to attract gifted Creators to join our network;
●	Generating and maintaining sufficient net cash inflows through our operating activities;
●	Attracting new clients, retaining existing clients, and deepening client relationships;
●	Competing effectively in the Creator Economy;
●	Improving our services to keep pace with rapidly changing demands, preferences, marketing trends, and technologies in digital marketing and social commerce;
●	Enhancing cooperation with social media platforms and other partners;
●	Expanding and operating our business to encompass additional Asian countries;
●	Expanding our business in North America;
●	Expanding our social Commerce business;
●	Innovating and growing new service offerings;
●	Recruiting and retaining talented and passionate employees.

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Our Business Models

(i)	Marketing Service Model

Through our indirect wholly-owned HK SAR subsidiary, VS Media Limited and our indirect wholly-owned Taiwan subsidiary, VS Media Limited (TW), we provide Marketing Services to Brands and Creators in both of these countries. Leveraging our experience in building content and fanbases with Creators, we offer Brands practical and effective marketing solutions to grow their social media presence and reach their target audiences, particularly audiences in the Gen Z and Millennial age categories. Brands are able to leverage Creators’ creativity, engagement, and trust among the Creators’ loyal fanbase to increase brand awareness and sell products.

While we work mainly with Creators in the Lifestyle, Travel, Food, and Gaming categories, we also work closely with Brands in Travel and Tourism, Gaming, Fast-Moving Consumer Goods (“FMCG”), and Retail sectors.

We help Brands develop their content and social media strategy and select relevant Creators to create engaging content, publish it on social media platforms, attract their fans’ attention to the Brand message, and achieve the Brands’ objectives.

Value to Brands

Our Marketing Services with Brands comprise the following suite of services:

●	Strategy Development: We are dedicated to serving as Brands’ end-to-end strategic and execution partner through the entire process of developing a digital campaign that effectively connects with their target audiences.

●	Creator Selection: We use a data-driven tool to match Creators with Brands’ desired audiences and marketing goals.

●	Branding and Messaging: Brands need a strong narrative that their audiences can relate to. Our creative team helps Brands craft compelling and relevant creative content with Creators.

●	Content Creation and Distribution: We produce novel content with over 1,500 Creators who use their ingenuity to infuse the Brands’ messaging without compromising their own authenticity, conveying content that speaks to the heart of the desired audiences through social media channels.

●	Social Media Amplification: Rather than relying solely on organic traffic, our team helps Brands detect a high-performing post and further amplify the original content by studying the fan data to dig out potential consumers, buying strategic social media advertisements in a cost-efficient manner and delivering the content to the audiences in a way that drives tangible results for business growth.

●	Social Media Engagement: High rates of Brand engagement do not come automatically but require a thoughtful strategy to create influential posts, plan posting frequency, select the right platforms, and reply to comments. Our social media experts focus on building the community for Brands on a daily basis and monitoring social sentiment across all networks.

●	Data Insights and Measurement: We deploy useful tools and proven techniques to assess the true value of a Creator’s influence and compile social listening reports periodically to achieve the highest return on investment for Brands.

Brands typically provide us with clear marketing goals and objectives containing the following information: what product or service they want to promote; what country they want to target; what demographic of audiences they want to reach, what budget they have; and what are the key results they want to achieve. Using our data-driven tool and local knowledge of Creators, we then search our database of over 1,500 Creators and approximately 100 million fans in our network and recommend Creators who meet the Brand’s requirements. Once a Brand has narrowed down the field of Creators they wish to work with, we will negotiate a package with the Creators.

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After the costs are locked in, we will work with Creators to create the desired content. We act as the go-between bridging Creators and Brands, aiming to strike a balance between the objectives of the Brands and the creativity and unique overall look and feel of each Creator’s content. Upon the Brand’s approval, the content will be published on the Creator’s social media channel on platforms such as YouTube, Facebook, or Instagram. Once the content is published, we will send our invoice to the brand, typically with 30-day credit terms. We call this Campaign-Based Marketing Services Revenue.

Our involvement with the Brand for each campaign comes to an end as we prepare a Post-Campaign Report to summarize the job with performance results and send it to the Brand for their records. If content goes viral or gains unusual traction, we will notify the Brand, and if the Brand is interested, we will assist them in placing the content in chosen social media advertisements to drive tangible results for the Brand. We charge a separate fee for this social media amplification service. We call this Optimization-Based Marketing Services Revenue.

Value to Creators

We strive to be a core partner for lining up Creators with Brands, no matter the size of the Creator’s fanbase.

Brands typically recognize well-known, top-tier Creators; however, engaging with one top-tier Creator may not only be expensive but perhaps less effective than engaging with ten middle-tier, micro-, or nano-Creators.

It is our goal to introduce and recommend to Brands a combination of top-tier and less well-known Creators that fit their content strategy and then help to establish a symbiotic marketing relationship. Leveraging our familiarity with Brands and their marketing strategies and goals, we approach Brands that may be complementary with our Creators. If interest exists on both sides, we assist in negotiating a compensation package, maintaining transparency on rates, and establishing a standard rate of compensation that is fair to all parties.

Our work process and billing will then follow the process described above for working with Brands.

For Marketing Services, we typically enter cooperation contracts with Brands for specified terms under which we work with Creators to produce and publish branded content to promote products and services of Brands, while Brands pay us a fixed and pre-determined service fee. As such, our Marketing Services revenue is generated by providing Marketing Services to Brands. We typically enter into cooperation contracts with our Creators to offer a profit-sharing plan under which we pay them a fixed and pre-determined rate for creating and publishing branded content on their social media channels.

The diagram below illustrates the process flow among the key participants in a typical transaction under our Marketing Services Model:

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The following collage of screenshots illustrates some of our Creators’ promotional branded content, including graphic, short vlog, videos, short film and interactive game.

Another revenue source under Marketing Services is revenue from social media platforms such as YouTube and Facebook. We called this Marketing Services Revenue from Social Media Platforms. Creators need to first sign under the VS MEDIA Network authorized by YouTube, and then they are qualified to monetize their content by receiving a portion of the advertisement revenue generated from their channel pages and posts.

We have signed a YouTube Partner Program agreement with Google annually since 2013. Any of our Creators’ YouTube channels signed under our VS MEDIA network will automatically be enrolled into the Google Ad Revenue Sharing Plan. When you watch one of these YouTube videos, you will see a video advertisement before viewing the video you select. YouTube will then credit the revenue of the video advertisement you viewed into our network, and we will then pay our Creators for the videos they created.

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YouTube sells advertisements to Brands. When Brands pay YouTube, a portion of the total revenue goes to YouTube and the rest goes to us. In turn, we will distribute 85 to 99% of our portion back to Creators.

YouTube has a very comprehensive system called YouTube Analytics, and we are able to log in to check real-time estimated revenue generated for each channel in our media network with supporting viewership data. Based on the monthly report, YouTube will pay us on a monthly basis through bank transfer and we will then pay each Creator based on the content they created.

The benefit for Creators who sign under our network is that they can instantly join the YouTube Partner Program. This is particularly important for smaller Creators who may not be qualified to sign up on their own. We can also support them by studying their YouTube data and helping them to optimize their earnings. For example, if we find that a Creator can generate more revenue through creating gaming content, we will encourage and help them to produce more gaming content to generate increased earnings.

For Facebook, an automatic partnership agreement was signed through our VS MEDIA Facebook account in 2019. We earn advertising revenue from Facebook automatically on a monthly basis, based on users’ viewing of our content.

The more content we create and the more viewers we attract, the more revenue will be generated from YouTube and Facebook. This part of the business generated around 10% of our total revenue in fiscal years 2024 and 2023.

(ii)	Social Commerce Model

Another way we help monetize content for Creators is to assist them in establishing their own eCommerce business that generates revenue directly from their fanbase. Creators become a crucial part of Social Commerce with the product videos they produce and the trust they build among their fans. We help them to capture this opportunity by providing Creators with resources such as product sourcing through our close partnership with Brands, our capability of producing live shopping events, and our expertise in managing eCommerce operations.

Once we have negotiated a product-supply arrangement with a Brand, we will then assist our Creators in producing a video livestreaming shopping event similar to the QVC model to sell products directly to their audiences. The Creator becomes the live shopping host to communicate with audiences regarding the usage and benefits of the recommended products or services, and to directly answer their queries and encourage them to do an instant purchase. At the end of the live event, the Creator will receive a full sales report regarding the products/services they sold. The Creator will place an order with us, and then we will place orders with different Brand suppliers. We will arrange for product delivery to the Creators. The Creators, with our assistance, will then arrange for a logistics supplier or carrier to ship the products to their end-customers.

Our Social Commerce model provides the following suite of services through our HK SAR subsidiary, Grace Creation:

●	Product Sourcing: Leveraging our solid and long-term working relationships with certain Brands allows us to procure products at competitive pricing and then resell them to Creators, who in turn sell them online to their fans and/or customers.

●	Live Shopping Content Creation and Production: We help our Creators produce live shopping events by supporting them with product selection, script creation, show rundown, production set-up, and live customer service inquiries.

●	Training: We provide training to Creators on becoming live shopping hosts, particularly on how they should effectively communicate with their fans during a live environment to induce purchasing behavior.

●	eCommerce Operation Support: Because most of our Creators do not have previous experience with eCommerce, our eCommerce operation team will help them set up their eCommerce store in major online marketplaces such as Shopee, Lazada, Taobao, and/or major social media platforms such as Facebook, Instagram, YouTube, or WeChat. Our team also helps them with eCommerce operations such as customer services, logistics, and payment processing. We may modify our business model in the future by selling products directly to potential consumers in collaboration with our Creators.

●	Marketplace and Platform Support: Occasionally through our partnerships with Google, Alibaba, TikTok, or Amazon, we can get free marketing resources and subsidies from the platforms to promote live shopping events with our Creators. We pass these benefits along to our Creators to increase their viewership and eCommerce transaction volume.

●	Optimization: We collect transaction data with user demographics for sales analysis to better enhance our product matching strategy, with the aim of maximizing sales during each live shopping event.

Our revenue comes from the markup of the cost of products purchased from Brand partners and then re-sold to Creators. This business model aligns the interests of all parties concerned: the supplier/Brand can sell its products and build its brand image and product awareness with minimal overhead expenses, and the Creator can establish another source of revenue.

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The diagram below illustrates the process flow among the key participants in a typical transaction under our Social Commerce Model:

The following are screenshots of our Creators’ live shopping events for product sales:

Providing Value to Both Creators and Brands

We believe that one of our strongest advantages comes from providing a one-stop solution for Brands and Creators to set up and expand their eCommerce businesses. Our services include the following:

●	Assisting them in setting up their own eCommerce store or eCommerce presence on a marketplace like Shopee or Lazada and social platforms;
●	Helping them outsource eCommerce operations such as store maintenance, customer service, logistics, and payment processing;
●	Providing Marketing Services to drive traffic to their eCommerce stores;
●	Providing Marketing Services to drive product awareness and preferences;
●	Organizing live online shopping events to drive sales;
●	Providing sales analytics and consumer profiles to increase ROI;
●	Optimizing sales through effective product matching for Creators.

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Our Creators

The size of our global network of digital Creators reflects our success in discovering, incubating, and developing a large number of Creators. We have more than 1,500 Creators with a total of approximately 100 million fans in our network. In choosing Creators to join our network, we consider a variety of factors, including content genres, passion for specific topics, size and demographics of the fanbase, marketing prices of each piece of content, influencing power, fan engagement, and so on. We cooperate with Creators under both our Marketing Services Model and our Social Commerce Model.

Below are photos of some of the well-known Creators with whom we have established close partnerships.

JEREMY JAUNCEY &
BEAUTIFUL DESTINATIONS
30M+ social fans
COFFEE
2M+ social fans
PIA WURTZBACH
15M+ social fans
NICK VUJICIC
15M+ social fans
Smiling Boris
1.1M+ social fans
VS Foodies
VS Pet
VS Beauty
MOM & Dad
1.1M+ social fans

We enter into cooperation agreements with our Creators that entitle us to use Creators’ portrait rights, name rights, and other intellectual property rights.

Our Competitive Advantages to Creators

Discovering, Incubating, and Developing Our Creators

With over nine years of experience in discovering and developing Creators, we can quickly identify talented Creators and tailor-make a program for their growth, starting with production support for their content to build up their fanbase. We seek out talented Creators who meet content creation and distribution needs expressed by Brands. To this end, we capitalize on our extensive experience in the Influence Marketing industry. We actively look for new Creators on social media platforms such as Facebook, YouTube, TikTok, Twitter, Instagram, and others. Because we are pioneers in this industry, we continuously receive applications from Creator candidates who are passionate about becoming our Creators. Our social media platform partners also recommend Creator candidates to us from time to time. Our selection criteria include production capability, passion, knowledge, styling, character, fanbase, fans’ engagement rate, influence power, and personal charisma. If a Creator candidate is selected to become our Creator, we will enter into cooperation agreements with them to form a long-term partnership.

We incubate and develop our Creators by (i) providing them with resources, production facilities and equipment, and funding to produce higher-quality content; (ii) sharing our marketing resources to help them grow their fanbase, leveraging our close partnerships with well-known social media platforms such as Google, Facebook, TenCent, and TikTok; (iii) providing regular opportunities for training and workshops with industry professionals to help Creators enhance their skills; (iv) building a creative hub that enables Creators to collaborate with each other; and (v) helping them to generate earnings through working with Brands and their own fanbase.

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Using Our Marketing and Operational Capabilities to Support Our Creators

Our Marketing Services Model includes a data-driven tool that helps us match Creators with Brands in an efficient way. Our close partnerships with more than 1,000 Brands allow us to provide a wide range of Brand deals and sponsorships to Creators.

Our Social Commerce Model allows us to provide Creators with reduced-cost products, logistics, and a platform to start and operate their eCommerce business. We have been able to obtain competitive product pricing and commissions with over 100 Brands and to secure competitive pricing from giant logistics corporations. In some cases, we are able to obtain free marketing resources and subsidies from social media platforms to promote live shopping events. In addition, we provide data insight and analysis services to our Creators for sales optimization, and we devise effective product matching strategies by using conversion data, consumer profiles, and social engagement insights.

Serving as an Intermediary between Brands and Creators

Creators are able to amass a fanbase because they understand their fans and know how to create content they love. However, Brands often do not give Creators sufficient freedom to do their work and instead try to dictate their content direction to hard-sell their products. Our role is to educate Brands to allow Creators the creative freedom to do their best work so they can engage with their fans and promote Brands in the most resonant ways. This is one of the most important roles in our Marketing Services sector.

Profiling Micro- and Nano-Creators

Brands often focus on working with top-tier/hero Creators who are well-known and have amassed a sizeable fanbase. It is hard for micro- and nano-Creators to be discovered by Brands. Our role is to educate Brands on the benefits of working with a mixture of hero-, macro-, micro-, and nano-Creators to achieve their marketing goals more effectively.

Providing Social Commerce Support

For Creators who are expanding into Social Commerce, we provide a full suite of services to kickstart their business venture, including the following:

●	Product Supply – We are able to secure competitive product pricing and commissions with over 100 Brands. Also, we may even be able to secure limited-edition products for them.

●	Logistic Services – We also secure competitive pricing from logistics partners such as SF Express.

●	Official Partnerships with eCommerce Platforms – Our partnerships with platforms such as Alibaba, Amazon, and YouTube enable us to help our Creators set up their eCommerce stores easily and obtain marketing resources to drive viewership.

●	Live Shopping Event Production – Our team trains Creators how to host live shopping events, offer flash sales directly to their fans, and invite celebrities to their show to increase viewership.

●	eCommerce Operations – Our team also helps Creators set up operations like customer services, membership programs, and loyalty points systems to facilitate more sales transactions.

●	Data Insight and Analysis – We can provide Creators with data to optimize sales volume based on conversions, consumer profiles, and social engagement insights.

●	Operating Cash Support – The operating cash cycle for social eCommerce ranges from 30- to 60-day credit terms. We will sometimes front payments to suppliers and allow our Creators time to pay us back.

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Our Clients

For Marketing Services, we sell our solutions by entering into cooperation contracts with Brands or advertising agencies that represent Brands. The length of these cooperation contracts ranges from one month to six months. Our clients are entities that enter into marketing campaign contracts with us and incur marketing spending during the relevant period. Therefore, we count specific sub-Brands or divisions within the same brand or holding company as distinct clients as long as we have signed campaign contracts with different entities. On the other hand, even though multiple campaign contracts may be involved, we only record a single client if those contracts with us are signed by the same entity. Our clients include both Brands who have direct contractual relationships with us and advertising agencies who represent Brands to sign contracts with us.

Our clients span a diverse range of industry segments, with FMCG, Travel and Tourism Boards, Gaming, Retail, and Food and Beverages being our top segments of total revenue in 2024. Our clients come from a variety of regions, with their corporate headquarters located in HK SAR, Taiwan, North America, Europe, and Southeast Asia. In determining the geographic classification of revenue, we look at the geographic locations of our subsidiaries that executed the relevant marketing campaign contract. For example, our subsidiary in Taiwan generally is our signing entity for marketing campaign contracts with clients that are based in Taiwan. Our HK SAR subsidiary generally is our signing entity for marketing campaign contracts with other clients.

As of December 31, 2024, there was one single customer, who accounted for 19% of total accounts receivable as of December 31, 2024. There was one single customer who accounted for 25% of total accounts receivable as of December 31, 2023.

Our Competitive Advantages to Clients

Our Creator Network

Our Creator network covers Greater China, Southeast Asia, and the United States and spans a broad range of topics such as fashion, beauty, lifestyle, travel, and so on. We also have Creators with fanbases of all sizes, from hero- to nano-Creators.

These Creators, in turn, boast a fanbase hailing from social media platforms including YouTube, Facebook, Instagram, TikTok, Bilibili, Discord, and so on. We have extensive experience working with all kinds of Creators and have run intimate and massive marketing campaigns for Brands.

Content Production

The key means for Brands to communicate with their consumers is through Creators’ text, images, and videos. With our expertise in creating authentic user-generated content, we will first develop the content theme, then identify key messages and tone and manner for Brands. Upon the Brands’ confirmation, we ensure that selected Creators follow these content guidelines to ensure conformity and consistency of Brand image. We believe that Brands appreciate our attention to theming and consistency in the spectrum of their marketing campaigns.

Additionally, we are able to help Brands create professionally generated content such as commercial videos. Our experience in creating and hosting live shopping events also enables Brands to market products through infomercials.

Finally, through our close partnerships with social media platforms, we can obtain data to understand content trends and support our content direction, which will ultimately benefit the Brands we represent.

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Our Suppliers

For our Marketing Services, our key suppliers are our Creators, social media platforms such as Google and Facebook, and production houses. We are a Premier Partner with Google. Google offers exclusive access to workshops, training sessions, special events, industry research, beta programs, product updates, insights, and Google support to improve our services to clients.

For Social Commerce, our suppliers are retail and consumer Brands. We work with our product suppliers to enable the timely fulfillment of orders. We have generally not encountered any substantial delays or shortages in the supply of products.

Establishing a good relationship with suppliers enables us to have more flexibility in negotiating prices, resource allocation, and project execution compared with competitors.

For the years ended December 31, 2024 and 2023, there was one single vendor who accounted for 10% or more of our cost of revenues. This single vendor accounted for 24% and 28% of the total cost of revenues for the years ended December 31, 2024 and 2023, respectively.

Seasonality

We tend to experience seasonal fluctuations in revenue. The fourth quarter of each calendar year generally contributes the largest portion of our annual revenue because Brands tend to allocate a significant portion of their marketing budget to that quarter, which coincides with Chinese consumers’ increased purchases around the holidays and shopping events in that quarter, such as Singles Day on November 11 and Christmas on December 25.

The first quarter of each calendar year generally contributes the smallest portion of our revenue, primarily because Brands spend less money when commercial activity slows down during the Chinese New Year. We expect our revenue to continue fluctuating based on seasonal factors that affect Brands’ marketing spending and consumers’ online purchases.

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Marketing

We typically allocate 1% of our total revenue each year to trade and consumer marketing. Trade marketing refers to providing Brands with updates on upcoming trends, best practices, and successful showcases.   We also engaged a professional public relations agency, Crescendo Communications, LLC, to arrange a press conference to release the report in HK SAR to reinforce our thought leader positioning. We work with trade publications to showcase our successful marketing campaigns with Creators and attract new Brands to actively approach us. In addition, we accept invitations to speak at major trade events such as All That Matters and Marketing Pulse to secure our market leader position and to share trends and best practices.

At the consumer level, we mainly focus on using social media to bring subscribers to our VS Media YouTube channels (https://www.youtube.com/c/VSMediatw), which have over 1.3 million subscribers, and our VS Media Facebook Channel (https://www.facebook.com/vsmediataiwan), which has over 2.06 million subscribers.

Insurance

We have been maintaining statutory employees’ compensation for our operations in HK SAR, Taiwan and Singapore, which we believe is in line with the industry practice in HK SAR, Taiwan and Singapore. VS Media HK maintains insurance for employees’ compensation insurance policy with AXA Insurance Hong Kong Limited covering the liability to make payments in the event of death, injury or disability of our employees under the Employees’ Compensation Ordinance and at common law for injuries at work in respect of all their employees (including full-time and part-time employees). VS Media HK also maintains medical insurance for employees to cover their inpatient and outpatient services.

VS Media TW  maintains insurance for employees’ compensation insurance policy with Bureau of Labor Insurance and Bureau of National Health Insurance. It covers both Labor Insurance Benefits in the event of death, injury or disability, and Health Insurance Benefits for inpatient and outpatient services.

However, we do not have sufficient insurance to cover all of our potential losses, and we may be exposed to liability in excess of our insurance coverage. For example, the occurrence of certain incidents such as business interruptions, labor disputes, and acts of God, and the consequences resulting from them, may not be adequately covered by our insurance policies, if at all.

Competition

The digital advertising markets in HK SAR and Taiwan currently are highly fragmented, competitive, and rapidly changing. Companies like WebTVAsia, PressPlay Inc and Capsule Group are competing with us directly in the Marketing Services and Social Commerce industries in Hong Kong and Taiwan. In addition to competing with other digital marketing service providers, we also compete with traditional media companies when Brands spend less on traditional media and begin to move toward digital marketing. With further consolidation and continuous innovation in marketing technologies, the number of independent digital marketing service providers is expected to increase gradually. Top-tier service providers that offer advanced solutions and technology are expected to prevail in the future

We compete for digital marketing revenue based on many factors. Important factors that set us apart from our competitors include our unique Marketing Services focus on Creator solutions, our deep relationships with Creators, the comprehensiveness of our solutions and service offerings, our competitive pricing structure, the loyalty of our current Brand clients, the expertise of our management and service professionals, sufficiency of funding, quality of service, brand recognition, optimization capability, and technological competency. Most importantly, we have a competitive advantage because our solutions are highly effective in achieving Brands’ marketing objectives and maximizing their return on investment.

We believe we will continue to compete effectively with other digital marketing service providers because we have developed unique Creator solutions while very few competing providers focus on this area. Our close relationships with Creators, our broad and diverse client base, our relationships with Brands and their authorized advertising agencies, and our experienced and visionary management team equip us to be the top-tier digital marketing service provider in the Asia Pacific region. In addition, we plan to intensify our focus on Social Commerce to meet increasing demand from Brands and Creators to maximize their earnings. Brands are intensifying their focus on sales conversion and return on investment from their marketing expenditures, and they need to see real sales volume from each marketing dollar spent. Our Social Commerce capability allows us to provide one-stop solutions to address the concerns of Brands, from building brand awareness to determining product preference to tracking sales. We also provide an additional source of revenue to Creators by enabling them to sell products directly to their fans while earning money by promoting Brands.

Properties and Facilities

Our corporate headquarters are located in HK SAR. In HK SAR, we lease our office space from a related party with an aggregate gross floor area of approximately 120 square meters. In Taiwan, we lease our office space from an unrelated third party under an operating lease agreement. We believe that our existing facilities are generally adequate to meet our current needs, but we expect to seek additional space as needed to accommodate future growth.

Leases

Facility	Address	Space (m2)
Office in Hong Kong	6/F, KOHO, 75 Hung To Road, Kwun Tong, Kowloon, Hong Kong	120

Office in Taiwan	9/F, No. 164 Fuxing North Road, Zhongshan District, Taipei City, Taiwan	280

VS Media HK moved to our current address on April 1, 2018. We pay HK$70,000 (approximately US$8,973) monthly rental to Ours Media Hong Kong Limited (“Ours Media”), a related company owned by our Chairman and Chief Executive Officer, Nga Fan Wong. The office is not owned by Ours Media, but by a third-party landlord, and sub-let to VS Media HK. The term of the lease is for 18 months from July 1, 2024 to December 31, 2025.

VS Media TW renewed the lease agreement of our premises in Taiwan and pay the monthly rent of NT$178,750 (approximately US$5,558) to Ping Wei Co. The term of this lease is for 5 years and expires July 23, 2029

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Intellectual Property

(i)	Trademarks

We have registered the following trademarks:

Country	Trademark	Application Number	Application Date	Registration Number	Classes	Status
HK SAR			April 28, 2016	303775997	35, 41	Registered on November 4, 2016

HK SAR			February 23, 2017	304056084	9, 18, 25, 28	Registered on October 5, 2018

HK SAR			February 23, 2017	304056075	18, 25, 28, 35	Registered on October 5, 2018

Taiwan				01882440	9, 16, 18, 25, 28	Registered on November 16, 2017

USA		98117684	August 4, 2023		35	The owner of the trademark mark (trademark no.76666510) filed another extension for submitting proof of use on November 12, 2024. As a result, the new deadline is June 12, 2025. If they fail to submit proof of use by this date, they may either file another extension or their mark will be abandoned, allowing for the registration of your mark.

Class 9 – Scientific, nautical, surveying, photographic, cinematographic, optical weighting, measuring, signaling, checking (supervision), life-saving and teaching apparatus and instruments; apparatus and instruments for conducting, switching, transforming, accumulating, regulating or controlling electricity; apparatus for recording, transmission or reproduction of sound or images; magnetic data carriers, recording discs; compact discs, DVDs and other digital recording media; mechanisms for coin-operated apparatus; cash registers, calculating machines, data processing equipment, computer; computer software; fire-extinguishing apparatus.

Class 16 – Paper and cardboard; printed matter bookbinding material; photographs; stationery and office requisites; drawing materials and materials for artists; instructional and teaching materials; plastic sheets, films and bags for wrapping and packaging printers’ type, printing blocks.

Class 18 – Leather and imitations of leather; animal skins and hides; luggage and carrying bags; umbrellas and parasols; walking sticks; whips, harnesses and saddlery; collars, leashes and clothing for animals.

Class 25 – Clothing, footwear, headgear.

Class 28 – Games, toys and playthings; video game apparatus; gymnastic and sporting articles; decorations for Christmas trees.

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Class 35 – Advertising publicity; advertising agency services; publicity agency services; production of advertising films; design of advertising materials; layout services for advertising purposes; marketing; on-line advertising on a computer network; pay per click advertising; radio advertising; scriptwriting for advertising purposes; search engine optimization for sales promotion; television advertising; updating of advertising materials; web site traffic optimization; writing of publicity texts; public relations.

Class 41 – Cinema presentations; movie theatre presentations; arranging and conducting of concerts; entertainment services; game services provided on-line from a computer network; movie studio services; music composition services; presentation of variety shows; presentation of live performances; screenplay writing; subtitling; television entertainment; film production, other than advertising films; microfilming; production of music; videotape editing; videotaping; distribution of online video; production of audio and video records; provision of television and video entertainment via a global communications network; distribution {other than transportation} of films and recordings of sound and images.

(ii)	Domain Names/Websites

Under VS Media HK, we have registered our domain name and website: vs-media.com and the following other domain names:

vs-media.asia

vs-media.com

vs-media.com.tw

vsmedia.asia

vsmedia.me

vsmedia.media

vsmedia.tv

eden-metaverse.io

ladyv.me

palomaso.com

westarthk.cn

Legal Proceedings

We may from time to time become a party to various legal or administrative proceedings arising in the ordinary course of our business. As of the date hereof, neither we nor any of our subsidiaries is a party to any pending legal proceedings, nor are we aware of any such proceedings threatened against us or our subsidiaries.

Employees

As of the date of this prospectus, we and our subsidiaries employ a total of 46 employees. 3 members of our staff are employed by Grace Creation, 17 by VS Media HK, and 26 by VS Media TW. The following table provides a breakdown of our employees by function and by location:

	Hong Kong	Taiwan	Total
Management	2	1	3
Sales & Business Development	2	6	8
Project Management	7	2	9
Creative & Marketing	1	2	3
Creators & Community Building	2	11	13
E-Commerce	2	0	2
General & Administrative	4	4	8
Total	20	26	46

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Our success depends on our ability to attract, retain, and motivate qualified personnel. As part of our human resources strategy, we offer employees competitive salaries and performance-based cash bonuses, and we offer an employee stock ownership plan and other incentives. We primarily recruit our employees in HK SAR, Taiwan and Singapore through direct hiring. We provide robust training programs for new employees. We also conduct regular and specialized internal training to meet the needs of our employees in different departments. We arrange cross-country job rotation among our two offices in the region. We believe these training programs are effective in equipping our employees with the skill set and work ethics we require.

We enter into standard contracts and agreements regarding confidentiality, employment, codes of conduct and ethics, and non-competition with most of our executive officers, managers, and employees. These contracts typically include a non-competition provision effective during and up to one year after termination of their employment with us and a confidentiality provision effective during and up to one year after their employment with us. Our employees have not formed any employee union or association. We believe we maintain a good working relationship with our employees, and we have not experienced any difficulty in recruiting staff for our operations as of the date of this annual report.

We have not experienced any significant disputes with our employees or any disruption to our operations due to labor disputes. In addition, we have not experienced any difficulties in recruiting and retaining experienced core staff or skilled personnel.

Our remuneration package includes salary and discretionary bonuses. In general, we determine employee salaries based on each employee’s qualifications, position, and seniority. We review our remuneration package annually.

Employee entitlements to annual leave are recognized when they accrue to employees. A provision is made for the estimated liability for annual leave as a result of services rendered by employees up to the balance sheet date.

Employee entitlements to sick leave and maternity leave are not recognized until the time of leave.

We and our subsidiaries all participate in various defined contribution retirement benefit plans that are available to all relevant employees. These plans are generally funded through payments to plans established by governments or trustee-administered funds. A defined contribution plan is a pension plan under which we pay contributions on a mandatory, contractual, or voluntary basis into a separate entity. We have no legal or constructive obligations to pay further contributions if the fund does not hold sufficient assets to pay all employees the benefits relating to employee service in the current and prior periods.

Recent developments

In December 2024, VS Media HK acquired 100% of MLINK, a full-service agency based in Macau specializing in integrated digital marketing, public relations, media amplification, and influencer partnerships. MLINK’s major clients include the Macau Arts & Culture Department, Macau Tourism Board, Wynn Macau, MGM Macau, and Galaxy Entertainment. MLINK’s strong relationships with government agencies, luxury brands, and the tourism sector are expected to help VS Media expand its footprint in the region. MLINK’s capabilities complement VS Media’s goal of increasing revenue from cross-border e-commerce and content marketing. The acquisition closed on December 31, 2024.

In December 2024, VS Media HK entered into an asset purchase agreement with Shoptainment Limited to acquire CRUUSH, a “shoppertainment” platform that bridges influencer marketing with e-commerce. CRUUSH is powered by AI-driven influencer matching, real-time analytics, and an integrated marketplace that allows micro and nano-influencers to drive product sales. By leveraging big data analytics and live commerce strategies, CRUUSH is poised to become a critical player in the fast-growing influencer-driven e-commerce sector.

In January 2025, VS Media SG entered in a Share Purchase Agreement to acquire 21% of the entire issued share capital of S T Meng PTE LTD, a limited liability company incorporated in Republic of Singapore. The acquisition closed on February 21, 2025. After the acquisition, VS Media SG owns 21% equity interest of ST Meng. This acquisition enhances VS Media’s product sourcing capabilities, supporting the development of proprietary product IPs while streamlining its supply chain and reducing reliance on external providers. The acquisition closed on February 21, 2025.

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REGULATIONS

HK SAR

This section sets forth a summary of the material laws and regulations applicable to our business operations in HK SAR.

HONG KONG REGULATORY OVERVIEW

During the years ended December 31, 2024 and 2023, we conducted our business in HK SAR and our revenue was generated from our operations in HK SAR. Therefore, we are principally subject to the relevant laws and regulations in HK SAR. The following sets out a summary of certain aspects of major laws and regulations which are relevant to our business operations in HK SAR.

REGULATION OF MARKETING SERVICES AND SOCIAL COMMERCE

There are no overarching and specific laws governing our Marketing Services and Social Commerce businesses in HK SAR. However, there are a number of different ordinances and regulations regulating advertising, promotion, and sales of specific products and services and the breach of such ordinances and regulations may result in criminal offense.

The ordinances and regulations that may be applicable in relation to our Marketing Services and Social Commerce businesses include the Sales of Goods Ordinance (Chapter 26 of the Laws of HK SAR), the Control of Exemption Clauses Ordinance (Chapter 71 of the Laws of HK SAR), the Supply of Services (Implied Terms) Ordinance (Chapter 457 of the Laws of HK SAR), the Unconscionable Contracts Ordinance (Chapter 458 of the Laws of HK SAR), the Consumer Goods Safety Ordinance (Chapter 456 of the Laws of HK SAR), the Consumer Goods Safety Regulation (Chapter 456A of the Laws of HK SAR), the Import and Export Ordinance (Chapter 60 of the Laws of HK SAR), the Import and Export (General) Regulations (Chapter 60A of the Laws of HK SAR), the Import and Export (Registration) Regulations (Chapter 60E of the Laws of HK SAR), the Electricity Ordinance (Chapter 406 of the Laws of HK SAR), the Electrical Products (Safety) Regulations (Chapter 406G of the Laws of HK SAR), the Copyright Ordinance (Chapter 528 of the Laws of HK SAR), the Trade Marks Ordinance (Chapter 559 of the Laws of HK SAR), the Trade Descriptions Ordinance (Chapter 362 of the Laws of HK SAR), the Electronic Transaction Ordinance (Chapter 553 of the Laws of HK SAR), the Personal Data (Privacy) Ordinance (Chapter 486 of the Laws of HK SAR), the Control of Obscene and Indecent Articles Ordinance (Chapter 390 of the Laws of HK SAR), the Defamation Ordinance (Chapter 21 of the Laws of HK SAR) and the Competition Ordinance (Chapter 619 of the Laws of HK SAR). These ordinances and regulations are discussed in detail below.

Laws Specific to Service and Product Liability

Sale of Goods Ordinance (Chapter 26 of the Laws of HK SAR) (the “Sale of Goods Ordinance”)

The Sale of Goods Ordinance is the main governing law in HK SAR in relation to sale of goods. Sections 15 and 16 of the Sale of Goods Ordinance provide, inter alia, that where a seller sells goods in the course of a business, there is an implied condition that (a) where the goods are purchased by description, the goods must correspond with the description; (b) the goods supplied are of merchantable quality; and (c) the goods must be fit for the purpose for which they are purchased. Otherwise, a buyer has the right to reject defective goods unless he or she has a reasonable opportunity to examine the goods.

The Sale of Goods Ordinance implies various conditions or warranties to contracts of sale of goods and provides the rules on liability in relation to delivery. Where there is a contract for the sale of goods by description, there is an implied condition that the goods shall correspond with the description; and if the sale is by sample, as well as by description, it is not sufficient that the bulk of the goods corresponds with the sample if the goods do not also correspond with the description. Where the seller sells goods in the course of a business, there is an implied condition that the goods supplied under the contract are of merchantable quality, except that there is no such condition (a) as regards defects specifically drawn to the buyer’s attention before the contract is made; or (b) if the buyer examines the goods before the contract is made, as regards defects which that examination ought to reveal; or (c) if the contract is a contract for sale by sample, as regards defects which would have been apparent on a reasonable examination of the sample. “Merchantable quality” is defined in Section 2(5) of the Sale of Goods Ordinance to mean: (a) as fit for the purpose or purposes for which goods of that kind are commonly bought; (b) of such standard of appearance and finish; (c) as free from defects (including minor defects); (d) as safe; and (e) as durable, as it is reasonable to expect having regard to any description applied to them, the price (if relevant) and all the other relevant circumstances; and any reference in the Sale of Goods Ordinance to unmerchantable goods shall be construed accordingly. Where the seller sells goods in the course of a business and the buyer, expressly or by implication, makes known to the seller any particular purpose for which the goods are being bought, there is an implied condition that the goods supplied under the contract are reasonably fit for that purpose, whether or not that is a purpose for which such goods are commonly supplied, except where the circumstances show that the buyer does not rely, or that it is unreasonable for him to rely, on the seller’s skill or judgment. In relation to delivery, the Sale of Goods Ordinance presumes that the risk of loss, damage or deterioration of the goods remains at the seller until the property therein is transferred to the buyer; if property has been transferred to the buyer, the goods are at the buyer’s risk whether or not physical delivery has been made. Provided that where delivery has been delayed through the fault of either seller or buyer, the goods are at the risk of the party in fault as regards any loss which might not have occurred but for such fault. The goods need to be ascertained before property in the goods is transferred to the buyer. Generally, goods are ascertained when they are physically separated from the bulk. In offline sales, ascertainment generally takes place when the goods are picked by the salesperson to the customer and the customer agreed to the salesperson’s pick, or the customer picked the goods himself. For online sales, ascertainment generally takes place when the goods are picked in the warehouse and sent to be delivered. Where there is a contract for the sale of specific goods, or where goods are subsequently appropriated to the contract, the seller may, by the terms of the contract or appropriation, reserve the right of disposal of the goods until certain conditions are fulfilled. In such case, notwithstanding the delivery of the goods to the buyer, or to a carrier or other bailee for the purpose of transmission to the buyer, the property in the goods does not pass to the buyer until the conditions imposed by the seller are fulfilled. After goods have been ascertained, the property in them is transferred to the buyer at such time as the parties to the contract intend it to be transferred, taking into account the terms of the contract, the conduct of the parties, and the circumstances of the case. In the absence of any express intention, the Sale of Goods Ordinance provides for rules for ascertaining the intention of the parties as to the time at which the property in the goods is to pass to the buyer. Rule 1 applies for sales of specific goods in a deliverable state under an unconditional sale contract, the property in the goods passes to the customer upon the making of the contract irrespective of postponement of time of payment and/or time of delivery. Where the seller agrees to do something to the specific goods to bring it to a deliverable state for the customer, Rule 2 applies and it is not until the customer has notice of such completion of work that property and risk will pass to the customer. Rule 5 applies to a contract for the sale of unascertained or future goods by description which is relevant to online sale of goods, the seller is deemed to have unconditionally appropriated the goods when the goods are delivered to a carrier for delivery to the customer; the property and risk will pass to the customer when the goods are delivered to the carrier. For delivery by a carrier, the Sale of Goods Ordinance provides that the seller’s delivery to the carrier is prima facie deemed to be delivery of the goods to the buyer. The seller must make reasonable contract with the carrier having regard to the nature of the goods and the other circumstances of the case. If the seller omits to do so, and the goods are lost or damaged in course of transit, the buyer may decline to treat the delivery to the carrier as a delivery to himself, or may hold the seller responsible in damages. Our directors confirm that we have complied with the Sale of Goods Ordinance.

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Control of Exemption Clauses Ordinance (Chapter 71 of the Laws of HK SAR) (the “Control of Exemption Clauses Ordinance”)

It is the aim of the Control of Exemption Clauses Ordinance to limit the extent to which civil liability for breach of contract, or for negligence or other breach of duty, can be avoided by means of contract terms and otherwise. Section 7 of the Control of Exemption Clauses Ordinance stipulates that a person cannot by reference to any contract term or to a notice given to persons generally or to particular persons exclude or restrict his liability for death or personal injury resulting from negligence. Further, in the case of other loss or damage, a person cannot so exclude or restrict his liability for negligence except insofar as the term or notice satisfies the requirement of reasonableness. Section 8 of the Control of Exemption Clauses Ordinance stipulates that as between contracting parties where one of them deals as consumer or on the other’s written standard terms of business, as against that party, the other cannot by reference to any contract term (i) when himself in breach of contract, exclude or restrict any liability of his in respect of the breach; (ii) claim to be entitled to render a contractual performance substantially different from that which was reasonably expected of him; or (iii) claim to be entitled in respect of the whole or any part of his contractual obligation, to render no performance at all, except insofar as the term of the contract satisfies the requirement of reasonableness. Section 9 of the Control of Exemption Clauses Ordinance stipulates that a person dealing as consumer cannot by reference to any contract term be made to indemnify another person (whether a party to the contract or not) in respect of liability that may be incurred by the other for negligence or breach of contract, except insofar as the term of the contract satisfies the requirement of reasonableness. Sections 7, 8 and 9 of the Control of Exemption Clauses Ordinance do not apply to any contract so far as it relates to the creation or transfer of a right or interest in any patent, trademark, copyright, registered design, technical or commercial information or other intellectual property, or relates to the termination of any such right or interest. Section 11 of the Control of Exemption Clauses Ordinance stipulates that as against a person dealing as consumer, liability for breach of the obligations arising from sections 15, 16 or 17 of the Sale of Goods Ordinance (as defined below) (seller’s implied undertakings as to conformity of goods with description or sample, or as to their quality or fitness for a particular purpose) cannot be excluded or restricted by reference to any contract term, and as against a person dealing otherwise than as consumer, the liability arising from sections 15, 16 or 17 of the Sale of Goods Ordinance can be excluded or restricted by reference to a contract term, but only insofar as the term satisfies the requirement of reasonableness. The requirement of reasonableness of a contract term, for the purposes of the Control of Exemption Clauses Ordinance, is satisfied only if the court or arbitrator determines that the term was fair and reasonable to be included having regard to the circumstances which were, or ought reasonably to have been, known to or in the contemplation of the parties when the contract was made. The Control of Exemption Clauses Ordinance also sets out some guidelines on what may be considered “reasonable”:

●	the strength of the bargaining positions of the parties relative to each other, taking into account (among other things) alternative means by which the customer’s requirements could have been met;
●	whether the customer received an inducement to agree to the term, or in accepting it had an opportunity of entering into a similar contract with other persons, but without having to accept a similar term;
●	whether the customer knew or ought reasonably to have known of the existence and extent of the term (having regard, among other things, to any custom of the trade and any previous course of dealing between the parties);
●	where the term excludes or restricts any relevant liability if some condition is not complied with, whether it was reasonable at the time of the contract to expect that compliance with that condition would be practicable;
●	whether the goods were manufactured, processed or adapted to the special order of the customer.

Our directors confirm that we have complied with the Control of Exemption Clauses Ordinance.

Exemption Clauses under Common Law

Exemption clauses are also subject to the rules of common law, some of the key requirements include: an exemption clause must be incorporated into the contract, and the person who is seeking to rely on the exemption clause must show that reasonable steps have been taken to bring the clause to the attention of the other party.

Supply of Services (Implied Terms) Ordinance (Chapter 457 of the Laws of HK SAR) (the “Supply of Services (Implied Terms) Ordinance”)

The Supply of Services (Implied Terms) Ordinance implies into a contract for the supply of service terms to the effect that the supplier will (1) carry out the service with reasonable care and skill; (2) carry out the service within a reasonable time if the time of performance has not been fixed by the contract; and (3) be paid a reasonable charge if the consideration of the service has not been fixed by the contract. Terms would be implied by the Supply of Services (Implied Terms) Ordinance into the contract. As a consequence, a service supplier who fails to meet any of the above-mentioned implied terms would be “in breach of contract.” The Supply of Services (Implied Terms) Ordinance provides that, as against a party who deals as a consumer, the supplier cannot by reference to any contract term exclude or restrict liability of breach of obligations arising under the Supply of Services (Implied Terms) Ordinance. Our directors confirm that we have complied with the Supply of Services (Implied Terms) Ordinance.

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Unconscionable Contracts Ordinance (Chapter 458 of the Laws of HK SAR) (the “Unconscionable Contracts Ordinance”)

Under the Unconscionable Contracts Ordinance, if the HK SAR court finds that a contract or any part of a contract for the sale of goods or supply of services (in which one of the parties deals as consumer) to have been unconscionable in the circumstances relating to the contract at the time it was made, the court may: (a) refuse to enforce the contract; (b) enforce the remainder of the contract without the unconscionable part; (c) limit the application of, or revise or alter, any unconscionable part to avoid unconscionable result. Our directors confirm that we have complied with the Unconscionable Contracts Ordinance.

Consumer Goods Safety Ordinance (Chapter 456 of the Laws of HK SAR) (the “Consumer Goods Safety Ordinance”)

The Consumer Goods Safety Ordinance is enacted to impose a duty on manufacturers, importers and suppliers of certain consumer goods to ensure that the consumer goods they supply are safe. Consumer goods mean goods which are ordinarily supplied for private use or consumption and the following goods are not covered by the Consumer Goods Safety Ordinance: (a) food and water; (b) pleasure craft and similar vessels; (c) aircraft (other than hang-gliders); (d) motor vehicles; (e) gas, liquefied petroleum gas containers, gas appliances, gas fittings and flexible gas tubing, as defined under the Gas Safety Ordinance (Chapter 51 of the Laws of HK SAR); (f) electrical products; (g) pesticides; (h) tobacco and tobacco products; (i) pharmaceutical products, poisons and antibiotics; (j) traditional Chinese medicines; (k) toys and children’s products within the meaning of the Toys and Children’s Products Safety Ordinance (Chapter 424 of the Laws of HK SAR); and (l) any other goods the safety of which is controlled by specific legislation. The Consumer Goods Safety Ordinance prohibits a person from supplying, manufacturing, or importing into HK SAR consumer goods unless the consumer goods comply with the general safety requirement or an approved standard applicable for particular consumer goods. Currently there is no approved standard which has been approved in any regulation to the Consumer Goods Safety Ordinance. The general safety requirement is that the consumer goods are reasonably safe having regard to all of the circumstances, including (a) the manner in which, and the purpose for which, the consumer goods are presented, promoted or marketed; (b) the use of any mark in relation to the consumer goods and instructions or warnings given for the keeping, use or consumption of the consumer goods; (c) reasonable safety standards published by a standards institute or similar body for consumer goods of the description which applies to the consumer goods or for matters relating to consumer goods of that description; and (d) the existence of any reasonable means (taking into account the cost, likelihood and extent of any improvement) to make the consumer goods safer. Contravention with the above requirement is a criminal offense and the offender is liable on first conviction to a fine at HK$100,000 and to imprisonment for one year, and on subsequent conviction to a fine of HK$500,000 and to imprisonment for two years. It is a defense to the above offense if it can be shown that all reasonable steps had been taken and all due diligence had been exercised to avoid committing the offense. A court may take into consideration the existence of a certificate from an approved laboratory showing that the samples of consumer goods which are the subject of the prosecution had been tested before being sold and had complied with the safety standard or safety specification set out in the certificate. Our directors confirm that we have complied with the Consumer Goods Safety Ordinance.

Consumer Goods Safety Regulation (Chapter 456A of the Laws of HK SAR) (the “Consumer Goods Safety Regulation”)

The Consumer Goods Safety Regulation requires any warning or caution affixed on any consumer goods or their packages to be in both the English and the Chinese languages. The warning or caution shall be legible and be placed in a conspicuous position on (a) the consumer goods; (b) any package of the consumer goods; (c) a label securely affixed to the package; or (d) a document enclosed in the package. Any person who supplies consumer goods which do not comply with the above requirements commits an offense and is liable (a) on first conviction to a fine at HK$100,000 and to imprisonment for one year; and (b) on subsequent conviction to a fine of HK$500,000 and to imprisonment for two years. Our directors confirm that we have complied with the Consumer Goods Safety Regulation.

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Import and Export Ordinance (Chapter 60 of the Laws of HK SAR) (the “Import and Export Ordinance”), Import and Export (General) Regulations (Chapter 60A of the Laws of HK SAR) (“Import and Export (General) Regulations”), and Import and Export (Registration) Regulations (Chapter 60E of the Laws of HK SAR) (“The Import and Export (Registration) Regulations”)

The Import and Export Ordinance regulates and controls, inter alia, the import of articles into and the export of articles from HK SAR. Except under and in accordance with a license, import and export of the articles listed in Schedules 1 and 2 (respectively) of the Import and Export (General) Regulations are prohibited. Our Group does not import or export any such prohibited articles. Any person who imports or exports any prohibited article without a license commits a criminal offense and is liable on summary conviction to a fine of HK$500,000 and to imprisonment for two years. The Import and Export (Registration) Regulations require, inter alia, every person who imports or exports any article other than an exempted article to lodge with the Commissioner of Customs and Excise an accurate and complete import declaration within 14 days relating to such article using services provided by a specified body, in accordance with the requirements that the Commissioner may specify. Articles exempted from the declaration requirement include, among others, (i) any postal packet the contents of which are valued at less than HK$4,000, (ii) any article consisting solely of and marked clearly as a sample of a product intended to be distributed free of charge for the purpose of advertising the product, and (iii) any article consisting solely of a sample, of a product valued at less than HK$1,000, intended to be used for advertising the product. Any person who fails or neglects, without reasonable excuse, to file the import declaration using services provided by a specified body within 14 days, or, where he has such excuse, fails or neglects to lodge such declaration in such manner as soon as is practicable after the cessation of such excuse, commits an offense and is liable on summary conviction to a fine at HK$2,000 and, commencing on the day following the date of conviction, to a fine of HK$100 in respect of every day during which his failure or neglect to lodge the declaration in that manner continues. In addition to any fines imposed, a penalty would also be payable for late declaration in accordance with a prescribed scale. Different penalties are prescribed depending on whether the declaration is lodged after 14 days, one month plus 14 days, or two months plus 14 days after the articles specified in the declaration have been imported or exported. Our directors confirm that we have complied with the Import and Export Ordinance, Import and Export (General) Regulations and The Import and Export (Registration) Regulations, respectively.

Electricity Ordinance (Chapter 406 of the Laws of HK SAR) (the “Electricity Ordinance”)

The Electricity Ordinance was enacted, among others, to provide safety requirements for electrical products. It defines “electrical product” to mean any current-using equipment, lighting fitting or accessory, that uses low voltage or high voltage electricity. The Electricity Ordinance empowers the Chief Executive in Council to make regulations for the general purpose of the Electricity Ordinance.

Electrical Products (Safety) Regulations (Chapter 406G of the Laws of HK SAR) (the “Electrical Products (Safety) Regulations”)

The Electrical Products (Safety) Regulations applies to an electrical product which is designed for household use and supplied in HK SAR. It does not apply, among other exceptions, to an electrical product which is a travel adaptor, or supplied in a place other than HK SAR under a sale agreement entered into in HK SAR. The Electrical Products (Safety) Regulations provides for the safety requirements for different electrical products, and prohibits any person from supplying an electrical product without a certificate of safety compliance being issued in respect of the product and the product complies with the applicable safety requirements. Any person who supplies an electrical product which fails to comply with the applicable safety requirements commits an offense and is liable on first conviction to a fine at HK$100,000 and to imprisonment for one year, and on subsequent conviction to a fine of HK$500,000 and to imprisonment for two years. It is a defense to the above offense if the person charged shows that he took all reasonable steps and exercised all due diligence to avoid committing the offense. Our directors confirm that we have complied with the Electrical Products (Safety) Regulations.

Tortious Liabilities under Common Law

The common law provides for different duties of care a wholesaler or retailer needs to exercise in respect of their customers. Generally: (1) a wholesaler must take reasonable steps to check the safety of what he distributes. For products which cannot practically be examined in his hands, his duty is generally limited to taking reasonable steps to deal with reputable suppliers with adequate testing facilities; (2) a retailer may be liable in tort, if it sells goods which it knows or has reason to expect may be defective, or if it disregards instructions or warnings issued by manufacturers or distributors without passing on the same to their customers, or if it sells goods to irresponsible hands knowing or with reason to expect they may likely be used to harm others.

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Laws Specific to Intellectual Property

The Copyright Ordinance (Chapter 528 of the Laws of HK SAR) (the “Copyright Ordinance”)

The Copyright Ordinance provides comprehensive protection for certain categories of work such as original literary, dramatic, musical and artistic works. Such protection extends to making available to the public such works on the Internet. Certain copyrights may subsist in the works we create in relation to our publications and advertising contents and materials, including creator’s works (such as artworks and photos), films (such as videos) or literary works (such as text) that qualify for copyright protection without registration. The Copyright Ordinance restricts certain acts such as copying and/or issuing or making available copies to the public of a copyrighted work without the authorization from the copyright owner which, if done, constitutes “primary infringement” of copyright which does not require the infringer’s knowledge of infringement. It is a defense to copyright infringement if the person copies an artistic work for the purpose of advertising the sale of the work. Also, the Copyright Ordinance permits certain acts that can be done in relation to copyrighted works without authorization from the copyright owner, one of which being fair dealing with a copyrighted work for the purpose of criticism, review or reporting current events if accompanied by a sufficient acknowledgement of such copyrighted work and its author (“Fair Dealing Defense”). Product shots taken by us for advertisements, which may have copied certain artistic works existing on the products, do not constitute copyright infringement as their use is either authorized by the copyright owners or we could rely on the Fair Dealing Defense.

A person who possesses, sells or offers for sale or hire, for the purposes of or in the course of any trade or business without the consent of the copyright owner, a copy of a work which is, and which he knows or has reason to believe to be, an infringing copy of the work may incur criminal liability for “secondary infringement” under the Copyright Ordinance. For the sale of an infringing copy in the course of any trade or business, upon conviction on indictment, the infringer is liable to a fine at HK$50,000 in respect of each infringing copy and to imprisonment for four years. However, the person will only be liable if, at the time he committed the act, he knew or had reason to believe that he was dealing with infringing copies of the work. In proving that he has reason to believe that the copy was not an infringing copy, the defendant has to show that (a) he had made reasonable enquiries sufficient to satisfy himself that the copy of the work imported or proposed to be imported into HK SAR was not an infringing copy of the work; (b) he had reasonable grounds to be satisfied in the circumstances of the case that the copy was not an infringing copy; and (c) there were no other circumstances which would have led him reasonably to suspect that the copy was an infringing copy. We confirmed that we do not have any actual knowledge nor have any reason to believe that any advertising materials submitted by the customers to us for publication, as well as any works created by our creators or employees, during the years ended December 31, 2024 and 2023 is an infringing copy of any work within the meaning of the Copyright Ordinance. Our directors confirm that we have complied with the Copyright Ordinance.

Trade Marks Ordinance (Chapter 559 of the Laws of HK SAR) (the “Trademarks Ordinance”)

The Trademarks Ordinance protects registered trademarks. The duration of the registered trademarks is for ten years, which can be further renewed for ten years per renewal. A registered trademark may be challenged in revocation proceedings if it is not used in HK SAR for a continuous period of three years. A person infringes a registered trademark if he uses in the course of trade or business a sign:

(1)	which is identical to the trademark in relation to goods or services which are identical to those for which it is registered;

(2)	which is identical to the trademark in relation to goods or services which are similar to those for which it is registered, and the use of the sign in relation to those goods or services is likely to cause confusion on the part of the public;

(3)	which is similar to the trademark in relation to goods or services which are identical or similar to those for which it is registered and the use of the sign in relation to those goods or services is likely to cause confusion on the part of the public; or

(4)	which is identical or similar to the well-known trademark in relation to any goods or services, and the use of the sign, being without due cause, takes unfair advantage of, or is detrimental to, the distinctive character or repute of the trade mark.

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The Trademarks Ordinance also provides an exemption from an infringement of registered trademark if the registered trademark is used for the purpose of identifying goods or services as those of the owner of the registered trademark, but any such use which is otherwise than in accordance with honest practices in industrial or commercial matters shall be treated as infringement of the registered trademark. In considering whether the use is in accordance with honest practices in industrial or commercial matters, the relevant factors include whether: (a) the use takes unfair advantage of the trademark; (b) the use is detrimental to the distinctive character or repute of the trademark; and (c) the use is such to deceive the public. It was identified in case law that the manners by which a person may take unfair advantage of the trademark or cause detriment to the distinctive character or repute can take the following forms:

(1)	detriment to the distinctive character is caused when that mark’s ability to identify the goods or services for which it is registered is weakened;
(2)	detriment to the repute of the mark caused when the goods or services for which the identical or similar sign is used by the third party may be perceived by the public in such a way that the trademark’s power of attraction is reduced; and
(3)	the unfair advantage refers to the advantage taken by the third party as a result of the use of the identical or similar sign, such as an exploitation on the coattails of the mark with a reputation.

Our directors confirm that we have complied with the Trademarks Ordinance.

Laws General to Sale of Goods

Trade Descriptions Ordinance (Chapter 362 of the Laws of HK SAR) (the “Trade Descriptions Ordinance”)

The Trade Descriptions Ordinance was enacted to, among others, prohibit false trade descriptions; false, misleading or incomplete information; false marks and misstatements in respect of goods provided (both online and offline) in the course of trade or suppliers of such goods.

“Trade description” is defined to mean in relation to goods, an indication, direct or indirect, and by whatever means given, with respect to the goods or any part of the goods including an indication of any of the following matters: the quantity, size, gauge; the method of manufacture, production, processing or reconditioning; the composition; the fitness for purpose, strength, performance, behavior or accuracy; the availability; the compliance with a standard specified or recognized by any person; the price, how price is calculated or the existence of any price advantage or discount, etc.

“False trade description” is defined to mean a trade description which is (a) false to a material degree or (b) a trade description, which though not false, is misleading: that is to say, likely to be taken for a trade description of a kind that would be false to a material degree.

The Trade Descriptions Ordinance prohibits any person from (1) in the course of his trade or business supplying or offering to supply any goods to which a false trade description is applied, or (2) having in his possession for sale any goods to which a false trade description is applied, or (3) import or export any goods to which a false trade description is applied. Any person who does any of the above prohibited acts commits an offense and is liable on conviction on indictment to a fine of HK$500,000 and to imprisonment for five years, and on summary conviction to a fine at HK$100,000 and to imprisonment for two years. It is a defense to the above offenses if the person did not know, had no reason to suspect, and could not with reasonable diligence have ascertained the false trade description had been applied to the goods. The Trade Descriptions Ordinance also prohibits unfair trade practices that involve: (1) misleading omission, (2) aggressive commercial practice, (3) bait advertising, (4) bait and switch, and (5) wrongly accepting payment.

Section 3 of the Trade Descriptions Ordinance imposes a particularly stringent standard on the trade description of fineness of gold. Notwithstanding the definition of “false trade description.” as long as the trade description which indicates the fineness (whether in parts per thousand or in karats) of gold is false to any extent or degree (rather than to a material degree), except by understating the fineness, that trade description shall be a false trade description. Further, any number of 1 or 2 digits on an article which indicates or purports to indicate, or is likely to be taken as an indication of, the fineness in karats of its gold content shall be a false trade description unless the article contains at least the same proportion of pure gold as the number bears to 24; whereas any number of 3 digits on an article which indicates or purports to indicate, or is likely to be taken as an indication of, the fineness in number of parts per thousand of its gold content shall be a false trade description unless the article contains gold of such a standard of fineness.

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Section 33 of the Trade Descriptions Ordinance provides that the Chief Executive in Council may by regulations assign meanings to, among others, certain expressions when used in connection with the supply of goods in the course of a trade or business or as part of a trade description applied to the goods if that (i) would be in the interest of the buyers of the goods or (ii) would be in the interest of the exporters of goods and would not be contrary to the interest of the domestic buyers of the goods. The Chief Executive in Council has made regulations to assign meanings to the following products sold by the Group: (i) platinum: Trade Descriptions (Definition of Platinum) Regulations (Chapter 362B of the Laws of HK SAR); (ii) fei cui and natural fei cui: Trade Descriptions (Definition of Fei Cui and Natural Fei Cui) Regulations (Chapter 362K of the Laws of HK SAR); and (iii) diamond: Trade Descriptions (Definition of Diamond) Regulations (Chapter 362L of the Laws of HK SAR) respectively.

Section 4(1) of the Trade Descriptions Ordinance provides that the Chief Executive in Council may by order: (i) require that any goods or services specified in the order must be marked with or accompanied by any information (whether or not amounting to or including a trade description) or instruction relating to the goods or services, (ii) subject to the provisions of the Trade Descriptions Ordinance impose requirements for securing that the goods or services are so marked or accompanied; and (iii) regulate or prohibit the supply of goods or services with respect to which the requirements are not complied with. Where such an order is in force with respect to goods or services of any description, any person who, in the course of any trade or business, supplies or offers to supply goods of that description in contravention of the order, or any trader who supplies or offers to supply services of that description to a consumer in contravention of the order, commits an offense and shall be liable (a) on conviction on indictment, to a fine of HK$500,000 and to imprisonment for five years; and (b) on summary conviction, to a fine at HK$100,000 and to imprisonment for two years pursuant to section 18(1) of the Trade Descriptions Ordinance.

The Chief Executive in Council has promulgated the following orders: (i) Trade Descriptions (Marking) (Gold and Gold Alloy) Order (Chapter 362A of the Laws of HK SAR); (ii) Trade Descriptions (Marking) (Platinum) Order (Chapter 362C of the Laws of HK SAR); (iii) Trade Descriptions (Provision of Information on Natural Fei Cui) Order (Chapter 362M of the Laws of HK SAR); and (iv) Trade Descriptions (Provision of Information on Diamond) Order (Chapter 362N of the Laws of HK SAR). The first and the second of the above orders impose requirements on how articles of gold or gold alloy containing not less than 8 karats or of a fineness of not less than 333 platinum and articles with a surface treatment of gold or platinum should be marked. All four of the above orders also require any person supplying articles of gold, gold alloy, platinum, natural fei cui or diamond in the course of trade or business at retail level to (i) include certain details of supplier and the product supplied in their sales invoice and receipt; (ii) retain such invoice or receipt for not less than three years from the date of issue; and (iii) display a notice at prominent position to all customers at the points of sale showing the statements as prescribed under the respective orders.

Our directors confirm that we have complied with the Trade Descriptions Ordinance.

Electronic Transaction Ordinance (Chapter 553 of the Laws of HK SAR) (the “Electronic Transaction Ordinance”)

The Electronic Transaction Ordinance was enacted, among others, to facilitate the use of electronic transactions for commercial and other purposes. The Electronic Transaction Ordinance recognizes electronic records and signatures, giving them the same legal status as their paper counterparts except for limited matters (which do not relate to transactions executed in our course of business) where the Electronic Transaction Ordinance do not apply due to rules of law relating to such limited matters. Our directors confirm that we have complied with the Electronic Transaction Ordinance.

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Personal Data (Privacy) Ordinance (Chapter 486 of the Laws of HK SAR) (the “Personal Data (Privacy) Ordinance”)

The Personal Data (Privacy) Ordinance provides the principles (the “Data Protection Principles”) that a data user must follow in any acts concerning personal data. Personal data refers to any data (a) relating directly or indirectly to a living individual; (b) from which it is practicable for the identity of the individual to be directly or indirectly ascertained; and (c) in a form in which access to or processing of the data is practicable. The Data Protection Principles are summarized as follows:

(1)	Personal data should be collected (i) for a lawful purpose, which is necessary for and directly related to a function or activity of the data user but not excessive; (ii) by fair and lawful means. And the person whose data is being collected is informed (a) whether it is obligatory or voluntary for him to supply the data; (b) the purpose of the collection and the class of persons to whom the data may be transferred; (c) on or before first use of the data, his rights to access and correct the data collected and the information of the person who might handle such requests.

(2)	All practicable steps shall be taken by the data user to ensure that the personal data collected is accurate and not kept longer than is necessary to fulfill the purpose for which it is used.

(3)	Personal data should not be used for purposes outside of the person’s consent.

(4)	All practicable steps shall be taken to ensure that any personal data held by a data user is protected against unauthorized or accidental access, processing, erasure, loss, use.

(5)	All practicable steps shall be taken to ensure that a person can (a) ascertain a data user’s policies and practices in relation to personal data; (b) be informed of the kind of personal data held by a data user; (c) be informed of the main purposes for which personal data held by a data user is or is to be used.

(6)	A data subject shall be entitled to ascertain whether a data user holds personal data of which he is the data subject and request access to personal data. He should be given reasons if the request is refused and the right to object to the refusal.

Contravention with the Data Protection Principles may entitle the Privacy Commissioner for Personal Data to issue a written notice directing the data user to remedy and if appropriate prevent recurrence of contravention. Contravention with the above notice is an offense and the offender is liable on (a) first conviction to a fine at HK$50,000 and to imprisonment for two years, and if the offense continues after the conviction, to a daily penalty of HK$1,000; and (b) second or subsequent conviction to a fine at HK$100,000 and to imprisonment for two years, and if the offense continues after the conviction, to a daily penalty of HK$2,000. It is a defense to the above offense if the data user charged shows that he exercised all due diligence to comply with the enforcement notice. Our directors confirm that we have complied with the Personal Data (Privacy) Ordinance.

Laws Applicable to Marketing Service Practices

Control of Obscene and Indecent Articles Ordinance (Chapter 390 of the Laws of HK SAR) (the “Control of Obscene and Indecent Articles Ordinance”)

The content we post on various platforms and publish in our publications are subject to the regulations of the Control of Obscene and Indecent Articles Ordinance. The Control of Obscene and Indecent Articles Ordinance controls articles which consist of or contain material that is obscene or indecent (including material that is violent, depraved or repulsive). Several offenses are prescribed: (1) publishing, possessing for publication or importing for publication obscene articles; (2) publishing indecent article to juvenile; (3) making display, and causing or permitting display of indecent matter in public; (4) publishing indecent article without complying with the statutory conditions; (5) possessing for publication indecent article in breach of the statutory conditions; (6) publishing Class III (interim classification) article; (7) publishing, possessing for publication or importing for publication any Class III article; (7) publishing Class II article without complying with the imposed conditions; and (8) possessing for publication indecent article without complying with the statutory conditions or imposed conditions. Our directors confirm that we have complied with the Control of Obscene and Indecent Articles Ordinance.

Defamation Ordinance (Chapter 21 of the Laws of HK SAR) (the “Defamation Ordinance”)

Any person who maliciously publishes defamatory matter regarding another person or an organization in writing or by word of mouth or by conduct may be liable for defamation. Broadly speaking, there are two main kinds of defamation, which are libel and slander. Libel is the malicious publication of defamatory matter in writing or in some other permanent form. Slander is the publication of defamatory matter by word of mouth or in some other transient (temporary) form. Section 5 of the Defamation Ordinance provides that any person who maliciously publishes any defamatory libel, knowing the same to be false, shall be liable to imprisonment for two years, and, in addition, to pay such fine as the court may award. There are several defenses available. They include but are not limited to (a) unintentional defamation; (b) an offer of amends; (c) defense of justification, which means the words were true in substance and in fact; (d) fair comment; and (e) publication which was privileged as prescribed in the schedule of the Defamation Ordinance. Our directors confirm that we have complied with the Defamation Ordinance.

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Other Relevant HK SAR Laws

Business Registration Ordinance (Chapter 310 of the Laws of HK SAR) (the “Business Registration Ordinance”)

The Business Registration Ordinance requires every person (a company or an individual) carrying on a business in HK SAR to make an application to the Commissioner of Inland Revenue for the registration of that business within one month from the commencement of the business. The Commissioner of Inland Revenue must issue a business registration certificate for the business as soon as practicable after the Commissioner has decided to register the business and the prescribed business registration fees are paid. Any person who fails to apply for business registration shall be guilty of an offense and shall be liable to a fine of HK$5,000 and to imprisonment for 1 year. Our directors confirm that we have complied with the Business Registration Ordinance.

Employees’ Compensation Ordinance (Chapter 282 of the Laws of HK SAR) (the “Employees’ Compensation Ordinance”)

The Employees’ Compensation Ordinance sets out the rights and obligations of employers and employees in respect of injuries or death caused by accidents arising out of and in the course of employment, or by prescribed occupational diseases under the Employees’ Compensation Ordinance. The Employees’ Compensation Ordinance prohibits an employer from employing any employee in any employment unless there is a policy of insurance in force to cover the employer’s liabilities under the Employees’ Compensation Ordinance and at common law for injuries at work. The minimum insurance cover for not more than 200 employees should not be less than HK$100 million per event whereas the minimum cover for more than 200 employees should not be less than HK$200 million per event. Any employer who fails to comply commits an offense and is liable on conviction upon indictment to a fine of HK$100,000 and imprisonment for two years. An employer to whom a policy of insurance for the purpose thereof is required to display in a conspicuous place on each of his premises (where any employee is employed by him) a notice in a form specified by the Commissioner for Labor, which shows in both English and Chinese languages of (a) the name of the employer, (b) the name of the insurer, (c) the policy number, (d) the date of issue of the policy, (e) the dates of commencement and expiry of the period of insurance, (f) the number of employees insured under the policy at the time of issue thereof and (g) the amount of liability insured under the policy. Our directors confirm that we have complied with the Employees’ Compensation Ordinance.

Mandatory Provident Fund Schemes Ordinance (Chapter 485 of the Laws of HK SAR) (the “Mandatory Provident Fund Schemes Ordinance”)

The Mandatory Provident Fund Schemes Ordinance requires an employer to enroll an employee of 18 years of age or above but under 65 years of age (unless exempted) as member of a registered Mandatory Provident Fund Schemes within 60 days of employment. Subject to the minimum and maximum relevant income levels, it is mandatory for both employers and their employees to contribute 5% of the employee’s relevant income to the Mandatory Provident Fund Schemes. Any employer who contravenes the requirement of enrolling eligible employees in a registered Mandatory Provident Fund Schemes within the prescribed time commits a criminal offense and is liable on conviction to a fine at HK$350,000 and imprisonment for three years. Any employer who contravenes the requirement of paying mandatory contributions to the Mandatory Provident Fund Schemes commits a criminal offense and is liable on conviction to a fine at HK$100,000 and imprisonment for six months on the first conviction and a fine of HK$200,000 and imprisonment for one year on each subsequent conviction. Our directors confirm that we have complied with the Mandatory Provident Fund Schemes Ordinance.

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Occupational Safety and Health Ordinance (Chapter 509 of the Laws of HK SAR) (the “Occupational Safety and Health Ordinance”)

The Occupational Safety and Health Ordinance requires every employer to, so far as reasonably practicable, ensure the safety and health at work of all the employer’s employees. The employer may be considered to have failed to comply with the requirement if he (a) failed to provide or maintain plant and systems of work that are, so far as reasonably practicable, safe and without risks to health; (b) failed to make arrangements for ensuring, so far as reasonably practicable, safety and absence of risks to health in connection with the use, handling, storage or transport of plant or substances; (c) failed to provide such information, instruction, training and supervision as may be necessary to ensure, so far as reasonably practicable, the safety and health at work of the employer’s employees; (d) as regards any workplace under the employer’s control (i) failed to maintain the workplace in a condition that is, so far as reasonably practicable, safe and without risks to health; or (ii) failed to provide or maintain means of access to and egress from the workplace that are, so far as reasonably practicable, safe and without any such risks; (e) failed to provide or maintain a working environment for the employer’s employees that is, so far as reasonably practicable, safe and without risks to health. An employer who fails to comply with any of the above provisions commits an offense and the employer is liable on conviction to a fine of HK$200,000. An employer who fails to do so intentionally, knowingly or recklessly commits an offense and is liable on conviction to a fine of HK$200,000 and to imprisonment for six months. In terms of enforcement, the Commission for Labor may serve improvement notice and suspension notice on the employer or occupier of premises where a workplace is located. It is a criminal offense to fail to comply with the any of such notices without reasonable excuse, and the offender is liable to a fine of HK$200,000 in respect of an improvement notice and a fine of HK$500,000 in respect of a suspension notice and to imprisonment for twelve months in each of such conviction. The employer or the occupier of a workplace is required to notify any accident to an occupational safety officer within 24 hours if an accident causes the death of, or serious bodily injury to an employee. The employer or the occupier of a workplace is required to report in writing any accident to an occupational safety officer within seven days if the accident incapacitated an employee (other than causing death or serious bodily injury). The occupier of a workplace is also required to notify any dangerous occurrence to an occupational safety officer within 24 hours. Failure to notify the occupational safety officer in any of such instances is a criminal offense and attracts a fine at HK$50,000. Our directors confirm that we have put in place measures to ensure compliance with the Occupational Safety and Health Ordinance, including: (a) providing safe and healthy work environment for staffs, including but not limited to, adequate lighting level; (b) providing safety instructions and training to workers; and (c) establishing internal safety and health policies and procedures.

Inland Revenue Ordinance (Chapter 112 of the Laws of HK SAR) (the “Inland Revenue Ordinance”)

The Inland Revenue Ordinance provides that an employer is required to furnish to the Inland Revenue Department of the HK SAR Government in writing, (1) within three months of engagement, particulars of any new employee (i.e. Form 56E) who is likely to be chargeable to salaries tax, (2) within one month a return (Form 56B and BIR56A) with details of the remuneration paid to an employee during the year in question; and (3) at least one month before his employee ceases to be employed, particulars of any employee who is about to cease or ceases to employ in HK SAR (i.e. Form 56F). Any employer who failed to do so, unless with reasonable excuse, commits a criminal offense and is liable to a fine of HK$10,000 and the court may order the employer to do the act which they failed to do. The Inland Revenue Ordinance requires any person on which profits tax is chargeable on his assessable profits to file tax return, provide supplemental documents if necessary, and pay the assessed profits tax accordingly. Our directors confirm that we have complied with the Inland Revenue Ordinance.

Employment Ordinance (Chapter 57 of the Laws of HK SAR) (the “Employment Ordinance”)

The Employment Ordinance is the main piece of legislation governing the conditions of employment of our HK SAR business. Under section 23 of the Employment Ordinance, an employer shall pay wages to an employee under a contract of employment as soon as is practicable but in any case not later than seven days after the last day of the wage period. Under section 25(1) of the Employment Ordinance, where a contract of employment is terminated, any sum due to the employee shall be paid to him as soon as is practicable and in any case not later than seven days after the day of termination. Any employer who willfully and without reasonable excuse contravenes any of the above requirements commits an offense and is liable to a fine of HK$350,000 and to imprisonment for three years. Further, under section 25A(1) of the Employment Ordinance, if any wages or any sum are not paid within seven days from the day on which they become due, the employer shall pay interest at a specified rate (currently at 8% per annum) on the outstanding amount of wages or sum from the date on which such wages or sum become due up to the date of actual payment. Any employer who willfully and without reasonable excuse contravenes such requirement commits an offense and is liable on conviction to a fine of HK$10,000. Our directors confirm that we have complied with the Employment Ordinance.

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Minimum Wage Ordinance (Chapter 608 of the Laws of HK SAR) (the “Minimum Wage Ordinance”)

The Minimum Wage Ordinance establishes a statutory minimum wage applicable to all employees, whether they are monthly-rated, daily-rated, hourly-rated, permanent, casual, full-time, or part-time employees. Wages payable to an employee in respect of any wage period, when averaged over the total number of hours worked in the wage period, should be no less than the statutory minimum wage (“SMW”) rate. If an employer willfully and without any reasonable excuse fails to pay the SMW rate when it becomes due is liable to be prosecuted for breach of wage provisions under the Employment Ordinance, and upon conviction, to a fine of HK$350,000 and to imprisonment for three years. The applicable SMW rate with effect from 1 May 2019 is HK$37.50. Our directors confirm that we have complied with the Minimum Wage Ordinance.

The Competition Ordinance (Chapter 619 of the Laws of HK SAR) (the “Competition Ordinance”)

The Competition Ordinance was enacted, among others, to prohibit conduct that prevents, restricts or distorts competition in HK SAR. It creates two key prohibitions which take the form of two “Conduct Rules” of cross-sector application.

The First Conduct Rule seeks to prohibit arrangements between market participants (whether they are competitors or not) which prevent, restrict or distort competition in HK SAR. Conduct in breach of the First Conduct Rule amounting to serious anti-competitive conduct include:

(1)	price fixing: where agreement is reached on customer prices, or price elements such as discount and price range;
(2)	market-sharing: allocation of parts of the market, such as by customer demographic or by geographical location;
(3)	output restriction: where production or sales output is limited as means of increasing prices; and
(4)	bid-rigging: agreeing with competitors who would make the winning bid, subverting the competitive nature of the tendering process.

These serious anti-competitive behaviors will be dealt with most severely by the Competition Commission. Vertical arrangements between suppliers and customers are generally unlikely to be considered serious anti-competitive behavior. However, vertical arrangement may amount to serious anti-competitive behavior in certain circumstances (for example, in resale price maintenance) if the conduct has the object or effect of harming competition.

The Second Conduct Rule targets an undertaking with a substantial degree of market power in abusing that power with a view to protecting or increasing its position of power of profits. In considering whether an undertaking has substantial degree of market power, the relevant matters are: (a) the market share of the undertaking; (b) the undertaking’s power to make pricing and other decisions; (c) any barriers to entry to competitors into the relevant market; and (d) any other relevant matters. The Competition Ordinance provides that a conduct may constitute an abuse if it involves (a) predatory behavior towards competitors or (b) limiting production, markets or technical developments to the prejudice of consumers. Examples of conduct that may be considered an abuse of substantial degree of market power are: (a) predatory pricing, (b) anti-competitive tying and bundling, (c) margin squeeze, (d) refusal to deal, and (e) exclusive dealing.

If the Competition Commission has reasonable cause to believe that a contravention of the First Conduct Rule has occurred and if the contravention does not involve serious anti-competitive conduct, the Competition Commission must issue a warning notice before bringing proceedings. If the Competition Commission has reasonable cause to believe that a contravention of the First Conduct Rule has occurred and if the contravention involves serious anti-competitive conduct or a contravention of the Second Rule, the Competition Commission may, instead of bringing proceedings in the tribunal, issue an infringement notice, and offering not to bring proceedings on condition that that the person makes a commitment to comply with the requirements of the infringement notice. If a company and/or its directors are found to be involved in breaching the Competition Ordinance, the potential penalties are: (a) pecuniary penalties up to 10% of annual local turnover, (b) director’s disqualification orders for up to five years, (c) divestiture of assets, shares, or business, (d) voiding of agreement, and (e) injunction relief.

Our directors confirm that we have complied with the Competition Ordinance.

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Taiwan

This section sets forth a summary of the material laws and regulations applicable to our business operations in Taiwan .

Company Registration Regimes

Under Article 19 of the Company Act, a company may not conduct its business operations or commit any juristic act in the name of a company unless it has completed the procedure for company incorporation registration.

As we conduct our business operations through our Taiwan subsidiary, it is required to obtain the company registration with the competent authority and retain good standing onward when the company is still operating.

Under Article 19 of the Company Act, except the business of a company shall require special license of the government in accordance with the law or an order given by a competent authority duly authorized by the law, a company may apply for company registration.

In view that our business (see “BUSINESS – Overview” above for details) in Taiwan does not fall into the business fields requiring special license from the government, our Taiwan subsidiary is not required to obtain any special license prior to applying for company registration. As such, to conduct business in Taiwan, our Taiwan subsidiary completed the company registration with the Taipei City government on July 9, 2013, and has retained good corporate standing till now.

Laws and Regulations Governing Foreign Direct Investment and PRC Investment

We indirectly wholly own the Taiwan subsidiary, which is a limited company operating the Taiwan business. The investment and holding of the capital contributions are subject to laws and regulations with respect to inbound investment, including the Statute for Investment by Foreign Nationals (“Foreign Investment Statute”), the Act Governing Relations between the People of the Taiwan Area and the Mainland Area (“Cross-strait People Relations Act”), and the Regulation Governing Permission for People of the Mainland Area to Invest in Taiwan (“PRC Investment Regulation”).

Investment By Foreign Investors

Under the Foreign Investment Statute, any foreign investor who makes an investment in accordance with this Statute is required to submit an investment application to the competent authority for approval. The foreign investor, as referred to hereunder, includes foreign legal persons when making investments within the territory of the Republic of China (“R.O.C.” or “Taiwan”). Under Article 4 of the Foreign Investment Statute, the investments may include:

1.	holding shares issued by a Taiwan company or contributing to the capital of a Taiwan company;

2.	establishing a branch office, a proprietary business, or a partnership in Taiwan; and

3.	providing loan(s) to the invested business referred to in the preceding two paragraphs for a period exceeding one (1) year.

Under Article 7 of the Foreign Investment Statute, industries which may negatively affect national security, public order, good customs, practices, or citizen health are prohibited from investment by foreign investors; industries which are restricted by laws or orders require approval of the competent authorities prior to investment. The negative list promulgated by the competent authority prescribed the prohibited and restricted industries.

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Under Article 5 of the Foreign Investment Statute, the foreign investor holds, in an aggregate, more than one-third (1/3) of the total shares issued by an enterprise or if a foreign investor contributes, in an aggregate, more than one-third (1/3) of the total capital amount of an enterprise, the reinvestment to be made by the invested enterprise shall be subject to the competent authority’s approval.

Under Article 18 of the Foreign Investment Statute, unless otherwise provided for in the Foreign Investment Statute, if any foreign investor violates the provisions of this Statute or fails to perform any matters approved by the competent authority, the competent authority may deal with the situation in the following manner:

1.	revoke the investor’s right of exchange settlement against his/her income of the profit from his/her investment and the interest accrued thereon in a prescribed period of time; and

2.	revoke the approval for the investor’s investment and his/her rights under this Statute.

Under Article 31 of the Laws and Regulations Regarding Hong Kong & Macao Affairs, the relevant regulations concerning foreign investment shall apply mutatis mutandis to investment in Taiwan by Hong Kong or Macau residents or legal persons. Accordingly, investments from HK corporations, except those falling within the definition of PRC Investors (see “Investment by PRC Investors” below), are required to conform to the regulations prescribed under the Foreign Investment Statute when investing in Taiwan.

As we were incorporated under the laws of Hong Kong and do not meet the definition of PRC Investors (see “Investment by PRC Investors” below), we are a foreign investor in terms of our contribution to the capital of the Taiwan subsidiary. The businesses our Taiwan subsidiary operates in Taiwan, including advertising, artist management agency, marketing, content production, and e-commerce, do not fall into the field of prohibited or restricted industries prescribed on the negative list. In this regard, our Taiwan subsidiary has obtained approval from the Investment Board of the Ministry of Economic Affairs and has retained good corporate standing till now.

Investment By PRC Investors

Under the Regulation Governing Permission for People of the Mainland Area to Invest in Taiwan (“PRC Investment Regulation”), PRC investors shall apply for permission for their investment activities in Taiwan, including holding shares or capital contributions of Taiwan companies, gaining control over non-public Taiwan companies by contract or other means, or acquisition of business or property of non-public companies in Taiwan by third area companies. The PRC investors hereunder refer to the investors, including individuals, legal persons, or organizations, that come from PRC or the third area companies that are invested by such investors. The “third area company” hereunder includes any company of a third area whose more than 30% of the total shares or capital contributions are directly or indirectly held by investors from PRC or any company of a third area controlled by investors from PRC.

If the investor is a legal person, organization, or other institution invested by a party or military, administrative, or political organization from PRC or a company of a third area invested thereby, the competent authorities shall restrict its investment in Taiwan.

The business categories allowed to be invested by the PRC investors are limited to specific categories prescribed by the competent authorities of Taiwan. While the operations of the advertising agency and online advertising medium are a crucial part of the business we operate in Taiwan, PRC investors are prohibited from investing in this business. Any contravention of the preceding regulations may be subject to administrative fines, orders to cease or withdraw such investment, suspension of the violator’s shareholder’s rights, and revocation of company registration, according to the Act Governing Relations between the People of the Taiwan Area and the Mainland Area (“Cross-strait People Relations Act”).

In the view that we do not fall into the definition of PRC Investors currently, we are not prohibited or restricted under the PRC Investment Regulation and the Cross-strait People Relations Act. However, if we receive investments derived from PRC to the extent to be reckoned as a PRC investor in terms of holding the capital contribution of the Taiwan subsidiary in the future, our business operations of the advertising agency and advertising medium in Taiwan may contravene the Cross-strait People Relations Act and the PRC Investment Regulation.

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Laws and Regulations Governing Marketing and Advertising Merchandise

Our Taiwan subsidiary provides services in creating, planning, and handling advertising and other forms of promotion and marketing for our clients, which may also involve sales. In this regard, it may be required to observe the applicable laws and regulations in relation to consumer protection, false advertising, and advertising for regulated items, including the Consumer Protection Act, the Enforcement Rules of the Consumer Protection Act, the Fair Trade Act, the Act Governing Food Safety and Sanitation, the Health Food Control Act, the Cosmetic Hygiene and Safety Act, the Pharmaceutical Affairs Act, the Medical Devices Act, the Tobacco Hazards Prevention Act, and relevant regulations.

Fair Trade Act

The Fair Trade Act provides for maintaining trading order, protecting consumers’ interests, ensuring free and fair competition, and promoting economic stability and prosperity. Under Article 21 of the Fair Trade Act, enterprises shall not make or use false or misleading representations or symbols on goods or services, in advertisements, or in any other way make it known to the public on the matter that is relevant to goods or services and is sufficient to affect trading decisions.

Under Article 42 of the Fair Trade Act, the competent authority may order any enterprise that contravenes Article 21 to cease therefrom, rectify its conduct, or take necessary corrective action within the time prescribed in the order; in addition, it may assess upon such enterprise an administrative penalty of not less than fifty thousand nor more than twenty-five million New Taiwan Dollars; shall such enterprise fails to cease therefrom, rectify the conduct or take any necessary corrective action after the lapse of the prescribed period, the competent authority may continue to order such enterprise to cease therefrom, rectify the conduct, or take any necessary corrective action within the time prescribed in the order, and each time may successively assess thereupon an administrative penalty of not less than one hundred thousand nor more than fifty million New Taiwan Dollars until its ceasing therefrom, rectifying its conduct, or taking the necessary corrective action.

As our Taiwan subsidiary provides services include assisting clients in recruiting Creators to produce videos and post on Creators’ social media pages, making commercial videos for clients, and handling media purchases, it may be recognized as an advertising agency, advertising medium under certain circumstances, and responsibilities below may be imposed accordingly.

Advertising Agency Responsibility

Where any advertising agency makes or designs any advertisement that it knows or should have known to be misleading, it shall be jointly and severally liable with the principal of such advertisement for damages arising therefrom.

Under Article 6 of the Fair Trade Commission Disposal Directions (Policy Statements) on the Use of Endorsements and Testimonials in Advertising (“Endorsing Advertisement Explanation”), an advertising agency may be recognized as an advertiser based on the specific circumstances of its participation in the production or design of an endorsing advertisement. In this regard, the advertising agency may be punished pursuant to the provisions applicable to the advertiser.

Advertising Medium Responsibility

Where any advertising medium communicates or publishes any advertisement that it knows or should have known to be likely to mislead the public, it shall be jointly and severally liable with the principal of such advertisement for the damages arising therefrom.

Under Article 6 of the Endorsing Advertisement Explanation, an advertising medium may be recognized as an advertiser based on the specific circumstances of its participation in the production, design, dissemination, or publication of an endorsing advertisement. In this regard, the advertising agency may be punished pursuant to the provisions applicable to the advertiser.

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Endorser Responsibility

The endorser refers to any person or organization, other than the principal of the advertisement, who expresses opinions, trust, findings, or results of personal experiences with regard to the goods or services.

Where any endorser provides any testimonials that he/she knows or should have known to be likely to mislead the public, the endorser shall be jointly and severally liable with the principal of such advertisement for damages arising therefrom. However, endorsers who are not celebrities, specialists, or organizations shall be held jointly and severally liable with the advertiser for only up to 10 times of the reward they have received from the advertiser.

Under Article 6 of the Endorsing Advertisement Explanation, if the endorser is the provider or seller of goods or services, he/she is the advertiser. In this regard, the provisions applicable to the advertiser apply to the endorser.

Under Article 3 of the Endorsing Advertisement Explanation, advertisers shall follow the following guidance for endorsing advertising, or they may be in contravention of the Fair Trade Act:

1.	The content of the advertisement shall faithfully reflect the true opinions, trust, findings, or results of the personal experiences of the endorser and shall not be false or misleading;

2.	For the endorsement conducted by celebrities, specialists, or organizations, if the content or quality of the advertised goods or services is changed, the advertiser must have a valid reason to believe that the endorser has not changed his or her opinion of the advertised product or service during the period of publication of the advertisement;

3.	If any specialist or organization is engaged in an endorsing advertisement, or if the content of the endorsing advertisement expressly or implicitly indicates that the endorser is an expert in the product or service he or she is recommending, the endorser shall have actual expertise or technic in that area, and his or her endorsing opinion shall be consistent with the results of the verification performed by others with the same expertise or technic;

4.	The following requirements must be met if a consumer’s personal experience is used as a testimonial:

i.	The consumer shall be the real user of the advertised goods or services at the time of the testimonial; if the testimonial is made by a non-real user, it shall be stated in the advertisement that the endorser is not the real user of the advertised goods or services; and

ii.	Unless the content of the testimonial is based on scientific theory or experimental evidence, the advertisement shall indicate the possible results of use that consumers may get under the conditions set in the advertisement or the effects revealed by the testimonial advertisement that the consumer may achieve under certain conditions.

5.	Any relationship of interest between the endorser and the advertiser that is not reasonably expected by the general public shall be fully disclosed in the advertisement.

Online advertising

Our Taiwan subsidiary also lists products on our eCommerce store or facilitates the Creators to sell products on our live streaming shopping shows, which will be recognized as online advertising. In this regard, it may need to observe the following provisions.

Under the Fair Trade Commission’s Principles for Disposal Directions (Guidelines) on Online Advertisements (“Online Advertisement Directions”), for the online advertisement completed by the merchandise suppliers in cooperation with website operators, the advertiser of the online advertisement includes any merchandise supplier who provides information on products or services and any website operator who publishes and sells the merchandise in its own name.

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The advertiser shall act according to the following guidance concerning the online advertisements to comply with the Fair Trade Act:

1.	Ensuring that the contents of the advertisements are consistent with the actual circumstances provided;

2.	Correcting the contents of the advertisements in a timely manner if they are incorrect, changed, or the sale of the goods or services has been discontinued, after the advertisements are published on the Internet;

3.	Fully disclosing the restricting conditions that may affect the consumers’ transaction decision; and

4.	Avoiding improper layout and presentation that may make it difficult for the consumer to recognize the contents of the restricting conditions and may result in consumers’ wrong perceptions or decisions.

Under Article 8 of the Online Advertisement Directions, online advertisements shall not be implemented by the following practices of false or misleading representations or symbols:

1.	The price, quantity, quality, content, and other relevant transaction information shown in the advertisement do not correspond to the facts.

2.	When changes or errors in the advertised content and transaction conditions need to be corrected, they are not adequately and immediately disclosed but are merely replaced by ways of stating the messages, e.g., “See store announcements for details” or “Please call for more information.”

3.	The advertisement contains the offer content or the provision of gifts or awards, which are conditional, but does not present consumers the opportunity or means to fulfill the condition.

4.	The advertisement does not expressly state the important transaction information and related restrictions, or it is stated but misleading due to improper layout.

5.	The advertisement misleads consumers to think the product or service has been certified or approved by government agencies or other professional institutions.

6.	The content of the advertisement provides hyperlinks to other websites, causing consumers to make wrong perceptions or decisions about the quality, content, or source of the goods or services.

7.	The advertisement provides online gift coupons, buy-one-get-one-free offers, downloadable discount coupons, and other promotional activities but does not expressly state the relevant conditions of use, burden, or period.

Under Article 9 of the Online Advertisement Directions, for online advertisements that promote products or services using endorsers’ testimonials or articles written by users of social networking sites (including bloggers), the advertiser shall ensure that the content of the advertisement is factually correct and shall not engage in the preceding practices. If the provision is contravened, any endorser or user of a social networking site (including bloggers) who intentionally works together with the advertiser may be punished jointly pursuant to the provisions that the advertiser contravened.

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Consumer Protection Act

The Consumer Protection Act provides for protecting interests, facilitating safety, and improving the quality of life of consumers. Under Article 22 and Article 23 of the Consumer Protection Act, enterprises shall ensure the accuracy of the contents of advertisements and be under the obligation not to provide less than what is stated in the advertisements; after the contract is made and entered between traders and consumers, traders shall fulfill the contents of the advertisements of goods or services; where media knows or should have known that the contents of the advertisements are inconsistent with the facts, shall be jointly and severally liable to consumers for their damages incurred from the reliance upon such advertisements; such damages cannot be restricted or waived by any agreement in advance.

The term “advertisement” used hereby shall refer to the conduct to disseminating messages or content of promotion by means of television and radio broadcasting, films, slides, newspapers, magazines, flyers, posters, signboards, arches, computers, facsimiles, electronic video, electronic voice mail or others, to the general public, pursuant to Article 23 of the Enforcement Rules of Consumer Protection Act.

When any competent authority considers the advertisement to contain false, exaggerated, sufficiently misleading information which may affect the consumers’ interests, the authorities may notify the enterprises to provide information in proving the claims made in such advertisement, pursuant to Article 24 of the Enforcement Rules of Consumer Protection Act.

Under Article 60 of the Consumer Protection Act, where any enterprise violating the provisions thereof, producing goods or rendering services which may endanger the lives, bodies, or health of consumers and the central competent authority believes it is serious, the central competent authority or the Executive Yuan may order for suspension of operations and request consumer advocacy groups to bring suit in its own name to consumers.

Advertising of Regulated Items

Advertising Concerning Food Safety and Sanitation

Article 28 of the Act Governing Food Safety and Sanitation provides various regulations on advertisements containing food-related items as follows:

1.	The labeling, promotion, or advertisement of foods, food additives, food cleansers, and food utensils, food containers, or packaging designated by the central competent authority in a public announcement shall not be false, exaggerated, or misleading; and

2.	Foods shall not be so labeled, promoted, or advertised as having medical efficacy.

The determining standards of the false, exaggerated, or misleading labeling, promotion, or advertisement shall be comprehensively judged by the overall presentation of the name, description, image, symbol, visual, audio, or other messages conveyed to consumers of the product, pursuant to Article 3 of the Regulations Governing of Criteria for the Label, Promotion and Advertisement of Foods and Food Products Identified as False, Exaggerated, Misleading or Having Medical Efficacy (“Misleading Advertisement of Food Products Regulations”).

Under Article 4 of the Misleading Advertisement of Food Products Regulations, the labeling, promotion, or advertisement of foods and food products referred to in Paragraph 1, Article 28 of the Act is identified as false, exaggerated or misleading if involving any of the following conditions:

1.	The description does not conform to facts;

2.	The description has no evidence or insufficient evidence to support it;

3.	The description involves maintaining or altering the physiology, appearance, or function of human organs and tissue; or

4.	The content description refers to any number of official letters or any word or sentence with similar meanings; however, the use of approved official letter complying with the laws and regulations is not subject to the limit.

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If the word “health” is part of the food product name, it is identified as misleading, except if the food products were issued with a health food permit.

Under Article 5 of the Misleading Advertisement of Food Products Regulations, the labeling, promotion, or advertisement of the foods shall be identified as having medical efficacy if involving any of the following statements:

1.	The description is related to prevention, improvement, mitigation, diagnosis or treatment of any diseases, syndromes, or symptoms;

2.	The description is related to alleviation or reduction of any substances causing diseases in the human body; or

3.	The description is related to the efficacy of raw materials in traditional Chinese medicine.

The central competent authority may prescribe restrictions on the sales, promotion, or advertising of special dietary foods or foods which easily lead to chronic diseases or are unsuitable for long-term consumption for children and persons with special needs, pursuant to Article 28 of the Act Governing Food Safety and Sanitation.

Under Article 2 of the Regulations Governing Advertisement and Promotion of Food Products Not Suitable for Long-term Consumption by Children, the food products not suitable for long-term consumption by children as herein stated refer to the snacks, candies, drinks, ice products, and food products sold by the food suppliers for direct consumption, which are not suitable for long-term consumption by children under 12 years of age and contain one of the following nutritional contents:

1.	Calories from fats accounting for more than 30% of the total calories;

2.	Calories from saturated fats accounting for more than 10% of the total calories;

3.	Sodium content higher than 400 milligrams (400 mg) per serving;

4.	Calories from added sugar accounting for more than 10% of the total calories.

Under Article 3 of the Regulations Governing Advertisement and Promotion of Food Products Not Suitable for Long-term Consumption by Children, the foregoing food products are not allowed to be advertised and promoted by the following practices:

1.	Advertise on a dedicated TV channel for children from 5 p.m. to 9 p.m.;

2.	Advertise the food products by showing or implying that they can be a replacement for a regular meal;

3.	Promote the food products with toys that are given as free gifts, made available for purchase at an additional price, or offered as encouragement.

Article 29 of the Act Governing Food Safety and Sanitation provides that media enterprises being commissioned to publish or disseminate an advertisement shall maintain the information of the advertiser’s name or trade name, the national ID Card number, establishment registration document number of company, business, corporation or organization, domicile or residence, representative office, business offices and telephone number, and other information, for six months from the date of such advertisement, and shall not evade, impede, or refuse any request by the competent authority for such information.

Media enterprises in violation of Article 29 of the Act Governing Food Safety and Sanitation shall be fined between NT$60,000 and NT$300,000 and may be consecutively fined and shall cease the dissemination or publication of the advertisement concerned; media enterprises continuing to publish or disseminate shall be consecutively fined by such authority for each violation until the publication or broadcast is ceased; pursuant to Article 46 of the Act Governing Food Safety and Sanitation.

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Advertising Concerning Health Food Control

Under Article 6 of the Health Food Control Act, any food that is labeled or advertised as food furnishing specific nutrients or specific health care effects shall be governed by this Act; no food shall be labeled or advertised as health food unless it is registered as such in accordance with this Act.

Health food labeling or advertisement shall not misrepresent or exaggerate, and the health claims shall not extend beyond the approved scope and shall be limited to the content registered at the central competent authority; labeling or advertisement of health food shall not claim or refer to medical efficacy; pursuant to Article 14 of the Health Food Control Act.

Health food shall not be manufactured or imported unless and until an application for review and testing registration, and a product registration permit is issued by the central competent authority or the organization commissioned thereby, pursuant to Article 7 of the Health Food Control Act. Media enterprises shall not publish or disseminate advertisements for health food in respect of which no permit is obtained in accordance with Article 7 hereof; media enterprises retained to publish or disseminate a health food advertisement shall keep the name, ID number or reference number of business registration, residence (place of business or operations), and telephone number of the person (or legal person or name of organization) who retains the advertising services for six months from the date the advertisement is published or disseminated and shall neither evade, impede, or refuse to provide the above information for inspection upon being so requested by the competent authority; pursuant to Article 15 of the Health Food Control Act.

Under Article 24 of the Health Food Control Act, media enterprises violating Article 15 thereof shall be fined between NT$60,000 and NT$300,000, and such fine may be consecutively imposed according to the number of violations committed; media enterprises shall cease and desist from publishing or disseminating immediately on the next day of the receipt of the competent authority’s notification letter; media enterprises contravening previous provisions and continuously disseminating the advertisement shall be fined between NT$120,000 and NT$600,000 by the municipal government and such fine may be consecutively imposed according to the number of violations committed.

Advertising Concerning Cosmetic Hygiene and Safety

Article 10 of the Cosmetic Hygiene and Safety Act provides that the contents of the labeling, promotion, and advertisement of cosmetics shall not be misleading or exaggerated and shall not be so labeled, promoted, or advertised as having medical efficacy.

Any media enterprise commissioned to publish or disseminate a cosmetics advertisement shall maintain the information of the advertiser’s name, national identification card number, establishment registration document number of company, business, corporation, or group, domicile or address, telephone number, and other information for six months from the date of such advertisement and shall not evade, obstruct, or refuse when requested by the competent authority for such information, pursuant to Article 10 of the Cosmetic Hygiene and Safety Act.

Under Article 21 of the Cosmetic Hygiene and Safety Act, media enterprises in violation of Article 10 thereof shall be imposed a fine from NT$60,000 to NT$300,000 and may be fined successively.

Advertising Concerning Pharmaceutical Affairs

Under Article 66 of the Pharmaceutical Affairs Act, media enterprises shall not publish or disseminate any medicament advertisement which has not been approved, has been different from the approved particular, has been withdrawn, or has not yet made amendments in time as ordered by the central or municipal competent health authority. Any media enterprises contravening the provisions the Article 66 hereof shall be imposed with a fine of not less than NT$200,000 but not more than NT$5,000,000; after having been notified by the competent health authority to cease the incompliant act within a given period but continuing to publish or disseminate the advertisement in question, such media enterprise shall be imposed with a fine of not less than NT$600,000 to not more than NT$25,000,000; the consecutive punishment for each violation may be imposed until the publication or dissemination of the advertisement is suspended, pursuant to Article 95 thereof.

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Article 66 of the Pharmaceutical Affairs Act also provides that any media enterprise being commissioned to publish or disseminate an advertisement shall maintain the information of the advertiser’s name (corporate or group name), identity number, business license number, domicile (firm or business office) and telephone number, and other information for six months from the date of such advertisement and shall not evade, impede, or refuse any request by the competent authority for such information. Any media enterprise contravening the provision hereof shall be imposed with a fine of not less than NT$60,000 to no more than NT$300,000, and consecutive punishment for each violation may be imposed, pursuant to Article 95 thereof.

Advertising Concerning Medical Devices

Under Article 42 of the Medical Devices Act, media enterprises shall not publish or disseminate any medical device advertisement which has not been approved by the central or municipal competent authority, whose content is different from the approved content, which has been cancelled, or for which an order has been issued to immediately stop publishing or broadcasting or to make corrections within a time period, but no corrections have been made. Any media enterprise contravening the provisions thereof governing the publication or dissemination of advertisements shall be subject to a fine of not less than NT$200,000 to no more than NT$5,000,000 and shall be ordered to stop publishing or disseminating the advertisements; for those who fail to stop publishing or disseminating, a consecutive fine shall be imposed for each violation until the said advertisements are no longer published or disseminated; pursuant to Article 66 thereof.

Article 42 of the Medical Devices Act also provides that any media enterprise commissioned to publish or disseminate an advertisement shall preserve the name, the number of the identification document or business registration certificate, domicile, firm, or business office, telephone number, and other relevant information for six months following the last date of the advertisement and shall not evade, impede, or refuse any request by the competent authority for such information; any media enterprise contravening the provisions thereof and failing to preserve the information of the advertiser that commissions the advertisement, or evades, impedes, or refuses any request by the competent authority for such materials shall be subject to a fine of not less than NT$60,000 to no more than NT$300,000; a consecutive fine shall also be imposed for each violation, pursuant to Article 66 thereof.

Advertising Concerning Tobacco Hazards Prevention

Under Article 12 of the Tobacco Hazards Prevention Act, the promotion or advertising of tobacco products shall not employ the following methods:

1.	Advertising through radio, television, film, video, electronic signal, Internet, newspaper, magazine, billboard, poster, leaflet, notification, announcement, reference manual, sample, posting, display, or through any other written, illustrated form, item or digital recording device;

2.	Using journalist interviews or reports to introduce tobacco products or using other people’s identities without the proper authorization to conduct promotion;

3.	Using discounts to sell tobacco products or using other items as gifts or prizes for such sales;

4.	Using tobacco products as gifts or prizes for the sale of other products or for the promotion of other events;

5.	Packaging tobacco products together with other products for sale;

6.	Distributing or selling tobacco products in the forms of individual sticks, in loose packs or sub-packages;

7.	Using merchandise with the name or forms identical or similar to brand names of trademarks of tobacco products in conducting promotion, advertising, or sponsoring any event.

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8.	Using tea parties, dining parties, orientation conferences, tasting events, concerts, lectures, sport events, charity events, claiming that the products have passed the health risk assessment review, or other similar methods to conduct promotion or advertising.

9.	Direct or indirect donation to any event and activity, or natural person, legal person, group, institution, or school for the purpose of promoting the use of tobacco products.

10.	Promotion of tobacco products by multi-level marketing.

11.	Any other methods prohibited via announcement by the competent authority.

Any advertising or media enterprise which produces advertisements for tobacco products or accepts them for dissemination or printing in violation of Article 12 thereof shall be punished by a fine of no less than NTD 200,000 but no more than NTD 1,000,000 and shall be fined for each violation, pursuant to Article 33 thereof.

Laws Governing Artist Management Agency

Our Taiwan subsidiary signs Creators with artist management agency contracts to provide content and promotion services to brand clients. The services our Taiwan subsidiary provides for the Creators include providing production facilities, planning and distributing Creators’ content to social media platforms, creating Creators’ merchandise and selling it on the Creator’s eCommerce store, matching brands with Creators, regular training, and other management services.

Under Article 528 of the Civil Code, a contract of mandate is a contract whereby the parties agree that one of them commissions the other party to deal with his affairs, and the latter agrees to do so.

Currently, Taiwan has not instituted any specific regulations governing the business of artist management agencies. The legal relationships between Creators and our Taiwan subsidiary fall into the fields of freedom of contract and shall be subject to the privity of contract. Where matters in relation to the artist agency management are not expressly stipulated in the contracts executed between the Creators and our Taiwan subsidiary, the provisions of mandate contract under the Civil Code shall rule.

Personal Data Protection Laws

As our Taiwan subsidiary is engaged in the business of selling merchandise, including physical and virtual goods, in our eCommerce store, in which it may collect, process, and use customers’ personal data, it is subject to the Personal Data Protection Act of Taiwan.

Grounds for Collecting Personal Data

Under Article 19 of the Personal Data Protection Act, the collection or processing of personal data by a private agency shall be for specific purposes and on one of the following bases:

1.	where it is expressly required by law;

2.	where there is a contractual or quasi-contractual relationship between the private agency and the data subject, and proper security measures have been adopted to ensure the security of the personal data;

3.	where the personal data has been disclosed to the public by the data subject or has been made public lawfully;

4.	where it is necessary for statistics gathering or academic research by an academic institution in pursuit of public interests, provided that such data, as processed by the data provider or as disclosed by the data collector, may not lead to the identification of a specific data subject;

5.	where consent has been given by the data subject;

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6.	where it is necessary for furthering public interest;

7.	where the personal data is obtained from publicly available sources unless the data subject has an overriding interest in prohibiting the processing or use of such personal data; or

8.	where the rights and interests of the data subject will not be infringed upon.

As the consumers provide their personal data for their consumption on our eCommerce store, our Taiwan subsidiary obtains the bases to collect their personal data by either establishing a contractual relationship with the consumers or obtaining consumers’ consent.

Personal Data Notice

Under Article 8 of the Personal Data Protection Act, a private agency shall give a clear notice to the data subject of the following information when colleting their personal data in accordance with Article 19 thereof:

1.	the name of the collecting agency;

2.	the purpose of the collection;

3.	the categories of the personal data to be collected;

4.	the time period, territory, recipients, and methods by which the personal data is used;

5.	the data subject’s rights under Article 3 and the methods for exercising such rights; and

6.	the data subject’s rights and interests will be affected if he/she elects not to provide his/her personal data.

Proper Security Measures

Under Article 27 of the Personal Data Protection Act, a private agency in possession of personal data files shall implement proper security measures to prevent personal data from being stolen, altered, damaged, destroyed, or disclosed. The central government authorities in charge of the industries concerned may designate and order certain non-government agencies to establish a security and maintenance plan for the protection of personal data files and rules on disposing personal data following a business termination, which may also apply to our Taiwan subsidiary. Article 12 of the Enforcement Rules of the Personal Data Protection Act provides that the proper security measures shall refer to the technical or organizational measures taken by a private agency for the purpose of preventing personal data from being stolen, altered, damaged, destroyed, or disclosed. These measures may include the following and shall be proportionate to the intended purposes of personal data protection:

1.	allocating management personnel and reasonable resources;

2.	defining the scope of personal data;

3.	establishing a mechanism of risk assessment and management of personal data;

4.	establishing a mechanism of preventing, giving notice of, and responding to a data breach;

5.	establishing an internal control procedure for the collection, processing, and use of personal data;

6.	managing data security and personnel;

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7.	promoting awareness, education, and training;

8.	managing facility security;

9.	establishing an audit mechanism of data security;

10.	keeping records, log files, and relevant evidence; and

11.	implementing integrated and persistent improvements on the security and maintenance of personal data.

If a private agency violates Article 27 of the Personal Data Protection Act, the central government authority in charge of the industry concerned or the special municipality, county (city) government concerned shall impose a fine of not less than NT$20,000 but not more than NT$2,000,000 on the private agency, and shall order the private agency to rectify the violation within a specified period of time; if the private agency fails to rectify the violation in time or is of a serious violation, a fine of not less than NT$150,000 but not more than NT$15,000,000 shall be imposed for each occurrence of the violation, pursuant to Article 33 thereof.

Laws and Regulations Governing Employment and Labor Relationship

As an employer in Taiwan, our Taiwan subsidiary is required to comply with various laws and regulations in relation to employment and labor relationship.

Mandatory Insurance

Labor Insurance

Under Article 6 of the Labor Insurance Act, employees employed by a company or firm with more than five employees above 15 full years and below 65 years of age shall all be enrolled under this Labor Insurance as insured persons through their employers or the organizations or institutes to which the employees belong, which are reckoned as the insured units.

Employers who employ four employees or fewer do not have an obligation to insure their employees under the Labor Insurance, but the employer can still opt to do so, pursuant to Article 8 thereof.

Employment Insurance

Under Article 5 of the Employment Insurance Act, an employed employee who is a Taiwan (R.O.C.) national or a foreign national, Mainland Chinese citizen, Hong Kong citizen, or Macao citizen married to a R.O.C. citizen and having acquired legal residency in R.O.C. with age over 15 and under 65 years is required to join this Employment Insurance as an insured person through his employer or the organization to which he or she belongs.

National Health Insurance

Under Articles 10 and 15 of the National Health Insurance Act, for employees of private enterprises or institutions, the enterprises or institutions for which they work for, shall be reckoned as insured units (group insurance applicants) and shall set up special departments or agents to administer relevant matters of this Insurance.

Labor Pension

Under Article 6 of the Labor Pension Act, employers shall on a monthly basis contribute labor pension funds to individual labor pension accounts at the Bureau of Labor Insurance for employees covered by this Act.

The amount of the labor pension contribution borne by the employer for the employees designated under the Labor Standards Act shall not be less than 6% of the employee’s monthly wage, pursuant to Article 14 of the Labor Pension Act. Under Article 2 of the Labor Standards Act, an employee denotes a person who is hired by an employer to work for wages.

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Termination of Labor Contract

Termination for Cause

Under Articles 11 and 13 of the Labor Standards Act, any employer shall not terminate a labor contract with an advance notice unless one of the following situations arises:

1.	The employers’ businesses are suspended or have been transferred.

2.	The employers’ businesses suffer operating losses or business contractions.

3.	Force majeure necessitates the suspension of business for more than one month.

4.	A change in of the nature of business necessitates the reduction of the workforce, and the terminated employees cannot be reassigned to other suitable positions.

5.	A particular employee is clearly not able to perform satisfactorily the duties required of the position held.

6.	The employer cannot continue operating the business due to an act of God, catastrophe, or other force majeure and prior approval has been obtained from the competent authorities under the circumstances that the particular employee is on maternity leave or receiving medical treatment due to occupational accidents.

Under Article 16 of the Labor Standards Act, advance notice shall be given when any employer terminates a labor contract pursuant to preceding provisions, and the notice period is prescribed as follows:

1.	Where an employee has worked continuously for more than three months, but less than one year, the notice shall be given ten days in advance.

2.	Where an employee has worked continuously for more than one year but less than three years, the notice shall be given twenty days in advance.

3.	Where an employee has worked continuously for more than three years, the notice shall be given thirty days in advance.

Article 17 of the Labor Standards Act provides that any employer who terminates a labor contract in accordance with Article 166 shall issue severance pay.

Disciplinary Discharge

Under Article 12 of the Labor Standards Act, if the employee commits the following illegal or improper acts, an employer may terminate the labor contract without advance notice, and no severance pay is required:

1.	Where an employee misrepresents any fact at the time of signing of a labor contract in a manner which might mislead his/ her employer who sustains damage therefrom.

2.	Where an employee commits a violent act against or grossly insults the employer, his /her family member or agent of the employer, or a fellow worker.

3.	Where an employee has been sentenced to temporary imprisonment in a final and conclusive judgment and is not granted a suspended sentence or permitted to commute the sentence to payment of a fine.

4.	Where an employee is in serious breach of the labor contract or in serious violation of work rules.

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5.	Where an employee deliberately damages or abuses any machinery, tool, raw materials, product, or other property of the employer or deliberately discloses any technical or confidential information of the employer, thereby causing damage to the employer.

6.	Where an employee is, without good cause, absent from work for three consecutive days or for a total of six days in any month.

Forced Discharge Due to Causes Attributable to the Employer

Under Article 14 of the Labor Standards Act, any employee may terminate a labor contract without giving advance notice to the employer in any of the following situations:

1.	Where an employer misrepresents any fact at the time of signing a labor contract in a manner which might mislead his/her employee who sustains damage therefrom.

2.	Where an employer, his/her family member, or his/ her agent commits violence or grossly insults the employee.

3.	Where the work specified in a labor contract is likely to be injurious to the employee’s health, and the employee has requested his/her employer to improve working conditions but all in vain.

4.	The employer, the agent of the employer, or co-worker suffers from a noted contagious disease that may infect employees working with the infected person and seriously endanger their health.

5.	Where an employer fails to pay for work in accordance with the labor contract or to give sufficient work to an employee who is paid on a piecework basis.

6.	Where an employer breaches a labor contract or violates any labor statute or administrative regulation in a manner likely to adversely affect the rights and interests of the particular employee.

Gender Equality

Under the Gender Equality in Employment Act, our Taiwan subsidiary may be subject to rules requiring us to eliminate sex discrimination and promote gender equality in Taiwan business operations from three perspectives:

1.	Our Taiwan subsidiary is prohibited from discriminating against employees on the basis of sex in the recruitment, hiring, evaluation, promotion, training, wage, benefits, retirement and severance, and other related systems;

2.	Our Taiwan subsidiary is obliged to prevent and correct sexual harassment and establish measures for preventing sexual harassment, complaint procedures, and disciplinary measures, when hiring over thirty employees; and

3.	Our Taiwan subsidiary is required to provide employees with menstrual leave, maternity leave, parental leave, time for feeding or breast milk collection, breastfeeding (breast milk collection) rooms or suitable childcare measures when having one hundred employees or more, and other measures for promoting equality in employment.

Singapore

During the years ended December 31, 2024 and 2023 through the present date, we have not conducted any business or revenue-generating activities in Singapore. Therefore, the relevant laws and regulations in Singapore that the Company is principally subject to are not many. The following sets out a summary of certain inexhaustive but salient aspects of the laws which may be generally relevant to us because of our indirectly wholly-owned Singapore subsidiary, VS Media SG, notwithstanding we did not and have not conducted any business in Singapore.

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Central Provident Fund Act

The Central Provident Fund Act (Chapter 36) of Singapore (the “CPF Act”) governs the monthly contributions made by every employer and employee into the Central Provident Fund (the “CPF”). The CPF Act is administered by the CPF Board, a statutory board operating under the Singapore Ministry of Manpower (the “MOM”).

CPF is a mandatory social security savings plan funded by contributions from employers and employees for working Singapore citizens and Singapore permanent residents primarily to fund their retirement, healthcare and housing needs. CPF contributions are due at the end of the month and employers have a grace period of 14 days to pay. Since January 1, 2016, employers’ contribution rates for private sector employees varies at an estimate range of between 7.5% and 17% of the employee’s wage depending on the employee’s age.

The CPF Act is only applicable to VS Media SG for so long as it has employees, which it has none. VS Media SG currently has one non-executive director pursuant to a consultancy and service agreement with VS Media SG. VS Media SG has one executive director appointed to its board by VS Media HK, pursuant to an employment agreement entered into between such director and VS Media HK.

Companies Act (Chapter 50) of Singapore (“Companies Act”)

In Singapore, companies are principally governed by the Companies Act. Statutory provisions governing companies under the Companies Act are supplemented by the common law.

As a general rule, any person may register a company upon payment of the prescribed fee and lodgement of the constitution of the proposed company together with such other documents and information as the Companies Act may require from time to time. Under section 22(1) of the Companies Act, the corporate constitution must, amongst other matters, prescribe the name of the company and whether the liability of the members of the company is limited or unlimited. A company’s constitution shall also contain the regulations of the company [section 35(1) of the Companies Act]. Model constitutions may be prescribed for private companies and companies limited by guarantee which may be adopted by such companies either in whole or in part (sections 36 and 37 of the Companies Act).

Once the constitution of the company is registered, a notice of incorporation will be issued stating that the company is, from the date specified in the notice, incorporated and the type of company it is, such as, for example, whether it is a company limited by shares or guarantee or an unlimited company and where applicable that it is a private company [section 19(4) of the Companies Act].

Section 19(5) of the Companies Act sets out the general effect of incorporation which is that the company is a body corporate with all such powers as flow from such an entity. The company may sue and be sued in its own name, it has perpetual succession in that it can survive indefinitely until it is closed, it may hold land, and its members shall have such liability to contribute to its assets in the event of its winding up as is provided under the Companies Act.

Section 175 of the Companies Act requires a Singapore company to hold an Annual General Meeting (“AGM”). Listed companies are to hold the AGM within 4 months after Financial Year End (“FYE”), while any other company must hold its AGM within 6 months after FYE. In certain situations, private companies may not need to hold an AGM if they meet the criteria specified in section 175A of the Companies Act.

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Section 197 of the Companies Act requires a listed company to file Annual Returns (“AR”) within 5 months after FYE, and for all other companies, within 7 months after FYE. For companies having a share capital and keeping a branch register outside Singapore, AR must be filed within 6 months after FYE in the case of a listed company or within 8 months after FYE in the case of a company that is not listed. A company director is responsible for managing the affairs of the company and establishing the company’s strategic direction. A company director is required under the Companies Act to ensure accurate and timely recordkeeping, prepare financial statements (if applicable) and comply with corporate filings and other disclosures. The director also has the legal duty to advance the interests of the company and to act honestly and in good faith in exercising the given powers.

Under Section 145 of the Companies Act, every company must have at least one director who is locally resident in Singapore. This would refer to a Singapore citizen, Singapore permanent resident, “EntrePass” or employment pass (EP) holder, who is of full legal capacity and is not disqualified from acting as a director of a company.

A company under Singapore law is required to maintain its capital in the sense that it cannot return capital to its members. This general rule is intended to protect creditors. Creditors of a company are said to give credit to the company on faith that the capital of the company will be applied only for the purposes of the business and therefore have a right to insist that such capital be kept and not returned to the shareholders.

The following general principles apply:

i.	A company may not purchase its own shares or those of its parent company [section 76(1A) (a) of the Companies Act];

ii.	A company may not lend money on the security of its own shares or those of its parent company [section 76(1A)(b) of the Companies Act];

iii.	A public company cannot give financial assistance to a third party to purchase the company’s shares or those of its parent company [section 76(1) of the Companies Act];

iv.	A company cannot pay dividends except out of available profits [section 403 of the Companies Act];

v.	A company cannot reduce its capital or otherwise return assets to its members, except to the extent the Companies Act permits this [section 78A of the Companies Act].

This does not mean that members of a company cannot obtain any return on their investment. Indeed, if a company makes profits in a particular year, the company may pay dividends to its shareholders out of the profits made. The rules relating to capital maintenance also do not mean that members of the company must contribute to the company when trading losses have occurred which have depleted the company´s capital. A member´s liability to the company is limited only to the amount he has agreed to contribute to the company when the shares are issued to him. The rules relating to capital maintenance simply mean that, absent profits, a company must not take any steps that in effect return capital to its shareholders.

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MANAGEMENT

Set forth below is information concerning our directors and executive officers as of the date of this prospectus:

Directors and Executive Offices:	Age	Position / Title
Nga Fan WONG	51	Chief Executive Officer and Chairperson
Yuet Wang MOK	36	Chief Finance Officer
Ho Ling Honnus CHEUNG	54	Director
Liqian LIAO	38	Director
Rose Ellen STEINBERG	52	Director

Brief biographies of our executive officers and directors are provided below.

Executive Officers

Chief Executive Officer

Nga Fan WONG graduated from the University of Toronto (Canada) with a Bachelor of Commerce degree in International Marketing and Economics. Ms. Wong is our Chairperson and Founder and has served as our Chief Executive Officer since 2013. Prior to founding our Company, she founded another company, Vissible Limited. Vissible Limited launched an award-winning mobile application called Viss, a social media and commerce platform focused on fashion and lifestyle that was acquired by HMV Hong Kong in 2012. She has led major media companies into top digital positions in Asia, initially as Senior Director of Global Sales at Yahoo! where she oversaw international clients’ multi-million-dollar accounts and was responsible for sales development in the Asia Pacific region from 1999 to 2007. She then joined Television Broadcasts Limited as Chief Operating Officer of TVB.com, followed by serving as Chief Executive Officer of Next Mobile Limited. From being Yahoo! Hong Kong’s first local member to heading its Asia Pacific global sales team, building TVB.com and myTV’s OTT platform from scratch, and repacking Apple Daily News with mobile interactive games and features, she has swept the media industry across print, TV, digital, mobile, and now social media.

Chief Financial Officer

Yuet Wang MOK graduated from the Hong Kong Shue Yan University with a Bachelor of Commerce degree in Accounting. Mr. Mok is a member of the Hong Kong Institute of Certified Public Accountants (HKICPA) and the Institute of Chartered Accountants in England and Wales (ICAEW). He joined and was appointed as Financial Controller for VS Media HK in September 2021 and was promoted to Chief Financial Officer in August 2022. He has over 10 years of experience in the financial industry. Mr. Mok served as Finance Manager for Jackwill Company Limited from 2019 to 2021 and was an Accountant for Medialink Entertainment Limited (HKEX: 2230) from 2016 to 2019. Prior to that, he served as Assistant Accountant for the Benetton Asia Pacific Limited from 2014 to 2016 and Associate for McCabe International Limited from 2012 to 2014. We have adopted many complex accounting policies as our company has grown in different countries, and Mr. Mok’s extensive experience and knowledge in financials and management as well as his familiarity with accounting standards has helped the Company to effectively control risks, manage costs, and ultimately increase profitability.

Independent Directors

Ho Ling Honnus CHEUNG graduated from the University of Queensland (Australia) with a Bachelor of Commerce degree and from Northwestern University (United States) with an Executive Master of Business Administration degree. She has served as our director since August 19, 2022. Ms. Cheung is a fellow member of the Hong Kong Institute of Certified Public Accountants (HKICPA) and Certified Practising Accountants of Australia (FCPA). She is also a fellow member of the Hong Kong Institute of Directors (FHKIoD). Ms. Cheung has served as Co-Founder and Chief Strategy Officer of Mojodomo Group since 2020. She has been the Independent Non-Executive Director (“INED”) of Mobvista (HKEX:1860) and Stelux (HKEX: 84) since 2022. Moreover, she was the INED and Audit Committee Chairman for iClick (NASDAQ: ICLK) from 2017 to 2021. Prior to that, she was the CFO, Asia Pacific and General Manager, China for Travelzoo (NASDAQ: TZOO) from 2007 to 2019 and Regional Finance Director for Yahoo! Asia from 1999 to 2007. Prior to working for Yahoo!, Ms. Cheung held various professional positions at American Standard and PricewaterhouseCoopers. She has over 20 years’ experience in financial and management functions in listed companies and is appointed as Chairman of our Audit Committee. Ms. Cheung currently resides in Hong Kong.

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Rose Ellen STEINBERG graduated from the University of San Diego (United States) with a Bachelor of Communication Studies degree. She has served as our director since December 2, 2022. Ms. Steinberg is the Founder of People Obsessed, a Talent and Recruiting Agency since 2011. With over 25 years in the digital and marketing industries, she has served as Vice President of Client Success for Vox Media from 2017 to 2019; Vice President of Global Client Services and Customer Success for Innovid from 2016 to 2017; Senior Director of Strategic Account Management & Operations for Verizon Media (NASDAQ:VZ) from 2015 to 2015; Director of Strategic Account Services for Microsoft Advertising (NASDAQ: MSFT) from 2012 to 2105; and Senior Director of Global Business Transformation for Yahoo! from 2003 to 2010 as well as holding professional positions with various technology and media start-ups. She is also an active Executive in Residence with Progress Partners, a US-based M&A investment bank that works with emerging technology companies. Ms. Steinberg currently resides in the United States.

Liqian, LIAO, graduated from Stanford University (United States) with Bachelor’s and Master’s degrees in Mechanical Engineering. He has served as our director since August 19, 2022. Mr. Liao was appointed as a director of VSM Holdings Limited in March 2019 and is currently an Executive Director of Strategic Development for CMC Inc. He joined CMC Inc. as a founding member in 2015 after spending two years at CMC Capital as an early member of its investment team. Prior to working for CMC Capital, he was an Associate for Silver Lake from 2011 to 2013, where he was part of the founding team at its Mainland office in Shanghai, China. Prior to Silver Lake, Mr. Liao worked in Barclays Capital Technology Investment Banking Division and Mergers & Acquisitions team from 2009 to 2011, based in Menlo Park, California. Mr. Liao currently resides in China.

Election of Officers

Our executive officers are appointed by, and serve at the discretion of, our board of directors.

Family Relationships

None of the directors or executive officers has a family relationship as defined in Item 401 of Regulation S-K.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years, been involved in any legal proceedings described in subparagraph (f) of Item 401 of Regulation S-K. Our directors and officers have not been involved in any transactions with us or any of our affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Board of Directors

Our board of directors consists of four (4) directors.

A director may vote in respect of any contract or transaction in which he is interested, provided, however that the nature of the interest of any director in any such contract or transaction shall be disclosed by him at or prior to its consideration and any vote on that matter. A disclosure to the directors or otherwise contained in the minutes of a meeting or a written resolution of the directors or any committee thereof of the nature of a director’s interest shall be sufficient disclosure and after such general notice, it shall not be necessary to give special notice relating to any particular transaction. A director may be counted for a quorum upon a motion in respect of any contract or arrangement which he shall make with our company, or in which he is so interested and may vote on such motion.

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Board Committees

We established three committees under the board of directors: an audit committee, a compensation committee and a nominating and corporate governance committee. We have adopted a charter for each of the three committees. A copy of each of our committee charters is posted on our corporate investor relations website at https://www.vs-media.com/ prior to our listing on the Nasdaq.

Committee members’ names and functions are provided below.

Audit Committee. The audit committee comprises of Mr. Liqian, LIAO, Ms. Rose Ellen STEINBERG and Ms. Ho Ling, Honnus CHEUNG with Ms. Cheung serving as chair. Our board of directors has determined that Ms. Cheung qualifies as an audit committee financial expert and has the required accounting or financial management expertise as defined under Item 407(d)(5) of Regulation S-K. We have also determined that Mr. Liao, Mr. Qiu and Ms. Cheung satisfy the “independence” requirements for purposes of serving on an audit committee under Rule 5605 of the Corporate Governance Rules of Nasdaq Stock Market and meet the independence standards under Rule 10A-3 under the Exchange Act. Our board of directors has also adopted a written charter for the audit committee which the audit committee reviews and reassesses for adequacy on an annual basis. A copy of the audit committee’s current charter is available at our corporate website.

Compensation Committee. The Compensation Committee comprises of Ms. Ho Ling Honnus CHEUNG, Ms. Rose Ellen STEINBERG and Mr. Liqian, LIAO with Ms. Steinberg serving as chair. We have also determined that Ms. Cheung, Ms. Steinberg and Mr. Qiu satisfy the “independence” requirements of Rule 5605 of the Corporate Governance Rules of Nasdaq Stock Market. The compensation committee oversees the compensation of our Chief Executive Officer and our other executive officers and reviews our overall compensation policies for employees generally. If authorized by the board of directors, the committee may also serve as the granting and administrative committee under any option or other equity-based compensation plans which we may adopt. The compensation committee does not delegate its authority to fix compensation; however, as to officers who report to the Chief Executive Officer, the compensation committee consults with the Chief Executive Officer, who may make recommendations to the compensation committee. Any recommendations by the Chief Executive Officer are accompanied by an analysis of the basis for the recommendations. The committee will also discuss compensation policies for employees who are not officers with the chief executive officer and other responsible officers. A copy of the compensation committee’s current charter is available at our corporate website.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will be comprises of Ms. Rose Ellen STEINBERG, Ms. Ho Ling Honnus CHEUNG, and Mr. Liqian LIAO with Mr. Liao serving as chair. We have also determined that Ms. Steinberg, Ms. Cheung and Mr. Liao satisfy the “independence” requirements of Rule 5605 of the Corporate Governance Rules of Nasdaq Stock Market. The nominating and corporate governance committee is involved in evaluating the desirability of and recommending to the board any changes in the size and composition of the board, evaluation of and successor planning for the chief executive officer and other executive officers. The qualifications of any candidate for director will be subject to the same extensive general and specific criteria applicable to director candidates generally. A copy of the nominating committee’s current charter is available at our corporate website.

Code of Business Conduct and Ethics, Insider Trading Policy and Executive Compensation Recovery Policy

We adopted (i) a code of business conduct and ethics; (ii) Insider Trading Policy that applies to our Directors, officers, and employees, including our chief executive officer, chief financial officer, principal accounting officer or controller or persons performing similar functions; and (iii) Executive Compensation Recovery Policy that applies to our officers, and employees, including our chief executive officer, chief financial officer, principal accounting officer or controller or persons performing similar functions, (collectively the “Policies”). We intend to disclose any amendments to the Policies, and any waivers of the Policies for our Directors, executive officers and senior finance executives, on our website to the extent required by applicable U.S. federal securities laws and the corporate governance rules of Nasdaq.

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Duties of Directors

Under British Virgin Islands law, the directors owe fiduciary duties at both common law and under statute, including a statutory duty to act honestly, in good faith and with a view to our best interests. When exercising powers or performing duties as a director, the director is required to exercise the care, diligence, and skill that a reasonable director would exercise under the circumstances taking into account, without limitation, the nature of the company, the nature of the decision, and the position of the director and the nature of the responsibilities undertaken by him. In exercising the powers of a director, the directors must exercise their powers for a proper purpose and shall not act or agree to the company acting in a manner that contravenes our Amended Memorandum and Articles or the BVI Act.

In addition to the above, directors also owe a duty of care which is not fiduciary in nature. This duty has been defined as a requirement to act as a reasonably diligent person having both the general knowledge, skill, and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and the general knowledge, skill, and experience which that director has.

As set out above, directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing or to otherwise benefit as a result of their position.

Qualification

There are no membership qualifications for directors. Further, there are no share ownership qualifications for directors. There are no other arrangements or understandings pursuant to which our directors are selected or nominated.

Terms of Directors and Officers

Our directors may be elected by a resolution of our board of directors or by a resolution of our shareholders. Each of our directors will hold office until the expiration of his or her term fixed by the resolution of shareholders or the resolution of directors appointing him or her, if any, or until his earlier death, resignation, or removal. A director will be removed from office (a) with or without cause, by resolution of our shareholders passed at a meeting of our shareholders called for the purposes of removing the director or for purposes including the removal of the director or by a written resolution passed by at least 75% of our shareholders entitled to vote; or (b) with cause, by resolution of our board of directors passed at a meeting of our board of directors called for the purpose of removing the director or for purposes including the removal of the director.

Interested Transactions

A director may vote, attend a board meeting or sign a document on our behalf with respect to any transaction in which he or she is interested. A director shall forthwith disclose the interest to all other directors after becoming aware of the fact that he or she is interested in a transaction we have entered into or are to enter into. A disclosure to all other directors to the effect that a director is a member, director, or officer of another named entity or has a fiduciary relationship with respect to the entity or a named individual and is to be regarded as interested in any transaction which may, after the date of the entry into the transaction or disclosure of the interest, be entered into with that entity or individual, is a sufficient disclosure in relation to that transaction.

Remuneration and Borrowing

The directors may, by resolution of directors, fix the emoluments of directors with respect to services to be rendered in any capacity to the Company. The compensation committee will assist the directors in reviewing and approving the compensation structure for the directors. Our board of directors may exercise all the powers of the Company to incur indebtedness, liabilities or obligations and to secure indebtedness, liabilities or obligations whether of the Company or of any third party.

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Employment Agreements with Named Executive Officers and Directors

We have entered into employment agreements with each of the named executive officers. Under these agreements, each of the named executive officers is employed and is entitled to receive annual salary plus other remuneration, pension insurance, medical insurance, maternity insurance work-related injury insurance, and other benefits pursuant to HK SAR law. We and the named executive officers may terminate the employment upon mutual agreement. The named executive officers may terminate the employment by giving three months advance written notice. We may terminate the employment for cause, at any time, without notice or remuneration, for certain acts of the executive officer, such as serious violation of the Company’s rules and regulations, gross neglect of duty and misconduct resulting in large economic losses to the Company, damaging the Company’s image through defamation or disseminating rumors about the Company or its employees outside the Company. We may also terminate the employment for cause, with three months advance written notice. The employment agreements will be terminated upon (1) mutual agreement, (2) the death of the named executive officers, (3) the bankruptcy of the Company pursuant to law, and (4) revocation of the Company’s business license, shutdown of the business pursuant to the order issued by the relevant authority, or earlier dissolution of the Company.

Each named executive officer has agreed not to be involved in a second occupation during the period of employment. Without our prior written consent or related mutual agreement, he/she shall not, directly or indirectly, hold any position in any other enterprises providing same or similar products or services.

Each named executive officer has agreed to be bound by non-competition restrictions during the term of his or her employment and for three months following termination of the employment. The executive officers are not allowed to contact our customers for business after termination of the employment and we have the right to bring legal action against them in the event of any losses so caused by their breach of said restrictions.

In addition, each named executive officer has agreed that the title to the intellectual property, including but not limited to patents and copyrights, created by him/her during the course of his or her employment, is vested in the Company. In exchange, the Company will compensate him/her based on the economic returns so derived.

We have entered into confidentiality agreements with each of the named executive officers. Each named executive officer has agreed (1) not to inquire about trade secrets which are unrelated to the performance of his or her work; (2) not to disclose the trade secrets of the Company to any third party; (3) not to allow any third party to use or acquire the trade secrets of the Company, except as required in the performance of his or her duties in connection with the employment or pursuant to the instruction of the Company; (4) not to use the trade secrets of the Company for self-benefit; (5) to hold the trade secrets in strict confidence and report to the Company if the trade secrets are disclosed; and (6) to keep other confidential obligations.

Each executive officer has agreed to hold, both during and after the termination or expiry of his or her employment agreement, in strict confidence, except as required in the performance of his or her duties in connection with the employment or pursuant to applicable law or the Company’s instruction, any of our trade secrets, the trade secrets of our business partners and customers received by us and for which we have confidential obligations.

We have entered into director agreements with each of our independent director appointees. Their appointments will be effective on the date of close of our Offering and the listing of our Ordinary Shares on the Nasdaq Capital Market. These agreements set forth the services to be provided and compensation to be received by our independent directors, as well as the independent directors’ obligations in terms of confidentiality, non-competition and non-solicitation. Pursuant to these agreements, the directorship of our independent director appointees will last until the earlier of (i) the date on which the director ceases to be a member of our board of directors for any reason or (ii) the next annual meeting of shareholders if the director is not re-elected.

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EXECUTIVE COMPENSATION

Our compensation committee approves our salaries and benefit policies. They determine the compensation to be paid to our executive officers based on our financial and operating performance and prospects, and contributions made by the officers to our success. Each of the named officers will be measured by a series of performance criteria by the board of directors or the compensation committee on a yearly basis. Such criteria will be set forth based on certain objective parameters such as job characteristics, required professionalism, management skills, interpersonal skills, related experience, personal performance and overall corporate performance.

Our board of directors has not adopted or established a formal policy or procedure for determining the amount of compensation paid to our executive officers. The board of directors will make an independent evaluation of appropriate compensation to key employees, with input from management. The board of directors has oversight of executive compensation plans, policies and programs.

Summary Compensation Table

The following table sets forth certain information with respect to compensation for the years ended December 31, 2024 and 2023 earned by or paid to our chief executive officer and chief financial officer (the “named executive officers”).

Name and Principal Position	Year	Fee earned or paid in Cash ($)	Base Compensation and bonus($)	Share Awards ($)	Option Awards($)	Non-equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred ($)	All Other Compensation ($)	Total ($)
Nga Fan WONG	2024	246,110	-	14,680	-	-	-	-	260,790
Chief Executive Officer	2023	245,336	-	-	-	-	-	-	245,336

Yuet Wang MOK *	2024	77,935	-	7,340	-	-	-	-	85,275
Chief Financial Officer	2023	67,467	-	-	-	-	-	-	67,467

(1)	Ms. Nga Fan WONG received 40,000 shares of Class A Ordinary Share during 2024.
(2)	Mr. Yuet Wang MOK received 20,000 shares of Class A Ordinary Share during 2024.

The following table sets forth certain information with respect to compensation for the years ended December 31, 2024 and 2023 earned by or paid to our directors.

Name and Principal Position	Year	Fee earned or paid in Cash ($)	Base Compensation and bonus($)	Share Awards ($)	Option Awards($)	Non-equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred ($)	All Other Compensation ($)	Total ($)
Nga Fan WONG	2024	246,110	-	14,680	-	-	-	-	260,790
Director	2023	245,336	-	-	-	-	-	-	245,336

Ho Ling Honnus CHEUNG	2024	20,000	-	5,505	-	-	-	-	25,505
Director	2023	5,000	-	-	-	-	-	-	5,000

Liqian LIAO	2024	20,000	-	-	-	-	-	-	20,000
Director	2023	5,000	-	-	-	-	-	-	5,000

Rose Ellen STEINBERG	2024	20,000	-	5,505	-	-	-	-	25,505
Director	2023	5,000	-	-	-	-	-	-	5,000

(3)	Ms. Ho Ling Honnus CHEUNG received 15,000 shares of Class A Ordinary Share during 2024.
(4)	Ms. Rose Ellen STEINBERG received 15,000 shares of Class A Ordinary Share during 2024.

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RELATED PARTY TRANSACTIONS

In addition to the executive officer and director compensation arrangements discussed in “Executive Compensation,” below we describe transactions since incorporation, to which we have been a participant, in which the amount involved in the transaction is material to our Company and in which any of the following is a party: (a) enterprises that directly or indirectly through one or more intermediaries, control or are controlled by, or are under common control with, our Company; (b) associates; (c) individuals owning, directly or indirectly, an interest in the voting power of our Company that gives them significant influence over our Company, and close members of any such individual’s family; (d) key management personnel: that is, those persons having authority and responsibility for planning, directing and controlling the activities of our Company, including directors and senior management of companies and close members of such individuals’ families; and (e) enterprises in which a substantial interest in the voting power is owned, directly or indirectly, by any person described in (c) or (d) or over which such a person is able to exercise significant influence.

	For the years ended December 31,
	2024	2023	2022

Rental expenses paid to
Ours Media Hong Kong Limited (“Ours Media HK”).
- For office purpose	$97,675	$87,401	$87,353

Loan interest expenses paid to
Discovery Networks Asia-Pacific Pte. Ltd. (“DNAP”)	71,899	71,111	71,636
Amazing Grace Limited (“Amazing Grace”)	-	-	60,351

Revenue received from
Ours Media HK	30,565	36,110	-
Ms. Wong Nga Fan	-	-	1,052
Mr. Yu Chi Kit	-	-	101
Ms. Yeung Sau Ling	-	-	372

Cost of revenue to
Ours Media HK	769	-	-

Amounts due from (to)
Ours Media Limited	31,624	-	-
Ours Media HK	(184,948)	1,799	(7,254)
Ms. Wong Nga Fan	(68,026)	(75,604)	(504,484)
Ms. Cheung Ho Ling Honnus	(25,111)	(4,995)	-
Mr. Liao Liqian	(25,111)	(4,995)	-
Ms. Rose Ellen Steinberg	(25,111)	(4,995)	-
Mr. Yu Chi Kit	-	-	(140)
Ms. Yeung Sau Ling	-	-	(213)
Amazing Grace Limited	-	-	-
Discovery Networks Asia-Pacific Pte. Ltd. (“DNAP”)	(1,162,920)	(1,295,287)	(1,231,327)

Accounts payable, related party
Ours Media HK	30,648	-	-

Ms. Wong is our current Chief Executive Officer and common director of Ours Media HK and Ours Media Limited.

As of December 31, 2024 and December 31, 2023, the amounts due to Ms. Wong, our Chief Executive Officer, are $68,026 and $75,604, respectively, and are unsecured, interest free and have no fixed terms of repayment.

As of December 31, 2024 and December 31, 2023, the amounts due to Ms. Cheung, Mr. Liao, and Ms. Steinberg, our Independent Directors, are in aggregate of $75,333 and $14,985, respectively, and are unsecured, interest free and have no fixed terms of repayment.

As of December 31, 2024 and 2023, the loans from DNAP, which is controlled by one of our shareholders amounting to $1,162,920 and $1,295,287, respectively, are interest-bearing at 8% per annum and repayable by 12 equal consecutive monthly instalments, commencing on January 31, 2023.

As of December 31, 2024 and 2023, the amounts due from Ours Media Limited are $31,624 and nil, respectively, which are unsecured, interest free and have no fixed terms of repayment.

As of December 31, 2024 and 2023, the amounts due (to) from Ours Media HK are $(184,948) and $1,799, respectively, which are unsecured, interest free and have no fixed terms of repayment.

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PRINCIPAL SHAREHOLDERS

The following table sets forth information with respect to beneficial ownership of our ordinary shares as of the date of the prospectus by:

●	Each person who is known by us to beneficially own more than 5% of our issued and outstanding ordinary shares;
●	Each of our directors, director nominees and named executive officers; and
●	All directors and named executive officers as a group.

We are authorized to issue an unlimited number of Class A Ordinary Shares with no par value and Class B Ordinary Shares with no par value. The number and percentage of Ordinary Shares beneficially owned before the Offering are based on 9,207,676 Class A Ordinary Shares and 285,715 Class B Ordinary Shares issued and outstanding as of the date of this prospectus.

Information with respect to beneficial ownership has been furnished by each director, officer, or beneficial owner of more than 5% of our ordinary shares. Beneficial ownership is determined in accordance with the rules of the SEC and generally requires that such person have voting or investment power with respect to securities. In computing the number of ordinary shares beneficially owned by a person listed below and the percentage ownership of such person, ordinary shares underlying options, warrants or convertible securities held by each such person that are exercisable or convertible within 60 days of the date of this prospectus are deemed issued and outstanding but are not deemed outstanding for computing the percentage ownership of any other person. Except as otherwise indicated in the footnotes to this table, or as required by applicable community property laws, all persons listed have sole voting and investment power for all ordinary shares shown as beneficially owned by them. Unless otherwise indicated in the footnotes, the address for each principal shareholder is in the care of our Company at 6/F, KOHO, 75 Hung To Road, Kwun Tong, Kowloon, Hong Kong.

We are not aware of any arrangement that may, at a subsequent date, result in a change of control of our Company.

	Ordinary shares beneficially owned Prior to this Offering
	Class A Number	Percent of Class		Class B Number	Percent of Class	Percent of Total Voting Power

Directors and Executive Officers:
Nga Fan WONG(1)	720,655	7.83%		285,715	100%	40.86%
Ho Ling, Honnus CHEUNG	15,000	*	%	-	-	*	%
Liqian LIAO	-	-		-	-	-
Rose Ellen STEINBERG	15,000	*	%	-	-	*	%
Yuet Wang MOK	20,000	*	%	-	-	*	%
Directors and Executive Officers as a group	770,655	8.37%		285,715	100%	41.21%

Principal Shareholders:
Amazing Grace Limited(1)	720,655	7.83%		285,715	100%	40.86%

	Ordinary shares beneficially owned after this Offering (Minimum Offering)
	Class A Number	Percent of Class		Class B Number	Percent of Class	Percent of Total Voting Power

Directors and Executive Officers:
Nga Fan WONG(1)	720,655	2.32%		285,715	100%	16.20%
Ho Ling, Honnus CHEUNG	15,000	*	%	-	-	*	%
Liqian LIAO	-	-		-	-	-
Rose Ellen STEINBERG	15,000	*	%	-	-	*	%
Yuet Wang MOK	20,000	*	%	-	-	*	%
Directors and Executive Officers as a group	770,655	2.48%		285,715	100%	16.34%

Principal Shareholders:
Amazing Grace Limited(1)	720,655	2.32%		285,715	100%	16.20%

	Ordinary shares beneficially owned after this Offering (Maximum Offering)
	Class A Number	Percent of Class		Class B Number	Percent of Class	Percent of Total Voting Power

Directors and Executive Officers:
Nga Fan WONG(1)	720,655	*	%	285,715	100%	7.34%
Ho Ling, Honnus CHEUNG	15,000	*	%	-	-	*	%
Liqian LIAO	-	-		-	-	-
Rose Ellen STEINBERG	15,000	*	%	-	-	*	%
Yuet Wang MOK	20,000	*	%	-	-	*	%
Directors and Executive Officers as a group	770,655	*	%	285,715	100%	7.41%

Principal Shareholders:
Amazing Grace Limited(1)	720,655	*	%	285,715	100%	7.34%

Percentage of beneficial ownership of each listed person is based on 9,493,391 Ordinary Shares of Class A and Class B outstanding as of February 26, 2025.

*	Less than 1%.

(1) Ms. Nga Fan WONG, our CEO and Chairlady of the board, owns 100% equity interest in Amazing Grace Limited, a British Virgin Islands business company.

As of the date of this prospectus, approximately 19.33% of our issued and outstanding Ordinary Shares are held in the United States by one record holder (Cede and Company, as nominee for beneficial shareholders)

We are not aware of any arrangement that may, at a subsequent date, result in a change of control of our Company.

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DESCRIPTION OF ORDINARY SHARES

General

VS MEDIA Holdings Limited is a holding company incorporated under the laws of the BVI on August 30, 2022. Our affairs are governed by the provisions of our memorandum and articles of association, as amended and/or restated from time to time and the BVI Act, and the applicable laws of the BVI (including applicable common law).

As of the date of this prospectus, the Company is authorized to issue an unlimited number of Class A Ordinary Shares of no par value and Class B Ordinary Shares of no par value, and 9,207,676 Class A Ordinary Shares and 285,715 Class B Ordinary Shares are issued and outstanding.

Upon completion of this offering, we will have 31,041,737 Class A Ordinary Shares and 285,715 Class B Ordinary Shares are issued and outstanding (assuming the Minimum Offering) or 74,709,860 Class A Ordinary Shares and 285,715 Class B Ordinary Shares are issued and outstanding (assuming the Maximum Offering). All of our Shares issued and outstanding prior to the completion of the offering are fully paid, and all of our Shares to be issued in the offering will be issued as fully paid.

Shares may only be issued as registered shares and the Company is not authorized to issue bearer shares. Registered shares may not be exchanged for bearer shares or converted to bearer shares.

The following description of our authorized shares and our constitutional rules under our Amended Memorandum and Articles is qualified in its entirety by reference to our Amended Memorandum and Articles, which have been filed as an exhibit to the registration statement of which this prospectus is a part.

Memorandum and Articles of Association

The following discussion describes our Amended Memorandum and Articles that (subject to any limitations, restrictions or modifications in our Amended Memorandum and Articles; and subject to any rights or restrictions attaching to any shares) will be in effect upon the completion of this Offering:

Objects and Purposes, Register, and Shareholders. Subject to the BVI Act and BVI law, our objects and purposes are unlimited. Our register of members is being maintained by our transfer agent, Transhare Corporation. Under the BVI Act, a BVI company may treat the registered holder of a share as the only person entitled to (a) exercise any voting rights attaching to the share, (b) receive notices, (c) receive a distribution in respect of the share and (d) exercise other rights and powers attaching to the share. Consequently, as a matter of BVI Law, where a shareholder’s shares are registered in the name of a nominee such as Cede & Co, the nominee is entitled to receive notices, receive distributions and exercise rights in respect of any such shares registered in its name. The beneficial owners of the shares registered in a nominee’s name will therefore be reliant on their contractual arrangements with the nominee in order to receive notices and dividends and ensure the nominee exercises voting and other rights in respect of the shares in accordance with their directions.

Directors’ Powers. Under the BVI Act, subject to any modifications or limitations in a company’s memorandum and articles of association, a company’s business and affairs are managed by, or under the direction or supervision of, its directors; and directors generally have all powers necessary to manage a company. A director must disclose any interest he has in any proposal, arrangement or contract not entered into in the ordinary course of business and on usual terms and conditions. An interested director may (subject to the Amended Memorandum and Articles) vote on a transaction in which he has an interest. In accordance with, and subject to, our Amended Memorandum and Articles, the directors may by resolution of directors exercise all the powers of the Company to incur indebtedness, liabilities or obligations and to secure indebtedness, liabilities or obligations whether of the Company or of any third party. Our Amended Memorandum and Articles permit the directors, by way of resolution of directors, to fix the emoluments of directors with respect to services to be rendered in any capacity to the Company. All decisions about the compensation of directors will be recommended by the compensation committee and approved by way of resolution of directors of the Company.

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Ordinary Shares. Our Ordinary Shares are divided into Class A Ordinary Shares and Class B Ordinary Shares. Except for conversion rights and voting rights, the Class A Ordinary Shares and Class B Ordinary Shares shall carry equal rights and rank pari passu with one another, including but not limited to the rights to dividends and other distributions. Our Ordinary Shares are issued in registered form and are issued when registered in our register of members. Our shareholders who are non-residents of the BVI may freely hold and vote their shares.

Rights, Preferences and Restrictions of Ordinary Shares. Our directors may (subject to our Amended Memorandum and Articles and BVI law) authorize dividends at such time and in such amount as they determine. In the event of a liquidation or dissolution of the Company, each Ordinary Share (subject to our Amended Memorandum and Articles) is entitled to an equal share in all surplus assets remaining available for distribution to them after payment and discharge of all claims, debts, liabilities and obligations of the Company and after provision is made for each class of shares (if any) having preference over the Ordinary Shares. Holders of our Ordinary Shares have no pre-emptive rights. Subject to the provisions of the BVI Act, we may, (subject to our Amended Memorandum and Articles) with the consent of the shareholder whose shares are to be purchased, repurchase our Ordinary Shares in certain circumstances provided that the Company will, immediately after the repurchase, satisfy the solvency test. The Company will satisfy the solvency test, if (i) the value of the Company’s assets exceeds its liabilities; and (ii) the Company is able to pay its debts as they fall due.

In accordance with the BVI Act:

(i)	the Company may purchase, redeem or otherwise acquire its own shares in accordance with either (a) Sections 60, 61 and 62 of the BVI Act (save to the extent that those Sections are negated, modified or inconsistent with provisions for the purchase, redemption or acquisition of its own shares specified in the Company’s Amended Memorandum and Articles); or (b) such other provisions for the purchase, redemption or acquisition of its own shares as may be specified in the Company’s Amended Memorandum and Articles. The Company’s Amended Memorandum and Articles provide that such Sections 60, 61 and 62 do not apply to the Company; and

(ii)	where a company may purchase, redeem or otherwise acquire its own shares otherwise than in accordance with Sections 60, 61 and 62 of the BVI Act, it may not purchase, redeem or otherwise acquire the shares without the consent of the member whose shares are to be purchased, redeemed or otherwise acquired, unless the Company is permitted by the Amended Memorandum and Articles to purchase, redeem or otherwise acquire the shares without that consent; and

(iii)	unless the shares are held as treasury shares in accordance with Section 64 of the BVI Act, any shares acquired by the Company are deemed to be cancelled immediately on purchase, redemption or other acquisition.

Voting Rights. Subject to any rights or restrictions as to voting attached to any shares, each holder of Class A Ordinary Shares who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) has one vote for each Class A Ordinary Share which such shareholder holds and each holder of Class B ordinary shares who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) has 18 votes for each Class B Ordinary Share which such shareholder holds. Our Class A Ordinary Shares and Class B Ordinary Shares vote together as a single class on all matters submitted to a vote of our shareholders, except as may otherwise be required by law.

Conversion of Class B Ordinary Shares. Class B Ordinary Shares may be converted at the request of the holder thereof into an equal number of Class A Ordinary Shares at any time. Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances. Upon any sale, transfer, assignment or disposition of any Class B Ordinary share by a shareholder to any person who is not Ms. Wong Nga Fan (the “Founder”) or any entity that is ultimately controlled by the Founder (the “Founder Affiliate”), or upon a change of ultimate beneficial ownership of any Class B Ordinary Share to any person who is not a Founder or Founder Affiliate, each of such Class B Ordinary Shares will be automatically and immediately converted into one Class A Ordinary Share.

Variation of the Rights of Shareholders. Pursuant to our Amended Memorandum and Articles, the rights conferred upon the holders of the shares of any class of the Company may (subject to our Amended Memorandum and Articles) only be varied, whether or not the Company being wound up (dissolved), with the consent in writing of or by resolution passed at a meeting by the holders of more than 50% of the issued shares of that class.

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Shareholder Meetings. In accordance with, and subject to, our Amended Memorandum and Articles, (a) any director of the Company may convene meetings of the shareholders at such times as the director considers necessary or desirable (and the director convening a meeting of shareholders may fix as the record date for determining those shareholders that are entitled to vote at the meeting the date notice is given of the meeting, or such other date as may be specified in the notice, being a date not earlier than the date of the notice); and (b) upon the written request of shareholders entitled to exercise 30% or more of the voting rights in respect of the matter for which the meeting is requested, the directors shall convene a meeting of shareholders. Under BVI Law, the memorandum and articles of association may be amended to decrease but not increase the required percentage to call a meeting above 30%. In accordance with, and subject to, our Amended Memorandum and Articles, (a) the director convening a meeting shall give not less than 7 days’ notice of a meeting of shareholders to those shareholders whose names on the date the notice is given appear as shareholders in the register of members of the Company and are entitled to vote at the meeting; and the other directors; (b) a meeting of shareholders held in contravention of the requirement to give notice is valid if shareholders holding at least 90% of the total voting rights on all the matters to be considered at the meeting have waived notice of the meeting and, for this purpose, the presence of a shareholder at the meeting shall constitute waiver in relation to all of the shares that that shareholder holds; (c) a meeting of shareholders is duly constituted if, at the commencement of the meeting, there are present in person or by proxy not less than 50% of the votes of the shares or, where there exists more than one class of shares, not less than 50% of each class or series of shares entitled to vote on resolutions of shareholders to be considered at the meeting; and (d) if within two hours from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the request of the shareholders, shall be dissolved; in any other case it shall stand adjourned to the next business day in the jurisdiction in which the meeting was to have been held at the same time and place or to such other time and place as the directors may determine, and if at the adjourned meeting there are present within one hour from the time appointed for the meeting in person or by proxy not less than one third of the votes of the shares entitled to vote on the matters to be considered by the meeting, those present shall constitute a quorum but otherwise the meeting shall be dissolved.

Dividends. Subject to the BVI Act and our Amended Memorandum and Articles, the directors of the Company may, by resolution of the directors, authorize a distribution by way of dividend at a time and amount they think fit if they are satisfied, based on reasonable grounds, that, immediately after distribution of the dividend, the Company will meet the statutory solvency test. In accordance with, and subject to, our Amended Memorandum and Articles, no dividend shall bear interest as against the Company (except as otherwise provided in our Amended Memorandum and Articles).

Appointment and Removal of Directors. In accordance with, and subject to, our Amended Memorandum and Articles (including, for the avoidance of any doubt, any rights or restrictions attaching to any Ordinary Shares), (a) the first directors of the Company shall be appointed by the first registered agent within 6 months of the date of the incorporation of the Company; and thereafter, the directors shall be elected by resolution of shareholders or by resolution of directors for such term as the shareholders or directors determine; (b) each director holds office for the term, if any, fixed by the resolution of shareholders or resolution of directors appointing him, or until his disqualification, earlier death, resignation or removal; (c) a director may be removed from office: (i) with or without cause, by a resolution of shareholders passed at a meeting of shareholders called for the purposes of removing the director or for purposes including the removal of the director or by a written resolution passed by a least 75% of the Shareholders of the Company entitled to vote; or (ii) with cause, by a resolution of directors passed at a meeting of directors called for the purpose of removing the director or for purposes including the removal of the director resolution of directors or resolution of shareholders; (d) a director may resign his office by giving written notice of his resignation to the Company and the resignation has effect from the date the notice is received by the Company at the office of its registered agent or from such later date as may be specified in the notice and a director shall resign forthwith as a director if he is, or becomes, disqualified from acting as a director under the BVI Act; (e) the directors may at any time appoint any person to be a director either to fill a vacancy or as an addition to the existing directors and where the directors appoint a person as director to fill a vacancy, the term shall not exceed the term that remained when the person who has ceased to be a director ceased to hold office; (f) a vacancy in relation to directors occurs if a director dies or otherwise ceases to hold office prior to the expiration of his term of office; and (g) a director is not required to hold shares in the Company as a qualification to office.

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Meetings of Directors. In accordance with, and subject to, our Amended Memorandum and Articles, (a) any one director of the Company may call a meeting of the directors by sending a written notice to each other director; (b) the directors of the Company or any committee thereof may meet at such times and in such manner as the directors may determine to be necessary or desirable; (c) a director shall be given not less than 3 days’ notice of meetings of directors, but a meeting of directors held without 3 days’ notice having been given to all directors shall be valid if all the directors entitled to vote at the meeting who do not attend waive notice of the meeting, and for this purpose the presence of a director at a meeting shall constitute waiver by that director and the inadvertent failure to give notice of a meeting to a director, or the fact that a director has not received the notice, does not invalidate the meeting; (d) a meeting of directors is duly constituted for all purposes if at the commencement of the meeting there are present in person or by alternate not less than one-half of the total number of directors, unless there are only 2 directors in which case the quorum is two; (e) a director may by a written instrument appoint an alternate who need not be a director and the alternate shall be entitled to attend meetings in the absence of the director who appointed him and to vote or consent in place of the director until the appointment lapses or is terminated; (f) a resolution of directors is passed if either (i) the resolution is approved at a duly convened and constituted meeting of directors of the Company or of a committee of directors of the Company by the affirmative vote of a majority of the directors present at the meeting who voted except that where a director is given more than one vote, he shall be counted by the number of votes he casts for the purpose of establishing a majority; or (ii) the resolution is consented to in writing by all directors or by all members of a committee of directors of the Company, as the case may be, unless (in either case) the BVI Act or our Amended Memorandum and Articles require a different majority.

Indemnification of Directors. In accordance with, and subject to, our Amended Memorandum and Articles (including the limitations detailed therein), the Company shall indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who (a) is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director of the Company; or (b) is or was, at the request of the Company, serving as a director of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise.

In accordance with, and subject to, our Amended Memorandum and Articles (including the limitations detailed therein), (a) the indemnity referred to above only applies if the person acted honestly and in good faith with a view to the best interests of the Company and, in the case of criminal proceedings, the person had no reasonable cause to believe that their conduct was unlawful; (b) the decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the Company and as to whether the person had no reasonable cause to believe that his conduct was unlawful is, in the absence of fraud, sufficient for the purposes of the articles of association, unless a question of law is involved; and (c) the termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the Company or that the person had reasonable cause to believe that his conduct was unlawful.

In accordance with, and subject to, our Amended Memorandum and Articles, the Company may purchase and maintain insurance in relation to any person who is or was a director, officer or liquidator of the Company, or who at the request of the Company is or was serving as a director, officer or liquidator of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the Company has or would have had the power to indemnify the person against the liability as provided in our articles of association.

Directors and Conflicts of Interest. As noted above, pursuant to the BVI Act and the Company’s Amended Memorandum and Articles, a director of the Company who has an interest in a transaction entered into or to be entered into by the Company and who has declared such interest to the other directors, may:

(a)	vote on a matter relating to the transaction;

(b)	attend a meeting of directors at which a matter relating to the transaction arises and be included among the directors present at the meeting for the purposes of a quorum; and

(c)	sign a document on behalf of the Company, or do any other thing in his capacity as a director, that relates to the transaction, and, subject to compliance with the BVI Act shall not, by reason of his office be accountable to the Company for any benefit which he derives from such transaction and no such transaction shall be liable to be avoided on the grounds of any such interest or benefit.

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In accordance with, and subject to, our Amended Memorandum and Articles, (a) a director of the Company shall, forthwith after becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the Company, disclose the interest to all other directors of the Company; and (b) for the purposes noted foregoing, a disclosure to all other directors to the effect that a director is a member, director or officer of another named entity or has a fiduciary relationship with respect to the entity or a named individual and is to be regarded as interested in any transaction which may, after the date of the entry or disclosure, be entered into with that entity or individual, is a sufficient disclosure of interest in relation to that transaction.

Issuance of Additional Shares. Our Amended Memorandum and Articles authorizes our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine.

However, under British Virgin Islands law, our directors may only exercise the rights and powers granted to them under our Amended Memorandum and Articles for a proper purpose and for what they believe in good faith to be in the best interests of our Company.

Transfer of Shares. Under the BVI Act and our Amended Memorandum and Articles, shares that are listed on a recognized exchange may be transferred without the need for a written instrument of transfer if the transfer is carried out in accordance with the laws, rules, procedures and other requirements applicable to shares listed on the recognized exchange.

Disclosure of the Securities and Exchange Commission’s Position on Indemnification for Securities Act Liabilities. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Summary of Certain Significant Provisions of BVI Law

The BVI Act differs from laws applicable to US corporations and their shareholders. Set forth below is a summary of certain significant provisions of the BVI Act applicable to us (save to the extent that such provisions have been, to the extent permitted under the BVI Act, negated or modified in our memorandum and articles of association in accordance with the BVI Act).

Mergers and Similar Arrangements. Under the BVI Act two or more BVI companies or a BVI company and non-BVI company, each a “constituent company,” may merge or consolidate. The BVI Act provides for slightly different procedures depending on the nature of the parties to the merger or consolidation.

A merger involves the merging of two or more companies into one of the constituent companies (to the merger) with one constituent company continuing in existence to become the surviving company post-merger. A consolidation involves two or more companies consolidating into a new company.

A merger or consolidation is effective on the date that the articles of merger or consolidation (as described below) are registered by the Registrar of Corporate Affairs in the BVI, or on such later date, not exceeding 30 days from the date of registration as is stated in the articles of merger or consolidation but if the surviving company or the consolidated company is a company incorporated under the laws of a jurisdiction outside the BVI, the merger or consolidation is effective as provided by the laws of that other jurisdiction.

As soon as a merger or consolidation becomes effective:

a.	the surviving company or consolidated company (so far as is consistent with its memorandum and articles, as amended by the articles of merger or consolidation) has all rights, privileges, immunities, powers, objects and purposes of each of the constituent companies;

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b.	the memorandum and articles of the surviving company or consolidated company are automatically amended to the extent, if any, that changes to its memorandum and articles are contained in the articles of merger or consolidation;

c.	assets of every description, including choses in action and the business of each of the constituent companies, immediately vest in the surviving company or consolidated company;

d.	the surviving company or consolidated company is liable for all claims, debts, liabilities and obligations of each of the constituent companies;

e.	no conviction, judgment, ruling, order, claim, debt, liability or obligation due or to become due, and no cause existing, against a constituent company or against any member, director, officer or agent thereof, is released or impaired by the merger or consolidation; and

f.	no proceedings, whether civil or criminal, pending at the time of a merger by or against a constituent company, or against any member, director or officer, or agent thereof, are abated or discontinued by the merger or consolidation; but

(i)	the proceedings may be enforced, prosecuted, settled or compromised by or against the surviving company or consolidated company or against the member, director, officer or agent thereof, as the case may be; or
(ii)	the surviving company or consolidated company may be substituted in the proceedings for a constituent company,

but if the surviving company or the consolidated company is incorporated under the laws of a jurisdiction outside the BVI, the effect of the merger or consolidation is the same as noted foregoing except insofar as the laws of the other jurisdiction otherwise provide.

The Registrar of Corporate Affairs in the BVI shall strike off the Register of Companies each constituent company that is not the surviving company in the case of a merger and all constituent companies in the case of a consolidation (save that this shall not apply to a foreign company).

The BVI Act provides that any member of the Company is entitled to payment of the fair value of his shares upon dissenting from a merger or consolidation, unless the Company is the surviving company of the merger or the consolidated company of the consolidation and the member continues to hold the same or similar shares. The following is a summary of the position in respect of dissenter’s rights in the event of a merger under the BVI Act.

A dissenter is in most circumstances required to give to the Company written objection to the merger or consolidation, which must include a statement that the dissenter proposes to demand payment for his shares if the merger or consolidation takes place. This written objection must be given before the meeting of members at which the merger or consolidation is submitted to a vote, or at the meeting but before the vote. However, no objection is required from a member to whom the Company did not give notice of the meeting of members or where the proposed merger or consolidation is authorized by written consent of the members without a meeting.

Within 20 days immediately following the written consent, or the meeting at which the merger or consolidation was approved, the Company shall give written notice of the consent or resolution to each member who gave written objection or from whom written objection was not required, except those members who voted for, or consented in writing to, the proposed merger or consolidation.

A member to whom the Company was required to give notice who elects to dissent shall, within 20 days immediately following the date on which the copy of the plan of merger or consolidation or an outline of the merger or consolidation is given to him, give to the Company a written notice of his decision to elect to dissent, stating:

(a)	his name and address;

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(b)	the number and classes of shares in respect of which he dissents (which must be all shares that he holds in the Company); and

(c)	a demand for payment of the fair value of his shares.

Upon the giving of a notice of election to dissent, the dissenter ceases to have any of the rights of a member except the right to be paid the fair value of his shares, and the right to institute proceedings to obtain relief on the ground that the action is illegal.

The Company shall make a written offer to each dissenter to purchase his shares at a specified price that the Company determines to be their fair value. Such offer must be given within 7 days immediately following the date of the expiration of the period within which members may give their notices of election to dissent, or within 7 days immediately following the date on which the merger is put into effect, whichever is later.

If the Company and the dissenter fail, within 30 days immediately following the date on which the offer is made, to agree on the price to be paid for the shares owned by the dissenter, then within 20 days:

(a)	the Company and the dissenter shall each designate an appraiser;

(b)	the two designated appraisers together shall designate an appraiser;

(c)	the three appraisers shall fix the fair value of the shares owned by the dissenter as of the close of business on the day prior to the date of the meeting or the date on which the resolution was passed, excluding any appreciation or depreciation directly or indirectly induced by the action or its proposal, and that value is binding on the Company and the dissenter for all purposes; and

(d)	the Company shall pay to the dissenter the amount in money upon the surrender by him of the certificates representing his shares, and such shares shall be cancelled.

Continuation into a Jurisdiction Outside the BVI. In accordance with, and subject to, our Amended Memorandum and Articles, the Company may by resolution of shareholders or by a resolution passed unanimously by all directors of the Company continue as a company incorporated under the laws of a jurisdiction outside the BVI in the manner provided under those laws. The Company does not cease to be a BVI company unless the foreign law permits continuation and the BVI company has complied with the requirements of that foreign law. Where a company that wishes to continue as a company incorporated under the laws of a jurisdiction outside the BVI has a charge registered in respect of the property of the company under section 163 of the BVI Act which has not been released or satisfied, it shall, before continuing and provided that the charge does not contain a covenant prohibiting continuation of the company outside the BVI, provide a written declaration addressed to the Registrar specifying that: (a) a notice of satisfaction or release in respect of the charge has been filed and registered under section 165 of the BVI Act; (b) where paragraph (a) has not been complied with, the chargee to whom the registered charge relates has been notified in writing of the intention to continue the company as a company incorporated under the laws of a jurisdiction outside the BVI and the chargee has given his or her consent or has not objected to the continuation; or (c) where paragraph (a) has not been satisfied and the chargee, after notification under paragraph (b), has not given his or her consent or objected to the continuation, the chargee’s interest secured by the registered charge shall not be diminished or in any way compromised by the continuation and the charge shall operate as a liability of the continued company incorporated under the laws of a jurisdiction outside of the BVI. Where a company is continued under the laws of a jurisdiction outside the BVI, (a) the company continues to be liable for all of its claims, debts, liabilities and obligations that existed prior to its continuation, (b) no conviction, judgment, ruling, order, claim, debt, liability or obligation due or to become due, and no cause existing, against the company or against any shareholder, director, officer or agent thereof, is released or impaired by its continuation as a company under the laws of the jurisdiction outside the BVI, (c) no proceedings, whether civil or criminal, pending by or against the company, or against any shareholder, director, officer or agent thereof, are abated or discontinued by its continuation as a company under the laws of the jurisdiction outside the BVI, but the proceedings may be enforced, prosecuted, settled or compromised by or against the Company or against the shareholder, director, officer or agent thereof, as the case may be; and (d) service of process may continue to be effected on the registered agent of the company in the BVI in respect of any claim, debt, liability or obligation of the Company during its existence as a company under the BVI Act.

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Members’ Suits. Under the provisions of the BVI Act, the memorandum and articles of association of a company are binding as between the company and its members and between the members.

If the majority members have infringed a minority member’s rights, the minority may seek to enforce its rights either by derivative action or by personal action. A derivative action concerns the infringement of the company’s rights where the wrongdoers are in control of the company and are preventing it from taking action, whereas a personal action concerns the infringement of a right that is personal to the particular member concerned.

The BVI Act provides for a series of remedies available to members. Where a company incorporated under the BVI Act conducts some activity which breaches the BVI Act or the company’s memorandum and articles of association, the BVI High Court can issue a restraining or compliance order. Members can now also bring derivative, personal and Representative Actions under certain circumstances.

Generally, any other claims against a company by its members must be based on the general laws of contract or tort applicable in the BVI or their individual rights as members as established by the company’s memorandum and articles of association.

In certain circumstances, a member has the right to seek various remedies against the company in the event the directors are in breach of their duties under the BVI Act. Pursuant to Section 184B of the BVI Act, if a company or director of a company engages in, proposes to engage in or has engaged in, conduct that contravenes the provisions of the BVI Act or the memorandum or articles of association of the company, the courts of the British Virgin Islands may, on application of a member or director of the company, make an order directing the company or director to comply with, or restraining the company or director from engaging in conduct that contravenes the BVI Act or the memorandum or articles. Furthermore, pursuant to Section 184I(1) of the BVI Act, a member of a company who considers that the affairs of the company have been, are being or likely to be, conducted in a manner that is, or any acts of the company have been, or are likely to be oppressive, unfairly discriminatory, or unfairly prejudicial to him in that capacity, may apply to the courts of the British Virgin Islands for an order which, inter alia, can require the company or any other person to pay compensation to the members.

Any member of a company may apply to the BVI High Court for the appointment of a liquidator for the company and the Court may appoint a liquidator for the company if it is of the opinion that it is just and equitable to do so.

Inspection of Books and Records. A member of the Company is entitled, on giving written notice to the Company, to inspect (a) the memorandum and articles of association of the Company; (b) the register of members; (c) the register of directors; and (d) the minutes of meetings and resolutions of members and of those classes of members of which he is a member; and to make copies of or take extracts from the documents and records. Subject to the Amended Memorandum and Articles, the directors may, if they are satisfied that it would be contrary to the Company’s interests to allow a member to inspect any document, or part of a document, specified in (b), (c) and (d) above, refuse to permit the member to inspect the document or limit the inspection of the document, including limiting the making of copies or the taking of extracts from the records. Where a company fails or refuses to permit a member to inspect a document or permits a member to inspect a document subject to limitations, that member may apply to the BVI High Court for an order that he should be permitted to inspect the document or to inspect the document without limitation.

A company is required to keep at the office of its registered agent: its memorandum and articles of association; the register of members or a copy of the register of members; the register of directors or a copy of the register of directors; and copies of all notices and other documents filed by the company in the previous ten years.

Squeeze-out Provisions. Members of a company holding 90% of the votes of the issued and outstanding shares entitled to vote and members of a company holding 90% of the votes of the issued and outstanding shares of each class of shares entitled to vote as a class, may give a written instruction to the company directing it to redeem the shares held by the remaining members.

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Dissolution; Winding Up. Under BVI law, the liquidation of a company may be a voluntary solvent liquidation or an insolvent liquidation under the BVI Insolvency Act. Where a company has been struck off the Register of Companies under the BVI Act continuously for a period of 7 years it is dissolved with effect from the last day of that period.

Voluntary Liquidation

If the liquidation is a solvent liquidation, the provisions of the BVI Act govern the liquidation. A company may only be liquidated under the BVI Act as a solvent liquidation if it has no liabilities or it is able to pay its debts as they fall due, and the value of its assets exceeds its liabilities. Subject to the memorandum and articles of association of a company, a liquidator may be appointed by a resolution of directors or resolution of members, but if the directors have commenced liquidation by a resolution of directors the members must approve the liquidation plan by a resolution of members save in limited circumstances.

A liquidator is appointed for the purpose of collecting in and realizing the assets of a company and distributing proceeds to creditors.

Insolvent Liquidation under the BVI Insolvency Act

The BVI Insolvency Act governs an insolvent liquidation. Pursuant to the BVI Insolvency Act, a company is insolvent if it fails to comply with the requirements of a statutory demand that has not been set aside pursuant to the BVI Insolvency Act, execution or other process issued on a judgment, decree or order of court in favor of a creditor of the company is returned wholly or partly unsatisfied or either the value of the company’s liabilities exceeds its assets or the company is unable to pay its debts as they fall due. The liquidator must be either the Official Receiver in BVI or a BVI licensed insolvency practitioner. An individual resident outside the BVI may be appointed to act as liquidator jointly with a BVI licensed insolvency practitioner or the Official Receiver. The members of the company may appoint an insolvency practitioner as liquidator of the company or the court may appoint an Official Receiver or an eligible insolvency practitioner. The application to the court can be made by one or more of the following: (a) the company, (b) a creditor, (c) a member, or (d) the supervisor of a creditors’ arrangement in respect of the company, the Financial Services Commission and the Attorney General in the BVI.

The court may appoint a liquidator if:

(a) the company is insolvent;

(b) the court is of the opinion that it is just and equitable that a liquidator should be appointed; or

(c) the court is of the opinion that it is in the public interest for a liquidator to be appointed.

An application under (a) above by a member may only be made with leave of the court, which shall not be granted unless the court is satisfied that there is prima facie case that the company is insolvent. An application under (c) above may only be made by the Financial Services Commission, the International Tax Authority, the Virgin Islands Deposit Insurance Corporation or the Attorney General. The Financial Services Commission may only make an application under (c) above if the company concerned (i) is, or at any time has been, a regulated person (i.e. a person that holds a prescribed financial services license); (ii) the company is carrying on, or at any time has carried on, unlicensed financial services business; (iii) is, or at any time has been, involved in or convicted for an offence relating to money laundering, terrorist financing or proliferation financing; (iv) breaches or contravenes any enactment relating to sanctions or embargoes; or (v) is otherwise engaged in an activity which the Financial Services Commission considers not to be in the best interest of BVI’s financial services industry or generally in the public interest. The International Tax Authority may only make an application under (c) above if the company concerned has been the subject of a determination by the International Tax Authority pursuant to the Economic Substance (Companies and Limited Partnerships) Act to the effect that it has been carrying on a relevant activity in breach of the economic substance requirements or has been found to be in breach of the Mutual Legal Assistance (Tax Matters) Act. The Virgin Islands Deposit Insurance Corporation may only make an application under (c) above if the company concerned is a bank is in financial distress or is placed into resolution and the Virgin Islands Deposit Insurance Corporation is empowered, in accordance with rules prescribed under the Virgin Islands Deposit Insurance Act, to act as liquidator of a member institution or such member institution’s holding company or subsidiary which becomes insolvent.

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Order of Preferential Payments upon Liquidation

Upon the insolvent liquidation of a company, the assets of a company shall be applied in accordance with the following priorities: (a) in paying, in priority to all other claims, the costs and expenses properly incurred in the liquidation in accordance with the prescribed priority; (b) after payment of the costs and expenses of the liquidation, in paying the preferential claims admitted by the liquidator (wages and salary, amounts to the BVI Social Security Board, pension contributions, government taxes), preferential claims rank equally between themselves and, if the assets of the company are insufficient to meet the claims in full, they shall be paid ratably; (c) after the payment of preferential claims, in paying all other claims admitted by the liquidator, including those of non-secured creditors, the claims of non-secured creditors of the company shall rank equally among themselves and if the assets of the company are insufficient to meet the claims in full, such non-secured creditors shall be paid ratably; (d) after paying all admitted claims, paying any interest payable under the BVI Insolvency Act; and finally (e) any surplus assets remaining after payment of the costs, expenses and claims above shall be distributed to the members in accordance with their rights and interests in the company. Part VIII of the BVI Insolvency Act provides for various applications which may be made by a liquidator to set aside transactions which have unfairly diminished the assets which are available to creditors.

The appointment of a liquidator over the assets of a company does not affect the right of a secured creditor to take possession of and realize or otherwise deal with assets of the company over which that creditor has a security interest. Accordingly, a secured creditor may enforce its security directly without recourse to the liquidator, in priority to the order of payments described in the preceding paragraph. However, insofar as the assets of a company in liquidation available for payment of the claims of unsecured creditors are insufficient to pay the costs and expenses of the liquidation and the preferential creditors, those costs, expenses and claims have priority over the claims of charges in respect of assets that are subject to a floating charge created by a company and shall be paid accordingly out of those assets.

The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so. Under the BVI Act and our articles of association, our company may be dissolved, liquidated or wound up by a resolution of our shareholders.

Rights of Non-resident or Foreign Members. There are no limitations imposed by our Amended Memorandum and Articles on the rights of non-resident or foreign members to hold or exercise voting rights on our shares. In addition, there are no provisions in our Amended Memorandum and Articles governing the ownership threshold above which member ownership must be disclosed.

Anti-money laundering. In order to comply with legislation or regulations aimed at the prevention of money laundering the Company is required to adopt and maintain anti-money laundering procedures and may require members to provide evidence to verify their identity. Where permitted, and subject to certain conditions, the Company also may delegate the maintenance of our anti-money-laundering procedures (including the acquisition of due diligence information) to a suitable person.

If any person resident in the British Virgin Islands knows or suspects that another person is engaged in money laundering or terrorist financing and the information for that knowledge or suspicion came to their attention in the course of their business the person will be required to report his belief or suspicion to the Financial Investigation of the British Virgin Islands, pursuant to the Proceeds of Criminal Conduct Act 1997 (as amended). Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

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Material Differences in BVI Law and our Memorandum and Articles of Association and Delaware Law

Our corporate affairs are governed by our memorandum and articles of association and the provisions of applicable BVI law, including the BVI Act and BVI common law. The BVI Act differs from laws applicable to US corporations and their shareholders. The following table provides a comparison between certain statutory provisions of the BVI Act (together with the provisions of our memorandum and articles) and the Delaware General Corporation Law relating to shareholders’ rights.

Shareholder Meetings
BVI		Delaware
●

In accordance with, and subject to, our Amended Memorandum and Articles (a) any director of the company may convene meetings of the shareholders at such times and in such manner as the director considers necessary or desirable; and (b) upon the written request of shareholders entitled to exercise thirty percent (30%) or more of the voting rights in respect of the matter for which the meeting is requested the directors shall convene a meeting of shareholders.

		●	May be held at such time or place as designated in the charter or the by-laws, or if not so designated, as determined by the board of directors.

●	May be held inside or outside the BVI.	●	May be held inside or outside Delaware.

●	In accordance with, and subject to, our Amended Memorandum and Articles, (a) the director convening a meeting shall give not less than 7 days’ notice of a meeting of shareholders to those shareholders whose names on the date the notice is given appear as shareholders in the register of members of the company and are entitled to vote at the meeting; and the other directors; and (b) the director convening a meeting of shareholders may fix as the record date for determining those shareholders that are entitled to vote at the meeting the date notice is given of the meeting, or such other date as may be specified in the notice, being a date not earlier than the date of the notice.	●	Whenever shareholders are required to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, and the means of remote communication, if any.

Shareholder’s Voting Rights
BVI		Delaware
●	In accordance with, and subject to, our Amended Memorandum and Articles (including, for the avoidance of any doubt, any rights or restrictions attaching to any shares), (a) a shareholder may be represented at a meeting of shareholders by a proxy who may speak and vote on behalf of the shareholder; and (b) the instrument appointing a proxy shall be produced at the place designated for the meeting before the time for holding the meeting at which the person named in such instrument proposes to vote. The notice of the meeting may specify an alternative or additional place or time at which the proxy shall be presented.	●	Any person authorized to vote may authorize another person or persons to act for him by proxy.

●	In accordance with, and subject to, our Amended Memorandum and Articles (including, for the avoidance of any doubt, any rights or restrictions attaching to any shares), (a) a meeting of shareholders is duly constituted if, at the commencement of the meeting, there are present in person or by proxy not less than fifty percent (50%) of the votes of the shares or class or series of shares entitled to vote on resolutions of shareholders to be considered at the meeting; and (b) if within two hours from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of shareholders, shall be dissolved; in any other case it shall stand adjourned to the next business day in the jurisdiction in which the meeting was to have been held at the same time and place or to such other time and place as the directors may determine, and if at the adjourned meeting there are present within one hour from the time appointed for the meeting in person or by proxy not less than one third of the votes of the shares or each class or series of shares entitled to vote on the matters to be considered by the meeting, those present shall constitute a quorum but otherwise the meeting shall be dissolved.	●

The charter or bylaws may specify the number to constitute a quorum but in no event shall a quorum consist of less than one-third of shares entitled to vote at a meeting. In the absence of such specifications, a majority of shares shall constitute a quorum.

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●	In accordance with, and subject to, our Amended Memorandum and Articles (including, for the avoidance of any doubt, any rights or restrictions attaching to any shares), (a) at any meeting of the shareholders, the chairman is responsible for deciding in such manner as he considers appropriate whether any resolution proposed has been carried or not and the result of his decision shall be announced to the meeting and recorded in the minutes of the meeting. If the chairman has any doubt as to the outcome of the vote on a proposed resolution, he shall cause a poll to be taken of all votes cast upon such resolution. If the chairman fails to take a poll then any shareholder present in person or by proxy who disputes the announcement by the chairman of the result of any vote may immediately following such announcement demand that a poll be taken and the chairman shall cause a poll to be taken forthwith. If a poll is taken at any meeting, the result shall be announced to the meeting and recorded in the minutes of the meeting. In accordance with the BVI Act, a shareholder resolution is passed if approved by a majority of in excess of 50% or, if a higher majority is required by the memorandum and articles, that higher majority, of the votes of those shareholders entitled to vote and voting on the resolution; unless (in either case) the BVI Act or our memorandum and articles require a different majority.	●	Except as provided in the charter documents, changes in the rights of shareholders as set forth in the charter documents require approval of a majority of its shareholders.

●	In accordance with, and subject to, our Amended Memorandum and Articles, (a) the rights attached to shares as specified in the memorandum may only, whether or not the Company is in liquidation, be varied with the consent in writing of or by a resolution passed at a meeting by the holders of more than 50% of the issued shares of that class, except where some other majority is required under our memorandum and articles or the BVI Act.	●	The certificate of incorporation or bylaws may provide for cumulative voting.

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●	In accordance with, and subject to, our Amended Memorandum and Articles (including, for the avoidance of any doubt, Clause 8 of the memorandum and any rights or restrictions attaching to any shares), the Company may amend its memorandum or articles by a resolution of shareholders or by a resolution of directors, save that no amendment may be made by a resolution of directors: (i) to restrict the rights or powers of the shareholders to amend the memorandum or articles; (ii) to change the percentage of shareholders required to pass a Resolution of Shareholders to amend the memorandum or articles; (iii) in circumstances where the memorandum or articles cannot be amended by the shareholders or (iv) to Clauses 7, 8, 9 or 12 of the memorandum.

Directors
BVI		Delaware
●	In accordance with, and subject to, our Amended Memorandum and Articles, the minimum number of directors shall be one.	●	Board must consist of at least one member.

●	In accordance with, and subject to, our Amended Memorandum and Articles (including, for the avoidance of any doubt, any rights or restrictions attaching to any Ordinary Shares), (a) the first directors of the Company shall be appointed by the first registered agent within 6 months of the date of the incorporation of the Company; and thereafter, the directors shall be elected by resolution of shareholders or by resolution of directors for such term as the shareholders or directors determine; (b) each director holds office for the term, if any, fixed by the resolution of shareholders or resolution of directors appointing him, or until his earlier death, resignation or removal; (c) a director may be removed from office: (i) with or without cause, by a resolution of shareholders passed at a meeting of shareholders called for the purposes of removing the director or for purposes including the removal of the director or by a written resolution passed by a least 75% of the Shareholders of the Company entitled to vote; or (ii) with cause, by a resolution of directors passed at a meeting of directors called for the purpose of removing the director or for purposes including the removal of the director; (d) a director may resign his office by giving written notice of his resignation to the Company and the resignation has effect from the date the notice is received by the Company at the office of its registered agent or from such later date as may be specified in the notice and a director shall resign forthwith as a director if he is, or becomes, disqualified from acting as a director under the BVI Act; and (e) a director is not required to hold Ordinary Shares as a qualification to office.	●	Number of board members shall be fixed by the bylaws, unless the charter fixes the number of directors, in which case a change in the number shall be made only by amendment of the charter.

●	Directors do not have to be independent.	●	Directors do not have to be independent.

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Shareholder’s Derivative Actions
BVI		Delaware
●	Under the provisions of the BVI Act, the memorandum and articles of association of a company are binding as between the company and its members and between the members. In general, members are bound by the decision of the majority or special majorities as set out in the articles of association or in the BVI Act. As for voting, the usual rule is that with respect to normal commercial matters members may act from self-interest when exercising the right to vote attached to their shares.	●	In any derivative suit instituted by a shareholder of a corporation, it shall be averred in the complaint that the plaintiff was a shareholder of the corporation at the time of the transaction of which he complains or that such shareholder’s stock thereafter devolved upon such shareholder by operation of law.

●

If the majority members have infringed a minority member’s rights, the minority may seek to enforce its rights either by derivative action or by personal action. A derivative action concerns the infringement of the company’s rights where the wrongdoers are in control of the company and are preventing it from taking action, whereas a personal action concerns the infringement of a right that is personal to the particular member concerned.

		●	Complaint shall set forth with particularity the efforts of the plaintiff to obtain the action by the board or the reasons for not making such effort.

●	The BVI Act provides for a series of remedies available to members. Where a company incorporated under the BVI Act conducts some activity which breaches the BVI Act or the company’s memorandum and articles of association, the BVI High Court can issue a restraining or compliance order. Members can now also bring derivative, personal and Representative Actions under certain circumstances.	●	Such action shall not be dismissed or compromised without the approval of the Delaware Court of Chancery.

●	The traditional English basis for members’ remedies have also been incorporated into the BVI Act: where a member of a company considers that the affairs of the company have been, are being or are likely to be conducted in a manner likely to be oppressive, unfairly discriminating or unfairly prejudicial to him, he may apply to the BVI High Court for an order on such conduct.

●	Any member of a company may apply to the BVI High Court for the appointment of a liquidator for the company and the Court may appoint a liquidator for the company if it is of the opinion that it is just and equitable to do so.

●	The Act provides that any member of a company is entitled to payment of the fair value of his shares upon dissenting from any of the following:

(a) a merger;

(b) a consolidation;

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(c) any sale, transfer, lease, exchange or other disposition of more than 50% in value of the assets or business of the company if not made in the usual or regular course of the business carried on by the company but not including (i) a disposition pursuant to an order of the court having jurisdiction in the matter; (ii) a disposition for money on terms requiring all or substantially all net proceeds to be distributed to the members in accordance with their respective interest within one year after the date of disposition; or (iii) a transfer pursuant to the power of the directors to transfer assets for the protection thereof;

(d) a redemption of 10%, or fewer, of the issued shares of the company required by the holders of 90%, or more, of the shares of the company pursuant to the terms of the BVI Act; and

(e) an arrangement, if permitted by the BVI High Court.
●	Generally, any other claims against a company by its members must be based on the general laws of contract or tort applicable in the BVI or their individual rights as members as established by the company’s memorandum and articles of association.

●	The BVI Act provides that if a company or a director of a company engages in, proposes to engage in or has engaged in, conduct that contravenes the BVI Act or the memorandum or articles of association of the company, the BVI High Court may, on the application of a member or a director of the company, make an order directing the company or director to comply with, or restraining the company or director from engaging in conduct that contravenes the BVI Act or the memorandum or articles of association.

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SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this Offering, we will have 31,041,737 Class A Ordinary Shares and 285,715 Class B Ordinary Shares are issued and outstanding (assuming the Minimum Offering) or 74,709,860 Class A Ordinary Shares and 285,715 Class B Ordinary Shares are issued and outstanding (assuming the Maximum Offering). All of the Class A Ordinary Shares sold in this Offering will be freely transferable by persons other than our “affiliates” without restriction or further registration under the Securities Act. Future sales of substantial amounts of Class A Ordinary Shares in the public market, or the perception that such sales may occur, could adversely affect the market price of our Shares. Further, since a large number of our Shares will not be available for sale shortly after this Offering because of the contractual and legal restrictions on resale described below, sales of substantial amounts of our Shares in the public market after these restrictions lapse, or the perception that such sales may occur, could adversely affect the prevailing market price and our ability to raise equity capital in the future.

Rule 144

In general, under Rule 144, as currently in effect, beginning 90 days after the date of this prospectus, a person who is not deemed to have been our affiliate at any time during the three months preceding a sale and who has beneficially owned restricted securities within the meaning of Rule 144 for more than six months, would be entitled to sell an unlimited number of those shares, subject only to the availability of current public information about us. A non-affiliate who has beneficially owned restricted securities for at least one year from the later of the date such securities were acquired from us or from our affiliate would be entitled to freely sell those shares.

A person who is deemed to be an affiliate of ours and who has beneficially owned “restricted securities” for at least six months would be entitled to sell, within any three-month period, a number of shares that is not more than the greater of: Persons who are our affiliates and have beneficially owned our restricted securities for at least six months may sell a number of restricted securities within any three-month period that does not exceed the greater of the following:

●	1% of the then outstanding Ordinary Shares which will equal approximately Shares immediately after this offering; or

●	the average weekly trading volume of our Ordinary Shares on Nasdaq during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

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PLAN OF DISTRIBUTION

This is a best-efforts public offering of a minimum of $5 million of our Class A Ordinary Shares (the “Minimum Offering”), and a maximum of $15 million of our Class A Ordinary Shares (the “Maximum Offering”). The final number of our Class A Ordinary Shares offered, in each case for the Minimum Offering and the Maximum Offering, was adjusted to reflect the final public offering price per share.

Placement Agent Agreement

We entered into a Placement Agent Agreement with Joseph Gunnar & Co., LLC (“Joseph Gunnar” or the “Placement Agent”), pursuant to which Joseph Gunnar agreed to act as our exclusive placement agent in connection with this Offering (the “PAA”).

The Placement Agent is arranging for the sale of the securities offered in this prospectus on a “best-efforts” basis.

The Placement Agent is not purchasing any securities offered by this prospectus, nor is it required to arrange the purchase or sale of any specific number or dollar amount of securities, but the Placement Agent has agreed to use its best efforts to arrange for the direct sale of all of the securities in this Offering pursuant to this prospectus. There is no requirement that any minimum number of the securities be sold in this Offering and there can be no assurance that we will sell all or any of the securities being offered pursuant to this prospectus. There is a Minimum Offering Amount of $5 million that is a condition to closing of this offering. We will enter into a securities purchase agreement directly with the investors, at the investor’s option, who purchase our securities in this offering. Investors who do not enter into a securities purchase agreement shall rely solely on this prospectus in connection with the purchase of our securities in this offering.

We will enter into a securities purchase agreement (the “Securities Purchase Agreement”) directly with each investor in connection with this Offering and we may not sell the entire amount, or any amount, of the securities offered pursuant to this prospectus. Furthermore, pursuant to the PAA, the Placement Agent’s obligations are subject to customary conditions, representations and warranties contained in the PAA, such as receipt by the Placement Agent of officers’ certificates, comfort letters and legal opinions.

We have also agreed to indemnify the investors against certain losses resulting from our breach of any of our representations, warranties, or covenants under agreements with the purchasers as well as under certain other circumstances described in the Securities Purchase Agreement.

The closing of this Offering will take place on or around May 16, 2025.

Fees

In consideration for the Placement Agent services, we have agreed to pay the Placement Agent upon the closing of this Offering a cash fee equal to 3.0% of the aggregate purchase price of the securities sold under this prospectus. In addition, we have agreed to reimburse the Placement Agent for all travel, due diligence, legal or related expenses, up to $100,000 in the aggregate.

The following table shows the public offering price, placement agent fees and proceeds, before expenses, to us.

	Per Units	Total (Min Offering)	Total (Max Offering)
Public offering price	$0.229	$0.229	$0.229
Placement agent fees (3.0%)	$0.00687	$150,000	$450,000
Proceeds to us, before expenses	$0.22213	$4,850,000	$14,550,000

We estimate that the total expenses of the offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the Placement Agent commission, will be approximately $486,621 (assuming the Minimum Offering) or $488,135 (assuming the Maximum Offering) all of which are payable by us.

The total offering expenses of this Offering that will be payable by us, excluding the placement agent fees, will be approximately $486,621 (assuming the Minimum Offering) or $488,135 (assuming the Maximum Offering) which include legal and printing costs, various other fees and reimbursement of the Placement Agent’s expenses. At the closing, our transfer agent will credit the Shares to the respective accounts of the purchasers.

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Indemnification

We have agreed to indemnify the Placement Agent and purchasers against liabilities under the Securities Act and to contribute to payments that the Placement Agent may be required to make in respect of such liabilities.

Determination of Offering Price

The actual offering price of the securities we are offering was negotiated between us and the investors in the offering based on the trading of our Shares prior to the offering, among other things. Other factors considered in determining the public offering price of the securities we are offering include our history and prospects, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, the general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Deposit of Offering Proceeds

The proceeds in this offering will be deposited in a separate (limited to funds received on behalf of us) non-interest bearing bank account at the branch of Flagstar Bank, N.A. established by the Escrow Agent (the “Escrow Account”). The purpose of the Escrow Account is for (i) the deposit of all subscription monies (checks or wire transfers) which are received by the Escrow Agent from prospective investors, (ii) the holding of amounts of subscription monies which are collected through the banking system, and (iii) the disbursement of collected funds.

No interest will be available for payment to either us or the investors (since the funds are being held in a non-interest bearing account). All subscription funds will be held in trust pending the raising of the Minimum Offering Amount and no funds will be released to us until the Minimum Offering Amount is raised. While we anticipate there will be a single closing, we could permit the Placement Agent to continue to arrange for purchasers until the Maximum Offering Amount is raised. In event that the offering is terminated, all subscription funds from the escrow account will be returned to investors by the Escrow Agent.

Listing

Our Class A Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “VSME”.

Regulation M

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act and any fees received by them and any profit realized on the sale of the securities by them while acting as principal might be deemed to be underwriting commissions under the Securities Act. The Placement Agent will be required to comply with the requirements of the Securities Act and the Exchange Act including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of the securities by the Placement Agent. Under these rules and regulations, the Placement Agent may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Electronic Offer, Sale and Distribution of Securities

A prospectus in electronic format may be made available on the websites maintained by the Placement Agent, if any, participating in this offering and the placement agent may distribute prospectuses electronically. Other than the prospectus in electronic format, the information on these websites is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or the Placement Agent, and should not be relied upon by investors.

Other Relationships

From time to time, the Placement Agent may provide, various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which it may receive customary fees and commissions. However, except as disclosed in this prospectus, we have no present arrangements with the Placement Agent for any services.

Selling Restrictions

No action may be taken in any jurisdiction other than the United States that would permit a public offering of the Shares or the possession, circulation or distribution of this prospectus or any other material relating to us or the Shares in any jurisdiction where action for that purpose is required. Accordingly, the Shares offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other material or advertisements in connection with the Shares be distributed or published in or from any country or jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that country or jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

In addition to the public offering of the Shares in the United States, the Placement Agent may, subject to applicable foreign laws, also offer the Shares in certain countries.

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TAXATION

HK SAR Taxation

The following brief description of HK SAR laws is designed to highlight the enterprise-level taxation on our earnings, which will affect the amount of dividends, if any, we are ultimately able to pay to our shareholders. See “Dividend Policy.”

Taxes

No tax is imposed in HK SAR in respect of capital gains from the sale of capital assets, such as our Ordinary Shares. Hence, there is no withholding tax on capital gains from sale of our Ordinary Shares. However, revenue gains from the sale of assets by persons carrying on a trade, profession or business in HK SAR where such gains are derived from or arise in HK SAR from such trade, profession or business will be chargeable to HK SAR profits tax. Liability for HK SAR profits tax would therefore arise in respect of revenue gains from the sale of Ordinary Shares realized by persons in the course of carrying on a business of trading or dealing in securities in HK SAR. Effective from April 1, 2018, profits tax is levied on a two-tiered profits tax rate basis, with the first HK$2 million of assessable profits being taxed at 8.25% for corporations and 7.5% for unincorporated businesses, and assessable profits exceeding the first HK$2 million being taxed at 16.5% for corporations and 15% for unincorporated businesses. There is no bilateral tax treaty between Hong Kong and the United States.

HK SAR does not impose tax on dividends. Furthermore, dividends received from foreign companies are not taxable as they are foreign-source income. Hence, there is no withholding tax on dividends received in respect of our Ordinary Shares

Stamp Duty

HK SAR stamp duty is generally payable on the transfer of “Hong Kong stocks.” The term “stocks” refers to stock in companies incorporated in HK SAR, as widely defined under the Stamp Duty Ordinance (Cap. 117 of the laws of Hong Kong), or SDO, and includes shares. However, our Ordinary Shares are not considered “Hong Kong stocks” under the SDO since the transfer of the Ordinary Shares are not required to be registered in HK SAR given that the books for the transfer of Ordinary Shares are located in the United States. The transfer of Ordinary Shares is therefore not subject to stamp duty in HK SAR.

Taiwan Taxation

Our business operations in Taiwan are carried out through our wholly-owned Taiwan subsidiary. The following brief description of Taiwan’s laws is designed to highlight the enterprise-level taxation on our earnings, which will affect the amount of dividends, if any, that we are ultimately able to pay to our shareholders. See “Dividend Policy.”

Enterprise Income Tax

The accounting system of a company is conducted on an accrual basis. For any enterprise having its head office within the territory of Taiwan (including any subsidiary of a foreign enterprise in Taiwan), enterprise income tax shall be levied on its total enterprise income derived within or outside the territory of Taiwan. However, if income tax has been paid on the income derived outside of the territory of Taiwan in accordance with the tax law of the source country of that income, such tax paid may, upon presentation by the taxpayer of evidence of tax payment issued by the tax office of said source country for the same business year, be deducted from the amount of tax payable by the taxpayer at the time of filing final returns on the total enterprise income, to the extent that such deduction shall not exceed the amount of tax which, computed at the applicable domestic tax rate, is increased in consequence of the inclusion of income derived from abroad.

Expenses and losses related to the operation of the business may be recognized as expenses and losses of the business only if appropriate and legitimate evidence is provided. For example, the excessive amount of the limit under the tax law or the difference between the evidence of expense and the tax law should not be recognized as current expenses or losses.

Losses incurred in business operations in previous years are generally not included in the computation for the current year. However, in the case of an enterprise organized as a company that keeps a complete set of account books, uses the Blue Returns as provided in Article 77 of the Income Tax Act in the years such losses occurred and in the year of declaring such losses, or such losses have been duly certified by a certified public accountant and declared within the prescribed period, taxation may be made on net income after deduction of losses incurred in the preceding ten years as verified and determined by the local tax authority.

In the event that the total taxable income of an enterprise is NT$120,000 or less, the enterprise is exempt from tax. If the total taxable income of an enterprise is more than NT$120,000, the income tax rate shall be 20%. However, the income tax payable shall not exceed one-half of the portion of taxable income greater than NT$120,000.

Value-added Tax

Enterprises conducting the sale of goods or services within the territory of Taiwan are subject to value-added or non-value-added business tax provided by the Value-added and Non-value-added Business Tax Act (“Business Tax Act”). For the purpose of the Business Tax Act, the sale of goods means the transfer of ownership of goods to others for consideration, and the sale of services means the supply of services to others or the provision of goods for the use of others for consideration, with the exception of professional services offered by practitioners and services rendered by individuals in employment.

Non-value-added business tax is applicable only to special food and beverage service enterprises, small business entities, and financial businesses such as banks, insurance companies, investment trusts, securities, futures, commercial paper, and pawnshops. Small business entities are enterprises whose average monthly sales do not exceed NT$200,000. As our Taiwan subsidiary does not fall into the business categories to which the non-value-added business tax applies, our business operations within Taiwan are subject to value-added business tax corresponding to the sale of goods or services. The value-added business tax rate is 5%, and the amount of business tax payable is the difference between the output tax in a tax period and the input tax in the same period.

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Stamp Tax

Under the Stamp Tax Act of Taiwan, types of documents subject to the levy of stamp tax include the following:

●	Receipts for monetary payments. This category includes documents, books, or records drawn upon the receipt of money, such as receipts, slips, releases, bank books, payment records, and the like issued to identify monetary payments, excluding monetary receipts for commercial invoices. The tax is levied at 0.4% of the amount received, with the exception of receipts for deposit of bid bonds, for which the tax is levied at 0.1% of the money deposited by the bidder.

●	Deeds for sale of movables. This category includes deeds issued for the sale of movables. The tax is levied at NT$12 per piece of the deed.

●	Contracting agreements. This category includes agreements executed to complete a specifically ordered task, such as construction contracts, printing contracts, OEM contracts, and other similar contracts. The tax is levied at 0.1% of the contract price.

●	Contracts for the pledge, sale, transfer, and partition of real estate. This category includes pledges of lien on real estate, or deeds or contracts for sale, exchange, gratuitous transfer, or partition of real estate to be submitted to government agencies for registration. The tax is levied at 0.1% of the contract price.

Since our Taiwan subsidiary may be contracted to provide products or services or dispose of its properties, it may be subject to the obligation to pay stamp tax for relevant business operations in Taiwan.

British Virgin Islands Taxation

The following summary contains a description of certain British Virgin Islands and U.S. federal income tax consequences of the acquisition, ownership and disposition of ordinary shares, but it does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to purchase ordinary shares. The summary is based upon the tax laws of British Virgin Islands and regulations thereunder and on the tax laws of the U.S. and regulations thereunder as of the date hereof, which are subject to change.

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British Virgin Islands Tax Considerations

Prospective investors should consult their professional advisers on the possible tax consequences of buying, holding or selling any Shares under the laws of their country of citizenship, residence or domicile.

Under Existing British Virgin Islands Laws.

The Company and all dividends, interest, rents, royalties, compensation and other amounts paid by the Company to persons who are not resident in the BVI and any capital gains realized with respect to any shares, debt obligations, or other securities of the Company by persons who are not resident in the BVI are exempt from all provisions of the Income Tax Ordinance in the BVI.

No estate, inheritance, succession or gift tax, rate, duty, levy or other charge is payable by persons who are not resident in the BVI with respect to any shares, debt obligation or other securities of the Company.

All instruments relating to transfers of property to or by the Company and all instruments relating to transactions in respect of the shares, debt obligations or other securities of the Company and all instruments relating to other transactions relating to the business of the Company are exempt from payment of stamp duty in the BVI. This assumes that the Company does not hold an interest in real estate in the BVI.

There are currently no withholding taxes or exchange control regulations in the BVI applicable to the Company or its members.

The disclosure included in the Taxation Section of this Prospectus is the opinion of Maples and Calder (Hong Kong) LLP, our BVI counsel, on the BVI tax consequences of investing in the Company. In addition, Maples and Calder (Hong Kong) LLP has confirmed rendering the tax opinion relating the BVI taxation contained in this section in part of its legal opinion attached herein as Exhibit 5.1.

Material United States Federal Income Tax Considerations

The following discussion is a summary of U.S. federal income tax considerations generally applicable to U.S. Holders (as defined below) of the ownership and disposition of our Ordinary Shares. This summary applies only to U.S. Holders that hold our Ordinary Shares as capital assets (generally, property held for investment) and that have the U.S. dollar as their functional currency. This summary is based on U.S. federal tax laws in effect as of the date of this prospectus, on U.S. Treasury regulations in effect or, in some cases, proposed as of the date of this prospectus, and judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which could apply retroactively and could affect the tax consequences described below. No ruling has been sought from the Internal Revenue Service (“IRS”) with respect to any U.S. federal income tax considerations described below, and there can be no assurance that the IRS or a court will not take a contrary position. Moreover, this summary does not address the U.S. federal estate, gift, backup withholding, and alternative minimum tax considerations, or any state, local, and non-U.S. tax considerations, relating to the ownership and disposition of our Ordinary Shares. The following summary does not address all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances or to persons in special tax situations such as:

●	financial institutions or financial services entities;

●	underwriters;

●	insurance companies;

●	pension plans;

●	cooperatives;

●	regulated investment companies;

●	real estate investment trusts;

●	grantor trusts;

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●	broker-dealers;

●	traders that elect to use a mark-to-market method of accounting;

●	governments or agencies or instrumentalities thereof;

●	certain former U.S. citizens or long-term residents;

●	tax-exempt entities (including private foundations);

●	persons liable for alternative minimum tax;

●	persons holding stock as part of a straddle, hedging, conversion or other integrated transaction;

●	persons whose functional currency is not the U.S. dollar;

●	passive foreign investment companies;

●	controlled foreign corporations;

●	the Company’s officers or directors;

●	holders who are not U.S. Holders;

●	persons that actually or constructively own 5% or more of the total combined voting power of all classes of our voting stock; or

●	partnerships or other entities taxable as partnerships for U.S. federal income tax purposes, or persons holding Ordinary Shares through such entities.

PROSPECTIVE INVESTORS CONSIDERING AN INVESTMENT IN OUR ORDINARY SHARES ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES APPLICABLE TO THEM RELATING TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR ORDINARY SHARES INCLUDING THE APPLICABILITY OF U.S. FEDERAL, STATE AND LOCAL TAX LAWS AND NON-U.S. TAX LAWS.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Ordinary Shares that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

●	a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions, or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our Ordinary Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding our Ordinary Shares and their partners are urged to consult their tax advisors regarding an investment in our Ordinary Shares.

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Taxation of Dividends and Other Distributions on Our Ordinary Shares

As discussed under “Dividend Policy” above, we do not anticipate that any dividends will be paid in the foreseeable future. Subject to the discussion below under “Passive Foreign Investment Company Rules,” any cash distributions (including the amount of any PRC tax withheld) paid on our Ordinary Shares out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles, will generally be includible in the gross income of a U.S. Holder as dividend income on the day actually or constructively received by the U.S. Holder. Because we do not intend to determine our earnings and profits on the basis of U.S. federal income tax principles, any distribution we pay will generally be treated as a “dividend” for U.S. federal income tax purposes. A non-corporate U.S. Holder will be subject to tax on dividend income from a “qualified foreign corporation” at a lower applicable capital gains rate rather than the marginal tax rates generally applicable to ordinary income provided that certain holding period requirements are met. A non-U.S. corporation (other than a corporation that is classified as a PFIC for the taxable year in which the dividend is paid or the preceding taxable year) will generally be considered to be a qualified foreign corporation (i) if it is eligible for the benefits of a comprehensive tax treaty with the United States that the U.S. Secretary of Treasury determines is satisfactory for purposes of this provision and includes an exchange of information program, or (ii) with respect to any dividend it pays on stock that is readily tradable on an established securities market in the United States, including Nasdaq. It is unclear whether dividends that we pay on our Ordinary Shares will meet the conditions required for the reduced tax rate. However, in the event that we are deemed to be a PRC resident enterprise under the PRC Enterprise Income Tax Law, we may be eligible for the benefits of the United States-PRC income tax treaty. If we are eligible for such benefits, dividends we pay on our Ordinary Shares would be eligible for the reduced rates of taxation described in this paragraph. You are urged to consult your tax advisor regarding the availability of the lower rate for dividends paid with respect to our Ordinary Shares. Dividends received on our Ordinary Shares will not be eligible for the dividends-received deduction allowed to corporations.

Dividends will generally be treated as income from foreign sources for U.S. foreign tax credit purposes and will generally constitute passive category income. Depending on the U.S. Holder’s individual facts and circumstances, a U.S. Holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit not in excess of any applicable treaty rate in respect of any foreign withholding taxes imposed on dividends received on our Ordinary Shares. A U.S. Holder who does not elect to claim a foreign tax credit for foreign tax withheld may instead claim a deduction, for U.S. federal income tax purposes, in respect of such withholding, but only for a year in which such U.S. Holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex and their outcome depends in large part on the U.S. Holder’s individual facts and circumstances. Accordingly, U.S. Holders are urged to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Taxation of Sale or Other Disposition of Ordinary Shares

Subject to the discussion below under “Passive Foreign Investment Company Rules,” a U.S. Holder will generally recognize capital gain or loss upon the sale or other disposition of Ordinary Shares in an amount equal to the difference between the amount realized upon the disposition and the U.S. Holder’s adjusted tax basis in such Ordinary Shares. Any capital gain or loss will be long term if the Ordinary Shares have been held for more than one year and will generally be U.S.-source gain or loss for U.S. foreign tax credit purposes. Long-term capital gains of non-corporate taxpayers are currently eligible for reduced rates of taxation. In the event that gain from the disposition of the Ordinary Shares is subject to tax in the PRC, such gain may be treated as PRC-source gain under the United States-PRC income tax treaty. The deductibility of a capital loss may be subject to limitations. U.S. Holders are urged to consult their tax advisors regarding the tax consequences if a foreign tax is imposed on a disposition of our Ordinary Shares, including the availability of the foreign tax credit under their particular circumstances.

Passive Foreign Investment Company Rules

A non-U.S. corporation, such as our Company, will be classified as a PFIC, for U.S. federal income tax purposes for any taxable year, if either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the value of its assets (determined on the basis of a quarterly average) during such year is attributable to assets that produce or are held for the production of passive income. For this purpose, cash and cash equivalents are categorized as passive assets and the company’s goodwill and other unbooked intangibles are taken into account as non-passive assets. Passive income generally includes, among other things, dividends, interest, rents, royalties, and gains from the disposition of passive assets. We will be treated as owning a proportionate share of the assets and earning a proportionate share of the income of any other corporation in which we own, directly or indirectly, more than 25% (by value) of the stock.

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No assurance can be given as to whether we may be or may become a PFIC, as this is a factual determination made annually that will depend, in part, upon the composition of our income and assets. Furthermore, the composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets and the cash raised in this offering. Under circumstances where our revenue from activities that produce passive income significantly increase relative to our revenue from activities that produce non-passive income, or where we determine not to deploy significant amounts of cash for active purposes, our risk of becoming classified as a PFIC may substantially increase. In addition, because there are uncertainties in the application of the relevant rules, it is possible that the Internal Revenue Service may challenge our classification of certain income and assets as non-passive or our valuation of our tangible and intangible assets, each of which may result in our becoming a PFIC for the current or subsequent taxable years. If we were classified as a PFIC for any year during which a U.S. Holder held our Ordinary Shares, we generally would continue to be treated as a PFIC for all succeeding years during which such U.S. Holder held our Ordinary Shares even if we cease to be a PFIC in subsequent years, unless certain elections are made. Our U.S. counsel expresses no opinion with respect to our PFIC status for any taxable year.

If we are classified as a PFIC for any taxable year during which a U.S. Holder holds our Ordinary Shares, and unless the U.S. Holder makes a mark-to-market election (as described below), the U.S. Holder will generally be subject to special tax rules that have a penalizing effect, regardless of whether we remain a PFIC, on (i) any excess distribution that we make to the U.S. Holder (which generally means any distribution paid during a taxable year to a U.S. Holder that is greater than 125 percent of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for the Ordinary Shares), and (ii) any gain realized on the sale or other disposition of Ordinary Shares. Under these rules,

●	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the Ordinary Shares;

●	the amount allocated to the current taxable year and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are classified as a PFIC (each, a “pre-PFIC year”), will be taxable as ordinary income;

●	the amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect for individuals or corporations, as appropriate, for that year; and

●	an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each prior taxable year, other than a pre-PFIC year, of the U.S. Holder.

If we are treated as a PFIC for any taxable year during which a U.S. Holder holds our Ordinary Shares, or if any of our subsidiaries is also a PFIC, such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of any lower-tier PFICs for purposes of the application of these rules. U.S. Holders are urged to consult their tax advisors regarding the application of the PFIC rules to any of our subsidiaries.

As an alternative to the foregoing rules, a U.S. Holder of “marketable stock” in a PFIC may make a mark-to-market election with respect to such stock, provided that such stock is “regularly traded” within the meaning of applicable U.S. Treasury regulations. If our Ordinary Shares qualify as being regularly traded, and an election is made, the U.S. Holder will generally (i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of Ordinary Shares held at the end of the taxable year over the adjusted tax basis of such Ordinary Shares and (ii) deduct as an ordinary loss the excess, if any, of the adjusted tax basis of the Ordinary Shares over the fair market value of such Ordinary Shares held at the end of the taxable year, but such deduction will only be allowed to the extent of the amount previously included in income as a result of the mark-to-market election. The U.S. Holder’s adjusted tax basis in the Ordinary Shares would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. Holder makes a mark-to-market election in respect of a corporation classified as a PFIC and such corporation ceases to be classified as a PFIC, the U.S. Holder will not be required to take into account the gain or loss described above during any period that such corporation is not classified as a PFIC. If a U.S. Holder makes a mark-to-market election, any gain such U.S. Holder recognizes upon the sale or other disposition of our Ordinary Shares in a year when we are a PFIC will be treated as ordinary income and any loss will be treated as ordinary loss, but such loss will only be treated as ordinary loss to the extent of the net amount previously included in income as a result of the mark-to-market election.

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Because a mark-to-market election cannot be made for any lower-tier PFICs that we may own, a U.S. Holder may continue to be subject to the PFIC rules with respect to such U.S. Holder’s indirect interest in any investments held by us that are treated as an equity interest in a PFIC for U.S. federal income tax purposes.

Furthermore, as an alternative to the foregoing rules, a U.S. Holder that owns stock of a PFIC generally may make a “qualified electing fund” election regarding such corporation to elect out of the PFIC rules described above regarding excess distributions and recognized gains. However, we do not intend to provide information necessary for U.S. Holders to make qualified electing fund elections which, if available, would result in tax treatment different from the general tax treatment for PFICs described above.

If a U.S. Holder owns our Ordinary Shares during any taxable year that we are a PFIC, the U.S. Holder must generally file an annual Internal Revenue Service Form 8621 and provide such other information as may be required by the U.S. Treasury Department, whether or not a mark-to-market election is or has been made. If we are or become a PFIC, you should consult your tax advisor regarding any reporting requirements that may apply to you.

You should consult your tax advisors regarding how the PFIC rules apply to your investment in our Ordinary Shares.

Information Reporting and Backup Withholding

Certain U.S. Holders are required to report information to the Internal Revenue Service relating to an interest in “specified foreign financial assets,” including shares issued by a non-United States corporation, for any year in which the aggregate value of all specified foreign financial assets exceeds $50,000 (or a higher dollar amount prescribed by the Internal Revenue Service), subject to certain exceptions (including an exception for shares held in custodial accounts maintained with a U.S. financial institution). These rules also impose penalties if a U.S. Holder is required to submit such information to the Internal Revenue Service and fails to do so.

In addition, dividend payments with respect to our Ordinary Shares and proceeds from the sale, exchange or redemption of our Ordinary Shares may be subject to additional information reporting to the IRS and possible U.S. backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on IRS Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on IRS Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS and furnishing any required information. We do not intend to withhold taxes for individual shareholders. However, transactions effected through certain brokers or other intermediaries may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF OUR ORDINARY SHARES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

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ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the British Virgin Islands as a BVI business company limited by shares. We are incorporated in the British Virgin Islands because of certain benefits associated with being a British Virgin Islands entity, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of exchange control or currency restrictions and the availability of professional and support services. However, the British Virgin Islands has a less developed body of securities laws compared with the United States and provides protections for investors to a lesser extent. In addition, British Virgin Islands companies may not have standing to sue before the federal courts of the United States.

Substantially all of our assets are located outside the United States. In addition, a majority of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons’ assets are located outside the United States. Nga Fan Wong, our Chief Executive Officer, Chairman and director, Yuet Wang Mok, Chief Financial Officer, Ho Ling Honnus Cheung, director are located in HK SAR. Liqian Liao and Rose Ellen Steinberg, our directors, are located in China and the United States, respectively. As a result, it may be difficult for investors to effect service of process within the United States upon us or such persons or to enforce against them or against us, judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

There is no statutory enforcement in the British Virgin Islands of judgments obtained in the U.S.; however, the courts of the British Virgin Islands will in certain circumstances recognize such a foreign judgment and treat it as a cause of action in itself which may be sued upon as a debt at common law so that no retrial of the issues would be necessary, provided that:

●	the U.S. court issuing the judgment had jurisdiction in the matter and the company either submitted to such jurisdiction or was resident or carrying on business within such jurisdiction and was duly served with process;

●	the judgment is final and for a liquidated sum;

●	the judgment given by the U.S. court was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations of the company;

●	in obtaining judgment there was no fraud on the part of the person in whose favor judgment was given or on the part of the court;

●	recognition or enforcement of the judgment in the British Virgin Islands would not be contrary to public policy; and

●	the proceedings pursuant to which judgment was obtained were not contrary to natural justice.

The British Virgin Islands courts are unlikely to do the following things:

●	recognize or enforce against the Company judgments of courts of the U.S. predicated upon the civil liability provisions of the securities laws of the U.S.; and

●	impose liabilities against the Company predicated upon the certain civil liability provisions of the securities laws of the U.S. so far as the liabilities imposed by those provisions are penal in nature.

We have appointed Cogency Global Inc. as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any State of the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

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Loeb & Loeb LLP, our counsel to laws of the HK SAR, has advised us that there is uncertainty as to whether the courts of the HK SAR would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in the HK SAR against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Our counsel to the laws of HK SAR also advised us that in HK SAR, foreign judgments can be enforced under the Foreign Judgments (Reciprocal Enforcement) Ordinance (Cap. 319 of the Laws of Hong Kong) or under common law. Foreign judgments can be enforced through a statutory registration scheme under the Foreign Judgments (Reciprocal Enforcement) Ordinance based on reciprocal recognition of judgment between Hong Kong and the foreign courts. The United States is not a designated country under the Foreign Judgments (Reciprocal Enforcement) Ordinance. As a result, a judgment rendered by a court in the United States, including as a result of administrative actions brought by regulatory authorities such as the SEC, and other actions, cannot be registered and may only be enforced at common law.

With respect to enforcing a judgment of the U.S. court at common law, the U.S. court judgement will not be enforced directly by execution or any other process. The U.S. court judgment itself may form the basis of a cause of action and the judgment will be regarded as creating a debt between the parties to it. The judgment debtor’s liability arises on an implied promise to pay the amount of U.S. court judgment under a simple contract. Being a promise under a contract, it is subject to the usual limitation period of 6 years for such legal action.

For a U.S. court judgment to be enforceable at common law in HK SAR, certain requirements must be met: (i) such a judgment must be for a debt or a definite sum of money other than a sum payable in respect of taxes, penalties, or similar charges; (ii) the judgment creditor has to prove, among other things, that the U.S. court judgment is a final judgment conclusive upon the merits of the claim in the U.S. jurisdiction; (iii) the U.S. court judgment must come from a “competent” court (as determined by the private international law rules applied by the HK SAR courts); (iv) the U.S. court judgment was not obtained by fraud; (v) the U.S. court judgment was not contrary to Hong Kong rules of public policy or notions of natural justice; (vi) the U.S. court judgment is not irreconcilable with the prior decision of the Hong Kong court in an action between the same parties; and (vii) the judgment debtor submitted or agreed to submit to the jurisdiction of the U.S. court.

Our Taiwan subsidiary is incorporated under the laws of Taiwan (R.O.C.) as a Taiwan limited company. Substantially all of the assets of our Taiwan subsidiary are located outside the United States. In addition, the sole director and the majority of officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons’ assets are located outside the United States. Although the “Agreement on Mutual Legal Assistance in Criminal Matters between the Taipei Economic and Cultural Representative Office and the American Institute in Taiwan” was entered into on March 26, 2002, the mutual legal assistance between the relevant authorities of the United States and Taiwan is limited to the investigation, prosecution, and prevention of offenses, service of process, and proceedings related to criminal matters. As a result, with respect to civil proceedings, it may be difficult for investors to effect service of process within the United States upon such persons or to enforce against them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

Under Article 402 of the Taiwan Code of Civil Procedure, the foreign civil judgment is generally recognizable under the regime of the Taiwan laws. The enforcement of a final and conclusive judgment of a U.S. court is permissible only when the following requirements are satisfied and a court of Taiwan has approved the enforcement by a judgment:

●	the U.S. court rendering the judgment has jurisdiction over the subject matter according to the laws of Taiwan;

●	if the judgment is a default judgment against the debtor as rendered by the U.S. court, (a) the debtor has been duly served in the jurisdiction of the U.S. court within a reasonable period of time in accordance with the laws and regulations of such jurisdiction, or (b) process has been served on the debtor with judicial assistance of the government of Taiwan;

●	the judgment and the U.S. court procedure resulting in the judgment are not contrary to the public order or good morals of Taiwan; and

●	there is mutual recognition between the U.S. and Taiwan, or the courts in the jurisdiction where the U.S. judgment is rendered do not expressly refuse to recognize the validity of the judgments of the courts of Taiwan.

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The Supreme Court of Taiwan holds that there is a principle of international mutual recognition revealed by the U.S. Supreme Court precedent. In addition, a large number of U.S. judgments have been approved by Taiwan courts as enforceable within the territory of Taiwan, which could be used as evidence that there is mutual recognition between the U.S. and Taiwan. However, if the U.S. judgment does not meet the first three requirements above, the application to be approved as enforceable in Taiwan may be dismissed by Taiwan courts.

For the enforcement of a foreign arbitral award in Taiwan, the foreign arbitral award, after an application for recognition has been granted by a court of Taiwan, shall be binding on the parties involved and is enforceable. For the enforcement of a U.S. arbitral award in Taiwan, such award shall not contain any of the following elements:

●	the recognition or enforcement of the arbitral award is contrary to the public order or good morals of Taiwan;

●	the dispute is not arbitrable under the Taiwan laws;

●	the arbitration agreement is invalid as a result of the incapacity of a party according to the law chosen by the parties to govern the arbitration agreement;

●	the arbitration agreement is null and void according to the law chosen to govern said agreement or, in the absence of choice of law, the law of the country where the arbitral award was made;

●	a party is not given proper notice whether of the appointment of an arbitrator or of any other matter required in the arbitral proceedings, or any other situations which give rise to lack of due process;

●	the arbitral award is not relevant to the subject matter of the dispute covered by the arbitral agreement or exceeds the scope of the arbitration agreement, unless the offending portion can be severed from and not affect the remainder of the arbitral award;

●	the composition of the arbitral tribunal or the arbitration procedure contravenes the arbitration agreement or, in the absence of an arbitration agreement, the law of the place of the arbitration;

●	the arbitral award is not yet binding upon the parties or has been suspended or revoked by a competent court; or

●	the U.S. or its laws governing the arbitral award does not recognize arbitral awards of Taiwan.

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According to the existing and valid Sino-American Treaty of Friendship, Commerce and Navigation, which was entered into between the United States and the Republic of China (now Taiwan), “[i]n the case of any controversy susceptible of settlement by arbitration, which involves nationals, corporations or associations of both High Contracting Parties and is covered by a written agreement for arbitration, such agreement shall be accorded full faith and credit by the courts within the territories of each High Contracting Party, and the award or decision of the arbitrators shall be accorded full faith and credit by the courts within the territories of the High Contracting Party in which it was rendered, provided the arbitration proceedings were conducted in good faith and in conformity with the agreement for arbitration.” This treaty implies that the United States and the R.O.C. (Taiwan) mutually recognize arbitral awards made in each other’s territory or under the laws of each other. In addition, many arbitral awards have been made in the U.S. or under U.S. laws and are recognized by Taiwan courts, which supports the enforceability of U.S. arbitral awards in Taiwan. However, if a U.S. arbitral award has one of the preceding elements, the application to be recognized as enforceable in Taiwan may be dismissed by Taiwan courts.

There is uncertainty as to whether the courts of Singapore would (i) recognize or enforce judgments of United States courts in the event that any of the aforementioned are obtained against VS Media SG or its directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in Singapore against VS Media SG or its directors or officers predicated upon the securities laws of the United States or any state in the United States.

There is no treaty between the United States and Singapore providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters and a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability, whether predicated solely upon the federal securities laws or otherwise, would, therefore, not be automatically enforceable in Singapore.

There is uncertainty as to whether judgments of courts in the United States based upon the civil liability provisions of the federal securities laws of the United States would be recognized or enforceable in Singapore. In making a determination as to enforceability of a judgment of the courts of the United States, the Singapore courts would have regard to certain criteria, including for example, whether the judgment was final and conclusive and on the merits of the case, given by a court of law of competent jurisdiction, and was expressed to be for a fixed sum of money.

In general, a foreign judgment would be enforceable in Singapore unless procured by fraud, or the proceedings in which such judgments were obtained were not conducted in accordance with principles of natural justice, or the enforcement thereof would be contrary to public policy, or if the judgment would conflict with earlier judgment(s) from Singapore or earlier foreign judgment(s) recognized in Singapore, or if the judgment would amount to the direct or indirect enforcement of foreign penal, revenue or other public laws.

Civil liability provisions of the federal and state securities law of the United States permit the award of punitive damages against a company, its directors and officers. Singapore courts would not recognize or enforce judgments against the Singapore Subsidiary, its directors and officers to the extent that doing so would amount to the direct or indirect enforcement of foreign penal, revenue or other public laws. It is uncertain as to whether a judgment of the courts of the United States under civil liability provisions of the federal securities law of the United States would be regarded by the Singapore courts as being pursuant to foreign, penal, revenue or other public laws.

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EXPENSES RELATING TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding Placement Agent commissions, that we expect to incur in connection with this Offering. With the exception of the SEC registration fee, all amounts are estimates.

SEC Registration Fee	$2,279
Legal Fees and Expenses	197,456
Accounting Fees and Expenses	28,400
Placement Agent Expenses paid by us	50,000
Miscellaneous Expenses	210,000
Total Expenses	$488,135

LEGAL MATTERS

Loeb & Loeb LLP is acting as counsel to our Company regarding U.S. securities law matters. The validity of the Class A Ordinary Shares offered hereby will be passed upon for us by Maples and Calder (Hong Kong) LLP. Certain legal matters as to PRC law will be passed upon for us by Beijing Dacheng Law Offices, LLP. Certain legal matters as to HK SAR law will be passed upon for us by Loeb & Loeb LLP. Certain legal matters as to Taiwan law will be passed upon for us by Formosan Brothers. Loeb & Loeb LLP may rely upon Maples and Calder (Hong Kong) LLP with respect to matters governed by BVI law, Beijing Dacheng Law Offices, LLP, Loeb & Loeb LLP, and Formosan Brothers with respect to matters governed by PRC, HK SAR and Taiwan law, respectively. Duane Morris LLP is acting as U.S. securities counsel for the Placement Agent.

EXPERTS

The consolidated financial statements as of December 31, 2024 and 2023 and for each of the years then ended included in this prospectus have been so included in reliance on the report of Assentsure PAC, an independent registered public accounting firm, given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1 under the Securities Act with respect to the Ordinary Shares offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits filed therewith. For further information about us and the Ordinary Shares offered hereby, reference is made to the registration statement and the exhibits filed therewith. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance we refer you to the copy of such contract or other document filed as an exhibit to the registration statement. However, statements in the prospectus contain the material provisions of such contracts, agreements and other documents. We currently do not file periodic reports with the SEC. Upon the closing of our initial public offering, we will be required to file periodic reports and other information with the SEC pursuant to the Exchange Act. A copy of the registration statement and the exhibits filed therewith may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, NE, Washington, DC 20549, and copies of all or any part of the registration statement may be obtained from that office. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains a website that contains reports, information statements and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

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VS MEDIA HOLDINGS LIMITED

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the shareholders and the board of directors of VS MEDIA Holdings Limited

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of VS MEDIA Holdings Limited and its subsidiaries (the “Company”) as of December 31, 2024 and 2023, the related consolidated statements of operations and comprehensive (loss) income, changes in shareholders’ equity, and cash flows for the years ended December 31, 2024 and 2023, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2024 and 2023, and the consolidated results of its operations and its cash flows for the years ended December 31, 2024 and 2023, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1 to the financial statements, the Company has a negative operating cash flow of $1,487,388 and $7,246,896 for the years ended December 31, 2024 and 2023, respectively and accumulated deficit of $28,501,074 and $21,208,152, respectively as of December 31, 2024 and 2023. The Company has incurred recurring losses and sustained a net loss from continuing operations of $7,292,922 and $6,594,442 for the years ended December 31, 2024 and 2023, respectively. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might become necessary should the Company be unable to continue as a going concern.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and are required to be independent with respect to the Company in accordance with the United States federal securities laws. and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provide a reasonable basis for our opinion.

/s/ Assentsure PAC

Singapore

April 14, 2025

PCAOB ID number: 6783

We have served as the Company’s auditor since 2023.

F-2

VS MEDIA HOLDINGS LIMITED AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	As of December 31,
	2024	2023
ASSETS
Current assets
Cash and cash equivalents	$775,246	$1,500,148
Accounts receivable, net	1,360,656	2,131,371
Deposits, prepayments and other receivables, net	2,597,017	6,358,344
Due from related parties	31,624	1,799
Total current assets	4,764,543	9,991,662

Non-current assets
Plant and equipment, net	13,814	19,609
Intangible assets, net	926,852	37,333
Goodwill	1,118,038	—
Right-of-use assets, operating leases	258,967	34,143
Long-term investments, net	100,444	—
Total non-current assets	2,418,115	91,085
TOTAL ASSETS	$7,182,658	$10,082,747

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Bank loans - current	$1,462,204	$1,587,680
Other borrowings - current	321,936	432,241
Accounts payable	1,238,304	1,837,795
Accounts payable, related party	30,648	—
Due to related parties	328,307	90,589
Loan - related party	1,162,920	1,295,287
Receipt in advance	91,984	139,341
Lease liabilities - current	54,017	34,143
Accruals and other payables	1,007,470	264,532
Total current liabilities	5,697,790	5,681,608

Non-current liabilities
Other borrowings – non-current	—	208,116
Lease liabilities – non-current	204,950	—
Total non-current liabilities	204,950	208,116
TOTAL LIABILITIES	$5,902,740	$5,889,724

Commitments and contingencies	—	—

SHAREHOLDERS’ EQUITY**
Class A Ordinary Share, unlimited authorized shares, no par value, 7,707,676 and 2,857,153 shares issued and outstanding as of December 31, 2024 and 2023, respectively	$8,047,695	$8,047,695
Class B Ordinary Share, unlimited authorized shares, no par value, 285,715 shares issued and outstanding as of December 31, 2024 and 2023	—	—

Additional paid-in capital	21,592,418	17,075,568
Accumulated other comprehensive income	140,879	277,912
Accumulated deficit	(28,501,074)	(21,208,152)
Total shareholders’ equity	1,279,918	4,193,023

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$7,182,658	$10,082,747

**	The consolidated financial statements give retroactive to the June 18, 2024 one-for-seven reverse share split.

The accompanying notes are an integral part of these consolidated financial statements.

F-3

VS MEDIA HOLDINGS LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	For the years ended December 31,
	2024	2023

Revenues, net	$8,248,108	$7,991,103
Cost of revenues	(6,554,925)	(6,351,394)
Gross profit	1,693,183	1,639,709

Operating expenses
Marketing expenses	(488,516)	(218,895)
Share-based compensation	(946,444)	(861,551)
General and administrative expenses	(7,162,954)	(6,973,526)
Total operating expenses	(8,597,914)	(8,053,972)

Loss from operations	(6,904,731)	(6,414,263)

Other income (expense)
Other income	15,086	103,006
Interest income	6,607	7,560
Interest expense	(409,884)	(290,745)
Total other expenses, net	(388,191)	(180,179)

Loss before income taxes	(7,292,922)	(6,594,442)

Provision for income taxes	—	—

Net loss	$(7,292,922)	$(6,594,442)

Other comprehensive (loss) income
Foreign currency translation adjustment	(137,033)	259,131
Total comprehensive loss	$(7,429,955)	$(6,335,311)

Loss per share – basic and diluted	$(2.30)	$(2.31)
Weighted average number of ordinary shares outstanding – basic and diluted**	3,165,662	2,857,153

**	The consolidated financial statements give retroactive to the June 18, 2024 one-for-seven reverse share split.

The accompanying notes are an integral part of these consolidated financial statements.

F-4

VS MEDIA HOLDINGS LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

(Currency expressed in United States Dollars (“US$”), except for number of shares)

		For the years ended December 31, 2024 and 2023
		Class A ordinary shares**		Class B ordinary shares**		Ordinary shares**		Additional		Accumulated other	Total
	Note 12	No. of shares	Amount	No. of shares	Amount	No. of shares	Amount	paid-in capital	Accumulated deficit	comprehensive income	shareholders’ equity
Balance, January 1, 2023		—	—	—	—	2,857,153	20	16,213,997	(14,613,710)	18,781	1,619,088
Restructuring of share class		2,571,428	—	285,715	—	(2,857,153)	(20)	20	—	—	—
Share-based compensation		—	—	—	—	—	—	861,551	—	—	861,551
Proceeds from IPO offering, net	(i)	285,725	8,047,695	—	—	—	—	—	—	—	8,047,695
Foreign currency translation adjustment		—	—	—	—	—	—	—	—	259,131	259,131
Net loss		—	—	—	—	—	—	—	(6,594,442)	—	(6,594,442)

Balance, December 31, 2023		2,857,153	8,047,695	285,715	—	—	—	17,075,568	(21,208,152)	277,912	4,193,023
Issuance of ordinary shares for settlement of service fees	(ii)	530,875	—	—	—	—	—	782,414	—	—	782,414
Share-based compensation	(iii)	85,714	—	—	—	—	—	235,038	—	—	235,038
Issuance of ordinary shares for share-based compensation	(iv)	622,681	—	—	—	—	—	—	—	—	—
Issuance of ordinary shares for conversion of promissory notes	(v)	430,326	—	—	—	—	—	335,415	—	—	335,415
Issuance of ordinary shares for private placement	(vi)	1,030,927	—	—	—	—	—	1,004,439	—	—	1,004,439
Issuance of ordinary shares for acquisition of an intangible asset	(vii)	900,000	—	—	—	—	—	903,995	—	—	903,995
Issuance of ordinary shares for acquisition of a subsidiary	(viii)	1,250,000	—	—	—	—	—	1,255,549	—	—	1,255,549
Foreign currency translation		—	—	—	—	—	—	—	—	(137,033)	(137,033)
Net loss for the year		—	—	—	—	—	—	—	(7,292,922)	—	(7,292,922)

Balance, December 31, 2024		7,707,676	$8,047,695	285,715	$—	—	$—	$21,592,418	$(28,501,074)	$140,879	$1,279,918

**	The consolidated financial statements give retroactive to the June 18, 2024 one-for-seven reverse share split.

The accompanying notes are an integral part of these consolidated financial statements.

F-5

VS MEDIA HOLDINGS LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Currency expressed in United States Dollars (“US$”))

	For the years ended December 31,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(7,292,922)	$(6,594,442)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of plant and equipment	9,549	11,032
Amortization of intangible assets	20,381	20,317
Non-cash lease expense	64,419	65,914
Share-based compensation	946,444	861,551
Marketing expense	66,330	—
Allowance for expected credit loss	2,132,724	—
Written-off accounts receivable	—	—
Written-off inventories	—	—
Change in operating assets and liabilities
Accounts receivable	748,178	(213,639)
Deposits, prepayments and other receivables	2,011,708	(1,812,753)
Inventories	—	—
Deposit paid for acquisition of intangible assets	—	115,601
Accounts payable	(856,009)	801,005
Accounts payable, related party	30,648	—
Receipt in advance	(47,357)	80,272
Operating lease liabilities	(64,419)	(66,446)
Accruals and other payables	742,938	(515,308)
Net cash used in operating activities	(1,487,388)	(7,246,896)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of plant and equipment	(4,888)	(2,810)
Purchase of long-term investments	(100,444)	—
Net cash acquired from acquisition of a subsidiary	33,461	—
Proceeds from disposal of subsidiaries	—	—
Net cash used in investing activities	(71,871)	(2,810)

CASH FLOWS FROM FINANCING ACTIVITIES
Repayments of short-term bank loans	(125,476)	(40,368)
Proceeds from short-term bank loans	—	—
Repayments of other borrowings	(318,421)	—
Proceeds from other borrowings	—	—
Proceeds from private placement	1,004,439	—
Proceeds from convertible promissory notes	335,415	—
Repayments of promissory notes payable	—	—
Net proceeds from IPO offering	—	8,047,695
Advances from related parties	207,893	5,455
Repayments to related parties	(132,367)	(350,288)
Loan from a shareholder	—	—
Proceeds from issue of ordinary shares	—	—
Net cash provided by financing activities	971,483	7,662,494

Net (decrease) increase in cash and cash equivalents	(587,776)	412,788
Effect of foreign currency translation on cash and cash equivalents	(137,126)	266,790
Cash and cash equivalents, beginning of year	1,500,148	820,570
Cash and cash equivalents, end of year	$775,246	$1,500,148

Supplemental cash flow information:
Cash received for interest	$6,607	$7,560
Cash paid for interest	$409,884	$290,745
Cash paid for listing fee	$—	$185,799

Supplemental disclosure of non-cash investing and financing activities:
Issuance of ordinary shares for acquisition of a subsidiary	$1,255,549	$—
Issuance of ordinary shares for acquisition of an intangible assets	$909,790	$—

The accompanying notes are an integral part of these consolidated financial statements.

F-6

VS MEDIA HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

(Stated in US Dollars, except for number of shares)

NOTE 1 – ORGANIZATION AND PRINCIPAL ACTIVITIES

VS MEDIA Holdings Limited (“VSME” or the “Company”) was incorporated in the British Virgin Islands (“BVI”) on August 30, 2022 as an investment holding company. The Company conducts its primary operations through its indirectly wholly owned subsidiaries VS Media Limited (“VS Media HK”), GRACE CREATION LIMITED (“Grace Creation”) and VS MEDIA LIMITED (“VS Media TW”) which are incorporated and domiciled in Hong Kong SAR (“HK SAR”), HK SAR and Taiwan, respectively; VS Media HK, Grace Creation and VS Media TW operate a global network of digital creators who create and upload content to social media platforms such as YouTube, Facebook, Instagram, and TikTok.

The Company owns VSM Holdings Limited (“VSM”) an investment holding company that was incorporated in the BVI on March 23, 2015. The primary purpose of VSM is to hold VS Media Co Limited (“VS Media BVI”) and VS Media BVI is an investment holding company that was incorporated in the BVI on August 22, 2013. The primary purpose of VS Media BVI is to hold VS Media HK.

VS MEDIA PTE. LTD. (“VS Media SG”) was incorporated in Singapore on July 23, 2019 and is dormant.

On December 30, 2024, VS Media HK entered into a share purchase agreement with the shareholders of MLINK Limited (“MLINK”) to acquire 100% equity interest of MLINK in consideration of 1,250,000 shares of Class A Ordinary Share of the Company. The acquisition was completed on December 31, 2024. MLINK was incorporated and domiciled in Macau SAR on September 19, 2023 with principal activity engaged in the provision of digital marketing services.

The following is an organization chart of the Company and its subsidiaries:

VSME and its subsidiaries are hereinafter referred to as the “Company”.

F-7

VS MEDIA HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

(Stated in US Dollars, except for number of shares)

GOING CONCERN

For the year ended December 31, 2024, the Company reported net loss of $7,292,922 and net cash used in operating activities of $1,487,388. As of December 31, 2024, the Company had an accumulated deficit of $28,501,074. These circumstances gave rise to substantial doubt that the Company would continue as a going concern subsequent to December 31, 2024. As of the date of this report, there still exist substantial doubt that the Company will continue as going concern. Management plans to focus its resources on more profitable projects. Additionally, the Company plans to raise capital via private placement or public offering in the event that the Company does not have adequate liquidity to meet its current obligations.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. These consolidated financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and applicable rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”), regarding financial reporting, and include all normal and recurring adjustments that management of the Company considers necessary for a fair presentation of its financial position and operation results.

Principles of consolidation

The accompanying consolidated financial statements reflect the activities of the Company and each of the following subsidiaries:

Name of Company	Place of Incorporation	Attributable equity interest %	Registered/ Issued capital
VS MEDIA Holdings Limited	BVI	100	$20
VSM Holdings Limited	BVI	100	$1,774
VS MEDIA PTE. LTD.	Singapore	100	$1
VS Media Co Limited	BVI	100	$1,000
VS Media Limited	HK SAR	100	$—	*
GRACE CREATION LIMITED	HK SAR	100	$—	*
VS MEDIA LIMITED	Taiwan	100	$198,288
MLINK Limited	Macau SAR	100	$64,103

*	Less than $1

Management has eliminated all significant inter-company balances and transactions in preparing the accompanying consolidated financial statements.

F-8

VS MEDIA HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

(Stated in US Dollars, except for number of shares)

Use of estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”), requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Management makes these estimates using the best information available when the calculations are made; however, actual results could differ materially from those estimates.

Business combinations

The Company includes the results of operations of businesses acquired as of the date of acquisition. Fair values of the assets acquired and liabilities assumed are determined based on the estimated fair values as of the respective date of acquisition. The excess purchase price over the fair values of identifiable assets and liabilities acquired is recorded as goodwill. Determining the fair value of assets acquired and liabilities assumed requires management to use significant judgments and estimates including the selection of valuation methodologies, estimates of future revenue and cash flows, discount rates, and comparison to peer companies. Estimates of fair value are based on assumptions the Company believes to be reasonable, but which are inherently uncertain and unpredictable and, as a result, actual results may differ from estimates. Certain information that is indeterminable at the time of the acquisition becomes subject to a subsequent measurement period, which is generally limited to one year. During the measurement period, which may be up to one year from the acquisition date, adjustments to the value of the assets acquired and liabilities assumed may be recorded with a corresponding offset to goodwill. At the conclusion of the measurement period, any subsequent adjustments are reflected in the consolidated statements of operations and comprehensive loss.

Transaction costs associated with business combinations are expensed as incurred and are generally included in general and administrative expenses in the consolidated statements of operations and comprehensive loss.

Cash and cash equivalents

The Company considers cash, bank deposit and all highly liquid investments with original maturities of three months or less when purchased to be cash and cash equivalents. Cash consists primarily of cash in accounts held at a financial institution.

Accounts receivable, net

Accounts receivable, net includes amounts billed under the contract terms, less the allowance for expected credit losses.

Accounts receivable, net are recorded at the invoiced amount and do not bear interest, which are due within contractual payment terms. The normal settlement terms of accounts receivable are within 30 days upon the invoice issued. The Company maintains an allowance for expected credit losses to provide for the estimated number of receivables that will not be collected. The Company considers several factors in its estimate of the allowance, including knowledge of a client’s financial condition, its historical collection experience, and other factors relevant to assessing the collectability of such receivables. Bad debts are written off against allowances.

Expected credit losses

Accounting Standard Updates (“ASU”) No. 2016-13, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments requires entities to use a current lifetime expected credit loss methodology to measure impairments of certain financial assets. Using this methodology will result in earlier recognition of losses than under the current incurred loss approach, which requires waiting to recognize a loss until it is probable of having been incurred. There are other provisions within the standard that affect how impairments of other financial assets may be recorded and presented, and that expand disclosures.

F-9

VS MEDIA HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

(Stated in US Dollars, except for number of shares)

Deposits and prepayments

The Company makes a deposit payment to suppliers for the procurement of products and services. Upon physical receipt and inspection of products or provision of services from suppliers, the applicable amount is recognized from deposits and prepayments to cost of revenues.

Plant and equipment

Plant and equipment are carried at cost less accumulated depreciation. Depreciation is provided over their estimated useful lives, using the straight-line method. The Company typically applies a salvage value of 0%. The estimated useful lives of the plan and equipment are as follows:

Leasehold improvements	the lesser of useful life or term of lease
Furniture and fixtures	3-5 years
Equipment	3-5 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts, and any gain or loss are included in the Company’s results of operations. The costs of maintenance and repairs are recognized as incurred; significant renewals and betterments are capitalized.

Intangible assets

Intangible assets are carried at cost less accumulated amortization. Amortization is provided over their useful lives, using the straight-line method. The estimated useful lives of the intangible assets are as follows:

Software platform	5 years

Goodwill

Goodwill represents the excess of the purchase price over the fair value of assets acquired and liabilities assumed. The Company reviews goodwill for impairment at least annually at the reporting unit level or when a triggering event occurs that indicates that the fair value of the reporting unit may be below its carrying amount.

The Company performs its annual impairment test of goodwill in the end of each fiscal year. First, the Company assesses qualitative factors to determine whether a quantitative impairment test is necessary. If that qualitative assessment indicates that it is more likely than not that goodwill is impaired, the Company performs a quantitative test to compare the fair value of the reporting unit with the carrying amount, including goodwill, of the reporting unit. If the qualitative assessment indicates that it is not more likely than not that goodwill is impaired, no further testing is necessary. The goodwill impairment loss, if any, represents the excess of the carrying amount of the reporting unit over the fair value of the reporting unit. There have been no impairment charges recorded on goodwill in any of the periods presented in the consolidated financial statements.

Long-term investments, net

The Company invests in equity securities of a privately-held company that do not have readily determinable fair values. They are accounted for, at cost, less any impairment, plus or minus changes resulting from observable price changes in orderly transactions for the identical or similar investment of the same issue.

At each reporting period, the Company makes a qualitative assessment considering impairment indicators to evaluate whether the investment is impaired.

F-10

VS MEDIA HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

(Stated in US Dollars, except for number of shares)

Accounting for the impairment of long-lived assets

The Company annually reviews its long-lived assets for impairment or whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. Impairment may become obsolete from a difference in the industry, introduction of new technologies, or if the Company has inadequate working capital to utilize the long-lived assets to generate adequate profits. Impairment is present if the carrying amount of an asset is less than its expected future undiscounted cash flows.

If an asset is considered impaired, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the asset. Assets to be disposed of are reported lower the carrying amount or fair value fewer costs to selling.

Lease

The Company adopted ASU 2016-02, “Leases” (Topic 842), and elected the practical expedients that do not require us to reassess: (1) whether any expired or existing contracts are, or contain, leases, (2) lease classification for any expired or existing leases and (3) initial direct costs for any expired or existing leases. For lease terms of twelve months or fewer, a lessee is permitted to make an accounting policy election not to recognize lease assets and liabilities. The Company also adopted the practical expedient that allows lessees to treat the lease and non-lease components of a lease as a single lease component.

Lease terms used to calculate the present value of lease payments generally do not include any options to extend, renew, or terminate the lease, as the Company does not have reasonable certainty at lease inception that these options will be exercised. The Company generally considers the economic life of its operating lease ROU assets to be comparable to the useful life of similar owned assets. The Company has elected the short-term lease exception, therefore operating lease ROU assets and liabilities do not include leases with a lease term of twelve months or less. Its leases generally do not provide a residual guarantee. The operating lease ROU asset also excludes lease incentives. Lease expense is recognized on a straight-line basis over the lease term.

As of December 31, 2024 and 2023, there were approximately $0.3 million and $0.03 million right of use (“ROU”) assets and approximately $0.3 million and $0.03 million and lease liabilities based on the present value of the future minimum rental payments of leases, respectively. The Company’s management believes that using an incremental borrowing rate of the Hong Kong Dollar Best Lending Rate (“BLR”) minus 2.25% (interest rate of short-term bank loans as mentioned in note 9) was the most indicative rate of the Company’s borrowing cost for the calculation of the present value of the lease payments; the rate used by the Company was 3.625% and 2.75% as of December 31, 2024 and 2023, respectively.

Commitments and contingencies

From time to time, the Company is a party to various legal actions arising in the ordinary course of business. The majority of these claims and proceedings related to or arise from commercial disputes. The Company first determine whether a loss from a claim is probable, and if it is reasonable to estimate the potential loss. The Company accrues costs associated with these matters when they become probable, and the amount can be reasonably estimated. Legal costs incurred in connection with loss contingencies are expensed as incurred. Also, the Company disclose a range of possible losses, if a loss from a claim is probable but the amount of loss cannot be reasonably estimated, which is in line with the applicable requirements of Accounting Standard Codification 450. The Company’s management does not expect any liability from the disposition of such claims and litigation individually or in the aggregate would have a material adverse impact on the Company’s consolidated financial position, results of operations and cash flows.

Related parties

The Company adopted ASC 850, “Related Party Disclosures”, for the identification of related parties and disclosure of related party transactions.

F-11

VS MEDIA HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

(Stated in US Dollars, except for number of shares)

Foreign currency translation

The accompanying consolidated financial statements are presented in United States dollar (“$”). The functional currency of the Company is Hong Kong dollar (“HK$”), New Taiwanese dollar (“NT$”), Singaporean dollar (“SG$”). VSM, VS Media HK and Grace Creation’s assets and liabilities are translated into $ from HK$ at year-end exchange rates. VS Media TW and VS Media SG’s assets and liabilities are translated into $ from NT$ and SG$, respectively. Their revenues and expenses are translated at the respective average exchange rate during the period. Capital accounts are translated at their historical exchange rates when the capital transactions occurred.

	2024	2023
Year-end $: HK$ exchange rate	7.7655	7.8081
Annual average $: HK$ exchange rate	7.8014	7.8260
Year-end $: NT$ exchange rate	32.7515	30.5106
Annual average $: NT$ exchange rate	32.1557	31.0906
Year-end $: SG$ exchange rate	1.3625	1.3192
Annual average $: SG$ exchange rate	1.3376	1.3410
Year-end $: CNY$ exchange rate	N/A	N/A
Annual average $: CNY$ exchange rate	N/A	N/A

Revenue recognition

The Company receives revenue from contracts with customers, which are accounted for in accordance with Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASC 606”).

ASC Topic 606 provided the following overview of how revenue is recognized from the Company’s contracts with customers: The Company recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services.

Step 1: Identify the contract(s) with a customer.

Step 2: Identify the performance obligations in the contract.

Step 3: Determine the transaction price – The transaction price is the amount of consideration in a contract to which an entity expects to be entitled in exchange for transferring promised goods or services to a customer.

Step 4: Allocate the transaction price to the performance obligations in the contract – Any entity typically allocates the transaction price to each performance obligation on the basis of the relative standalone selling prices of each distinct good or service promised in the contract.

Step 5: Recognize revenue when (or as) the entity satisfies a performance obligation – An entity recognizes revenue when (or as) it satisfies a performance obligation by transferring a promised good or service to a customer (which is when the customer obtains control of that good or service). The amount of revenue recognized is the amount allocated to the satisfied performance obligation. A performance obligation may be satisfied at a point in time (typically for promises to transfer goods to a customer) or over time (typically for promises to transfer service to a customer).

Generally, revenues are recognized when the Company has negotiated the terms of the transaction, which includes determining either the overall price, or price for each performance obligation in the form of a service or a product, the service or product has been delivered to the customer, no obligation is outstanding regarding that service or product, and the Company is reasonably assured that funds have been or will be collected from the customer.

F-12

VS MEDIA HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

(Stated in US Dollars, except for number of shares)

A summary of each of the Company’s revenue streams under ASC 606 is as follows:

Marketing services from clients

The Company offers clients a comprehensive suite of digital marketing services to grow their social media presence and reach their target audiences, particularly Gen Z and Millennials, to achieve marketing goals. Clients can leverage the Company’s experience in building content and fanbases with creators, their creators’ creativity, engagement, and trust among creators’ loyal fanbases to increase their brand awareness and sell products. The Company provides custom digital product offerings, including (i) advising on content strategy and budget and recommending specific creators; (ii) communicating with and managing selected creators; (iii) producing and engaging relevant content with creators to promote key messages for clients; (iv) uploading branded content on creators’ social media channels; (v) amplifying the reach of creators’ and clients’ content through precise media planning and buying via boosting marketing services on social media platforms, such as Google; and (vi) providing optimization services through data analysis and reporting.

For campaign-based marketing services, the performance obligation is a promise to place a branded content on certain social media platforms and is satisfied upon delivery of related services to clients. Such revenue is recognized at a point in time, for the amount the Company is entitled to receive, when the marketing services are provided. For optimization-based marketing services, the performance obligation is identified at the contract level as it represents a promise to deliver services under an agreed period. Each performance obligation is satisfied over time as clients receive and consume benefits when its services are performed. Such revenue is recognized over the scheduled period on the straight-line basis.

Digital marketing solutions may include third-party creators and websites, such as Google or Facebook, which can be included in a digital marketing social media campaign. The Company may contract directly with a third-party, however, the Company is responsible for delivering the campaign results to its clients with or without the third-party. The Company is responsible for any payments due to the third-party regardless of the campaign results and without regard to the status of payment from its clients. The Company has discretion in setting the price for its clients without input or approval from third parties. Accordingly, revenue is reported gross, as principal, as the performance obligation is delivered.

Marketing services from social media platforms

The company monetizes its contents by receiving the advertising revenue generated from its channel pages and posts on social media platforms, such as YouTube and Facebook. The Company recognizes revenue as performance obligations are satisfied as the creation of contents are published on the social media platforms. The advertisements are delivered primarily based on impressions of contents on social media platforms, hence the Company provided the advertising services by an on-going basis during the publication period and the outcome of the services can be received and consumed by the social media platform simultaneously. The Company pays certain third parties a percentage of advertising revenue for their service of the creation of contents. The Company controls the advertising service as the Company is primarily responsible for providing the service. Accordingly, revenue is recorded gross, as principal, and is recognized over the period in which the advertising is transmitted.

Social commerce from customers

The Company recognizes revenue from the sale of products at the point in time when control of the asset is transferred to the customer. In certain sales arrangements, although the Company did not bear inventory risk, the Company has separate agreements with its customers and suppliers. The Company has primary responsibility for products meeting customers’ specifications, instead of suppliers, and has discretion in establishing the price for the specified products that sold to customers without suppliers’ involvement. As a result, suppliers are neither party to the contractual arrangements with the Company’s customers, nor are the beneficiaries of the Company’s customer agreements. Accordingly, the Company has control over the products that are sold to customers before the products are transferred to the customers and hence revenue is reported gross, as principal, as the performance obligation is delivered.

For marketing services from clients and social media platforms, payments are usually received within 30 days upon completion of performance obligation. For social commerce from customers, customers need to make full payment before shipments.

Management does not believe that its contracts include a significant financing component because the period between delivery or the contracting services to the customers and the time of payment do not typically exceed one year.

F-13

VS MEDIA HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

(Stated in US Dollars, except for number of shares)

The Company’s main business operations are to provide: (i) campaign-based marketing services; (ii) optimization-based marketing services; (iii) social media platforms marketing services; and (iv) social commerce.

	For the years ended December 31,
	2024	2023
Campaign-based marketing services	$4,885,294	$4,401,097
Optimization-based marketing services	2,458,420	2,723,341
Social media platforms marketing services	771,266	866,665
Social commerce	133,128	—
Total revenues	$8,248,108	$7,991,103

Cost of revenues

Cost of revenues consist primarily of costs associated with the arrangements with third-party creators and websites. These include fees related to placement of branded contents, such as fees paid to creators and advertising boosting costs paid to Google and Facebook. Cost of revenues include payments of a certain percentage of advertising revenue to third parties for their service of the creation of contents. Cost of revenues also include actual product costs paid to suppliers and the cost of transportation to the Company’s customers.

Advertising

All advertising costs are expensed as incurred.

Shipping and handling

All outbound shipping and handling costs are expensed as incurred.

Retirement benefits

Retirement benefits in the form of mandatory government-sponsored defined contribution plans are charged to either expense as incurred or allocated to wages as part of cost of revenues.

Share-based compensation

The Company accounts for share-based compensation in accordance with the fair value recognition provision of ASC Topic 718, Stock Compensation. The Company grants share awards, including ordinary shares and restricted share units, to eligible participants. Share-based compensation expense for share awards is measured at fair value on the grant date. The fair value of restricted stock with either solely a service requirement or with the combination of service and performance requirements is based on the closing fair market value of the ordinary shares on the date of grant. Share-based compensation expense is recognized over the awards requisite service period. For awards with graded vesting that are subject only to a service condition, the expense is recognized on a straight-line basis over the service period for the entire award.

Income taxes

The Company recognizes deferred income tax assets or liabilities for expected future tax consequences of events recognized in the consolidated financial statements or tax returns. Under this method, deferred income tax assets or liabilities are determined based upon the difference between the consolidated financial statement and income tax bases of assets and liabilities using enacted tax rates expected to apply when the differences settle or become realized. Valuation allowances are provided when it is more likely than not that a deferred tax asset is not realizable or recoverable in the future.

F-14

VS MEDIA HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

(Stated in US Dollars, except for number of shares)

The Company determines that the tax position is more likely than not to be sustained and records the largest amount of benefit that is more likely than not to be realized when the tax position is settled. the Company recognizes interest and penalties, if any, related to uncertain tax positions in income tax expense.

Comprehensive income (loss)

The Company presents comprehensive income (loss) in accordance with ASC Topic 220, “Comprehensive Income”. ASC Topic 220 states that all items that are required to be recognized under accounting standards as components of comprehensive income (loss) be reported in the consolidated financial statements. The components of comprehensive income (loss) were the net income for the years and the foreign currency translation adjustments.

Income (loss) per share

The Company computes income (loss) per share following ASC Topic 260, “Earnings per share.” Basic income (loss) per share is measured as the income (loss) available to common shareholders divided by the weighted average common shares outstanding for the period. Diluted loss per share presents the dilutive effect on a per-share basis from the potential conversion of convertible securities or the exercise of options and or warrants; the dilutive impacts of potentially convertible securities are calculated using the as-if method; the potentially dilutive effect of options or warranties are computed using the treasury stock method. Potentially anti-dilutive securities (i.e., those that increase income per share or decrease loss per share) are excluded from diluted income (loss) per share calculation. There were no potentially dilutive securities that were in-the-money that were outstanding during the years ended December 31, 2024 and 2023.

Segment reporting

ASC 280, “Segment Reporting”, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for detailing the Company’s business segments.

The Company’s chief operating decision maker (“CODM”) is the Chief Executive Officer, who has determined that it operates in two reportable segments, marketing services and social commerce segments for the years presented.

The CODM evaluates the performance of each segment based on the regularly reviewed net sales, gross profit and income from operations (excluding intercompany charges) of the segment. The CODM uses net sales, gross profit and income from operations when evaluating each segment during the budget and forecasting processes. The CODM considers actual-to-budget variances for both profit measures when assessing segment performance and making decisions about the allocation of operating and capital resources to each segment. General corporate expenses include expenses incurred and directed by the corporate office that are not allocated to segments.

Financial instruments

The Company’s financial instruments, including cash and cash equivalents, accounts and other receivables, accounts and other payables, accrued liabilities, amounts due from (to) related parties, promissory notes payable and bank and other loans, have carrying amounts that approximate their fair values due to their short maturities. ASC Topic 820, “Fair Value Measurements and Disclosures” requires disclosing the fair value of financial instruments held by the Company. ASC Topic 825, “Financial Instruments” defines fair value and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The carrying amounts reported in the consolidated balance sheets for cash and cash equivalents, accounts and other receivables, accounts and other payables, accrued liabilities, amounts due from (to) related parties, promissory notes payable and bank and other loans each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period between the origination of such instruments and their expected realization and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

●	Level 1 – inputs to the valuation methodology used quoted prices for identical assets or liabilities in active markets.

F-15

VS MEDIA HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

(Stated in US Dollars, except for number of shares)

●	Level 2 – inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets and information that are observable for the asset or liability, either directly or indirectly, for substantially the financial instrument’s full term.

●	Level 3 – inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The Company analyzes all financial instruments with features of both liabilities and equity under ASC 480, “Distinguishing Liabilities from Equity” and ASC 815.

Recent accounting pronouncements

From time to time, new accounting pronouncements are issued by the FASB or other standard setting bodies and adopted by the Company as of the specified effective date. Unless otherwise discussed, the Company believes that the impact of recently issued standards that are not yet effective will not have a material impact on its financial position or results of operations upon adoption.

Recently issued accounting standards not yet adopted

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. The amendments in this ASU require public entities to disclose significant segment expenses and other segment items and to provide in interim periods all disclosures about a reportable segment’s profit or loss and assets that are currently required annually. The guidance is effective for fiscal years beginning after December 15, 2023, and for interim periods within fiscal years beginning after December 15, 2024, with early adoption permitted. The amendments in this ASU should be applied retrospectively to all periods presented. The adoption of this standard for the year ended December 31, 2024 did not have a material impact on the Company’s consolidated financial results, but resulted in enhanced disclosures as included in Note 16, Segment Reporting.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. The ASU requires the annual financial statements to include consistent categories and greater disaggregation of information in the rate reconciliation, and income taxes paid disaggregated by jurisdiction. ASU 2023-09 is effective for the Company’s annual reporting periods beginning in January 2025. Adoption is either with a prospective method or a fully retrospective method of transition. Early adoption is permitted. The Company is currently evaluating the impact on its consolidated financial statements.

In March 2024, the FASB issued ASU 2024-01, Compensation – Stock Compensation (Topic 718): Scope Application of Profits Interest and Similar Awards, which adds an illustrative example aimed at clarifying the scope application of a profit interest award in accordance with Topic 718. The update will be effective for annual periods beginning after December 15, 2024, and interim periods within those annual periods. Upon adoption, the new standard is not expected to have an impact on the Company’s financial position or results of operations.

Except for the above-mentioned pronouncements, there are no new recent issued accounting standards that will have a material impact on the consolidated balance sheets, statements of operations and cash flows.

NOTE 3 – BUSINESS COMBINATION

On December 30, 2024, VS Media HK entered into a share purchase agreement with the shareholders of MLINK Limited (“MLINK”) to acquire their 100% equity interest in a consideration of 1,250,000 shares of Class A Ordinary Share of the Company, at the current market price of $1 per share. The acquisition was completed on December 31, 2024. MLINK was incorporated and domiciled in Macau SAR on September 19, 2023 with principal activity engaged in the provision of digital marketing services.

The acquisition was accounted for using the acquisition method of accounting in accordance with ASC 805, Business Combinations (“ASC 805”). The Company was determined to be the accounting acquirer.

F-16

VS MEDIA HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

(Stated in US Dollars, except for number of shares)

In accordance with ASC 805, the Company recorded the acquisition based on the fair value of the consideration transferred and then allocated the purchase price to the identifiable assets acquired and liabilities assumed based on their respective fair values as of the acquisition date. The excess of the value of consideration transferred over the aggregate fair value of those net assets was recorded as goodwill. Any identified definite lived intangible assets will be amortized over their estimated useful lives and any identified intangible assets with indefinite useful lives and goodwill will not be amortized but will be tested for impairment at least annually or more frequently when certain indicators are present. Determining the fair value of assets acquired and liabilities assumed requires management to use significant judgment and estimates including the selection of valuation methodologies, estimates of future revenues and cash flows, discount rates, and selection of comparable companies.

The Company incurred approximately $10,255 in acquisition-related costs associated with the acquisition. These costs and expenses primarily include fees associated with financial, legal, and accounting advisors. These costs were recorded in general and administrative expenses on the consolidated statements of operations and comprehensive loss.

The purchase consideration and estimated fair value assessment of the assets acquired and liabilities assumed is as follows:

Amount

Fair value of assets acquired:
Cash	$33,461
Accounts receivable, net	360,568
Goodwill	1,118,038
Amounts attributable to assets acquired	1,512,067

Fair value of liabilities assumed:
Accounts payable	(256,518)
Foreign currency translation	(5,549)
Amounts attributable to liabilities assumed	(262,067)

Net assets acquired and liabilities assumed	$1,250,000

Share-based consideration:
VSME Class A Ordinary Share issued, at a fair value of $1 per share	$1,250,000

The Company performed its assessment on goodwill and determined there was no impairment charges for the year ended December 31, 2024.

Financial and pro forma financial information are not presented for the acquisitions, as such results are immaterial, individually and in aggregate, to the current period.

NOTE 4 – ACCOUNTS RECEIVABLE, NET

Accounts receivable, net consists of the following:

	As of December 31,
	2024	2023

Accounts receivable	$1,743,761	$2,131,371
Less: allowance for expected credit loss	(383,105)	—
	$1,360,656	$2,131,371

F-17

VS MEDIA HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

(Stated in US Dollars, except for number of shares)

The movement of allowances for expected credit loss is as follow:

	As of December 31,
	2024	2023

Balance at beginning, January 1,	$—	$(275,000)
Allowance for expected credit losses	(383,105)	—
Written-off as uncollectible	—	275,000
Balance at end, December 31,	$(383,105)	$—

For the years ended December 31, 2024 and 2023, the Company has assessed the probable loss and made an allowance for expected credit losses of $383,105 and $0 on accounts receivable, respectively.

NOTE 5 – DEPOSITS, PREPAYMENTS AND OTHER RECEIVABLES, NET

Deposits, prepayments and other receivables, net consist of the following:

	As of December 31,
	2024	2023
Consideration receivable	$1,625,779	$1,625,779
Deposits	22,484	18,067
Prepayments	2,573,047	3,941,488
Other receivables	125,326	773,010
	4,346,636	6,358,344
Less: allowance for expected credit loss	(1,749,619)	—
Total	$2,597,017	$6,358,344

During the year ended December 31, 2023, the Company prepaid an aggregate consideration of $6,100,000 to obtain corporate advisory and training services from certain independent third party consultants. The service periods are ranged from March 2023 to December 2024. During the year ended December 31, 2024, the Company agreed with the independent third party consultants to extend the service periods to June 2025. The prepayments are amortized over the service periods and the consulting service fee was expensed to the general and administrative expenses in the consolidated statements of operations and comprehensive loss.

The movement of allowances for expected credit loss is as follow:

	As of December 31,
	2024	2023

Balance at beginning, January 1	$—	$(69,000)
Allowance for expected credit losses	(1,749,619)	—
Written-off as uncollectible	—	69,000
Balance at end, December 31	$(1,749,619)	$—

For the years ended December 31, 2024 and 2023, the Company has assessed the probable loss and made an allowance for expected credit losses of $1,749,619 and $0 on deposits, prepayments and other receivables, respectively.

NOTE 6 – PLANT AND EQUIPMENT, NET

Plant and equipment, net consist of the following:

	As of December 31,
At cost:	2024	2023
Leasehold improvements	$34,615	$37,159
Furniture and fixtures	7,742	8,310
Equipment	44,385	40,135
	86,742	85,604
Less: accumulated depreciation	(72,928)	(65,995)
Total	$13,814	$19,609

Depreciation expense for the years ended December 31, 2024 and 2023 was $9,549 and $11,032, respectively.

For the years ended December 31, 2024 and 2023, the Company evaluated and determined there was no impairment loss on the plant and equipment.

F-18

VS MEDIA HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

(Stated in US Dollars, except for number of shares)

NOTE 7 – INTANGIBLE ASSETS, NET

Intangible assets, net consists of the following:

	As of December 31,
Software platform	2024	2023
Cost:
Balance at beginning of year	$101,817	$101,817
Additions	905,607	—
Foreign currency translation	4,741	—
Balance at end of year	1,012,165	101,817

Accumulated amortization:
Balance at beginning of year	(64,484)	(44,249)
Charge for the year	(20,381)	(20,317)
Foreign currency translation	(448)	82
Balance at end of year	(85,313)	(64,484)

Net carrying value	$926,852	$37,333

On December 23, 2024, VSHK purchased CRUUSH platform from an independent third party in a share-based consideration of 900,000 shares of Class A Ordinary Shares of the Company at the current market price of $1 per share.

CRUUSH is a blockchain enabled social eCommerce platform which enables creators to promote and post their products or services to the social media to drive their fans to purchase and receive rewards.

Amortization expense for the years ended December 31, 2024 and 2023 was $20,381 and $20,317, respectively. The annual estimated amortization expense for intangible assets subject to amortization for the succeeding five years is as follows:

December 31,
2025	$199,020
2026	181,958
2027	181,958
2028	181,958
2029	181,958
Total	$926,852

NOTE 8 – LONG-TERM INVESTMENTS, NET

	As of
	Ownership interest	December 31, 2024	Ownership interest	December 31, 2023

Non-marketable equity securities:
Investment A	4%	$100,444	—	$—

On February 20, 2024, the Company entered a subscription and investment agreement to acquire 4% equity interest of Investment A for a cash consideration of $100,000. Investment A is a limited liability company incorporated in Georgia, the United States of America. Investment A is a private company and its principal business is concentrated in the provision of marketing services to develop and deploy brands and talent.

Investments in non-marketable equity securities consist of investments in a limited liability company in which the Company’s interests are deemed minor and long-term. These investments do not have readily determinable fair values and, therefore, are reported at cost, minus impairment, if any, plus or minus changes resulting from observable price changes in orderly transactions for the identical or similar investment of the same issuer.

Management assesses the investments subject to a periodic impairment review and considers qualitative and quantitative factors including the investee’s financial condition, the business outlook for its products and technology, its projected results and cash flow, financing transactions subsequent to the acquisition of the investment, the likelihood of obtaining subsequent rounds of financing and cash usage. The Company is not required to determine the fair value of these investments unless impairment indicators existed. When an impairment exists, the investment will be written down to its fair value by recording the corresponding charge as a component of other income (expense), net. Fair value is estimated using the best information available, which may include cash flow projections or other available market data.

For the years ended December 31, 2024 and 2023, the Company evaluated the investments and there was no impairment loss on the investments.

F-19

VS MEDIA HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

(Stated in US Dollars, except for number of shares)

NOTE 9 – LEASES

The Company has various operating leases for office space. The lease agreements do not specify an explicit interest rate. The Company’s management believes that the Hong Kong Dollar Best Lending Rate (“BLR”) minus 2.25% (interest rate of short-term bank loans as mentioned in note 9) was the most indicative rate of the Company’s borrowing cost for the calculation of the present value of the lease payments; the rate used by the Company was 3.625% and 2.75% as of December 31, 2024 and 2023, respectively.

As of December 31, 2024 and 2023, the right-of-use assets totaled $258,967 and $34,143, respectively.

As of December 31, 2024 and 2023, lease liabilities consist of the following:

	As of December 31,
	2024	2023
Lease liabilities – current portion	$54,017	$34,143
Lease liabilities – non-current portion	204,950	—
Total	$258,967	$34,143

During the years ended December 31, 2024 and 2023, the Company incurred total operating lease expenses of $64,419 and $67,794, respectively.

Other lease information is as follows:

	2024	2023

Weighted-average remaining lease term – operating leases	4.5 years	0.5 year
Weighted-average discount rate – operating leases	3.625%	2.75%

The following is a schedule of future minimum payments under operating leases as of December 31:

December 31,
2025	$62,374
2026	62,374
2027	62,374
2028	62,374
2029	31,188
Total lease payments	280,684
Less: imputed interest	(21,717)
Total operating lease liabilities, net of interest	$258,967

F-20

VS MEDIA HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

(Stated in US Dollars, except for number of shares)

NOTE 10 – SHORT-TERM BANK LOANS

Bank loans consist of the following:

Credit agreement entered date	Provider	Facilities	Interest rate	Utilized as of December 31,
				2024	2023
October 27, 2020	Hang Seng Bank (“HSB”)	Non-revolving term loan under SME Financing Guarantee Scheme (the “SME FGS Term Loan”)	BLR minus 2.25% p.a.	$594,009	$627,881
January 19, 2021	HSB	SME FGS Term Loan	BLR minus 2.25% p.a.	245,173	297,203
May 5, 2021	HSB	SME FGS Term Loan	BLR minus 2.25% p.a.	115,230	126,477
May 6, 2021	HSB	SME FGS Term Loan	BLR minus 2.25% p.a.	145,671	154,915
May 10, 2022	HSB	SME FGS Term Loan	BLR minus 2.25% p.a.	362,121	381,204

			Total:	$1,462,204	$1,587,680

The bank loans were primarily obtained for general working capital.

As of December 31, 2024 and 2023, the Company’s bank loans contain a repayment on demand clause that provides the bank with an unconditional right to demand repayment at any time at its own discretion. Due to the repayment on demand clause, such amount of bank loans were classified as current liabilities. These bank loans were secured by personal guarantee provided by one of the directors of the Company. The amounts due are based on scheduled repayment dates set out in the banking facilities letters and the subsequently revised repayment schedules. All the Company’s bank loans carried variable interest at BLR minus 2.25% per annum.

The effective interest rate for the year ended December 31, 2024 was 3.375% to 3.500% per annum. The effective interest rate for the year ended December 31, 2023 was ranged from 3.375% to 3.500% per annum. All the Company’s bank loans are repayable on demand or with their respective last instalment repayable in March 2029, May 2029, December 2030, May 2031, and May 2032, respectively.

Interest expense on the bank loans totaled $54,838 and $56,084 during the years ended December 31, 2024 and 2023, respectively.

NOTE 11 – OTHER BORROWINGS

Other borrowings consist of the following:

Facility agreement entered date	Provider	Facilities	Interest rate	Utilized as of December 31,
				2024	2023
March 8, 2022	JS Alternatives JV Fund (“JS”)	Loan	15% p.a.	$—	$448,250
April 20, 2022	JS	Loan	15% p.a.	—	192,107
April 28, 2024	CJI Holdings Limited	Loan	36% p.a.	321,936	—
			Total:	$321,936	$640,357

Classifying as:
Current portion	$321,936	$432,241
Non-current portion	—	208,116
	$321,936	$640,357

The borrowings were primarily obtained for general working capital.

F-21

VS MEDIA HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

(Stated in US Dollars, except for number of shares)

On April 28, 2024, the Company obtained a short-term loan from a finance company in Hong Kong, which bears interest at a fixed rate of 36% per annum, is repayable in May 2025 and guaranteed by the director of the Company.

The borrowings from JS carried interest at a rate of 15% per annum and repayable by 4 equal consecutive instalments, commencing in September 2024 after the extension of loan period granted by the provider. The Company settled all the outstanding balances in December 2024.

Interest expenses on the borrowings totaled $269,729 and $140,505 during the years ended December 31, 2024 and 2023.

NOTE 12 – EQUITY

The Company is authorized to issue an unlimited number of Class A Ordinary Share of no par value and Class B Ordinary Share of no par value.

(i)	On September 27, 2023, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with Univest Securities LLC, as representative (the “Representative”) of the underwriters named therein (the “Underwriters”), pursuant to which the Company agreed to sell to the Underwriters in a firm commitment initial public offering (the “Offering”) of an aggregate of 2,000,000 of the Company’s Class A Ordinary Share, no par value per share, at a public offering price of $5.00 per share. The shares were offered by the Company pursuant to a registration statement on Form F-1, as amended (File No. 333-273914), originally filed with the U.S. Securities and Exchange Commission (the “Commission”) on August 11, 2023, which was declared effective by the SEC on September 26, 2023.

The Underwriting Agreement contains customary representations and warranties that the parties thereto made to, and solely for the benefit of, the other party in the context of all of the terms and conditions of that Underwriting Agreement and in the context of the specific relationship between the parties. The provisions of the Underwriting Agreement and schedules and exhibits thereto, including the representations and warranties contained therein respectively, are not for the benefit of any party other than the parties to such documents and agreements and are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties to those documents and agreements. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the Commission.

On October 2, 2023, the Company consummated the Offering of 2,000,000 Class A Ordinary Share at a price to the public of $5.00 per share. The net proceeds from the Offering amounted to $8,047,695, after deducting underwriting discounts, commissions and offering-related expenses. A final prospectus relating to this Offering was filed with the Commission on September 29, 2023. The Ordinary Shares were previously approved for listing on The Nasdaq Capital Market and commenced trading under the ticker symbol “VSME” on September 28, 2023.

(ii)	Prior to the effectiveness of the reverse share split, the Company issued 172,000 Class A Ordinary Shares to a consultant to compensate its services rendered. With effect of the reverse share split on June 18, 2024, 24,572 shares of Class A Ordinary Share were issued.

In December 2024, the Company issued 506,303 Class A Ordinary Shares to certain consultants to compensate their services rendered.

(iii)	Prior to the effective of the reverse share split, the Company issued 600,000 Class A Ordinary Shares to a consultant to compensate its services rendered. With effect of the reverse share split on June 18, 2024, 85,714 Class A Ordinary Share were issued.

For the years ended December 31, 2024 and 2023, the Company recorded $946,444 and $861,551 share-based compensation expense, respectively in the consolidated statements of operations and comprehensive loss.

F-22

VS MEDIA HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

(Stated in US Dollars, except for number of shares)

(iv)	On June 28, 2024, under the 2023 Equity Incentive Plan, the Company issued 295,000 Class A Ordinary Shares to compensate the past contributions and performance achieved, and services rendered by certain directors, officers, employees, and consultants which previously granted on December 29, 2023.

In July and December 2024, the Company issued aggregate 327,681 shares of Class A Ordinary Share for compensate the performance currently achieved, and services rendered by certain directors, officers, employees, and consultants.

(v)	430,326 Class A Ordinary Shares were issued to settle an aggregate of $335,415 convertible promissory notes at the conversion price of $0.78 per share.

(vi)	1,030,927 Class A Ordinary Shares were issued for private placement with aggregate proceeds of $1,004,439.

(vii)	900,000 Class A Ordinary Shares were issued for the acquisition of an intangible asset.

(viii)	1,250,000 Class A Ordinary Shares were issued for the acquisition of 100% equity interest of MLINK.

Reverse Share Split

On May 31, 2024, the Board of Directors of the Company approved a share combination (by reverse share split) at the ratio of one-for-seven on the Class A Ordinary Share and Class B Ordinary Share of the Company of no par value with the effective date on June 18, 2024. The reverse share split reduced the number of issued and outstanding shares of Class A and Class B and had no effect to the unlimited authorized shares of Class A and Class B. All references made to share or per share amounts in the accompanying consolidated financial statements and applicable disclosures have been retroactively adjusted to reflect the effects of the reverse stock split.

As of December 31, 2024 and 2023, there were 7,707,676 and 2,857,153 shares of Class A Ordinary Share issued and outstanding, respectively.

As of December 31, 2024 and 2023, there were 285,715 and 285,715 shares of Class B Ordinary Share issued and outstanding, respectively.

The following is a summary of the rights, preferences, and terms of the Class A Ordinary Shares and Class B Ordinary Share:

Dividends

Holders of Class A Ordinary Share and Class B Ordinary Share are entitled to dividends when, as and if, declared by the board of directors of the Company. As of December 31, 2024 and 2023, the Company has not declared any dividends.

Voting

Holders of Class A Ordinary Share are entitled to one (1) vote per share.

Holders of Class B Ordinary Share are entitled to eighteen (18) votes per share.

Liquidation preference

Both holders of Class A and Class B Ordinary Share have the right to an equal share in the distribution of the surplus assets of the Company on its liquidation.

F-23

VS MEDIA HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

(Stated in US Dollars, except for number of shares)

Conversion

In no event shall Class A Ordinary Share be convertible into Class B Ordinary Share.

Each Class B Ordinary Share is convertible into one Class A Ordinary Share at any time at the option of the holder thereof. The right to convert shall be exercisable by the holder of the Class B Ordinary Share delivering a written notice to the Company that such holder elects to convert a specified number of Class B Ordinary Shares into Class A Ordinary Share. Upon any sale, transfer, assignment or disposition of any Class B Ordinary Share by a holder thereof to any person or entity who is not a Founder or Founder Affiliate, or upon a change of ultimate beneficial ownership of any Class B Ordinary Share to any person who is not a Founder or Founder Affiliate, such Class B Ordinary Share shall be automatically and immediately converted into the same number of Class A Ordinary Share.

Redemption

The Company may purchase, redeem or otherwise acquire and hold both Class A and Class B Ordinary Share with a consent of shareholders or Resolution of Directors authorizing the purchase, redemption or other acquisition contains a statement that the directors are satisfied, on reasonable grounds.

Class A ordinary shares and Class B ordinary shares are referred to as common stock throughout the notes to these consolidated financial statements, unless otherwise noted.

2023 Equity Incentive Plan

On December 18, 2023, the Company approved 2023 Equity Incentive Plan (the “Plan”) for compensating the contributions and performance achieved by directors, officers, employees and consultants. The maximum aggregate number of ordinary shares that may be issued under the Plan is 4,400,000 Class A Ordinary Shares.

On December 29, 2023, the Company approved and granted an aggregate of 2,350,000 shares of Class A Ordinary Share of the Company, with no par value, for compensating the past contributions and performance achieved, and services rendered by certain directors, officers, employees, and consultants. On June 28, 2024, the Company issued 295,000 Class A Ordinary Share. In July and December 2024, the Company issued the aggregate 327,681 Class A Ordinary Share.

The fair value of the shares granted under the scheme is measured based on the closing price of the Company’s shares as reported by Nasdaq Exchange on the date of grant. For those shares vested immediately on the date of grant, the fair value is recognized as share-based compensation expense in the consolidated statements of operations and comprehensive loss.

NOTE 13 – EMPLOYEE BENEFIT PLANS

HK SAR

The Company has a defined contribution pension scheme for its qualifying employees. The scheme assets are held under a provident fund managed by an independent fund manager. The Company and its employees are each required to make contributions to the scheme calculated at 5% of the employees’ basic salaries on the monthly basis.

Taiwan

The plan under the Taiwan Labor Pension Act (the “Act”) is deemed a defined contribution plan. Pursuant to the Act, the Company has made monthly contributions equal to 6% of each employee’s monthly salary to employees’ pension accounts.

F-24

VS MEDIA HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

(Stated in US Dollars, except for number of shares)

NOTE 14 – INCOME TAXES

British Virgin Islands

VSME, VSM and VS Media BVI are incorporated in the British Virgin Islands and are not subject to tax on income or capital gains under current British Virgin Islands law. In addition, upon payments of dividends by these entities to their shareholders, no British Virgin Islands withholding tax will be imposed.

HK SAR

On March 21, 2018, the HK SAR Legislative Council passed The Inland Revenue (Amendment) (No. 7) Bill 2017 (the “Bill”) which introduces the two-tiered profits tax rates regime. The Bill was signed into law on March 21, 2018 and was gazetted on the following day. Under the two-tiered profits tax rates regime, the first HK$2 million of profits of the qualifying group entity will be taxed at 8.25%, and profits above HK$2 million will be taxed at 16.5%. The profits of group entities not qualifying for the two-tiered profits tax rates regime will continue to be taxed at a flat rate of 16.5%.

Accordingly, the HK SAR profits tax is calculated at 8.25% on the first HK$2 million of the estimated assessable profits and at 16.5% on the estimated assessable profits above HK$2 million.

Taiwan

For the years ended December 31, 2024 and 2023, the Company applied a tax rate of 20% subject to the R.O.C. Income Tax Law.

Singapore

For the years ended December 31, 2024 and 2023, Singapore corporate income tax is calculated at the rate of 17% on the chargeable income of the subsidiaries incorporated in Singapore in accordance with Singapore Income Tax Act.

The Company’s effective tax rate was as follows as of December 31, 2024 and 2023:

	As of December 31,
	2024	2023

Statutory rates in HK SAR	16.5%	16.5%
Statutory rates in Taiwan	20.0%	20.0%
Statutory rates in Singapore	17.0%	17.0%
Tax effect of income not taxable in HK SAR	(16.5)%	(16.5)%
Tax effect on utilization of tax losses in Taiwan	(20.0)%	(20.0)%
Tax effect of income not taxable in Singapore	(17.0)%	(17.0)%
The Company’s effective tax rate	0.0%	0.0%

NOTE 15 – CONCENTRATION OF RISK

Customers Concentrations

For the years ended December 31, 2024 and 2023, there was one customer who accounted for 10% or more of the Company’s revenues. These customers individually accounted for 22% and 20% of the total revenues for the years ended December 31, 2024 and 2023, respectively.

As of December 31, 2024 and 2023, there were two customers who each accounted for more than 10% of total accounts receivable. These two customers accounted for 20% and 13% of total accounts receivable as of December 31, 2024 and 25% and 14% of total accounts receivable as of December 31, 2023, respectively.

F-25

VS MEDIA HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

(Stated in US Dollars, except for number of shares)

Vendors Concentrations

For the years ended December 31, 2024 and 2023, there was one single vendor who accounted for 10% or more of the Company’s cost of revenues. The single vendor accounted for 24% and 28% of the total cost of revenues for the years ended December 31, 2024 and 2023, respectively.

As of December 31, 2024 and 2023, there was one single vendor and nil, respectively who accounted for more than 10% of total accounts payable. The one single vendor accounted for 19% of total accounts payable as of December 31, 2024.

NOTE 16 – SEGMENT REPORTING

By assessing the qualitative and quantitative criteria established by ASC Topic 280, “Segment Reporting”, the Company considers itself to be operating in two reportable segments which comprise of marketing services and social commerce. The Company defines its segments as those operations whose results the CODM regularly reviews to analyze performance and allocate resources.

The marketing services operating segment reflects the Company’s business of marketing services from clients and social media platforms. The social commerce operating segment reflects the Company’s business of social commerce from customers.

The following tables present the results of operations and the financial position of the Company’s operating segments as of and during the years ended December 31, 2024 and 2023:

Results of Operations

For the year ended December 31, 2024

	Marketing services	Social commerce	Corporate and others	Total

Revenue	8,114,980	133,128	—	8,248,108

Cost of revenues	(5,997,406)	(557,519)	—	(6,554,925)

Marketing expenses	(118,779)	—	(369,737)	(488,516)

Share-based compensation	—	—	(946,444)	(946,444)

General and administrative expenses	(2,724,736)	—	(4,438,218)	(7,162,954)

Other expenses, net	(289,490)	—	(98,701)	(388,191)

Loss before income taxes	(1,015,431)	(424,391)	(5,853,100)	(7,292,922)

Provision for income taxes	—	—	—	—

Net loss	(1,015,431)	(424,391)	(5,853,100)	(7,292,922)

Financial Position

As of December 31, 2024

	Marketing services	Social commerce	Corporate and others	Total

Current assets	2,531,282	—	2,233,261	4,764,543
Non-current assets	2,300,609	—	117,506	2,418,115
Total assets	4,831,891	—	2,350,767	7,182,658

Current liabilities	(3,367,033)	—	(2,330,757)	(5,697,790)
Non-current liabilities	(204,950)	—	—	(204,950)
Total liabilities	(3,571,983)	—	(2,330,757)	(5,902,740)

Net assets	1,259,908	—	20,010	1,279,918

F-26

VS MEDIA HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

(Stated in US Dollars, except for number of shares)

Results of Operations

For the year ended December 31, 2023

	Marketing services	Social commerce	Corporate and others	Total

Revenue	7,991,103	—	—	7,991,103

Cost of revenues	(6,338,434)	(12,960)	—	(6,351,394)

Marketing expenses	(206,117)	—	(12,778)	(218,895)

Share-based compensation	—	—	(861,551)	(861,551)

General and administrative expenses	(3,048,041)	(383,602)	(3,541,883)	(6,973,526)

Other (expense) income, net	(185,962)	72,561	(66,778)	(180,179)

Loss before income taxes	(1,787,451)	(324,001)	(4,482,990)	(6,594,442)

Provision for income taxes	—	—	—	—

Net loss	(1,787,451)	(324,001)	(4,482,990)	(6,594,442)

Financial Position

As of December 31, 2023

	Marketing services	Social commerce	Corporate and others	Total

Current assets	3,557,743	—	6,433,919	9,991,662
Non-current assets	53,752	—	37,333	91,085
Total assets	3,611,495	—	6,471,252	10,082,747

Current liabilities	(3,451,510)	—	(2,230,098)	(5,681,608)
Non-current liabilities	(208,116)	—	—	(208,116)
Total liabilities	(3,659,626)	—	(2,230,098)	(5,889,724)

Net (liabilities) assets	(48,131)	—	4,241,154	4,193,023

F-27

VS MEDIA HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

(Stated in US Dollars, except for number of shares)

Geographical information

	For the years ended December 31,
Revenue from external customers:	2024	2023
HK SAR	$5,134,573	$5,441,765
Taiwan	3,113,535	2,549,338
	$8,248,108	$7,991,103

The revenue information above is based on the locations where the revenue originated.

All the Company’s long-lived assets, which consist of plant and equipment, net and operating leases right-of-use assets, are located in Taiwan. Hence, no analysis by geographical area of long-lived asset information is provided.

NOTE 17 – RISKS

A.	Credit risk

Accounts receivable

In order to minimize the credit risk, the management of the Company has delegated a team responsible for determination of credit limits and credit approvals. Other monitoring procedures are in place to ensure that follow-up action is taken to recover overdue debts. Internal credit rating has been given to each category of debtors after considering aging, historical observed default rates, repayment history and past due status of respective accounts receivable. Estimated loss rates are based on probability of default and loss given default with reference to an external credit report and are adjusted for reasonable and supportable forward-looking information that is available without undue costs or effort while credit-impaired trade balances were assessed individually. In this regard, the directors consider that the Company’s credit risk is significantly reduced. The maximum potential loss of accounts receivable for the years ended December 31, 2024 and 2023 was $1,360,656 and $2,131,371.

Bank balances

The credit risk on liquid funds is limited because the counterparties are banks with high credit ratings assigned by international credit-rating agencies. The Company is exposed to concentration of credit risk on liquid funds which are deposited with several banks with high credit ratings.

F-28

VS MEDIA HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

(Stated in US Dollars, except for number of shares)

Deposits and other receivables

The Company assessed the impairment for its other receivables individually based on internal credit rating and ageing of these debtors which, in the opinion of the directors, have no significant increase in credit risk since initial recognition. Based on the impairment assessment performed by the Company, the directors consider the loss allowance for deposits and other receivables as of December 31, 2024 and 2023 was $1,749,619 and $0.

B.	Interest risk

Cash flow interest rate risk

The Company is exposed to cash flow interest rate risk through the changes in interest rates related mainly to the Company’s variable-rates short-term bank loans and bank balances.

The Company currently does not have any interest rate hedging policy in relation to fair value interest rate risk and cash flow interest rate risk. The directors monitor the Company’s exposures on an ongoing basis and will consider hedging the interest rate should the need arises.

Foreign currency risk

Foreign currency risk is the risk that the holding of foreign currency assets will affect the Company’s financial position as a result of a change in foreign currency exchange rates.

The Company’s monetary assets and liabilities are mainly denominated in HK$ and NT$, which are the same as the functional currencies of the relevant group entities. Hence, in the opinion of the directors of the Company, the currency risk of $ is considered insignificant. The Company currently does not have a foreign currency hedging policy to eliminate the currency exposures. However, the directors monitor the related foreign currency exposure closely and will consider hedging significant foreign currency exposures should the need arise.

C.	Economic and political risks

The Company’s operations are mainly conducted in HK SAR. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by changes in the political, economic, and legal environments in HK SAR.

The Company’s operations in HK SAR are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company’s results may be adversely affected by changes in the political and social conditions in HK SAR, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things.

D.	Inflation Risk

Management monitors changes in prices levels. Historically inflation has not materially impacted the Company’s consolidated financial statements; however, significant increases in the price of labor that cannot be passed to the Company’s customers could adversely impact the Company’s results of operations.

F-29

VS MEDIA HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

(Stated in US Dollars, except for number of shares)

NOTE 18 – RELATED PARTY BALANCES AND TRANSACTIONS

The summary of amounts due from and due to related parties is presented as follows:

		As of December 31,
		2024	2023

Due from related parties consist of the following:
Ours Media Limited (“Ours Media”)	Due from related party	$31,624	$—
Ours Media Hong Kong Limited (“Ours Media HK”)	Other receivables	—	1,799
		31,624	1,799

Due to related parties consist of the following:
Ms. Nga Fan Wong (“Ms. Wong”)	Due to director	$68,026	$75,604
Ms. Ho Ling Honnus Cheung (“Ms. Cheung”)	Due to director	25,111	4,995
Mr. Liqian Liao (“Mr. Liao”)	Due to director	25,111	4,995
Ms. Rose Ellen Steinberg (“Ms. Steinberg”)	Due to director	25,111	4,995
Ours Media HK	Due to related party	184,948	—
Discovery Networks Asia-Pacific Pte Ltd. (“DNAP”)	Loan	1,162,920	1,295,287
		$1,491,227	$1,385,876

Ms. Wong is Chief Executive Officer of the Company and common director of Ours Media and Ours Media HK.

As of December 31, 2024 and 2023, the amounts due from Ours Media of $31,624 and Ours Media HK of $1,799, respectively represented non-trade temporary advances to related parties which are unsecured, interest free and have no fixed terms of repayment.

As of December 31, 2024 and 2023, the amounts due to Ms. Wong, the Company’s Chief Executive Officer, are $68,026 and $75,604, respectively, which are unsecured, interest free and have no fixed terms of repayment.

As of December 31, 2024 and 2023, the amounts due to Ms. Cheung, Mr. Liao, and Ms. Steinberg, are in aggregate of $75,333 and $14,985, respectively, which are unsecured, interest free and repayable on demand.

As of December 31, 2024, the amounts due to Ours Media HK of $184,948 represented non-trade temporary advances which are unsecured, interest free and have no fixed terms of repayment.

As of December 31, 2024 and 2023, the loan from DNAP, one of the shareholders of the Company, amounting to $1,162,920 and $1,295,287, respectively, which bears interest at the rate of 8% per annum and becomes repayable by 12 equal consecutive monthly instalments, commencing from January 31, 2023. On June 9, 2023, the Company and DNAP entered into a supplementary agreement to extend the repayment date of the loan by 12 equal consecutive monthly instalments, commencing on January 31, 2024. Subsequently on March 10, 2025, the Company and DNAP entered into a supplementary agreement to extend the repayment date to March 31, 2026. Save as aforesaid, all other terms of the original loan agreement remained in full force and effect.

In addition to the transactions and balances detailed elsewhere in these consolidated financial statements, the Company had the following transactions with related parties:

	For the years ended December 31,
	2024	2023
Revenue from related parties	$30,565	$36,110
Cost of revenue to related party	$769	—
Rental expenses paid to related parties	$97,675	$87,401
Loan interest expenses paid to related parties	$71,899	$71,111

The related parties are the Company’s shareholders or companies under common control by Ms. Wong.

F-30

VS MEDIA HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

(Stated in US Dollars, except for number of shares)

NOTE 19 – SUBSEQUENT EVENTS

The Company evaluates subsequent events that have occurred after the balance sheet date but before the financial statements are issued. There are two types of subsequent events: (1) recognized, or those that provide additional evidence with respect to conditions that existed at the dates of the balance sheets, including the estimates inherent in the process of preparing financial statements, and (2) non-recognized, or those that provide evidence with respect to conditions that did not exist at the date of the balance sheet but arose subsequent to that date. The Company has analyzed its operations subsequent to December 31, 2024 to the date of April 21, 2025, these consolidated financial statements were issued.

On January 16, 2025, the Company received a written notice of noncompliance (the “Notice”) from Nasdaq, notifying that the Company failed to comply with the minimum stockholders’ equity requirement under Nasdaq Listing Rule 5550(b)(1) for continued listing on the Nasdaq Capital Market. The Notice had no immediate effect but, before March 3, 2025, the Company was required to submit a plan to regain compliance with the minimum stockholders’ equity standard. Otherwise, after the date, subject to other requirements and conditions, the Company may proceed to delisting procedures. As of the date of the consolidated financial statements, the stockholders’ equity of the Company is still below the minimum stockholders’ equity standard.

On January 27, 2025, VS Media SG entered into a share purchase agreement with an independent individual to purchase 21% equity interest of S T Meng Pte Ltd., a limited liability company incorporated in Republic of Singapore, in the consideration of 1,500,000 Class A Ordinary Shares of the Company at the current market price of $1.25 per share. This transaction was approved by the board of directors of the Company and completed on February 14, 2025.

On March 18, 2025, the Company entered a non-binding term sheet with an independent institutional investor offering to issue an aggregate of 65,000,000 shares of Class A Ordinary Share at a purchase price of $0.229 per share to raise the gross proceeds up to approximately $15 million.

F-31

VS MEDIA HOLDINGS LIMITED

CLASS A ORDINARY SHARES

Minimum Offering: 21,834,061 Shares

Maximum Offering: 65,502,184 Shares

PRELIMINARY PROSPECTUS

May 14, 2025

Placement Agent:

Joseph Gunnar & Co., LLC